Exhibit (a)(2)(i)

This document is important and requires your immediate attention. It requires Shareholders of Brookfield Residential to make important decisions. If you are in doubt as to how to deal with it, you should consult your investment advisor, stockbroker, bank manager, trust company manager, accountant, lawyer or other professional advisor. If you have any questions regarding the information in this Notice or Management Information Circular, or require assistance in voting your common shares, please contact the proxy solicitation agent, Laurel Hill Advisory Group, at 1 (877) 452-7184 toll-free in North America, or at 1 (416) 304-0211 outside of North America (collect calls accepted), or by email at assistance@laurelhill.com.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

to be held on March 10, 2015

and

MANAGEMENT INFORMATION CIRCULAR

with respect to a

PLAN OF ARRANGEMENT

involving

BROOKFIELD RESIDENTIAL PROPERTIES INC.

and

1927726 ONTARIO INC. (A WHOLLY OWNED SUBSIDIARY OF BROOKFIELD ASSET MANAGEMENT INC.)

January 12, 2015

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR THE SECURITIES REGULATORY AUTHORITY IN ANY STATE IN THE UNITED STATES HAS APPROVED OR DISAPPROVED OF THE ARRANGEMENT OR PASSED UPON THE FAIRNESS OR MERITS OF THE ARRANGEMENT, NOR HAS THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITIES OF ANY STATE IN THE UNITED STATES PASSED ON THE ADEQUACY OR ACCURACY OF THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE. IN ADDITION, NEITHER THE TORONTO STOCK EXCHANGE NOR ANY CANADIAN SECURITIES REGULATORY AUTHORITY HAS IN ANY WAY PASSED UPON THE MERITS OF THE TRANSACTION DESCRIBED IN THIS CIRCULAR AND ANY REPRESENTATION OTHERWISE IS AN OFFENCE.

BROOKFIELD RESIDENTIAL PROPERTIES INC.

January 12, 2015

Dear Shareholder:

You are invited to attend a special meeting (the “Meeting”) of the holders (“Shareholders”) of common shares (“Common Shares”) of Brookfield Residential Properties Inc. (“Brookfield Residential”) to be held at the Hockey Hall of Fame, 30 Yonge Street, Toronto, Ontario, on March 10, 2015 commencing at 10:00 a.m. (Toronto time).

At the Meeting, you will be asked to consider and, if deemed advisable, to approve a special resolution approving a statutory plan of arrangement pursuant to Section 182 of the Business Corporations Act (Ontario) (the “Arrangement”) whereby, among other things, 1927726 Ontario Inc. (the “Purchaser”), a wholly-owned subsidiary of Brookfield Asset Management Inc. (“Brookfield Asset Management”), will acquire all of the issued and outstanding Common Shares of Brookfield Residential not already owned by Brookfield Asset Management and its affiliates. Under the Arrangement, Shareholders will receive US$24.25 (the “Consideration”) in cash for each Common Share of Brookfield Residential held.

As more particularly described in the accompanying management information circular (the “Circular”), the US$24.25 in cash per Common Share that Shareholders will receive under the Arrangement represents a premium of approximately 28% to the closing price of the Common Shares on the New York Stock Exchange (the “NYSE”) of US$19.01 on October 22, 2014 (being the last trading day preceding the announcement of Brookfield Asset Management’s proposal to acquire all of the Common Shares of Brookfield Residential it did not own) and a premium of approximately 27% to the closing price of the Common Shares on the Toronto Stock Exchange (the “TSX”) of CAD$21.39 on October 22, 2014 (based on the noon exchange rate as reported by the Bank of Canada on that date of CAD$1.00 = US$0.8913). The Consideration represents a premium of approximately 25% to the 30 trading day volume-weighted average price of the Common Shares on the NYSE and a premium of approximately 22% to the 30 trading day volume-weighted average price of the Common Shares on the TSX for the period ended October 22, 2014.

In order to become effective, as the transaction will constitute a “business combination” for the purposes of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”), the Arrangement must be approved by a majority of the votes cast by Shareholders other than Shareholders whose votes are required to be excluded for the purposes of ‘‘minority approval’’ under MI 61-101 in the context of a “business combination”, in addition to being passed by at least two-thirds of the votes cast by all Shareholders. Completion of the Arrangement is also subject to certain customary conditions, including the approval of the Ontario Superior Court of Justice, which are described in the Circular.

The board of directors of Brookfield Residential (the “Board”) is unanimously (with Messrs. Alan Norris and Timothy Price abstaining because of the potential for a conflict of interest as they may have an interest in the transaction) recommending that Shareholders vote FOR the Arrangement. After taking into consideration, among other things, the recommendation of a committee comprised of independent directors of Brookfield Residential (the “Special Committee”), the Board has unanimously (with Messrs. Norris and Price abstaining) concluded that the Arrangement is in the best interests of the Company and is procedurally and substantively fair to unaffiliated Shareholders (which group of Shareholders excludes Brookfield Asset Management and its affiliates and which are referred to collectively as the “Unaffiliated Shareholders”). The attached Circular describes the background to the determinations and recommendations of the Board, including the process and recommendations of the Special Committee.

The Circular contains a detailed description of the Arrangement and includes other information to assist you in considering the matters to be voted upon and which we encourage you to carefully consider. If you require assistance, you should consult your financial, legal or other professional advisors.

i

Voting

Your vote is important regardless of the number of Common Shares you own.

If you are not registered as the holder of your Common Shares but hold your shares through a broker or other intermediary, you should follow the instructions provided by your broker or other intermediary to vote your Common Shares. See the section in the accompanying Circular entitled “General Proxy Information – Non-Registered Holders” for further information on how to vote your Common Shares.

If you are a registered holder of Common Shares and you hold your Common Shares on the TSX or NYSE, you should vote by marking the box on the enclosed form of proxy and by dating, signing and returning your proxy in the enclosed return envelope addressed to CST Trust Company (the “Depositary”), at its offices at P.O. Box 700, Station B, Montreal, Quebec H3B 3K3, by toll free North American fax number 1 (888) 249-6189, or by international fax number 1 (514) 985-8843 by no later than forty-eight hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting. Please do this as soon as possible. Alternatively, you may vote online at www.cstvotemyproxy.com. Voting by proxy will not prevent you from voting in person if you attend the Meeting and revoke your proxy but will ensure that your vote will be counted if you are unable to attend.

Brookfield Residential has retained Laurel Hill Advisory Group as its proxy solicitor to assist in securing the return of completed proxies and answer questions in connection with the Arrangement. If you have any questions or require assistance with voting, please contact Laurel Hill Advisory Group by email at assistance@laurelhill.com or by telephone at 1 (877) 452-7184 (1 (416) 304-0211 collect).

Letter of Transmittal for Common Shares

If you hold your Common Shares through a broker or other intermediary, please contact that broker or other intermediary for instructions and assistance in receiving the Consideration in respect of your Common Shares.

Registered Shareholders, should complete and return the enclosed Letter of Transmittal (printed on blue paper) together with the certificate(s) representing their Common Shares, and any other required documents and instruments, to the Depositary in the enclosed return envelope in accordance with the instructions set out in the Letter of Transmittal.

*  *  *  *  *

If the resolution approving the Arrangement is passed by the requisite majorities of Shareholders at the Meeting, it currently is anticipated that the Arrangement will be completed and become effective in the first quarter of 2015.

The Board is unanimously (with Messrs. Alan Norris and Timothy Price abstaining) recommending that Shareholders vote FOR the Arrangement.

Your Vote is Important. Vote Today.

Sincerely,

“Robert L. Stelzl”

Robert L. Stelzl

Chairman of the Board of Directors

ii

NOTICE OF MEETING

NOTICE IS HEREBY GIVEN that a special meeting (the “Meeting”) of the holders (“Shareholders”) of common shares (“Common Shares”) of Brookfield Residential Properties Inc. (“Brookfield Residential” or the “Company”) will be held at the Hockey Hall of Fame, 30 Yonge Street, Toronto, Ontario on March 10, 2015 at 10:00 a.m. (Toronto time) for the following purposes:

1.	to consider pursuant to an interim order of the Ontario Superior Court of Justice dated January 9, 2015 (the “Interim Order”) and, if thought advisable, to pass, with or without amendment, a special resolution (the “Arrangement Resolution”), the full text of which is set forth in Appendix “B” to the accompanying Management Information Circular (the “Circular”), to approve an arrangement (the “Arrangement”) under section 182 of the Business Corporations Act (Ontario) (the “OBCA”), as more particularly described in the Circular; and

2.	to transact such further or other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Circular provides additional information relating to the matters to be addressed at the Meeting, including the Arrangement.

The record date for the determination of Shareholders entitled to receive notice of and to vote at the Meeting is January 12, 2015 (the “Record Date”). Only Shareholders whose names have been entered in the registers of Shareholders as of the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting.

Each Common Share entitled to be voted at the Meeting will entitle the holder thereof as of the Record Date to one vote at the Meeting in respect of the Arrangement Resolution. In order to become effective, as the transaction will constitute a “business combination” for the purposes of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”), the Arrangement must be approved by a majority of the votes cast by Shareholders other than Shareholders whose votes are required to be excluded for the purposes of ‘‘minority approval’’ under MI 61-101 in the context of a “business combination” (“Minority Shareholders”), in addition to being passed by at least two-thirds of the votes cast by all Shareholders.

Shareholders are entitled to vote at the Meeting either in person or by proxy, as described in the Circular under the heading “General Proxy Information”.

Registered holders of Common Shares have the right to dissent with respect to the Arrangement Resolution and, if the Arrangement Resolution becomes effective, to be paid the fair value of their Common Shares in accordance with the provisions of section 185 of the OBCA as modified by the plan of arrangement under the OBCA setting out the terms and conditions of the Arrangement and the Interim Order, as described in the accompanying Circular under the heading “The Arrangement – Dissent Rights”. Failure to strictly comply with the requirements with respect to the dissent rights may result in the loss of any right to dissent. Persons who are beneficial owners of Common Shares registered in the name of a broker, custodian, nominee or other intermediary and who wish to dissent must make arrangements for the Common Shares beneficially owned by them to be registered in their name prior to the time the written objection to the Arrangement Resolution is required to be received by Brookfield Residential or, alternatively, make arrangements for the registered holder of such Common Shares to dissent on their behalf.

DATED at Calgary, Canada this 12th day of January, 2015.

BY ORDER OF THE BOARD OF DIRECTORS OF

BROOKFIELD RESIDENTIAL PROPERTIES INC.

“Robert L. Stelzl”

Robert L. Stelzl

Chairman of the Board of Directors

iii

INFORMATION CONTAINED IN THIS INFORMATION CIRCULAR

The information contained in this Circular, unless otherwise indicated, is given as of January 12, 2015.

No person is authorized by Brookfield Residential to give any information (including any representations) in connection with the matters to be considered at the Meeting other than the information contained in this Circular. This Circular does not constitute an offer to sell, offer to acquire or a solicitation of an offer to sell or acquire any securities, or a solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or is unlawful.

Information contained in this Circular should not be construed as legal, tax or financial advice, and Shareholders should consult their own professional advisors concerning the consequences of the Arrangement in their own circumstances.

The information concerning Brookfield Asset Management, the Purchaser and their respective affiliates (other than Brookfield Residential and its Subsidiaries) contained in this Circular has been provided by Brookfield Asset Management and the Purchaser for inclusion in this Circular.

CURRENCY AND EXCHANGE RATES

Unless otherwise indicated, all amounts in this Circular are expressed in United States dollars. On December 22, 2014, the noon rates of exchange as reported by the Bank of Canada were: CAD$1.00 = US$0.8589 and US$1.00 = CAD$1.1643.

NOTICE TO SHAREHOLDERS IN THE UNITED STATES

The transactions contemplated by the Arrangement Agreement constitute a “going private” transaction under Rule 13e-3 promulgated under the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”). In connection with this transaction, the Company, Brookfield Asset Management and the Purchaser have filed with the U.S. Securities and Exchange Commission (the “SEC”) a transaction statement (the “Schedule 13E-3”) pursuant to Section 13(e) of the U.S. Exchange Act and Rule 13e-3 thereunder, which incorporates this Circular. Copies of the Schedule 13E-3 are, and any other documents filed by the Company in connection with the Arrangement will be, available on EDGAR at www.sec.gov. Shareholders are advised to read this Circular and the Schedule 13E-3 in their entirety because they contain important information.

This solicitation of proxies is not subject to the requirements of Section 14(a) of the U.S. Exchange Act. Accordingly, this Circular has been prepared in accordance with disclosure requirements in effect in Canada, which differ from disclosure requirements in the United States, and the requirements of Rule 13e-3 under the U.S. Exchange Act.

The enforcement by investors of civil liabilities under United States federal and state securities laws may be affected adversely by the fact that Brookfield Residential, Brookfield Asset Management and the Purchaser are incorporated and located outside the United States, that some of the experts named in the Circular are non-residents of the United States, that most of the officers and directors of Brookfield Residential, Brookfield Asset Management and the Purchaser are citizens and residents of countries other than the United States and that some of the assets of Brookfield Residential, Brookfield Asset Management and the Purchaser are located outside the United States. Investors may not be able to sue Brookfield Residential, Brookfield Asset Management or the Purchaser, or their respective officers or directors, as applicable, in a foreign court for violations of United States federal or state securities law. It may be difficult to compel a foreign issuer and its affiliates to subject themselves to the jurisdiction of the courts of the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND RISKS

Certain information in this Circular may constitute forward-looking statements and information within the meaning of applicable Canadian Securities Laws. These forward-looking statements reflect the current beliefs of Brookfield Residential’s management and are based on assumptions and information currently available to the management team of Brookfield Residential. In some cases, forward-looking statements can be identified by terminology such as “may”, “will”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “predict”, “forecast”, “outlook”, “potential”, “continue”, “should”, “likely”, “project”, “future” or the negative of these terms or other comparable terminology. Such statements reflect management’s current beliefs and are based on information currently available to management.

Although management of Brookfield Residential believes that the anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information in this Circular and the documents incorporated by reference are based upon reasonable assumptions and expectations, readers of this Circular should not place undue reliance on such forward-looking statements and information because they involve assumptions, known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Brookfield Residential to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information. Forward-looking statements are statements about the future and are inherently uncertain. There can be no assurance that the forward-looking statements will prove to be accurate.

The forward-looking statements and information contained in this Circular are expressly qualified by this cautionary statement, and Brookfield Residential does not undertake any obligation to update them to reflect new information or future developments, except to the extent required by Law.

Forward-looking statements are subject to a variety of risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation: the Arrangement Agreement may be terminated in certain circumstances; risks that the conditions to the consummation of the Arrangement are not satisfied; general business, economic, competitive, political, regulatory and social uncertainties; risks related to the accuracy of the unaudited financial projections; risks related to factors beyond the control of the Purchaser or Brookfield Residential; risks related to foreign countries’ regulatory requirements; risks related to certain Directors and executive officers of Brookfield Residential having interests in the Arrangement that may be different from other Shareholders; ability to complete acquisitions; environmental risks; community and non-governmental actions and regulatory risks.

This list is not exhaustive of the factors that may affect any of the forward-looking statements of Brookfield Residential. The risks and uncertainties that could affect forward-looking statements are described further under the heading “The Arrangement – Risks Associated with the Arrangement”. Additional risks are discussed under the heading “Risks Related to the Business and Industry of the Corporation” in Brookfield Residential’s Annual Information Form dated March 27, 2014 for the year ended December 31, 2013, Interim Report dated November 4, 2014 for the period ended September 30, 2014, Interim Report dated August 6, 2014 for the period ended June 30, 2014 and Interim Report dated May 1, 2014 for the period ended March 31, 2014, a copy of each of which is available under the Company’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Shareholders should not place undue reliance on forward-looking statements.

SUMMARY TERM SHEET

This summary is qualified in its entirety by the more detailed information appearing elsewhere in this Circular, including the Appendices (which are incorporated into and form part of this Circular). Terms with initial capital letters in this summary otherwise not defined herein are defined in the Glossary of Terms attached to this Circular at Appendix “A”.

The Meeting

The Meeting will be held at the Hockey Hall of Fame, 30 Yonge Street, Toronto, Ontario, on March 10, 2015 commencing at 10:00 a.m. (Toronto time).

Record Date

Only Shareholders of record at the close of business on January 12, 2015 will be entitled to receive notice of and to vote at the Meeting, or any adjournment or postponement thereof.

Purpose of the Meeting

The purpose of the Meeting is for Shareholders to consider and vote upon the Arrangement Resolution. To be effective, the Arrangement Resolution must be approved by (i) a majority of the votes cast in person or by proxy at the Meeting by Minority Shareholders, as contemplated by MI 61-101 in the context of a “business combination”, and (ii) at least two-thirds of the votes cast by Shareholders present in person or represented by proxy at the Meeting.

Principal Steps of the Arrangement

Under the Plan of Arrangement, commencing at the Effective Time, the following principal steps shall occur and shall be deemed to occur in the following order (at five minute intervals) without any further act or formality:

(a)	Dissent Shares. Each Common Share held by Dissenting Shareholders shall be, and be deemed to have been, assigned and transferred by the Dissenting Shareholder, to Brookfield Residential (free and clear of all Liens) in consideration for a cash payment in the amount determined in accordance with Article 4 of the Plan of Arrangement.

(b)	Qualifying Holdco Shares. Each Qualifying Holdco Share outstanding immediately prior to the Effective Time shall be, and be deemed to have been, assigned and transferred, without any further act of formality, by the holder thereof to the Purchaser (free and clear of all Liens) in exchange for the applicable Holdco Share Consideration for each Qualifying Holdco Share.

(c)	Common Shares. Each Common Share outstanding immediately prior to the Effective Time, other than (A) a Common Share held by Brookfield Asset Management or its affiliates; (B) a Common Share held by a Dissenting Shareholder or (C) a Common Share held by a Qualifying Holdco, shall be, and be deemed to have been, assigned and transferred, without any further act of formality, by the holder thereof to the Applicable Purchaser (free and clear of all Liens) in exchange for the applicable Consideration for each Common Share.

See “The Arrangement – Principal Steps of the Arrangement”.

Parties to the Arrangement

Brookfield Residential is a North American land developer and homebuilder with operations in eleven major markets. The Company entitles and develops land to create master-planned communities and build and sell lots to third-party builders, as well as to its own homebuilding division. The Company also participates in selected, strategic real estate opportunities, including infill projects, mixed-use developments, infrastructure projects, and joint ventures. The Company’s Common Shares are co-listed on the NYSE and TSX under the symbol “BRP”. The Company’s registered office is Suite 100, 7303 Warden Avenue, Markham, Ontario, Canada L3R 5Y6 and the Company’s principal executive office is located at 4906 Richard Road, S.W., Calgary, Alberta, Canada T3E 6L1. The main telephone number of the Company is 1 (403) 231-8900.

Brookfield Asset Management is a global alternative asset manager with approximately $200 billion in assets under management. Its Class A Limited Voting Shares are co-listed on the NYSE under the symbol “BAM”, the TSX, under the symbol “BAM.A” and the NYSE Euronext under the symbol “BAMA”. Brookfield Asset Management’s registered office and principal executive office is located at Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada M5J 2T3. Brookfield Asset Management’s main telephone number is 1 (416) 363-9491.

The Purchaser was incorporated for the purpose of acquiring the Common Shares pursuant to the Arrangement. The Purchaser’s registered and principal executive office is located at Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada M5J 2T3. The Purchaser’s main telephone number is 1 (416) 363-9491.

Brookfield Asset Management is considered to be an affiliate of the Company as it directly or indirectly controls 69.4% of the Company’s issued and outstanding Common Shares.

For additional information about Brookfield Residential and the Brookfield Asset Management Filing Persons, see “The Arrangement – Parties to the Arrangement”.

Recommendation of the Special Committee

The Special Committee, after lengthy consultations with its financial and legal advisors and based upon the considerations set forth below under “Special Factors – Fairness of the Transaction – Brookfield Residential’s Perspective”, has unanimously determined that the Arrangement is substantively and procedurally fair to Unaffiliated Shareholders and is in the best interests of the Company and recommended that the Board approve the Arrangement and recommend that Shareholders vote in favour of the Arrangement Resolution.

Recommendation of the Board

After careful consideration by the Board, the Board unanimously concluded (with Messrs. Alan Norris and Timothy Price abstaining because of the potential for a conflict of interest as they may have an interest in the Transaction) that the Arrangement is substantively and procedurally fair to Unaffiliated Shareholders and is in the best interests of the Company and resolved to recommend that Shareholders vote in favour of the Arrangement Resolution. As part of its determination, the Board relied upon and adopted those factors identified by the Special Committee as to the fairness of the Arrangement as enumerated below under “Special Factors – Fairness of the Transaction – Brookfield Residential’s Perspective”.

See “Special Factors – Fairness of the Transaction – Brookfield Residential’s Perspective”.

Fairness of the Transaction – Brookfield Asset Management Filing Persons’ Perspective

Under SEC rules, the Brookfield Asset Management Filing Persons are required to provide certain information regarding their positions as to the substantive and procedural fairness of the Arrangement to the Unaffiliated Shareholders. The Brookfield Asset Management Filing Persons are making the statements included in this section solely for purposes of complying with the requirements of these rules. Their views as to the fairness of the Arrangement should not be construed as a recommendation to any Unaffiliated Shareholder as to how such Unaffiliated Shareholder should vote on the proposal to approve the Arrangement. Brookfield Asset Management attempted to negotiate the terms of the Arrangement that would be most favorable to it, and not Unaffiliated Shareholders.

The Brookfield Asset Management Filing Persons believe that the Arrangement is substantively and procedurally fair to the Unaffiliated Shareholders. In reaching this conclusion, the Brookfield Asset Management Filing Persons noted that the Special Committee consists solely of independent directors, that the Plan of Arrangement must be approved by a majority of the votes cast by Minority Shareholders present or represented by proxy at the Meeting and that the Plan of Arrangement will be subject to approval of the Court. The Brookfield Asset Management Filing Persons further noted the conclusions in the Valuation and Fairness Opinion delivered to the Special Committee, the recommendations of the Special Committee and the Board and the factors considered by, and the analyses and conclusions made by, the Special Committee and the Board and expressly adopted these factors, analyses and conclusions.

See “Special Factors – Fairness of the Transaction – Brookfield Asset Management Filing Persons’ Perspective”.

Valuation and Fairness Opinion

The Valuation and Fairness Opinion was provided for the use of the Special Committee for the purposes of evaluating the fairness of the Consideration offered in the Arrangement Agreement and the Arrangement. Morgan Stanley was not engaged to provide and did not provide an opinion as to the fairness of the process outlined in the Arrangement Agreement or underlying the Arrangement or any other aspect of the Arrangement.

On December 23, 2014, at a meeting of the Special Committee held to evaluate the Arrangement, Morgan Stanley delivered an oral opinion to the Special Committee which was subsequently confirmed by delivery of the Valuation and Fairness Opinion, to the effect that, based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of review undertaken by Morgan Stanley set forth therein, Morgan Stanley was of the opinion that, as of December 23, 2014, the fair market value of the Common Shares was in the range of $22.00 to $27.00 per Common Share and the Consideration to be received pursuant to the Arrangement by the Unaffiliated Shareholders was fair, from a financial point of view, to the Unaffiliated Shareholders.

See “Special Factors – Summary of Valuation and Fairness Opinion”.

Completion of the Arrangement

Subject to the provisions of the Arrangement Agreement, the Arrangement will become effective at 10:00 a.m. (Toronto time) on the date following the date upon which all of the conditions to completion of the Arrangement as set out in Article 5 of the Arrangement Agreement have been satisfied or waived in accordance with the Arrangement Agreement, and the filings required under section 183 of the OBCA have been filed with the Director under the OBCA. Completion of the Arrangement is anticipated to occur in the first quarter of 2015; however, it is possible that completion may be delayed beyond this date if the conditions to completion of the Arrangement cannot be met on a timely basis, but in no event shall completion of the Arrangement occur later than April 30, 2015, unless extended by mutual agreement between the Purchaser, Brookfield Asset Management and Brookfield Residential in accordance with the terms of the Arrangement Agreement.

Following completion of the Arrangement, the listings of Brookfield Residential on the TSX and the NYSE will be terminated. The Company will also seek to cease to be a reporting issuer under Canadian Securities Laws and to suspend all reporting obligations under the U.S. Exchange Act. As a result, the Company may no longer be subject to the ongoing disclosure and other obligations currently imposed upon it under such legislation.

See “Special Factors – Effects of the Transaction”.

Procedure for Surrender of Common Shares

Letter of Transmittal

If the Arrangement Resolution is passed and the Arrangement is implemented, in order to receive the payment for their Common Shares, Registered Shareholders must complete and sign the Letter of Transmittal and deliver it, together with the certificate(s) representing their Common Shares, and the other relevant documents required by the instructions set out therein, to the Depositary in accordance with the instructions contained in the Letter of Transmittal.

The Letter of Transmittal contains procedural information relating to the Arrangement and should be reviewed carefully. The deposit of Common Shares pursuant to the procedures in the Letter of Transmittal will constitute a binding agreement between the depositing Shareholder and the Applicable Purchaser upon the terms and subject to the conditions of the Arrangement. Only Registered Shareholders should submit a Letter of Transmittal. Non-Registered Shareholders holding Common Shares through an Intermediary should carefully follow the instructions provided by such Intermediary or contact the Intermediary for assistance. A separate form of letter of transmittal will be made available for Qualifying Holdco Shareholders who have elected the Holdco Alternative. Shareholders who wish to avail themselves of the Holdco Alternative should contact the Depositary.

See “The Arrangement – Procedure for Surrender of Common Shares and Payment of Consideration”.

Payment of Consideration

Registered Shareholders who deposit a validly completed and duly signed Letter of Transmittal, together with accompanying certificate(s) representing their Common Shares, will be forwarded the Consideration to which they are entitled under the Arrangement, and such surrendered certificate(s) will be cancelled. As soon as a former Registered Shareholder who has complied with the procedures set out above and in the Letter of Transmittal is entitled to a net payment of Consideration in accordance with the Arrangement and after receipt of all required documents, a cheque representing the aggregate Consideration payable under the Arrangement to the former Registered Shareholder will be issued to the former Registered Shareholder.

Registered Shareholders who do not forward to the Depositary a duly completed Letter of Transmittal, together with the certificate(s) representing their Common Shares and the other relevant documents, will not receive the Consideration to which they are otherwise entitled until deposit thereof is made. Whether or not Shareholders forward their certificate(s) upon the completion of the Plan of Arrangement on the Effective Date, Shareholders will cease to be holders of Common Shares as of the Effective Date and will only be entitled to receive the Consideration to which they are entitled under the Arrangement or, in the case of Registered Shareholders who properly exercise Dissent Rights, the right to receive fair value for their Common Shares in accordance with section 185 of the OBCA, as modified by the Plan of Arrangement and the Interim Order.

See “The Arrangement – Dissent Rights”.

Holdco Alternative

A Qualifying Holdco Shareholder that satisfies certain conditions (including, without limitation, that such Shareholder is resident in Canada for purposes of the Tax Act) is entitled to sell to the Purchaser all of the issued shares of a Qualifying Holdco (which must, among other things, be incorporated under the OBCA) that holds Common Shares. Choosing the Holdco Alternative may require you to implement a corporate structure through which to hold your Common Shares. Participating in the Holdco Alternative may give rise to certain Canadian federal income tax consequences for you that are not described in this Circular. If you wish to avail yourself of the Holdco Alternative, you should consult your own financial, tax and legal advisors before contacting the Depositary to inform them of your election.

See “The Arrangement – Holdco Alternative”.

Repurchase Election

Rather than receiving their consideration under the Arrangement from the Purchaser, Resident Shareholders can elect to have each of their Common Shares purchased for cancellation by Brookfield Residential in exchange for the Consideration per Common Share. Resident Shareholders wishing to make such election should consult their own advisors to determine if making such election is appropriate in their particular circumstances. See “Tax Considerations – Shareholders Resident in Canada – Disposition of Common Shares to Brookfield Residential” for the tax consequences to Resident Shareholders of making such election.

See “The Arrangement – Repurchase Election”.

Conditions to the Arrangement Becoming Effective

In order for the Arrangement to become effective, certain conditions must have been satisfied or waived, including, but not limited to:

•	the Arrangement Resolution shall have been approved and adopted by the Shareholders at the Meeting in accordance with the Interim Order and applicable Laws;

•	there shall not be in force any order or decree of a court or other tribunal of competent jurisdiction restraining or enjoining the consummation of the Arrangement;

•	all consents, orders, regulations and approvals, including judicial approvals and orders, required or necessary for the completion of the Arrangement shall have been obtained or received on terms acceptable to the Purchaser or the Company, each acting reasonably;

•	the Interim Order and the Final Order shall each have been obtained on terms consistent with the Arrangement Agreement, and the Final Order shall not have been set aside or modified in a manner unacceptable to either the Company or the Purchaser, each acting reasonably, on appeal or otherwise;

•	the accuracy of representations and warranties made in the Arrangement Agreement and compliance by the Parties with the covenants set forth in the Arrangement Agreement in all material respects;

•	there shall not have been or occurred a Material Adverse Effect; and

•	the aggregate number of Common Shares held, directly or indirectly, by the Shareholders who have properly exercised Dissent Rights in connection with the Arrangement shall not exceed 10% of the outstanding Common Shares.

See “The Arrangement – The Arrangement Agreement – Conditions Precedent to the Arrangement”.

Risks Associated with the Arrangement

In evaluating the Arrangement, Shareholders should consider the risk factors relating to the Arrangement. Some of these risks include, but are not limited to: (i) there can be no certainty that a majority of the votes cast by Minority Shareholders and two-thirds of the votes cast by Shareholders required to approve the Arrangement Resolution will be obtained; (ii) the Arrangement Agreement may be terminated in certain circumstances, including in the event of a change having a Material Adverse Effect; (iii) there can be no certainty that all conditions precedent to the Arrangement will be satisfied; and (iv) Brookfield Residential’s compliance with certain interim operating covenants it has agreed to under the Arrangement Agreement.

Additional risks and uncertainties, including those that currently are not known to, or considered immaterial by, the Company also may be relevant to completion of the Arrangement and/or the future of Brookfield Residential and the value of the Common Shares. If any of the risk factors materialize, the expectations, and the predictions based on them, may need to be re-evaluated.

See “The Arrangement – Risks Associated with the Arrangement”.

Dissent Rights

Registered Shareholders are entitled to dissent from the Arrangement Resolution in the manner provided in section 185 of the OBCA, as modified by the Interim Order and the Plan of Arrangement. Any Dissenting Shareholder will be entitled, in the event that the Arrangement becomes effective, to be paid the fair value of the Dissent Shares held by such Dissenting Shareholder, determined as at the close of business on the day immediately preceding the Meeting, and will not be entitled to any other payment or consideration. There can be no assurance that a Dissenting Shareholder will receive consideration for its Dissent Shares of equal value to the Consideration that such Dissenting Shareholder would have received upon completion of the Arrangement. Non-Registered Shareholders should consult their respective Intermediary for more information on exercising their Dissent Rights directly.

A Registered Shareholder who wishes to dissent must ensure that a written Dissent Notice is received by the Company, Attention: Corporate Secretary, at its principal executive office located at 4906 Richard Road SW, Calgary, Alberta, Canada T3E 6L1, no later than 5:00 p.m. (Toronto time) on March 6, 2015 (or the day that is two Business Days immediately preceding any adjourned or postponed Meeting). A vote against the Arrangement Resolution will not constitute a Dissent Notice.

A Registered Shareholder’s failure to follow exactly the procedures set forth in the Plan of Arrangement and the Interim Order will result in the loss of such Shareholder’s Dissent Rights. If you are a Registered Shareholder and wish to dissent, you should obtain your own legal advice and carefully read the Plan of Arrangement, the provisions of section 185 of the OBCA and the Interim Order which are attached to this Circular at Appendix “C”, Appendix “F” and Appendix “E”, respectively.

See “The Arrangement – Dissent Rights”.

Interests of Certain Persons in the Arrangement

In considering the recommendation of the Board with respect to the Arrangement, Shareholders should be aware that certain Directors and senior officers of Brookfield Residential have certain interests in connection with the Arrangement that may present them with actual or potential conflicts of interest in connection with the Arrangement.

See “Interests of Informed Persons in Material Transactions – Interests of Certain Persons in the Arrangement”.

Tax Considerations

Certain Canadian Federal Income Tax Considerations

A Resident Shareholder, other than a Dissenting Shareholder, whose Common Shares constitute “capital property” for the purposes of the Tax Act generally will realize a capital gain (or a capital loss) to the extent that such Resident Shareholder’s proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Shareholder of his, her or its Common Shares.

A Shareholder who is not resident in Canada will not be subject to tax under the Tax Act on any capital gain realized on the disposition of Common Shares under the Arrangement, unless (i) the Common Shares disposed of are “taxable Canadian property” of the Shareholder at the time of the disposition, and (ii) the Shareholder is not exempt from taxation in Canada on the disposition of such shares under the terms of an applicable income tax convention or treaty.

Resident Shareholders considering making an election to have each of their Common Shares purchased for cancellation by Brookfield Residential should refer to the tax considerations described under “Tax Considerations – Shareholders Resident in Canada – Disposition of Common Shares to Brookfield Residential” and should consult their own advisors to determine if making such election is appropriate in their particular circumstances.

Shareholders considering participating in the Holdco Alternative should consult their own tax advisors as to the Canadian federal income tax considerations of such participation.

A summary of the principal Canadian federal income tax considerations of the Arrangement is included under “Tax Considerations – Certain Canadian Federal Income Tax Considerations” and the foregoing is qualified in full by the information in that section. All Shareholders, and Qualifying Holdco Shareholders in particular, are encouraged to seek their own tax advice.

Certain United States Federal Income Tax Considerations

Subject to the discussion in “Tax Considerations – Certain United States Federal Income Tax Considerations – Special Consequences of the Arrangement to Certain U.S. Shareholders Holding Common Shares Constructively” and “Tax Considerations – Certain United States Federal Income Tax Considerations – Passive Foreign Investment Companies” below, a U.S. Shareholder who holds Common Shares as capital assets and who sells such Common Shares pursuant to the Arrangement and receives the Consideration generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the amount received and the U.S. Shareholder’s adjusted tax basis in the Common Shares.

The foregoing description of U.S. federal income tax consequences of the Arrangement is qualified in its entirety by the longer discussion under “Tax Considerations – Certain United States Federal Income Tax Considerations” below, and neither this description nor the longer discussion is intended to be legal or tax advice to any particular U.S. Shareholder of Common Shares. Accordingly, U.S. Shareholders of Common Shares should consult their own tax advisors with respect to their particular circumstances.

Certain Tax Considerations for Shareholders who are not Residents of Canada

Shareholders who are not residents of Canada should be aware that the disposition of Common Shares pursuant to the Arrangement may have tax consequences both in Canada and in the jurisdiction in which they are resident which may not be described fully herein. The tax treatment of such Shareholders pursuant to the Arrangement is dependent on their individual circumstances and the tax jurisdiction applicable to such Shareholders. It is recommended that Shareholders consult their own tax advisors in this regard.

SPECIAL FACTORS

Background to the Arrangement

The Arrangement is the result of arm’s-length negotiations conducted between members of the Special Committee and their legal representatives with representatives of Brookfield Asset Management and their legal representatives.

Beginning in June 2014, members of management of Brookfield Asset Management began assessing the feasibility of acquiring the Common Shares not already owned by Brookfield Asset Management, including the related structuring, financing and tax considerations for a potential transaction. In early September 2014, a broader internal and external team was engaged by management of Brookfield Asset Management to continue to explore such a transaction.

On September 22, 2014, Mr. Bruce Flatt, Brookfield Asset Management’s Chief Executive Officer, sent a letter to the directors of Brookfield Asset Management, outlining for their preliminary consideration a potential transaction to acquire the Common Shares not already owned by Brookfield Asset Management. On October 3, 2014, a special meeting of the board of directors of Brookfield Asset Management was called for October 22, 2014 to consider whether to authorize the management of Brookfield Asset Management to pursue such a transaction.

On October 9, 2014, Mr. Flatt had a discussion with Mr. Alan Norris, the Company’s Chief Executive Officer, whereby Mr. Flatt indicated that the management of Brookfield Asset Management was considering a potential privatization of the Company, although the details of such a transaction were not discussed.

On October 14, 2014, Mr. Norris contacted Mr. Robert Stelzl, the Chairman of the Board of the Company, requesting that the Board of the Company set aside time for a meeting to discuss a potential transaction involving Brookfield Asset Management.

On October 20, 2014, Mr. Flatt contacted Mr. Stelzl asking for a special meeting of the Board to be called for the evening of October 22, 2014.

On October 22, 2014, the board of directors of Brookfield Asset Management authorized management of Brookfield Asset Management to pursue a transaction to acquire all of the Common Shares that Brookfield Asset Management did not already own.

On October 22, 2014, Mr. Flatt submitted to Mr. Stelzl a non-binding proposal to privatize the Company if the privatization were supported by the Company’s Board. The specific terms of how the privatization would occur were not disclosed in the letter, as Mr. Flatt had indicated that Brookfield Asset Management was interested in structuring a transaction in the best interests of both parties; however, Mr. Flatt also expressed that Brookfield Asset Management was not prepared to pursue any alternative transaction which would result in the selling of its interest in the Company or the acquisition by a third party of the Common Shares that it owns. Mr. Flatt requested that the Company promptly review the proposal and appoint a special committee of independent Directors to commission an independent valuation of the Common Shares. Mr. Flatt also advised that Brookfield Asset Management would be prepared to purchase the Common Shares it did not own for $23.00 in cash per Common Share.

On October 22, 2014, the Board of the Company met to receive Brookfield Asset Management’s non-binding proposal and begin a process to review and consider the proposal.

On October 23, 2014, Brookfield Asset Management publicly announced its proposal to privatize the Company. On that day, the Company also issued a press release acknowledging receipt of Brookfield Asset Management’s proposal.

On November 2, 2014, the Board of the Company established the Special Committee to consider and evaluate the desirability of the proposal. The Special Committee consists of Mr. Michael D. Young (Chairman), Mr. Bruce T. Lehman and Mr. David M. Sherman. None of the members of the Special Committee have any interest in the proposal,

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other than an interest as a Director of the Company, as a holder of Common Shares or as a holder of DSUs pursuant to the DSU Plan. Each of the members of the Special Committee was selected because of his extensive real estate industry experience and was determined by the Board to be independent.

The Special Committee’s mandate was to examine, review, evaluate and negotiate the proposal and to make recommendations to the Board regarding the Arrangement. The Special Committee was authorized to retain its own advisors, including legal and financial advisors, to assist it in the performance of its duties. The Special Committee retained Stikeman Elliott as its counsel to provide it with independent legal advice in connection with the proposal, including advice regarding the duties and responsibilities of the Special Committee members and the application of MI 61-101 to the proposal. Stikeman Elliott attended all meetings of the Special Committee.

On November 4, 2014, the Special Committee held its first meeting, at which the committee members discussed potential candidates to serve as independent valuator for the purposes of preparing a formal valuation and to act as financial advisor to the Special Committee. After a discussion, the Special Committee agreed to invite a short list of potential candidates to submit proposals to the Special Committee in respect of serving as independent valuator to prepare a formal valuation and acting as financial advisor to the Special Committee.

On November 14, 2014, the Special Committee met to discuss the proposals received from the potential candidates and the criteria for selection of the financial advisors with whom they would meet. The focus was on independence, capacity to conduct the analysis and strategic experience in negotiating for minority shareholders. Following such discussions, the Special Committee invited two potential candidates to in-person meetings.

On November 19, 2014, Torys, counsel to Brookfield Asset Management, provided the first draft of the Arrangement Agreement setting out the comprehensive terms of a proposed transaction.

On November 20, 2014, the members of the Special Committee met to receive presentations from the potential candidates to act as independent valuator and financial advisor. Following such presentations, detailed discussions were held relating to the presentations made by each prospective independent valuator and financial advisor. Based on the above selection criteria, the Special Committee ultimately determined to retain Morgan Stanley as independent valuator to prepare the formal valuation, to provide an opinion as to the fairness, from a financial point of view, of the consideration being offered under the Arrangement to Unaffiliated Shareholders and to act as financial advisor to the Special Committee.

On November 22, 2014, Morgan Stanley was granted access to the virtual data room containing diligence materials in respect of the Company.

On December 1, 2014, the Special Committee, with the assistance of its counsel, Stikeman Elliott, undertook a detailed review and discussion of the draft Arrangement Agreement. Stikeman Elliott was instructed to send a revised draft of the Arrangement Agreement to Torys. A revised draft of the Arrangement Agreement was returned to Brookfield Residential by Torys on December 9, 2014.

On December 3, 2014, the Special Committee held a meeting at which Morgan Stanley provided an initial update as to the progress of its valuation work. Morgan Stanley discussed the work it had done to date, a general timetable for the preparation of the Valuation and Fairness Opinion and the valuation methodologies that Morgan Stanley proposed to employ. Morgan Stanley also reported that it had been receiving access to management of the Company and the information it required in a timely manner and that it was satisfied with the quality and quantity of the information being provided.

On December 15, 2014, Morgan Stanley provided its preliminary views with respect to its ongoing valuation analysis to the Special Committee and related matters were discussed. The Preliminary Presentation is attached as an exhibit to the Schedule 13E-3. The approach that was being taken by Morgan Stanley to value the Common Shares (in light of the requirements of MI 61-101) was discussed in detail, as were the assumptions upon which Morgan Stanley’s valuation work was being based and the steps that were being taken by Morgan Stanley to carry out sensitivity analyses of the information that it received from the Company’s management team. Following the Special Committee’s

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discussion with Morgan Stanley, Stikeman Elliott reviewed and discussed the revised draft Arrangement Agreement received from counsel to Brookfield Asset Management and after such discussion, Stikeman Elliott was instructed to prepare a revised draft of the Arrangement Agreement and submit it to Torys.

On December 16, 2014, the Special Committee held a meeting to further discuss the preliminary valuation analysis that was provided the previous day and related matters. On December 17, 2014, the Special Committee held a conference call with Morgan Stanley to discuss the valuation analysis and related matters.

On December 19, 2014, Morgan Stanley provided an updated preliminary valuation analysis to the Special Committee and Morgan Stanley and the Special Committee discussed related matters. The Updated Preliminary Presentation is attached as an exhibit to the Schedule 13E-3.

During the following days, the Chairman of the Special Committee discussed and negotiated the financial aspects of the Arrangement with representatives of Brookfield Asset Management. During the course of these discussions and negotiations, the Special Committee had a number of informal discussions with its legal and financial advisors and formally met with its advisors twice on December 22, 2014. Such discussions and negotiations ultimately led to an increase in the offer price from $23.00 in cash per share to $24.25 in cash per share. During this period, the Special Committee and Brookfield Asset Management, together with their legal counsel, also negotiated the Arrangement Agreement.

On December 23, 2014, the Special Committee met with Morgan Stanley to receive the Valuation and Fairness Opinion, the full text of which is attached as Appendix “D” to this Circular, and to consider further the Arrangement and the draft Arrangement Agreement. The December 23, 2014 Presentation is attached as an exhibit to the Schedule 13E-3. Morgan Stanley advised the Special Committee that based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of review undertaken by Morgan Stanley, as set forth in the Valuation and Fairness Opinion, Morgan Stanley was of the opinion that, as of December 23, 2014, the fair market value of the Common Shares was in the range of $22.00 to $27.00 per Common Share and the Consideration to be received pursuant to the Arrangement by the Unaffiliated Shareholders was fair, from a financial point of view, to the Unaffiliated Shareholders. After a discussion, based in part on the financial advice of Morgan Stanley as well as other factors set forth below under the heading “Position of the Special Committee as to Fairness”, the Special Committee concluded that the Arrangement is substantively and procedurally fair to Unaffiliated Shareholders and is in the best interests of the Company and resolved to recommend to the Board that it approve the Arrangement and recommend to Shareholders that they vote in favour of the Arrangement Resolution.

Also on December 23, 2014, the Board met to consider the Arrangement, to receive the report and the recommendation of the Special Committee, to receive a summary from Morgan Stanley of the advice it provided to the Special Committee and to consider other factors relevant to the proposed Arrangement. Morgan Stanley reviewed with the Board the advice it provided to the Special Committee concerning the proposed Arrangement and reviewed with the Board the conclusions in the Valuation and Fairness Opinion that based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of review undertaken by Morgan Stanley, as set forth in the Valuation and Fairness Opinion, Morgan Stanley was of the opinion that, as of December 23, 2014, the fair market value of the Common Shares was in the range of $22.00 to $27.00 per Common Share and the Consideration to be received pursuant to the Arrangement by the Unaffiliated Shareholders was fair, from a financial point of view, to the Unaffiliated Shareholders. This was followed by the formal report of the Special Committee, which culminated in the Special Committee’s recommendation with respect to the proposed Arrangement and the reasons supporting such recommendation. After discussion, and based in part on the advice of Morgan Stanley as well as other factors set forth below under the heading “Position of the Special Committee as to Fairness”, the Board concluded (with Messrs. Alan Norris and Timothy Price abstaining because of the potential for a conflict of interest as they may have an interest in the Transaction) that the Arrangement was substantively and procedurally fair to Unaffiliated Shareholders and is in the best interests of the Company and resolved to recommend that Shareholders vote in favour of the Arrangement Resolution.

The Arrangement Agreement was finalized and executed by the Company, Brookfield Asset Management and the Purchaser on December 23, 2014, and the Arrangement was publicly announced on December 23, 2014.

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Brookfield Asset Management Filing Persons’ Purposes, Alternatives, and Reasons

The purpose of entering into the Arrangement Agreement for the Brookfield Asset Management Filing Persons is to acquire all of the outstanding Common Shares not already owned by Brookfield Asset Management. Brookfield Asset Management and its affiliates own Common Shares representing an aggregate voting interest of approximately 69.4% in the Company as of the date hereof.

The Brookfield Asset Management Filing Persons believe such acquisition is an attractive investment opportunity. A number of beliefs and factors were considered in the decision by the Brookfield Asset Management Filing Persons to undertake the Arrangement as opposed to other transaction structures, including the following material factors:

•	The belief that increasing Brookfield Asset Management’s exposure to the Company’s residential portfolio is desirable.

•	The Arrangement would permit Brookfield Asset Management to acquire 100% of the Common Shares.

•	A plan of arrangement is a transaction structure commonly used in Canada for privatizations and permits Unaffiliated Shareholders to receive fair value for their Common Shares via a court-approved process.

•	The belief that the Transaction offers certainty of value for the Unaffiliated Shareholders.

•	The belief that it would be more advantageous for Brookfield Asset Management to operate the Company as a wholly-owned subsidiary rather than a majority-owned public company, due to increased operating flexibility that wholly-owned subsidiary status would provide, and an elimination of costs and management time burdens associated with being a public company.

•	The belief that full ownership of the Company will allow Brookfield Asset Management to simplify its corporate structure and eliminate duplicative costs.

•	The belief that the Transaction will allow Brookfield Asset Management the flexibility to opportunistically invest more capital in the Company.

•	Brookfield Asset Management’s familiarity with the business, operations, properties, assets, financial condition, business strategy, and prospects of the Company, the nature of the real estate industry in general, industry trends, the regulatory and legislative environment relevant to the industries in which the Company operates, and global and national economic and market conditions, both on a historical and on a prospective basis.

A number of other beliefs and other factors were considered in the decision by the Brookfield Asset Management Filing Persons to undertake the Arrangement at the present time, including the following material factors:

•	The belief that the Company is consistently undervalued by the public markets given its business model as both a land developer and homebuilder and its exposure to both the Canadian and U.S. homebuilding markets; and that as a result the Common Shares would be expected to continue to trade at a discount to their underlying value for the foreseeable future.

•	The belief that Brookfield Asset Management’s significant ownership of Brookfield Residential and Brookfield Residential’s limited public float would impede the upside in the Company’s stock for the foreseeable future.

If the Arrangement is completed, the Brookfield Asset Management Filing Persons would plan to review the Company and its assets, corporate structure, capitalization, operations, properties, policies, management and personnel to determine what changes, if any, would be desirable to best organize the activities of the Company and enhance the combined business and assets of the Company and Brookfield Asset Management, including evaluating the size and membership of the Board. If the Arrangement is completed, the Brookfield Asset Management Filing Persons expressly reserve the right to make any such changes that they deem necessary or appropriate in light of their review or in light of future developments. Brookfield Asset Management expects to initially retain the Common Shares and maintain the Company as an independent going-concern and as a wholly owned subsidiary of Brookfield Asset

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Management. Brookfield Asset Management does not have any current intentions, plans or proposals to cause the Company to engage in any extraordinary corporate transaction following the Arrangement involving the Company’s corporate structure or business, such as a merger, reorganization or liquidation, a purchase, sale or transfer of a material amount of assets, a material change in present dividend rate or policy, indebtedness or capitalization, the relocation of any material operations or other material change in the Company’s business. Brookfield Asset Management may make changes to the Company’s current board of directors or management following the completion of the Plan of Arrangement as the needs of the Company as a wholly-owned Subsidiary are determined.

The Brookfield Asset Management Filing Persons are making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 under the U.S. Exchange Act.

Brookfield Residential’s Purposes, Alternatives, and Reasons

Brookfield Residential believes that the acquisition by the Purchaser is an attractive opportunity for its Shareholders to monetize their Common Shares for consideration of $24.25 per Common Share. In deciding to undertake the Arrangement as opposed to other transaction structures, the Board considered that a plan of arrangement is a transaction structure commonly used in Canada for privatizations and permits Unaffiliated Shareholders to receive fair value for their Common Shares via a court-approved process. As discussed below under “Special Factors – Fairness of the Transaction – Brookfield Residential’s Perspective”, the consideration of $24.25 per Common Share represents a premium to the trading price of the Common Shares. The Board determined that in light of all factors considered by the Special Committee, the consideration of $24.25 per Common Share represented the highest price that it could obtain from Brookfield Asset Management. See “Special Factors – Fairness of the Transaction – Brookfield Residential’s Perspective”.

Effects of the Transaction

The Company is a reporting issuer in each of the provinces of Canada and is subject to the reporting requirements under the U.S. Exchange Act. The Common Shares are currently listed and trade on the TSX and NYSE under the symbol “BRP”. After the Arrangement, the Company will be an indirect wholly-owned subsidiary of Brookfield Asset Management and will no longer have outstanding any equity securities publicly traded in Canada or the United States and the Purchaser intends to apply to the NYSE and the TSX to de-list the Common Shares from trading. After the Common Shares are de-listed from trading on the NYSE and the TSX, the Purchaser intends to promptly cause the Company (or make a request to the Board) to seek to cease to be a reporting issuer under Canadian Securities Laws and to seek to suspend all reporting obligations under the U.S. Exchange Act. As a result, the Company may no longer be subject to any ongoing disclosure and other obligations currently imposed upon it under Canadian Securities Laws and will no longer be required to file periodic reports with the SEC or otherwise be subject to the U.S. federal securities laws, including the U.S. Sarbanes-Oxley Act of 2002, applicable to public companies. For so long as the Brookfield Residential Senior Notes remain outstanding, there may be limitations on the Company’s ability to cease to have public reporting obligations in Canada.

As a result of the Arrangement, Brookfield Asset Management’s interest in the Company’s net book value and net earnings will increase due to the acquisition of the Common Shares not owned by Brookfield Asset Management under the Arrangement, and Brookfield Asset Management will be entitled to benefits resulting from such increased interest, including cash flow generated by the Company’s operations and any future increase in the Company’s value. Similarly, Brookfield Asset Management will also bear the risk of losses generated by the Company’s operations and any decrease in the value of the Company after acquiring all outstanding Common Shares.

In addition, a former Shareholder will not have the opportunity to participate in the future earnings and growth of the Company and will not have any right to vote on corporate matters. Conversely, a former Shareholder will not face the risk of future losses generated by the Company’s operations or decline in the future value of the Company.

If the Arrangement is completed, the Purchaser’s ownership interest in the Company and, as the indirect parent of the Purchaser, Brookfield Asset Management’s indirect ownership in the Company, would increase from 0% and 69.4%, respectively, on a fully-diluted basis to 30.6% and 100%, respectively, assuming that all Common Shares

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subject to the Arrangement are acquired by the Purchaser and no Common Shares held by Dissenting Shareholders are assigned and transferred to Brookfield Residential pursuant to the Arrangement. Based on the Company’s consolidated financial statements as of September 30, 2014, the completion of the Arrangement would result in (1) an increase of approximately $470 million, or 44%, from Brookfield Asset Management’s existing interest in the Company’s net book value of approximately $1.058 billion as of September 30, 2014, and (2) an increase of approximately $47 million, or 44%, from Brookfield Asset Management’s interest in the Company’s net income of approximately $106 million for the nine months ended September 30, 2014.

Brookfield Residential and the Brookfield Asset Management Filing Persons believe that the accounting treatment of the Plan of Arrangement is not material to the decision of Shareholders whether to vote in favour of the Arrangement Resolution.

The Brookfield Asset Management Filing Persons are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 under the U.S. Exchange Act.

For a more detailed discussion of the steps of the Arrangement, please see “The Arrangement”.

Fairness of the Transaction – Brookfield Residential’s Perspective

Position of the Special Committee as to Fairness

In reaching its conclusion that the Arrangement is substantively fair to the Unaffiliated Shareholders, the Special Committee considered a number of factors including, among others, the following:

•	Premium to Shareholders. The Consideration represents a premium of approximately 28% to the closing price of the Common Shares on the NYSE of $19.01 and a premium of approximately 27% to the closing price of the Common Shares on the TSX of CAD$21.39 on October 22, 2014 (being the last trading day preceding the announcement of Brookfield Asset Management’s proposal in respect of the Arrangement and based on the noon exchange rate as reported by the Bank of Canada on that date of CAD$1.00 = US$0.8913). Based on the volume-weighted average trading price (“VWAP”) of the Common Shares on the NYSE and the TSX for the 30 trading days ended October 22, 2014 (being the last trading day prior to the announcement of Brookfield Asset Management’s proposal in respect of the Arrangement), the Consideration represents a premium of approximately 25% to the VWAP of the Common Shares on the NYSE, and a premium of approximately 22% to the VWAP of the Common Shares on the TSX.

•	Valuation and Fairness Opinion. Morgan Stanley’s opinion to the effect that, based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of review undertaken by Morgan Stanley, as set forth in the Valuation and Fairness Opinion, as of December 23, 2014, the fair market value of the Common Shares was in the range of $22.00 to $27.00 per Common Share and the Consideration to be received pursuant to the Arrangement by the Unaffiliated Shareholders was fair, from a financial point of view, to the Unaffiliated Shareholders.

•	Form of Consideration. The cash consideration offered under the Arrangement provides Shareholders with the opportunity to realize immediate and certain value for their Common Shares.

•	No Financing Condition. The Arrangement is not subject to any financing condition.

•	Business Issues. The Special Committee considered information concerning the business, operations, assets, financial condition, operating results and prospects of the Company.

•	Economic and Market Conditions. The Special Committee considered current industry, economic and market conditions and trends.

•	Historical Market Prices. The Special Committee considered the historical market prices and trading information of the Common Shares, including the risk of any price erosion or potential price increases.

•	Arrangement Agreement. The terms and conditions of the Arrangement Agreement do not prohibit the Board from taking any action that would be consistent with its obligation to properly discharge its fiduciary duties.

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•	Reimbursement of Expenses. If the required vote is not obtained at the Meeting, Brookfield Asset Management has agreed in the Arrangement Agreement to reimburse the Company for all of its fees, costs and expenses incurred in connection with the Arrangement.

•	Risks and Rewards of the Company Remaining an Independent Entity. The Special Committee considered the risks and potential rewards associated with the Company, as an alternative to the Arrangement, continuing to execute its business and strategic plan as an independent entity.

•	Unlikelihood of Competing Offer. It is highly unlikely that a competing offer for equal or greater consideration could emerge because of the controlling position of Brookfield Asset Management. After negotiations and discussions with Brookfield Asset Management, the Special Committee concluded that $24.25 per Common Share was the highest price that it could obtain from Brookfield Asset Management.

•	Premium to Net Book Value. The Consideration under the Arrangement represents a premium to the Company’s net book value of $12.98 per share.

Furthermore, the Special Committee believes that the Arrangement is procedurally fair to the Unaffiliated Shareholders for the following reasons:

•	Retention of Independent Advisors. The Special Committee retained independent financial and legal advisors, being Morgan Stanley and Stikeman Elliott, respectively, to assist the Special Committee in evaluating the Arrangement.

•	Detailed Review and Negotiation. The Special Committee, with assistance from its legal and financial advisors, conducted an extensive review of the Arrangement and the Arrangement Agreement and conducted negotiations with representatives of Brookfield Asset Management of the key terms of the Arrangement.

•	Obtained Increased Consideration. After negotiations with representatives of Brookfield Asset Management in which the Special Committee sought improved financial terms, the Special Committee was able to obtain an increase in the consideration to be paid under the Arrangement from $23.00 to $24.25 per Common Share and concluded that this consideration was the best that could be obtained from Brookfield Asset Management in the circumstances.

•	Approval Thresholds. The required approvals are protective of the rights of Shareholders. The Arrangement must be approved by at least 66 2/3% of the votes cast by Shareholders present in person or represented by proxy at the Meeting and by at least a majority of the votes cast by the Minority Shareholders.

•	Court Approval. The Arrangement will be subject to a judicial determination of the Court that the Arrangement is fair and reasonable.

•	Dissent Rights. Registered Shareholders who do not vote in favour of the Arrangement will have the right to dissent and require a judicial appraisal of their Common Shares and obtain “fair value” pursuant to the proper exercise of the Dissent Rights.

The Special Committee also considered a number of risks and potential negative factors relating to the Arrangement and the substantive and procedural fairness thereof, including the following:

•	Elimination of Continued Shareholder Participation in the Company. If the Arrangement is successfully completed, the Company will no longer exist as an independent public company and the consummation of the Arrangement will eliminate the opportunity for Unaffiliated Shareholders to participate in the longer term potential benefits of the business of the Company to the extent that those benefits exceed the potential benefits reflected in the Consideration to be received under the Arrangement.

•	Taxable Transaction. The Arrangement will be a taxable transaction for Canadian and U.S. federal income tax purposes (and may also be a taxable transaction under other applicable tax laws) and, as a result, Shareholders will generally be required to pay taxes on any gains that result from the receipt of the Consideration. See “Tax Considerations”.

•

Constraints on the Board’s Ability to Pursue Alternative Transactions. Brookfield Asset Management has indicated that it has no intention of reducing its position in the Company in the near future, and has further indicated that it will not pursue or support any transaction in which it would sell or otherwise dispose of its

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interest in the Company or any material transaction involving Brookfield Asset Management other than the Arrangement. Given its significant shareholdings and its influence on the Company’s business, Brookfield Asset Management is able to veto significant transactions requiring Shareholder approval, including a merger, amalgamation, plan of arrangement, liquidation, winding up or a sale of all or substantially all of the Company’s assets. It might not be possible, for as long as Brookfield Asset Management holds a significant number of Common Shares, for Unaffiliated Shareholders to receive the range of the fair market value set out in the Valuation and Fairness Opinion for their Common Shares, either through an alternative transaction to the Arrangement or otherwise.

•	Conditions of Arrangement Agreement. There can be no certainty that all conditions in the Arrangement Agreement will be satisfied. A failure to complete the Arrangement could negatively impact the price of the Common Shares or otherwise adversely affect the business of the Company.

•	No Shareholder Representative. The Special Committee has not retained or appointed a representative who would act solely on behalf of Unaffiliated Shareholders. However, the Special Committee has retained Morgan Stanley as independent financial advisor to prepare the Valuation and Fairness Opinion.

The Special Committee did not consider the following factors in its considerations concerning substantive and procedural fairness of the Arrangement to Unaffiliated Shareholders:

•	Prior Purchases. The Consideration offered under the Arrangement represents a significant premium to the Common Shares acquired pursuant to the Company’s normal course issuer bid at a weighted average purchase price over the course of the normal course issuer bid of $19.75, which are the only prior purchases made by the Company of its Common Shares.

•	Firm Offers. There were no firm offers of which the Brookfield Asset Management Filing Persons or the Company or its affiliates are aware made by any unaffiliated person, other than Brookfield Asset Management and the Purchaser, during the past two years for (i) the merger or consolidation of the Company with or into another company, or vice versa, (ii) the sale or other transfer of all or any substantial part of the assets of the Company, and (iii) a purchase of the Company’s securities that would enable the holder to exercise control of the Company. The Special Committee therefore did not consider any such offers.

In arriving at its recommendation, the Special Committee also considered the information, data, and conclusions contained in the Valuation and Fairness Opinion. Given that the Special Committee received the Valuation and Fairness Opinion and the advice of Morgan Stanley contained therein as to the most appropriate valuation methodologies for the Common Shares (being a going concern approach (in the form of a comparable trading approach, a precedent transactions approach and a discounted cash flow approach) and an augmented NAV approach), it did not specifically consider other valuation measurements such as liquidation value as the Company is an ongoing business.

The foregoing discussion of the information and factors considered by the Special Committee is not, and is not intended to be, exhaustive but addresses the material information and factors considered by the Special Committee in its review and consideration of the Arrangement, including factors that support as well as weigh against the Arrangement. In view of the numerous factors considered in connection with the evaluation of the Arrangement, the Special Committee did not find it practicable to, and therefore did not, quantify or otherwise attempt to assign relative weight to specific factors or methodologies in reaching its conclusions and recommendations. In addition, the individual members of the Special Committee may have given different weight to different factors. The conclusions and recommendation of the Special Committee were made after considering the totality of the information and factors involved.

Recommendation of the Special Committee

The Special Committee, after lengthy consultations with its financial and legal advisors and based, among other things, upon the considerations set forth above, has unanimously determined that the Arrangement is substantively and procedurally fair to Unaffiliated Shareholders and is in the best interests of the Company and recommended that the Board approve the Arrangement and recommend that Shareholders vote in favour of the Arrangement Resolution.

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Recommendation of the Board

After careful consideration by the Board, the Board unanimously concluded (with Messrs. Alan Norris and Timothy Price abstaining because of the potential for a conflict of interest as they may have an interest in the Transaction) that the Arrangement is substantively and procedurally fair to Unaffiliated Shareholders and is in the best interests of the Company and to recommend that Shareholders vote in favour of the Arrangement Resolution. As part of this consideration, the Board relied upon and adopted those factors identified by the Special Committee as to the fairness of the Arrangement as enumerated above.

Fairness of the Transaction – Brookfield Asset Management Filing Persons’ Perspective

Under SEC rules, the Brookfield Asset Management Filing Persons are required to provide certain information regarding their positions as to the substantive and procedural fairness of the Arrangement to the Unaffiliated Shareholders. The Brookfield Asset Management Filing Persons are making the statements included in this section solely for purposes of complying with the requirements of these rules. Their views as to the fairness of the Arrangement should not be construed as a recommendation to any Unaffiliated Shareholder as to how such Unaffiliated Shareholder should vote on the proposal to approve the Arrangement. Brookfield Asset Management attempted to negotiate the terms of the Arrangement that would be most favorable to it, and not Unaffiliated Shareholders.

The Brookfield Asset Management Filing Persons believe that the Arrangement is substantively and procedurally fair to the Unaffiliated Shareholders. In reaching this conclusion, the Brookfield Asset Management Filing Persons noted that the Special Committee consists of independent Directors, that the Plan of Arrangement must be approved by a majority of the votes cast by Minority Shareholders present or represented by proxy at the Meeting and that the Plan of Arrangement is subject to the approval of the Court. The Brookfield Asset Management Filing Persons further noted the conclusions in the Valuation and Fairness Opinion delivered to the Special Committee, the recommendations of the Special Committee and the Board and the factors considered by, and the analyses and conclusions made by, the Special Committee and the Board and expressly adopted these factors, analyses and conclusions. See also “Special Factors – Fairness of the Transaction – Brookfield Residential’s Perspective”.

Summary of Valuation and Fairness Opinion

The following constitutes only a summary of the Valuation and Fairness Opinion. The Valuation and Fairness Opinion has been prepared as of December 23, 2014 for the use of the Special Committee and for inclusion in this Circular. The following summary is qualified in its entirety by the full text of the Valuation and Fairness Opinion. A copy of the Valuation and Fairness Opinion is attached to this Circular as Appendix “D” and forms part of this Circular. Shareholders are urged to read the full text of the Valuation and Fairness Opinion and should consider the same in its entirety. The Valuation and Fairness Opinion is not intended to be, and does not constitute, a recommendation to any Shareholder as to whether or how such Shareholder should vote in respect of the Arrangement or whether to take any other action with respect to the Arrangement.

Engagement of Morgan Stanley

Morgan Stanley was engaged by the Special Committee on November 24, 2014, as evidenced by a letter agreement dated November 26, 2014 (the “Morgan Stanley Engagement Agreement”), to provide financial advice and assistance to the Special Committee in connection with the Arrangement, including the preparation and delivery to the Special Committee of a formal valuation of the Common Shares and an opinion as to the fairness, from a financial point of view, of the Consideration to be received pursuant to the Arrangement by the Unaffiliated Shareholders. The Morgan Stanley Engagement Agreement provides for a payment to Morgan Stanley of a fee upon the delivery by Morgan Stanley of (i) its preliminary valuation analysis ($1.0 million); (ii) the Valuation and Fairness Opinion ($3.0 million); and (iii) each subsequent opinion ($750,000), if requested by the Special Committee. None of the fees payable to Morgan Stanley under the Morgan Stanley Engagement Agreement are contingent upon the conclusions reached by Morgan Stanley in the Valuation and Fairness Opinion or in any subsequent financial opinion or the completion of the Arrangement. In addition, the Company has agreed under the Morgan Stanley Engagement

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Agreement to reimburse Morgan Stanley for its reasonable out-of-pocket expenses and to indemnify Morgan Stanley in respect of certain liabilities that might arise out of its engagement.

Credentials of Morgan Stanley

Morgan Stanley and its affiliated entities are a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Morgan Stanley’s securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. The Valuation and Fairness Opinion is the opinion of Morgan Stanley and its form and content has been approved by a committee of senior investment banking professionals of Morgan Stanley, each of whom is experienced in merger, acquisition, divestiture, valuation and fairness opinion matters.

Independence of Morgan Stanley

Morgan Stanley confirmed that: (i) it and its affiliated entities are not an issuer insider, associated entity nor an affiliated entity of any interested party (as each such term is used in MI 61-101) in respect of the Arrangement; (ii) it and its affiliated entities are not acting as a financial advisor to any interested party in respect of the Arrangement; (iii) its compensation under the Morgan Stanley Engagement Agreement does not depend in whole or in part on the conclusion reached in the Valuation and Fairness Opinion or the outcome of the Arrangement; (iv) it and its affiliated entities will not act as manager or co-manager of any soliciting dealer group formed by any interested party in connection with the Arrangement nor will it, as a member of any such group, perform services beyond customary soliciting dealer’s functions nor will it receive more than the per security or per securityholder fee payable to other members of the group; and (v) it and its affiliated entities do not have any material financial interest in the completion of the Arrangement.

During the two years before Morgan Stanley was first contacted in respect of its potential engagement by the Special Committee, Morgan Stanley or its affiliated entities provided the following financial advisory services to Brookfield Asset Management or one of its associated or affiliated entities: (i) in 2013 Morgan Stanley provided a valuation and fairness opinion to the independent committee of the board of directors of Brookfield Office Properties Inc. in connection with a tender offer by Brookfield Property Partners L.P. for the common shares of Brookfield Office Properties Inc.; (ii) in 2013, Morgan Stanley was engaged by a consortium of investors (and, approximately twelve months following such engagement Brookfield Infrastructure Partners L.P. became a 50% partner in the consortium) to provide financial advisory services in connection with the potential acquisition (since announced in November, 2014) of a communications tower infrastructure business in France; and (iii) in 2014, Morgan Stanley participated in, and shortly thereafter sold all of its interest in, a secured loan to a fund sponsored by Brookfield Asset Management. The fees paid to Morgan Stanley or its affiliated entities, as applicable, in connection with the foregoing activities, together with the fees payable to Morgan Stanley pursuant to the Morgan Stanley Engagement Agreement, are not, in the aggregate, financially material to Morgan Stanley and its affiliated entities. Morgan Stanley and its affiliates act as traders and dealers, both as principals and agents, in major financial markets and, as such, may have had, and may in the future have, positions in the securities of the Company or Brookfield Asset Management or their affiliates and, from time to time, may have executed, or may execute, transactions on behalf of such entities. As investment dealers, Morgan Stanley and its affiliates conduct research on securities and may, in the ordinary course of business, provide research reports and investment advice to their clients on investment matters, including matters with respect to the Arrangement, the Company, Brookfield Asset Management and their respective affiliates. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of their customers, in debt or equity securities or loans of the Company, Brookfield Asset Management and their respective affiliates or any other company, or any currency or commodity, that may be involved in the Arrangement, or any related derivative instrument. There are no understandings or agreements between Morgan Stanley and its affiliated entities, the Company and its associated or affiliated entities or Brookfield Asset Management and its associated or affiliated entities with respect to future financial advisory or investment banking business. Morgan Stanley and its affiliated entities may in the future, in the ordinary course of business, perform financial advisory or investment banking services for such entities.

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Definitions and Approach to Fair Market Value

The valuation is based upon techniques and assumptions that Morgan Stanley considered appropriate in the circumstances for the purpose of arriving at an opinion as to the range of fair market values of the Common Shares. Morgan Stanley approached the valuation in accordance with MI 61-101, which, in the case of a “business combination” such as the Arrangement, requires the valuator to make a determination as to the “fair market value” of the affected securities (i.e., the Common Shares).

MI 61-101 defines “fair market value” as the monetary consideration that, in an open and unrestricted market, a prudent and informed buyer would pay a prudent and informed seller, each acting at arm’s length with the other and under no compulsion to act. In accordance with MI 61-101, Morgan Stanley made no downward adjustment to the fair market value of the Common Shares to reflect the liquidity of the Common Shares, the effect of the Arrangement on the Common Shares or the fact that the Common Shares held by minority Shareholders do not form part of a controlling interest. Consequently, the Valuation provided a conclusion on a per Common Share basis with respect to the Company’s “en bloc” value being the price at which all Common Shares could be sold to one or more buyers at the same time.

Prior Valuations

The Company represented to Morgan Stanley that there are no prior valuations (as defined in MI 61-101) of the Company or its securities or material assets which have been prepared as of a date within two years preceding the date of the Valuation and Fairness Opinion.

Valuation Approach and Methodologies

In determining the fair market value of the Common Shares, Morgan Stanley relied on the comparable trading approach, the precedent transactions approach, the discounted cash flow approach, and the augmented NAV approach. Finally, Morgan Stanley reviewed and considered valuation reference points such as the 52-week trading range of the Common Shares, equity research analyst’s price targets of the Common Shares, and equity research analyst’s net asset value per share estimates.

Distinctive Material Benefits to Brookfield Asset Management and its Affiliates

Morgan Stanley considered whether any distinctive material benefits would accrue to Brookfield Asset Management and its affiliates as a consequence of the completion of the Arrangement, but had insufficient information to quantify any benefits to Brookfield Asset Management and did not include such benefits in its determination of the fair market value of the Common Shares.

Valuation Conclusion

Based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of review undertaken by Morgan Stanley, as set forth in the Valuation and Fairness Opinion and summarized below, Morgan Stanley was of the opinion that, as of December 23, 2014, the fair market value of the Common Shares was in the range of $22.00 to $27.00 per Common Share.

Fairness Opinion Conclusion

At a meeting of the Special Committee on December 23, 2014, Morgan Stanley rendered its opinion to the Special Committee to the effect that, as of that date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of review undertaken by Morgan Stanley, as set forth in the Valuation and Fairness Opinion and summarized below, the Consideration to be received pursuant to the Arrangement by the Unaffiliated Shareholders was fair from a financial point of view to the Unaffiliated Shareholders.

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Scope of Review

In connection with the Valuation and Fairness Opinion, Morgan Stanley reviewed and relied upon (subject to the exercise of professional judgment and, except as expressly described therein, without attempting to verify independently the completeness or accuracy of) or carried out, among other things, the following:

•	the most recent draft, dated December 23, 2014, of the Arrangement Agreement;

•	the most recent draft, dated December 12, 2014, of the Circular;

•	the most recent draft, dated December 23, 2014, of the Plan of Arrangement;

•	interim reports, including the comparative unaudited financial statements and management’s discussion and analysis, of the Company for the three months ended March 31, 2014, three and six months ended June 30, 2014 and the three and nine months ended September 30, 2014;

•	annual reports, comparative audited annual financial statements, management’s discussion and analysis, annual information forms and management information circulars of the Company for the fiscal years ended December 31, 2013, 2012 and 2011;

•	quarterly earnings call transcripts for the three months ended March 31, 2014, June 30, 2014 and September 30, 2014;

•	press releases, material change reports and other regulatory filings made by the Company during the past three years;

•	management-prepared operating and financial projections for the Company;

•	due diligence files contained in a data room prepared by the Company, including such items as key project level details and cash flows, key operating assumptions, and equity details, including shares, share equivalents, and options outstanding;

•	discussions with management of the Company regarding the primary assets, operations, and businesses of the Company, and other issues deemed relevant by Morgan Stanley;

•	due diligence sessions and calls with senior management of the Company;

•	meetings and discussions with the Special Committee;

•	discussions with legal counsel to the Special Committee;

•	various research publications prepared by equity research analysts, industry sources, and credit rating agencies regarding the Company, the residential housing industry, and other public companies, as Morgan Stanley deemed relevant;

•	public information relating to the business, operations, financial performance and stock trading history of the Company, and other selected public companies, as Morgan Stanley considered relevant;

•	public information with respect to certain other transactions of a comparable nature, as Morgan Stanley considered relevant;

•	in person tours of key markets and assets;

•	a certificate addressed to Morgan Stanley, dated as of the date of the Valuation and Fairness Opinion, from two senior officers of the Company as to the completeness and accuracy of the information provided to Morgan Stanley; and

•	such other corporate, industry and financial market information, investigations and analyses as Morgan Stanley considered necessary or appropriate in the circumstances.

Morgan Stanley was not, to the best of its knowledge, denied access by the Company to any information requested by Morgan Stanley.

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Assumptions and Limitations

The Valuation and Fairness Opinion was subject to the assumptions and limitations set out below.

With the Special Committee’s acknowledgement and agreement as provided for in the Morgan Stanley Engagement Agreement, Morgan Stanley relied upon the accuracy, completeness and fair presentation of all data and other information obtained by it from public sources or provided to it by or on behalf of the Company or otherwise obtained by Morgan Stanley (collectively, the “Information”). The Valuation and Fairness Opinion is conditional upon such accuracy, completeness and fair presentation. Subject to the exercise of professional judgment and except as expressly described therein, Morgan Stanley did not attempt to verify independently the accuracy, completeness or fair presentation of any of the Information. Without limiting the generality of the foregoing, Morgan Stanley’s description of the Company, and of its respective assets, businesses and operations are derived from information that Morgan Stanley obtained from the Company, or its respective affiliates or advisors or from publicly available sources. Morgan Stanley did not meet separately with the independent auditors of the Company in connection with preparing the Valuation and Fairness Opinion and, with the Special Committee’s permission, Morgan Stanley assumed the accuracy and fair presentation of, and relied upon, the Company’s audited financial statements and the reports of the auditors thereon and the Company’s interim unaudited financial statements.

With respect to the budgets, forecasts, projections and/or estimates provided to Morgan Stanley and used in its analyses, Morgan Stanley noted that projecting future results is inherently subject to uncertainty. Morgan Stanley assumed, however, that such budgets, forecasts, projections and/or estimates were prepared using the assumptions identified therein which Morgan Stanley had been advised were (or were at the time of preparation and continue to be), in the opinion of the Company, reasonable in the circumstances and were prepared on a basis reflecting the best currently available estimates and judgments of management of the Company.

Senior officers of the Company, in their capacities as officers of the Company on behalf of the Company and not in their individual capacities, represented to Morgan Stanley in a certificate dated the date of the Valuation and Fairness Opinion that:

(a)	The Company had no information or knowledge of any facts not specifically provided to Morgan Stanley relating to the Company, its subsidiaries (as such term is defined in the Securities Act), or its or their assets, liabilities, affairs, business, operations, prospects or condition (financial or otherwise) which would reasonably be expected to affect the Valuation and Fairness Opinion in any material respect;

(b)	Subject to subparagraph (d) below regarding budgets, forecasts, projections and estimates, the Information provided orally by, or in the presence of, an officer of the Company or in writing by the Company or by any of its subsidiaries to Morgan Stanley for the purpose of preparing the Valuation and Fairness Opinion is, or in the case of historical Information, was at the date of preparation, complete, true and accurate in all material respects, and did not contain any untrue statement of a material fact in respect of the Company, its subsidiaries or the Arrangement and did not omit to state a material fact in respect of the Company, its subsidiaries or the Arrangement necessary to make the Information or any statement therein not misleading in light of the circumstances under which the Information was provided or any such statement was made;

(c)	Since the date on which the Information was provided to Morgan Stanley, except as disclosed in writing to Morgan Stanley, there had been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company and its subsidiaries, taken as a whole, and no material change had occurred in the Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Valuation and Fairness Opinion and there was no plan or proposal by the Company for any material change in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company or any of its subsidiaries which has not been disclosed to Morgan Stanley;

(d)

With respect to any portion of the Information that constitute budgets, forecasts, projections, and/or estimates, such budgets, forecasts, projections and/or estimates: (i) were prepared using the assumptions identified therein, which in the reasonable belief of management of the Company were at the date of the certificate (or were at the time of preparation and continued to be) reasonable in the circumstances; (ii) were

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prepared on a basis reflecting the best currently available estimates and judgements of management of the Company as to matters covered thereby at the time thereof; (iii) reasonably presented the views of management of the Company of the financial prospects and forecasted performance of the Company and its subsidiaries and are consistent, in all material respects, with the historical operating experience of the Company and its subsidiaries; and (iv) were not, in the reasonable belief of management of the Company, misleading in any material respect in light of the assumptions used or in light of any developments since the time of their preparation;

(e)	The contents of the Company’s public disclosure documents, as of their respective dates, were true and correct in all material respects and did not contain any misrepresentation (as such term is defined in the Securities Act), and such disclosure documents complied in all material respects with all requirements under applicable laws as of their respective dates;

(f)	To the best of such officers’ knowledge after reasonable inquiry, there were no prior valuations (as defined in MI 61-101) of the Company, or of its securities or material assets, which have been prepared as of a date within two years preceding the date of the certificate;

(g)	There had been no written, or to the best of such officers’ knowledge, verbal, offers for or proposed transactions involving all or a material part of the properties and assets owned by, or the securities of, the Company or of any of its subsidiaries and no negotiations had occurred relating to any such offers or transactions within two years preceding the date on which the proposed acquisition of the Common Shares was first publicly announced by Brookfield Asset Management which had not been disclosed to Morgan Stanley;

(h)	Other than as disclosed in the Information, neither the Company nor any of its subsidiaries had any material contingent liabilities and there were no actions, suits, claims, proceedings, investigations, or inquiries pending or, to the best of such officers’ knowledge, threatened against or affecting the Arrangement, the Company or any of its subsidiaries at law or in equity or before or by any federal, national, provincial, state, municipal or other governmental department, commission, bureau, board, agency or instrumentality which would reasonably be expected to, in any way, materially adversely affect the Arrangement or the Company and its subsidiaries, taken as a whole; and

(i)	To the Company’s knowledge, there were no agreements, undertakings, commitments or understandings (whether written or oral, formal or informal) relating to the Arrangement, except as had been disclosed to Morgan Stanley.

In preparing the Valuation and Fairness Opinion, Morgan Stanley made several assumptions, including that the final version of the Arrangement Agreement (including the plan of arrangement attached as an appendix to the Arrangement Agreement) would conform in all material respects to the drafts provided to Morgan Stanley, and that the Arrangement would be consummated in accordance with the terms set forth in the Arrangement Agreement (including the plan of arrangement attached as an appendix to the Arrangement Agreement) without any waiver, amendment or delay of any terms or conditions. In addition, Morgan Stanley assumed that the conditions precedent to the completion of the Arrangement could be satisfied in due course, all consents, permissions, exemptions or orders of relevant third parties or regulatory authorities would be obtained, without adverse condition or qualification, and the procedures being followed to implement the Arrangement were valid and effective. In its analysis in connection with the preparation of the Valuation and Fairness Opinion, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Morgan Stanley, the Company or Brookfield Asset Management.

The Valuation and Fairness Opinion was conditional upon all of Morgan Stanley’s assumptions being correct and there being no ‘‘misrepresentation’’ (as defined in the Securities Act) in any Information.

Morgan Stanley is not a legal, tax or accounting expert, and Morgan Stanley expressed no opinion concerning any legal, tax or accounting matters concerning the Arrangement or the sufficiency of the Valuation and Fairness Opinion for the purposes of the Special Committee or the Board. Morgan Stanley relied upon, without independent verification, the assessment of the Special Committee and its legal, tax or regulatory advisors with respect to legal, tax or regulatory

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matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, Directors or employees, or any class of such persons, relative to the Consideration to be received in the Arrangement by the holders of Common Shares, taken in the aggregate.

The Valuation and Fairness Opinion was provided for the use of the Special Committee. The Valuation and Fairness Opinion was not intended to be, and did not constitute, a recommendation to any holder of Common Shares as to whether or how such holder should vote in respect of the resolution of holders of Common Shares to be considered at the Special Meeting or whether to take any other action with respect to the Arrangement. The Valuation and Fairness Opinion did not address the relative merits of the Arrangement as compared to other transactions or business strategies that might be available to the Company. Morgan Stanley expressed no opinion with respect to the future trading prices of securities of the Company.

The Valuation and Fairness Opinion was rendered as of December 23, 2014 on the basis of securities markets, economic and general business and financial conditions prevailing on that date and the condition and prospects, financial and otherwise, of the Company and its subsidiaries and affiliates as they were reflected in the Information provided to Morgan Stanley. Any changes therein may affect the Valuation and Fairness Opinion and, although Morgan Stanley reserved the right to change or withdraw the Valuation and Fairness Opinion in such event, it disclaimed any undertaking or obligation to advise any person of any such change that may come to its attention, or update the Valuation and Fairness Opinion after such date. In preparing the Valuation and Fairness Opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any other party with respect to the acquisition of Common Shares or other securities of the Company, or any business combination or other extraordinary transaction involving the Company, nor did Morgan Stanley negotiate with any party in connection with any such transaction involving the Company.

The Consideration to be received pursuant to the Arrangement by the Unaffiliated Shareholders was determined through negotiations between the Special Committee and Brookfield Asset Management. Morgan Stanley provided advice to the Special Committee during these negotiations. Morgan Stanley did not, however, recommend any specific consideration to the Special Committee or that any specific consideration constituted the only appropriate consideration for the Arrangement.

Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering the Valuation and Fairness Opinion. The preparation of a valuation and fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described below should not be taken to be Morgan Stanley’s view of the actual value of the Company. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters. Many of these assumptions are beyond the control of the Company. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

The following is a summary of the material financial analyses performed by Morgan Stanley in connection with the Valuation and Fairness Opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. This summary is qualified in its entirety by reference to a copy of the Valuation and Fairness Opinion attached to this Circular as Appendix “D” and to the accompanying presentation of Morgan Stanley to the Special Committee, dated December 23, 2014 (the “December 23, 2014 Presentation”), which is attached as an exhibit to the Schedule 13E-3. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 23, 2014, and is not necessarily indicative of current market conditions.

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Overview of the Company

The Company is a publicly traded land development and homebuilding company. It became public on March 31, 2011 through the combination of Brookfield Homes and Brookfield Office Properties’ residential and housing division. Through these companies, the Company has been developing and building homes for over 50 years in order to become a leading North American land developer and homebuilder with operations concentrated in Canada and the United States.

The Company entitles and develops land to create master-planned communities and build and sell lots for third-party builders and its own homebuilding division. It may also design, construct and market single family and multi-family homes as well as commercial shopping centres in its own and others’ communities. The Company also participates in strategic real estate projects such as infill projects, mixed-use developments, infrastructure projects and joint ventures. It primarily focuses on the operating segments in Canada, California and Central and Eastern United States.

In each of its markets, the Company operates through local business units which are involved in all phases of the planning and building of its master-planned communities, infill projects and mixed-used developments. These operations include sourcing and evaluating land acquisitions, site planning, obtaining entitlements, developing the land, product design, construction, marketing and selling homes and homebuyer service.

The Common Shares are listed on the NYSE and the TSX under the symbol “BRP”.

Application of Valuation Methodologies to the Common Shares

Comparable Companies Analysis

Using publicly available information including equity research analyst estimates, Morgan Stanley reviewed and analyzed certain trading multiples of the following select homebuilding companies:

•	D.R. Horton, Inc.

•	Lennar Corporation

•	M.D.C. Holdings, Inc.

•	Meritage Homes Corporation

•	PulteGroup, Inc.

•	Standard Pacific Corp.

•	Taylor Morrison Home Corporation

•	The Ryland Group, Inc.

•	Toll Brothers, Inc.

•	TRI Pointe Homes, Inc.

While Morgan Stanley did not consider any of the companies reviewed to be directly comparable to the Company, Morgan Stanley believed that they shared certain business, financial, and/or operational characteristics to those of the Company and used its professional judgment in selecting the most appropriate trading multiples. Morgan Stanley considered earnings per share (“EPS”) multiples for 2015E and 2016E, price to book value, and earnings before taxes, interest expense, depreciation, and amortization (“EBITDA”) multiples for 2015E and 2016E for select homebuilding companies to be the most appropriate trading metrics for the Company. As summarized below, Morgan Stanley selected the following reference multiple ranges for the Company. These ranges reflect the ranges of select homebuilding companies adjusted for the unique nature of the Company’s operations. This analysis indicated the following ranges of observed multiples for the select homebuilding companies, the reference multiple ranges for the Company, and the implied prices per Common Share:

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Range of Comparable Companies

	P / EPS		Aggregate Value* / EBITDA
	2015E	2016E	2015E	2016E	Price / Book Value
Low	9.1x	8.0x	7.6x	6.7x	1.0x
High	16.4x	12.9x	12.7x	10.0x	2.2x

*	Defined as the equity market capitalization plus debt, non-controlling interest, and preferred securities (at liquidation preference) less cash and marketable securities.

Implied Valuation – Comparable Companies Approach

	Selected Range of Multiples		Implied Price per Common Share
	Low	High	Low	High
Price / 2015E EPS	10.5x	14.5x	$18.21	$25.14
Price / 2016E EPS	8.5x	12.5x	$19.08	$28.05
Price / Book Value	1.4x	2.1x	$17.72	$26.57
Aggregate Value / 2015E EBITDA	8.5x	10.5x	$17.54	$24.32
Aggregate Value / 2016E EBITDA	7.3x	9.3x	$20.06	$28.70
Overall Range – Median Low to Median High	—	—	$18.21	$26.57

Precedent Transactions Analysis

Morgan Stanley reviewed the purchase prices paid in select precedent transactions involving residential homebuilding and land heavy companies over the last fourteen years. Based on publicly available information, Morgan Stanley identified and reviewed 7 publicly announced transactions since 2000 involving the acquisitions or merger of public companies in the homebuilding sector with a value of greater than $250 million. The transactions reviewed and the date and month each transaction was announced were as follows:

Announcement Date	Target Company	Acquiror
April 2009	Centex Corp.	Pulte Homes Inc.
March 2006	William Lyon Homes, Inc.	General William Lyon and Lyon Family
July 2003	The Newhall Land and Farming Company	Lennar Corporation
January 2002	Crossman Communities, Inc.	Beazer Homes USA, Inc.
October 2001	Schuler Homes, Inc.	D.R. Horton Inc.
May 2001	Del Webb Corp.	Pulte Homes Inc.
February 2000	U.S. Home Corporation	Lennar Corporation

Morgan Stanley reviewed the premiums paid to the target companies’ unaffected stock prices (defined as the average ten day stock price five days prior to the earliest date of the deal announcement, announcement of a competing bid or market rumors in certain transactions, as appropriate) for the selected precedent transactions. This analysis indicated the following observed stock price premiums paid in such selected transactions and, based upon the unaffected price per Common Share as described below, the implied prices per Common Share:

Precedent Transactions Analysis

	Selected Range			Unaffected Price per Common Share*	Implied Price per Common Share
	Minimum	Median	Maximum		Minimum	Median	Maximum
Premium / (Discount) to Unaffected Price	24.8%	36.6%	43.1%	$18.46	$23.04	$25.21	$26.42

*	Defined as the average ten day stock price five days prior to October 23, 2014, which was the last trading day immediately prior to Brookfield Asset Management’s announcement of its proposal to acquire all of the Common Shares not already owned by it.

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Based on Morgan Stanley’s professional judgment, no company or transaction utilized in the precedent transaction analysis may be considered directly comparable to the Company or the Arrangement.

Discounted Cash Flow (“DCF”) Analysis

Morgan Stanley performed a DCF analysis using four year and one quarter unlevered free cash flow projections as provided by the Company management. In this approach, unlevered free cash flow projections are discounted at a specific rate to determine the present value. The present value of a terminal value, representing the value of unlevered free cash flow beyond the end of the forecast period, is added to arrive at a total aggregate value. Outstanding debt and non-controlling interest are subtracted and outstanding cash is added to arrive at an equity value. The equity value is then divided by the fully diluted share count, in order to arrive at an implied price per share.

Morgan Stanley calculated a range of terminal values by applying a range of EBITDA multiples to the terminal year’s estimated EBITDA as provided by the Company management. An EBITDA multiple range of 6.0x to 8.0x was selected based on Morgan Stanley’s professional judgment, which included an analysis of the EBITDA multiples of other comparable companies, both at present and historically. Morgan Stanley then discounted the resulting terminal value, along with the unlevered free cash flows over the four year and one quarter forecast period, to present value using a weighted average cost of capital (“WACC”) rate ranging from 7.0% to 8.4%.

Based on the foregoing, this analysis yielded an implied equity value per Common Share of $22.34 to $31.41.

Augmented Net Asset Value Analysis

The augmented net asset value, or augmented NAV, methodology ascribes a separate value for each category of asset and liability, utilizing the methodology appropriate in each case based on the unique characteristics of each asset. The sum of total assets less total liabilities yields the augmented NAV. In preparing the Company’s augmented NAV analysis, Morgan Stanley relied on financial projections as prepared by the Company management.

The key components of the Company’s augmented NAV were as follows:

•	Land and housing assets

•	Incremental homebuilder value

•	Cash and net other assets

•	Unsecured notes, other financing, other interests in consolidated subsidiaries and mark-to-market on unsecured notes

Land and Housing Assets

Land and housing assets include land under development, land held for future development, housing assets, and investments in unconsolidated entities located in the U.S. and Canada. Based on each asset’s profile, Morgan Stanley employed a DCF approach with different discount rates. In this approach, unlevered free cash flows over a specific forecast period are discounted at a specific rate to determine the present value of the unlevered free cash flows.

For those assets with respect to which Morgan Stanley employed a DCF approach, Morgan Stanley relied upon the Company’s proportionate share of cash flow projections prepared by the Company management. Morgan Stanley applied a project-by-project discount rate utilizing a bucketing approach whereby a discount rate was assigned to a project based upon the time needed to complete the project, the current status of entitlement, and market housing and economic fundamentals. As a result, the range of market discount rates ranged from 6% to 23% with a weighted average of 10%. Morgan Stanley then selected a range of weighted average discount rates from 8% to 12%.

As a result of these approaches, Morgan Stanley determined the fair market value of the land and housing assets to be in the range of $3,489 million to $4,093 million.

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Incremental Homebuilder Value

In order to fully capture the value of the Company’s homebuilding operations and platform, which was not reflected in the present value of future cash flows of existing assets, an incremental homebuilder valuation analysis was conducted. Since the homebuilder operations are an ongoing business that continue to produce revenue beyond the forecast period, a trading multiple approach was taken for this portion of the Company’s business. The excess of the value of the homebuilder assets determined by applying a net income multiple to the net income produced by the homebuilder assets over the value ascribed to the homebuilder assets in Morgan Stanley’s DCF was then added to Morgan Stanley’s total assets resulting in a range between $649 million and $721 million.

Cash and Net Other Assets

Morgan Stanley included cash and cash equivalents as stated in the Company’s third-quarter 2014 financial statements. Morgan Stanley also included accounts receivable, deferred tax assets, and other assets, deposits, accounts payable, and accrued liabilities as stated in the Company’s third-quarter 2014 financial statements. As a result, Morgan Stanley determined cash and net other assets to be $211 million.

Unsecured Bonds, Other Financings, Other Interests in Consolidated Subsidiaries and Mark-to-Market

Total outstanding unsecured notes as stated in the Company’s third-quarter 2014 financial statements was $1,100 million, other financings was $258 million, and other interests in consolidated subsidiaries was $17 million. Based upon Morgan Stanley’s analysis of the current trading levels of the outstanding unsecured notes, the mark-to-market on the Company’s unsecured notes was estimated to be $35 million.

As a result, Morgan Stanley determined the fair market value of the unsecured notes, other financings, other interests in consolidated subsidiaries, and mark-to-market of select securities to be $1,410 million.

Income Taxes

The value of the land and housing assets above the book value of these assets was assumed to be a taxable gain. This gain was taxed at a blend of the U.S. and Canadian tax rates and resulted in a value of $255 million to $458 million which Morgan Stanley subtracted from its augmented net asset value.

Total Shares Outstanding

As of November 4, 2014, approximately 115 million Common Shares were issued and outstanding (excluding the Common Shares held by BRP Holdings Corp. pursuant to the Escrowed Share Agreement). As of December 22, 2014, total shares outstanding on a fully diluted gross basis including in-the-money options and escrowed shares not owned by the Company totaled approximately 118 million.

Augmented Net Asset Value – Conclusion

Based on the foregoing, by subtracting the sum of the Company’s total liabilities from the sum of its total assets, Morgan Stanley determined a range of $22.74 per Common Share to $26.75 per Common Share under the augmented NAV analysis.

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Valuation Reference Points

Morgan Stanley also reviewed and took into consideration other valuation reference points in determining the fair market value of the Common Shares.

Historical Trading Analysis

Morgan Stanley reviewed historical trading prices and volumes for the Common Shares on both the NYSE and the TSX for the last twelve months ended October 22, 2014, or the last trading day immediately prior to Brookfield Asset Management’s announcement of its proposal to acquire all of the Common Shares not already owned by it. Morgan Stanley aggregated the trading volumes on both the NYSE and the TSX. Cumulative trading volume over the last twelve months on both the NYSE and the TSX was 34.5 million shares, representing 105.4% of the public float. Morgan Stanley also examined the VWAP over this time period. Over the last twelve months ended October 22, 2014, the VWAP on the NYSE was $20.76, and over the last 30-trading days ended October 22, 2014, the VWAP was $19.28. As of December 22, 2014, the trading price of the Common Shares was $23.00 on the NYSE.

Research Analysts Price Target and NAV Estimate

Morgan Stanley reviewed public market trading price targets and estimated NAV per Common Share. Equity research analyst price targets reflect each analyst’s estimate of the future public market trading price of the Common Shares at the time the price target is published. The NAV per share estimate represents an equity research analyst’s estimate of the intrinsic value of the Company’s net assets on a per share basis.

Morgan Stanley specifically reviewed the one available research analyst price target and the one available research analyst NAV per share estimate immediately prior to and following Brookfield Asset Management’s announcement on October 23, 2014 of its proposal to acquire all of the Common Shares not already owned by it. For the date immediately prior to Brookfield Asset Management’s announcement of its proposal to acquire all of the Common Shares not already owned by it, Morgan Stanley used October 22, 2014, and for the date following Brookfield Asset Management’s announcement of its proposal to acquire all of the Common Shares not already owned by it, Morgan Stanley used October 23, 2014.

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Brookfield Residential Properties – Research Views

	Before October 23, 2014 Proposal	After October 23, 2014 Proposal
Price Target	$22.00	$24.00
NAV per Common Share Estimate	$24.75	$24.90

General

Morgan Stanley conducted the analyses described above as part of its analysis of the fairness of the Consideration to be received pursuant to the Arrangement by the Unaffiliated Shareholders and in connection with the delivery of the Valuation and Fairness Opinion to the Special Committee. These analyses do not purport to be appraisals.

No company utilized in the comparable company trading multiples analysis is identical to the Company. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the business of the Company and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company or the industry or in the financial markets in general. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using comparable company data.

No company or transaction utilized in the precedent transactions analysis is identical to the Company or the transaction. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, market and financial conditions and other matters, which are beyond the control of the Company, such as the impact of competition on the business of the Company or the industry generally, industry growth and the absence of any adverse material change in the financial condition of the Company or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared. Morgan Stanley considered a number of factors in analyzing the Consideration to be received pursuant to the Arrangement by the Unaffiliated Shareholders. The fact that points in the range of implied present value per share of the Company derived from the valuation of precedent transactions were less than or greater than the Consideration is not necessarily dispositive in connection with Morgan Stanley’s analysis of the Consideration, but one of many factors Morgan Stanley considered.

Morgan Stanley’s opinion and its presentation to the Special Committee was one of many factors taken into consideration by the Special Committee in deciding to recommend the Arrangement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Special Committee with respect to the Consideration to be received pursuant to the Arrangement by the Unaffiliated Shareholders or of whether the Special Committee would have been willing to recommend different consideration.

Other Considerations

A preliminary version of Morgan Stanley’s valuation analyses was shared with the Special Committee on December 15, 2014 (the “Preliminary Presentation”) and is filed as an exhibit to the Schedule 13E-3. In addition, an updated preliminary version of Morgan Stanley’s valuation analyses was shared with the Special Committee on December 19, 2014 (the “Updated Preliminary Presentation”, and together with the Preliminary Presentation, the “Preliminary Presentations”) and is filed as an exhibit to the Schedule 13E-3. In connection with the delivery of the Valuation and Fairness Opinion, Morgan Stanley also shared with the Special Committee the December 23, 2014 Presentation. The Preliminary Presentations consisted of various summary data and analyses that Morgan Stanley utilized in formulating its preliminary perspective on the valuation of the Common Shares. The Preliminary Presentations did not make any recommendations or constitute an opinion of Morgan Stanley in any respect. The financial analyses in the Preliminary Presentations were substantially similar to those in the December 23, 2014 Presentation and in the Valuation and Fairness Opinion, subject to refinement and update. The Preliminary Presentation did not present an implied value of the Common Shares, the Updated Preliminary Presentation presented a value of the Common Shares that ranged from $22.00 to $27.00, and, as summarized above, the December 23, 2014 Presentation

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and the Valuation and Fairness Opinion presented a value of the Common Shares ranging from $22.00 to $27.00. In addition, the procedures followed by Morgan Stanley in preparing the analyses in the Preliminary Presentations were substantially similar to the procedures used by Morgan Stanley to prepare the corresponding analysis in the December 23, 2014 Presentation and in the Valuation and Fairness Opinion, except that:

•	The comparable companies analysis in the Preliminary Presentation used multiples of earnings in fiscal year 2015 ranging from 10.0x to 14.0x, with a resulting implied value per Common Share ranging from $17.33 to $24.27, and the comparable companies analysis in the Updated Preliminary Presentation, in the December 23, 2014 Presentation and in the Valuation and Fairness Opinion used multiples of earnings in fiscal year 2015 ranging from 10.5x to 14.5x, with a resulting implied value per Common Share ranging from $18.21 to $25.14.

•	The comparable companies analysis in the Preliminary Presentations used multiples of EBITDA in fiscal year 2015 ranging from 8.5x to 11.5x, with a resulting implied value per Common Share ranging from $16.06 to $25.01 in the Preliminary Presentation and from $17.54 to $27.70 in the Updated Preliminary Presentation, and, as summarized above, the comparable companies analysis in the December 23, 2014 Presentation and in the Valuation and Fairness Opinion used multiples of EBITDA in fiscal year 2015 ranging from 8.5x to 10.5x, with a resulting implied value per Common Share ranging from $17.54 to $24.32.

•	The comparable companies analysis in the Preliminary Presentations used multiples of EBITDA in fiscal year 2016 ranging from 7.5x to 9.5x, with a resulting implied value per Common Share ranging from $19.37 to $27.01 in the Preliminary Presentation and from $21.14 to $29.78 in the Updated Preliminary Presentation, and, as summarized above, the comparable companies analysis in the December 23, 2014 Presentation and in the Valuation and Fairness Opinion used multiples of EBITDA in fiscal year 2016 ranging from 7.3x to 9.3x, with a resulting implied value per Common Share ranging from $20.06 to $28.70.

•	The DCF analysis in the Preliminary Presentation used implied multiples of EBITDA in the terminal year ranging from 5.3x to 7.5x and discount rates ranging from approximately 6.9% to approximately 8.2%, with a resulting implied value per Common Share ranging from $19.73 to $29.51, the DCF analysis in the Updated Preliminary Presentation used multiples of EBITDA in the terminal year ranging from 6.0x to 8.0x and discount rates ranging from approximately 7.0% to approximately 8.3%, with a resulting implied value per Common Share ranging from $22.43 to $31.53, and, as summarized above, the DCF analysis in the December 23, 2014 Presentation and in the Valuation and Fairness Opinion used multiples of EBITDA in the terminal year ranging from 6.0x to 8.0x and weighted discount rates ranging from approximately 7.0% to approximately 8.4%, with a resulting implied value per Common Share ranging from $22.34 to $31.41.

•	The Preliminary Presentation and the Updated Preliminary Presentation each included a net asset value, or NAV, analysis of the Company, which is summarized below:

Net Asset Value Analysis

The NAV methodology ascribes a separate value for each category of asset and liability, utilizing the methodology appropriate in each case based on the unique characteristics of each asset. The sum of total assets less total liabilities yields the NAV. As Morgan Stanley does not consider a NAV analysis a liquidation analysis, it did not include frictional costs that may be incurred in the liquidation of the assets such as transaction costs or tax leakage in the subsequent analysis. In preparing the Company’s NAV analysis, Morgan Stanley relied on financial projections as prepared by the Company management.

The key components of the Company’s NAV were as follows:

•	Land and housing assets

•	Cash and net other assets

•	Unsecured notes, other financing, other interests in consolidated subsidiaries and mark-to-market on unsecured notes

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Land and Housing Assets

Land and housing assets includes land under development, land held for future development, housing assets and investments in unconsolidated entities located in the U.S. and Canada. Based on each asset’s profile, Morgan Stanley employed a DCF approach with different discount rates. In this approach, unlevered cash flows over a specific forecast period are discounted at a specific rate to determine the present value of the unlevered cash flows.

For those assets with respect to which Morgan Stanley employed a DCF approach, Morgan Stanley relied upon the Company’s proportionate share of cash flow projections prepared by the Company management. Morgan Stanley applied a project-by-project discount rate utilizing a bucketing approach whereby a discount rate was assigned to a project based upon the time needed to complete the project, the current status of entitlement, and market housing and economic fundamentals. As a result, the range of market discount rates ranged from 6% to 22% in the Preliminary Presentation and in the Updated Preliminary Presentation. Morgan Stanley then selected a range of weighted average discount rates from 6% to 14% in the Preliminary Presentation, and from 8% to 12% in the Updated Preliminary Presentation.

As a result of these approaches, Morgan Stanley determined the fair market value of the land and housing assets to be in the range of $3,341 million to $4,422 million in the Preliminary Presentation and from $3,535 million to $4,154 in the Updated Preliminary Presentation.

Cash and Net Other Assets

Morgan Stanley included cash and cash equivalents as stated in the Company’s third-quarter 2014 financial statements. Morgan Stanley also included accounts receivable, deferred tax assets, and other assets, deposits, accounts payable, and accrued liabilities as stated in the Company’s third-quarter 2014 financial statements. As a result, Morgan Stanley determined cash and net other assets to be $211 million in the Preliminary Presentation and in the Updated Preliminary Presentation.

Unsecured Bonds, Other Financings, Other Interests in Consolidated Subsidiaries and Mark-to-Market

Total outstanding unsecured notes as stated in the Company’s third-quarter 2014 financial statements was $1,100 million, other financings was $258 million, and other interests in consolidated subsidiaries was $17 million. Based upon materials prepared by the Company and reviewed by Morgan Stanley, the mark-to-market on the Company’s debt is estimated to be $62 million in the Preliminary Presentation and in the Updated Preliminary Presentation.

As a result, Morgan Stanley determined the fair market value of the unsecured notes, other financings, other interests in consolidated subsidiaries, and mark-to-market of select securities to be $1,437 million in the Preliminary Presentation and in the Updated Preliminary Presentation.

Total Shares Outstanding

As of November 4, 2014, 115 million of Company’s Common Shares were issued and outstanding (excluding the Common Shares held by BRP Holdings Corp. pursuant to the Escrowed Share Agreement). As of December 12, 2014 and December 18, 2014, total shares outstanding on a fully diluted gross basis including in-the-money options and escrowed shares not owned by the Company totaled 118 million.

Net Asset Value – Conclusion

Based on the foregoing, by subtracting the sum of the Company’s total liabilities from the sum of its total assets, Morgan Stanley determined a range of $17.92 per Common Share to $27.08 per Common Share under the NAV analysis in the Preliminary Presentation and of $19.55 per Common Share to $24.80 per Common Share under the NAV analysis in the Updated Preliminary Presentation.

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The summary of the Preliminary Presentations set forth above is qualified in its entirety by reference to the Preliminary Presentations, copies of which are attached as exhibits to the Schedule 13E-3.

The reports, opinions or appraisals referenced in this section will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested Shareholder or any representative who has been so designated in writing.

Certain Unaudited Financial Projections

Brookfield Residential does not as a matter of course make public projections as to future sales, earnings or other results. However, the management of Brookfield Residential has prepared the financial projections of Brookfield Residential set forth below and provided such projections to Morgan Stanley in connection with its preparation of the Valuation and Fairness Opinion. Such financial projections were also provided to Brookfield Asset Management. The accompanying financial projections were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC applicable to Multijurisdictional Disclosure System filers or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of management of Brookfield Residential, were prepared on a reasonable basis, reflect the best currently available estimates and judgments, and present, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Brookfield Residential. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this document are cautioned not to place undue reliance on the financial projections.

Neither Brookfield Residential’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the financial projections.

In developing the financial projections, management of Brookfield Residential made numerous assumptions with respect to Brookfield Residential for the relevant forecast period (fiscal 2015 through fiscal 2019). The assumptions and estimates underlying the financial projections are inherently uncertain and, though considered reasonable by the management of Brookfield Residential as of the date of their preparation, are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. See the risk factors discussed under the heading “Risks Related to the Business and Industry of the Corporation” in the Company’s Annual Information Form dated March 27, 2014. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of Brookfield Residential or that actual results will not differ materially from those presented in the financial projections. Inclusion of the financial projections in this Circular should not be regarded as a representation by any person that the results contained in the financial projections will be achieved.

The financial projections do not take into account any circumstances or events occurring after the date they were prepared, and except as may be required in order to comply with applicable Law, none of Brookfield Residential or, to Brookfield Residential’s knowledge, any of its Representatives intends to update, or otherwise revise, the financial projections, or the specific portions presented herein, to reflect circumstances existing after the date when they were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. Neither Brookfield Residential nor any of its affiliates or Representatives has made or makes any representation to any person regarding the ultimate performance of Brookfield Residential compared to the information contained in the financial projections contained herein.

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The financial projections should be read together with Brookfield Residential’s published financial statements, the most recent of which being its interim unaudited financial statements for the three and nine months ended September 30, 2014 and management’s discussion and analysis for the quarter ended September 30, 2014, each of which is available on SEDAR and EDGAR, and other publicly available information.

(US$ millions)
Financial Forecast	2015E	2016E	2017E	2018E	2019E
Operating Cash Flow of New and Existing Assets(1)	301	740	1,084	947	950
Gross Acquisitions(2)	(379)	(345)	(404)	(361)	(219)

Unlevered Free Cash Flow(3)	(78)	395	680	586	731
Financing(4)	(11)	(131)	(92)	(12)	(133)

Discretionary Cash Flow(5)	(89)	264	588	574	598

Total Revenue	2,001	2,441	2,902	2,830	2,860
Total Assets	3,652	3,871	4,147	4,546	4,797
Total Liabilities	1,781	1,737	1,727	1,815	1,742

(US$ millions)
EBITDA Forecast	2015E	2016E	2017E	2018E	2019E
Net Income attributable to Brookfield Residential	205	265	284	312	327
Add Back:
– Income Taxes	95	132	141	146	160
– Depreciation	3	3	4	3	3
– Amortization of Capitalized Interest	48	59	63	56	51
– Interest Expense	49	49	49	53	51
– Non-controlling interests and other interests in consolidated subsidiaries	—	2	5	9	11

EBITDA(6)	400	510	546	579	603

Notes:

(1)	Operating Cash Flow of New and Existing Assets refers to operating cash flows from housing and land development activities after working capital and income taxes, and before debt repayments/borrowings, interest, and gross acquisitions dollars spent. Operating Cash Flow of New and Existing Assets is not a measure of performance under U.S. GAAP and should not be considered as an alternative to operating income or net income as a measure of operating performance.

(2)	Gross Acquisitions refers to the gross cash outflows from the acquisition of housing and land assets. Gross Acquisitions is not a measure of performance under U.S. GAAP and should not be considered as an alternative to any U.S. GAAP measure.

(3)	Unlevered Free Cash Flow refers to operating cash flows from housing and land development activities after working capital, income taxes and gross acquisitions, and before debt repayments/borrowings and interest. Unlevered Free Cash Flow is not a measure of performance under U.S. GAAP and should not be considered as an alternative to operating income or net income as a measure of operating performance.

(4)	Financing refers to cash flows from debt repayments/borrowings and interest. It is not a measure of performance under U.S. GAAP and should not be considered as an alternative to any U.S. GAAP measure.

(5)	Discretionary Cash Flow refers to operating cash flows from housing and land development activities after debt repayments/borrowings, interest, working capital and income taxes. Discretionary Cash Flow is not a measure of performance under U.S. GAAP and should not be considered as an alternative to operating income or net income as a measure of operating performance.

(6)	EBITDA is not a measure of performance under U.S. GAAP and should not be considered as an alternative to operating income or net income as a measure of operating performance.

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GENERAL PROXY INFORMATION

Solicitation of Proxies

This Circular is furnished in connection with the solicitation of proxies by management of the Company for use at the Meeting, to be held on March 10, 2015, at the time and place and for the purposes set forth in the Notice of Meeting. While it is expected that the solicitation will be primarily by mail, proxies may be solicited personally or by telephone or e-mail by the Directors and employees of the Company at nominal cost. The Company also has retained Laurel Hill Advisory Group to assist in the solicitation of proxies for a fee of approximately CAD$30,000 for its services, plus reasonable out-of-pocket expenses. The fees and expenses of Laurel Hill Advisory Group and all other costs of solicitation by management, will be borne by Brookfield Asset Management.

Each director and officer of Brookfield Residential, the Brookfield Asset Management Filing Persons, Partners Limited and Partners Value Fund Inc. holding Common Shares has advised Brookfield Residential that each such person does not intend to vote its Common Shares against the Arrangement Resolution.

How a Vote is Passed

At the Meeting, Shareholders will be asked to consider and vote upon the Arrangement Resolution. To be effective, the Arrangement Resolution must be approved by (i) at least two-thirds of the votes cast by Shareholders present in person or represented by proxy at the Meeting (the “Standard Approval Threshold”) and (ii) a majority of the votes cast by Minority Shareholders present in person or represented by proxy at the Meeting, as contemplated by MI 61-101 in the context of a “business combination” (the “Minority Approval Threshold”).

The quorum for the Meeting is at least two persons who are, or who represent by proxy, Shareholders that together hold in the aggregate not less than 10% of the outstanding Common Shares.

Brookfield Asset Management holds 69.4% of the outstanding Common Shares, representing 69.4% of the votes that may be cast towards the Arrangement Resolution. Brookfield Asset Management will cause all such Common Shares to be voted in favour of the Arrangement Resolution. All of the Common Shares held by Brookfield Asset Management may be counted towards the Standard Approval Threshold, and therefore the Standard Approval Threshold will be reached. The Common Shares held by Brookfield Asset Management may not be counted toward the Minority Approval Threshold.

Who can Vote?

If you were a Registered Shareholder as of the close of business on January 12, 2015, you are entitled to attend the Meeting and cast one vote for each Common Share registered in your name on all resolutions put before the Meeting. If Common Shares are registered in the name of a corporation, a duly authorized officer of the corporation may attend on its behalf, but appropriate documentation confirming that officer’s authority will be required to be presented at the Meeting. If you are a Registered Shareholder but do not wish to, or cannot, attend the Meeting in person, you can appoint someone who will attend the Meeting and act as your proxyholder to vote in accordance with your instructions. If your Common Shares are registered in the name of an Intermediary, you should refer to the section entitled “Non-Registered Shareholders” below.

It is important that your Common Shares be represented at the Meeting regardless of the number of Common Shares you hold. If you will not be attending the Meeting in person, you should complete, date, sign and return your form of proxy as soon as possible so that your Common Shares will be represented.

Appointment of Proxies by Registered Shareholders

If you are a Registered Shareholder and do not attend the Meeting, you can still make your vote(s) count by appointing someone who will be there to act as your proxyholder at the Meeting. You can appoint the persons named in

If you have any questions or need assistance completing your proxy or voting instruction form, please call

Laurel Hill Advisory Group at 1 (877) 452-7184 (1 (416) 304-0211 collect) or email assistance@laurelhill.com the accompanying form of proxy, who are Directors. Alternatively, you can appoint any other person to attend the Meeting as your proxyholder. Regardless of who you appoint as your proxyholder, you can either instruct that person or company how you want to vote or you can let him or her decide for you. You can do this by completing a form of proxy. In order to be valid, you must return the completed form of proxy by no later than forty-eight (48) hours, excluding Saturdays, Sundays and holidays, prior to the time of the Meeting to the Transfer Agent.

Shareholders should dispatch their proxies to CST Trust Company, P.O. Box 700, Station B, Montreal, Quebec, H3B 3K3, or by toll free North American fax number 1 (866) 781-3111, or by international fax number 1 (416) 368-2502. Shareholders may also cast their proxy vote at www.cstvotemyproxy.com or by scanning and sending their signed proxy to proxy@canstockta.com following the instructions accompanying this Circular.

In the alternative to the above, Shareholders may dispatch their proxies to Shane D. Pearson, Corporate Secretary, Brookfield Residential Properties Inc., 4906 Richard Road SW, Calgary, Alberta, T3E 6L1.

The above time limit for deposit of proxies may be waived or extended by the chair of the Meeting at his or her discretion without notice.

What is a Proxy?

A form of proxy is a document that authorizes someone to attend the Meeting and cast your votes for you. We have enclosed a form of proxy with this Circular. You should use it to appoint a proxyholder, although you can also use any other legal form of proxy.

Appointing a Proxyholder

The persons named in the enclosed form of proxy are Directors. A Registered Shareholder who wishes to appoint some other person as its representative at the Meeting may do so by crossing out the name on the form of proxy and inserting the name of the person proposed in the blank space provided in the enclosed form of proxy. That other person need not be a Shareholder. To vote your Common Shares, your proxyholder must attend the Meeting. If you use the enclosed form of proxy and do not fill a name in the blank space, the persons named in the form of proxy will be appointed to act as your proxyholder.

Instructing your Proxy and Exercise of Discretion by your Proxy

You may indicate on your form of proxy how you wish your proxyholder to vote your Common Shares at the Meeting. To do this, simply mark the appropriate boxes on the form of proxy. If you do this, your proxyholder must vote your Common Shares at the Meeting in accordance with the instructions you have given.

If you do not give any instructions as to how to vote on a particular matter to be decided at the Meeting, your proxyholder can vote your shares as he or she thinks fit. If you have appointed the persons designated in the form of proxy as your proxyholder they will, unless you give contrary instructions, vote your Common Shares at the Meeting

✓	FOR the Arrangement Resolution.

The enclosed form of proxy gives the persons named on it the authority to use their discretion in voting on amendments or variations to matters identified in the Notice of Meeting. At the time of printing this Circular, management of the Company is not aware of any other matter to be presented for action at the Meeting. If, however, other matters do properly come before the Meeting, the persons named on the enclosed form of proxy will vote on them in accordance with their best judgment, pursuant to the discretionary authority conferred on them by the form of proxy with respect to such matters.

If you have any questions or need assistance completing your proxy or voting instruction form, please call

Laurel Hill Advisory Group at 1 (877) 452-7184 (1 (416) 304-0211 collect) or email assistance@laurelhill.com

Changing your Mind (Revoking your Proxy)

If you want to revoke your proxy after you have delivered it, you can do so by delivering a revocation that is received by 5:00 p.m. (Toronto time) on the last Business Day before the day of the Meeting, or delivered to the person presiding at the Meeting before it commences. You may do this by (i) attending the Meeting and voting in person if you were a Registered Shareholder at the Record Date; (ii) signing a proxy bearing a later date and depositing it in the manner and within the time described above under the heading “General Proxy Information – Appointment of Proxies by Registered Shareholders”; (iii) signing a written statement which indicates, clearly, that you want to revoke your proxy and delivering this signed written statement to the principal executive office of the Company at 4906 Richard Road, S.W., Calgary, Alberta, Canada T3E 6L1; or (iv) in any other manner permitted by law. If you revoke your proxy and do not replace it with another proxy that is deposited with us before the deadline, you can still vote your shares if you are a Registered Shareholder, but to do so you must attend the Meeting in person. Only Registered Shareholders have the right to revoke a proxy. Non-Registered Shareholders who wish to change their vote must in sufficient time in advance of the Meeting, arrange for their respective Intermediaries to change their vote and if necessary revoke their proxy in accordance with the revocation procedures.

Non-Registered Shareholders

If your Common Shares are not registered in your own name, they will be held in the name of an Intermediary that, as your nominee, will be the person legally entitled to vote your Common Shares and generally is required to seek your instructions as to how to vote your Common Shares.

Accordingly, you will have received this Circular from your nominee, together with a form of proxy or a request for voting instruction form. If that is the case, you should comply strictly with the instructions that have been given to you by your Intermediary. If you have voted and wish to change your voting instructions, you should contact your Intermediary to discuss whether this is possible and what procedures you must follow. Typically, Intermediaries will use a service company to forward such materials to Non-Registered Shareholders. The majority of Intermediaries now delegate responsibility for obtaining instructions from clients to Broadridge Investor Communications Corporation in Canada and its counterpart in the United States.

If your Common Shares are not registered in your own name, the Company’s Transfer Agent will not have a record of your name and, as a result, unless your Intermediary has appointed you as a proxyholder, will have no knowledge of your entitlement to vote. In these circumstances, if you wish to vote in person at the Meeting, you should insert your own name in the space provided on the form of proxy or voting instruction form that you have received from your Intermediary in accordance with their instructions. If you do this, you will be instructing your Intermediary to appoint you as proxyholder. Please adhere strictly to the signature and return instructions. It is not necessary to complete the form in any other respect, since you will be voting at the Meeting in person. Please register with the Transfer Agent, upon arrival at the Meeting.

The Notice of Meeting and this Circular are being sent to both registered and non-registered owners of Common Shares. Please return your voting instructions as specified in the request for voting instructions form.

There are two kinds of Non-Registered Shareholders: (i) those who object to their name being made known to the issuers of securities which they own (called “objecting beneficial owners”); and (ii) those who do not object to the issuers of the securities they own knowing who they are (called “non-objecting beneficial owners”).

Brookfield Residential may utilize the Broadridge QuickVote™ service to assist Shareholders with voting their shares. Non-objecting beneficial owners may be contacted by Laurel Hill Advisory Group to conveniently obtain a vote directly over the telephone.

If you have any questions or need assistance completing your proxy or voting instruction form, please call

Laurel Hill Advisory Group at 1 (877) 452-7184 (1 (416) 304-0211 collect) or email assistance@laurelhill.com

Voting Securities and Principal Holders

The authorized capital of the Company consists of an unlimited number of Common Shares and an unlimited number of preferred shares (the “Preferred Shares”). There are no Preferred Shares outstanding. The Common Shares are the class of securities entitled to vote at the Meeting. Each holder of Common Shares is entitled to one vote for each Common Share registered in his or her name at the close of business on January 12, 2015, the date fixed by the Directors as the Record Date for determining who is entitled to receive notice of, and to vote at, the Meeting.

At the close of business on December 31, 2014, there were 117,421,243 Common Shares outstanding. To the knowledge of the Directors and executive officers of the Company, as of such date, other than as set out in the following table, no person beneficially owned, directly or indirectly, or exercised control or direction over, voting securities of the Company carrying 10% or more of the voting rights attached to any class of outstanding voting securities of the Company entitled to vote at the Meeting.

Name of Beneficial Owner	Class of Voting Securities	Number of Voting Securities of the Class Beneficially Owned or Controlled	Percentage of Voting Securities of the Class Beneficially Owned or Controlled
Brookfield Asset Management Inc.	Common Shares	81,493,112	69.4%

If you have any questions or need assistance completing your proxy or voting instruction form, please call

Laurel Hill Advisory Group at 1 (877) 452-7184 (1 (416) 304-0211 collect) or email assistance@laurelhill.com

THE ARRANGEMENT

At the Meeting, Shareholders will be asked to consider and, if thought advisable, to pass the Arrangement Resolution to approve the Arrangement. The Arrangement, the Plan of Arrangement and the terms of the Arrangement Agreement are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement and the Plan of Arrangement, both of which are attached to this Circular as Appendix “C”.

To be effective, the Arrangement Resolution must be approved by (i) a majority of the votes cast by Minority Shareholders present in person or represented by proxy at the Meeting, as contemplated by MI 61-101 in the context of a “business combination”, and (ii) at least two-thirds of the votes cast by Shareholders present in person or represented by proxy at the Meeting. See “The Arrangement – Multilateral Instrument 61-101”. A copy of the Arrangement Resolution is set out in Appendix “B” of this Circular. To the knowledge of the Company after reasonable inquiry, of the 117,421,243 Common Shares outstanding as of December 31, 2014, 33,717,505 Common Shares can be voted in respect of the Minority Approval Threshold.

Unless otherwise directed in properly completed forms of proxy, it is the intention of the individuals named in the enclosed form of proxy to vote FOR the Arrangement Resolution. If you do not specify how you want your Common Shares voted at the Meeting, the persons named as proxyholders in the enclosed form of proxy will cast the votes represented by your proxy at the Meeting FOR the Arrangement Resolution.

If the Arrangement is approved at the Meeting, the Final Order approving the Arrangement is issued by the Court and the applicable conditions to the completion of the Arrangement are satisfied or waived, the Arrangement will take effect at the Effective Time on the Effective Date (which is currently anticipated to be in the first quarter of 2015).

Parties to the Arrangement

Brookfield Residential is a North American land developer and homebuilder with operations in eleven major markets. The Company entitles and develops land to create master-planned communities and build and sell lots to third-party builders, as well as to its own homebuilding division. The Company also participates in selected, strategic real estate opportunities, including infill projects, mixed-use developments, infrastructure projects, and joint ventures. The Company’s Common Shares are co-listed on the NYSE and TSX under the symbol “BRP”. The Company’s registered office is located at Suite 100, Warden Avenue, Markham, Ontario, Canada, L3R 5Y6 and the Company’s principal executive office is located at 4906 Richard Road, S.W., Calgary, Alberta, Canada T3E 6L1. The main telephone number of the Company is 1 (403) 231-8900.

Brookfield Asset Management is a global alternative asset manager with approximately $200 billion in assets under management. For more than 100 years Brookfield Asset Management has owned and operated assets on behalf of shareholders and clients with a focus on property, renewable energy, infrastructure and private equity. Its Class A Limited Voting Shares are co-listed on the NYSE under the symbol “BAM”, the TSX under the symbol “BAM.A” and the NYSE Euronext under the symbol “BAMA”. Brookfield Asset Management was formed by articles of amalgamation dated August 1, 1997 and is organized pursuant to articles of amalgamation under the OBCA dated January 1, 2005. Brookfield Asset Management’s registered office and principal executive office is located at Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada M5J 2T3. Brookfield Asset Management’s main telephone number is 1 (416) 363-9491.

The Purchaser is a private corporation organized under the OBCA pursuant to articles of incorporation dated December 12, 2014 and is a wholly owned subsidiary of Brookfield Asset Management. The Purchaser was incorporated for the sole purpose of acquiring the Common Shares pursuant to the Arrangement. The Purchaser’s registered and principal executive office is located at Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada M5J 2T3. The Purchaser’s main telephone number is 1 (416) 363-9491.

Brookfield Asset Management is considered to be an affiliate of the Company as it directly or indirectly controls 69.4% of the Company’s issued and outstanding Common Shares.

If you have any questions or need assistance completing your proxy or voting instruction form, please call

Laurel Hill Advisory Group at 1 (877) 452-7184 (1 (416) 304-0211 collect) or email assistance@laurelhill.com

History of Brookfield Asset Management’s and the Purchaser’s Relationship with Brookfield Residential

Brookfield Residential became a public company on March 31, 2011, by combining Brookfield Homes Corporation (“Brookfield Homes”) and the land development and homebuilding division (“BPO Residential”) of Brookfield Office Properties Inc. (formerly Brookfield Properties Corporation) (“Brookfield Office Properties”) into a single land development and homebuilding company, which was achieved through a merger and series of related transactions completed on March 31, 2011 (the “IPO Transactions”). Prior to the completion of the IPO Transactions on March 31, 2011, the Company was 100% owned by Brookfield Asset Management and Brookfield Residential did not conduct any activities other than those incident to its formation, the holding of common stock and 8% convertible preferred stock of Brookfield Homes and the execution of the merger and contribution agreement related to the IPO Transactions.

On June 15, 2011, the Company announced the completion of a rights offering registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) on April 13, 2011 by Brookfield Office Properties (the “Rights Offering”), which enabled shareholders of Brookfield Office Properties to purchase Common Shares of Brookfield Residential that Brookfield Office Properties received in connection with the IPO Transactions at a price of $10 per Common Share. 18,174,728 Common Shares of Brookfield Residential were purchased by shareholders other than Brookfield Asset Management in the Rights Offering for total consideration of approximately $182 million to Brookfield Office Properties. This represented 72% of the Common Shares available for purchase by shareholders other than Brookfield Asset Management in the Rights Offering.

Brookfield Asset Management purchased a total of 33,325,272 Common Shares of Brookfield Residential in connection with the Rights Offering, representing its pro rata share of rights as a shareholder under the rights distribution, together with all Common Shares of Brookfield Residential not otherwise subscribed for in the Rights Offering pursuant to a standby commitment. Upon completion of the Rights Offering, Brookfield Asset Management owned 74.5 million Common Shares of Brookfield Residential, representing approximately 73.5% of the Common Shares.

On November 20, 2012, Brookfield Residential issued 8,000,000 Common Shares for gross proceeds of approximately $111.0 million through a private placement to Brookfield Asset Management.

See “Interests of Informed Persons in Material Transactions – Interests of Certain Persons in Matters other than the Arrangement” and “Information Concerning Brookfield Residential – Previous Distributions” for additional transactions between Brookfield Residential and Brookfield Asset Management.

Principal Steps of the Arrangement

Under the Plan of Arrangement, commencing at the Effective Time, the following principal steps shall occur and shall be deemed to occur in the following order (at five minute intervals) without any further act or formality:

(a)	Dissent Shares. Each Common Share held by Dissenting Shareholders shall be, and be deemed to have been, assigned and transferred by the Dissenting Shareholder, to Brookfield Residential (free and clear of all Liens) in consideration for a cash payment in the amount determined in accordance with Article 4 of the Plan of Arrangement;

(b)	Qualifying Holdco Shares. Each Qualifying Holdco Share outstanding immediately prior to the Effective Time shall be and be deemed to have been, assigned and transferred, without any further act of formality, by the holder thereof to the Purchaser (free and clear of all Liens) in exchange for the applicable Holdco Share Consideration for each Qualifying Holdco Share;

(c)	Common Shares. Each Common Share outstanding immediately prior to the Effective Time, other than (A) a Common Share held by Brookfield Asset Management or its affiliates; (B) a Common Share held by a Dissenting Shareholder; or (C) a Common Share held by a Qualifying Holdco, shall be, and be deemed to have been, assigned and transferred, without any further act of formality, by the holder thereof to the Applicable Purchaser (free and clear of all Liens) in exchange for the applicable Consideration for each Common Share.

If you have any questions or need assistance completing your proxy or voting instruction form, please call

Laurel Hill Advisory Group at 1 (877) 452-7184 (1 (416) 304-0211 collect) or email assistance@laurelhill.com

Source of Consideration

Brookfield Asset Management currently estimates that if the Arrangement is consummated, the total amount of cash required for the purchase of the Common Shares and to cover related fees and expenses will be approximately $877,000,000. The Arrangement is not subject to a financing condition. Brookfield Asset Management intends to initially fund the Transaction with a combination of cash on hand from Brookfield Asset Management’s balance sheet and the use of Brookfield Asset Management’s current and available unsecured credit facilities with a syndicate of lenders (together, the “BAM Credit Facilities”). Borrowings under the BAM Credit Facilities are subject to certain customary conditions and restrictive covenants for loan facilities of this type. Under Brookfield Asset Management’s current S&P credit rating of “A-”, interest under the BAM Credit Facilities is payable at a LIBOR-based rate plus 100 basis points. The current maturity date of the BAM Credit Facilities is June 30, 2019. Borrowings under the BAM Credit Facilities may be prepaid by Brookfield Asset Management at any time, in whole or in part, with two days’ notice. The applicable standby fee is 15 basis points. Brookfield Asset Management intends to repay certain amounts drawn on the BAM Credit Facilities to fund the Transaction shortly after closing using cash from the Company’s balance sheet and cash proceeds from the sales of certain Canadian tax attributes to the Company. These Canadian tax attributes can be used by the Company to reduce future Canadian tax liabilities. Subject to compliance with applicable debt covenants, the Company has sufficient availability on its existing credit facilities to fund the purchase of these Canadian tax attributes. As at the end of the third quarter of 2014, the Company had an undrawn $250 million U.S. credit facility and significant credit capacity on its four secured credit facilities with Canadian banks. As of the date of this Circular, no alternative financing arrangements or alternative financing plans have been made in the event the BAM Credit Facilities are not available as anticipated.

Treatment of Brookfield Residential Senior Notes

As of December 31, 2014, the Company had $600 million principal amount of Brookfield Residential 6.5% unsecured senior notes outstanding and $500 million principal amount of Brookfield Residential 6.125% unsecured senior notes outstanding. The Brookfield Residential Senior Notes will remain outstanding following the consummation of the Arrangement and will not be affected.

Holdco Alternative

The Purchaser will permit persons (“Qualifying Holdco Shareholders”) that, (A) are resident in Canada for purposes of the Tax Act (including a partnership if all of the members of the partnership are resident in Canada); (B) are not exempt from tax under Part I of the Tax Act; (C) are registered owners of Common Shares as of the date that is 10 Business Days after the date of mailing of this Circular; and (D) elect in respect of such Common Shares, by notice in writing provided to the Purchaser (or the Depositary) not later than 5:00 p.m. (Toronto time) on the date that is 15 Business Days after the date of mailing of this Circular (the “Holdco Election Date”), to sell all of the issued shares of a corporation (“Qualifying Holdco”), which shall not be comprised of more than one class of common shares, the terms and conditions of which shall be determined in consultation with the Purchaser (the “Holdco Alternative”), provided that:

(a)	such Qualifying Holdco was incorporated under the OBCA not earlier than the date of the Arrangement Agreement, unless written consent is obtained from the Purchaser;

(b)	such Qualifying Holdco is a single purpose corporation that has not carried on any business, has no employees, has not held or does not hold any assets other than Common Shares and a nominal amount of cash, has never entered into any transaction other than those relating to and necessary for the ownership of the Common Shares or, with the Purchaser’s consent, such other transactions as are necessary to facilitate those transactions described in the Plan of Arrangement;

(c)	at the time of the acquisition of Qualifying Holdco Shares by the Purchaser, such Qualifying Holdco has no liabilities or obligations of any kind whatsoever (except to the Purchaser under the terms of the Holdco Alternative);

(d)

except as provided by the Plan of Arrangement, at the Effective Time, such Qualifying Holdco will not have unpaid declared dividends and, prior to the Effective Time, such Qualifying Holdco shall not have paid any

If you have any questions or need assistance completing your proxy or voting instruction form, please call

Laurel Hill Advisory Group at 1 (877) 452-7184 (1 (416) 304-0211 collect) or email assistance@laurelhill.com dividends or other distributions, other than one or more increases in stated capital, one or more stock dividends, a cash dividend financed with a daylight loan, which shall not be outstanding as of the Effective Time, or a dividend paid through the issuance of a promissory note with a determined principal amount and any such promissory note issued in relation to the payment of any such dividend shall no longer be outstanding as of the Effective Time;

(e)	such Qualifying Holdco shall have no shares outstanding other than the shares (the “Qualifying Holdco Shares”) being disposed to the Purchaser by the Qualifying Holdco Shareholder, who shall be the sole registered and beneficial owner of such shares free and clear of all Liens, and no other person shall have any option, warrant or other right to acquire any securities of such Qualifying Holdco;

(f)	at all times such Qualifying Holdco shall be a resident of Canada for the purposes of the Tax Act and shall not be a resident of, and shall have no taxable presence in, any other country;

(g)	such Qualifying Holdco shall have not more than three directors and three officers;

(h)	the Qualifying Holdco Shareholder shall at its cost and in a timely manner prepare and file all income tax returns of such Qualifying Holdco in respect of all taxation years of such Qualifying Holdco ending prior to the acquisition of such Qualifying Holdco Shares by the Purchaser, subject to the Purchaser’s right to approve all such tax returns as to form and substance;

(i)	the Qualifying Holdco Shareholder shall indemnify the Purchaser and Brookfield Residential, and any successor thereof, for any and all liabilities of the Qualifying Holdco in respect of any matter occurring prior to the acquisition of such Qualifying Holdco Shares by the Purchaser in a form satisfactory to the Purchaser, acting reasonably;

(j)	the Qualifying Holdco Shareholder will provide the Purchaser with copies of all documents necessary to effect the transactions contemplated in the Holdco Alternative on or before the date that is 20 Business Days after the date of the mailing of this Circular, the completion of which will comply with applicable Laws (including securities Laws) at or prior to the Effective Time;

(k)	the entering into or implementation of the Holdco Alternative will not result in any delay in completing any other transaction contemplated by the Arrangement Agreement;

(l)	access to the books and records of such Qualifying Holdco shall have been provided on or before the date that is 20 Business Days after the date of the mailing of this Circular and the Purchaser and its counsel shall have completed their due diligence regarding the business and affairs of such Qualifying Holdco;

(m)	the terms and conditions of such Holdco Alternative and the Holdco Agreements must be satisfactory to the Purchaser and Brookfield Residential, acting reasonably, and must include representations and warranties which are satisfactory to the Purchaser and Brookfield Residential, each acting reasonably;

(n)	the Qualifying Holdco Shareholder shall waive its Dissent Rights;

(o)	the Qualifying Holdco Shareholder will be required to pay all reasonable out-of-pocket expenses incurred by the Purchaser or Brookfield Residential in connection with the Holdco Alternative, including any reasonable costs associated with any due diligence conducted by the Purchaser or Brookfield Residential; and

(p)	the Qualifying Holdco Shareholder and the Purchaser shall agree that the Purchaser or the Qualifying Holdco Shareholder may require that the Qualifying Holdco make the election provided in Section 256(9) of the Tax Act in respect of the acquisition of control of the Qualifying Holdco by the Purchaser.

Any Qualifying Holdco Shareholder who elects the Holdco Alternative will be required to make full disclosure to the Purchaser and Brookfield Residential of all transactions involved in such Holdco Alternative. In the event that the terms and conditions of or the transactions involved in such Holdco Alternative are not satisfactory to the Purchaser, acting reasonably, no Holdco Alternative shall be offered and the other transactions contemplated by the Arrangement Agreement shall be completed subject to the other terms and conditions hereof.

Each Qualifying Holdco Shareholder that elects the Holdco Alternative will be required to enter into a share purchase agreement and other ancillary documentation (collectively, the “Holdco Agreements”) providing for the

If you have any questions or need assistance completing your proxy or voting instruction form, please call

Laurel Hill Advisory Group at 1 (877) 452-7184 (1 (416) 304-0211 collect) or email assistance@laurelhill.com acquisition of all issued and outstanding shares of the Qualifying Holdco by the Purchaser and for such other matters involving the Qualifying Holdco as contemplated by the Plan of Arrangement in a form consistent with the foregoing. Failure of any Qualifying Holdco Shareholder to properly elect the Holdco Alternative on or prior to the Holdco Election Date or failure of any Qualifying Holdco Shareholder to properly enter into a Holdco Agreement will disentitle such Qualifying Holdco Shareholder from the Holdco Alternative.

Upon request by a Qualifying Holdco Shareholder, the Purchaser may in its sole discretion agree to waive any of the requirements with respect to the Holdco Alternative.

Participating in the Holdco Alternative may give rise to certain Canadian federal income tax consequences for you that are not described in this document. If you wish to avail yourself of the Holdco Alternative, you should consult your own financial, tax and legal advisors.

Repurchase Election

Rather than receiving their consideration under the Arrangement from the Purchaser, Resident Shareholders can also elect to have each of their Common Shares purchased for cancellation by Brookfield Residential in exchange for the Consideration per Common Share. In accordance with the Arrangement Agreement, the Purchaser will, at the request of the Company, fund the Company by way of regular common equity on or immediately prior to the Effective Date an amount equal to the Excess Redemption Amount. Resident Shareholders wishing to make such election should consult their own advisors to determine if making such election is appropriate in their particular circumstances. See “Tax Considerations – Shareholders Resident in Canada – Disposition of Common Shares to Brookfield Residential” for the tax consequences to Resident Shareholders of making such election.

Approval of Arrangement Resolution

At the Meeting, the Shareholders will be asked to approve the Arrangement Resolution, the full text of which is set out in Appendix “B” to this Circular. In order for the Arrangement to become effective, as provided in the Interim Order and by the OBCA and MI 61-101, the Arrangement Resolution must be approved by (i) a majority of the votes cast by Minority Shareholders present in person or represented by proxy at the Meeting, as contemplated by MI 61-101 in the context of a “business combination”, and (ii) at least two-thirds of the votes cast by Shareholders present in person or represented by proxy at the Meeting. Should Shareholders fail to approve the Arrangement Resolution by the requisite majorities, the Arrangement will not be completed.

Completion of the Arrangement

Subject to the provisions of the Arrangement Agreement, the Arrangement will become effective at 10:00 a.m. (Toronto time) on the date following the date upon which all of the conditions to completion of the Arrangement as set out in Article 5 of the Arrangement Agreement have been satisfied or waived in accordance with the Arrangement Agreement, and the filings required under section 183 of the OBCA have been filed with the Director under the OBCA. Completion of the Arrangement is anticipated to occur in the first quarter of 2015; however, it is possible that completion may be delayed beyond this date if the conditions to completion of the Arrangement cannot be met on a timely basis, but in no event shall completion of the Arrangement occur later than April 30, 2015, unless extended by mutual agreement between the Purchaser and Brookfield Residential in accordance with the terms of the Arrangement Agreement.

Procedure for Surrender of Common Shares and Payment of Consideration

Procedures for Surrender of Common Shares

Registered Shareholders should follow the process set out under the heading “Letter of Transmittal”. The heading below entitled “General”, is applicable to all Shareholders.

If you have any questions or need assistance completing your proxy or voting instruction form, please call

Laurel Hill Advisory Group at 1 (877) 452-7184 (1 (416) 304-0211 collect) or email assistance@laurelhill.com

Letter of Transmittal

If you are a Registered Shareholder, you should have received with this Circular a Letter of Transmittal printed on blue paper. If the Arrangement Resolution is passed and the Arrangement is implemented, in order to receive the payment for their Common Shares, Registered Shareholders must complete and sign the Letter of Transmittal and deliver it, together with the certificate(s) representing their Common Shares, and the other relevant documents required by the instructions set out therein, to the Depositary in accordance with the instructions contained in the Letter of Transmittal. You can obtain additional copies of the Letter of Transmittal by contacting the Depositary. The Letter of Transmittal is also available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov under the Company’s filings. Additional copies of the Letter of Transmittal are also available by contacting the Depositary.

The Letter of Transmittal contains procedural information relating to the Arrangement and should be reviewed carefully. The deposit of Common Shares pursuant to the procedures in the Letter of Transmittal will constitute a binding agreement between the depositing Shareholder and the Applicable Purchaser upon the terms and subject to the conditions of the Arrangement. Shareholders who wish to elect to have their Common Shares purchased for cancellation by Brookfield Residential may make such election on the Letter of Transmittal.

Only Registered Shareholders should submit a Letter of Transmittal. If you are a Non-Registered Shareholder holding your Common Shares through an Intermediary, you should carefully follow the instructions provided to you by such Intermediary or contact your Intermediary for assistance.

A separate form of letter of transmittal will be made available for Qualifying Holdco Shareholders who have elected the Holdco Alternative. Shareholders who wish to avail themselves of the Holdco Alternative should contact the Depositary.

The signature on the Letter of Transmittal must be guaranteed by an Eligible Institution if a Letter of Transmittal is executed by a person other than the Registered Shareholder.

General

All questions as to validity, form, eligibility (including timely receipt) and acceptance of the Letter of Transmittal and any Common Shares surrendered in connection with the Arrangement will be determined by the Company and the Purchaser. Such determination will be final and binding. There shall be no duty or obligation of the Company, the Purchaser, the Depositary or any other person to give notice of any defect or irregularity in any deposit or notice of withdrawal and no liability will be incurred by any of them for failure to give any such notice. The Company reserves for itself and the Purchaser the absolute right to reject, without notice, any and all surrenders of Common Shares which it determines not to be in proper form or which, in the opinion of its counsel, it may be unlawful to accept under the Laws of any jurisdiction. The Company reserves for itself and the Purchaser the absolute right to waive any defect or irregularity in the surrender of any Common Shares.

The method of delivery of the Letter of Transmittal, and certificates representing Common Shares and all other required documents, is at the option and risk of the person depositing their Common Shares. Any use of the mail to forward certificates representing Common Shares and/or the related Letters of Transmittal shall be at the election and sole risk of the person depositing such Common Shares, and documents so mailed shall be deemed to have been received by the Company only upon actual receipt by the Depositary. If such certificates and other documents are to be mailed, the Company recommends that registered mail be used with proper insurance and an acknowledgement of receipt requested.

Payment of Consideration

Prior to the filing of the Articles of Arrangement, the Applicable Purchasers will deposit or cause to be deposited the aggregate amount of Consideration and Holdco Share Consideration to be paid by them pursuant to the Plan of Arrangement with the Depositary for the benefit of the Shareholders.

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Payment

Registered Shareholders who deposit a validly completed and duly signed Letter of Transmittal, together with accompanying certificate(s) representing their Common Shares, will be forwarded the Consideration to which they are entitled under the Arrangement, with such surrendered certificate(s) being cancelled.

Registered Shareholders who do not forward to the Depositary a duly completed Letter of Transmittal, together with the certificate(s) representing their Common Shares and the other relevant documents, will not receive the Consideration to which they are otherwise entitled until deposit thereof is made. Whether or not Shareholders forward their certificate(s) upon the completion of the Plan of Arrangement on the Effective Date, Shareholders will cease to be holders of Common Shares as of the Effective Date and will only be entitled to receive the Consideration to which they are entitled under the Arrangement or, in the case of Registered Shareholders who properly exercise Dissent Rights, to receive fair value for their Common Shares in accordance with section 185 of the OBCA, as modified by the Plan of Arrangement and the Interim Order. As soon as a former Registered Shareholder who has complied with the procedures set out above and in the Letter of Transmittal is entitled to a net payment of Consideration in accordance with the Arrangement and after receipt of all required documents, a cheque representing the aggregate Consideration payable under the Arrangement to the former Registered Shareholder will be: (a) forwarded to the former Registered Shareholder at the address specified in the Letter of Transmittal by first-class mail or (b) made available at the office of the Depositary at which the Letter of Transmittal and the certificate(s) for the Common Shares were delivered for pick-up by the former Registered Shareholder, as requested by the former Registered Shareholder in the Letter of Transmittal. If no address is provided on the Letter of Transmittal, cheques will be forwarded to the address of the holder as shown on the register maintained by the Transfer Agent.

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Common Shares that were transferred pursuant to the Arrangement is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will pay to such holder, in exchange for such lost, stolen or destroyed certificate, the net Consideration which such holder has the right to receive under the Arrangement for such Common Shares, deliverable in accordance with such holder’s Letter of Transmittal. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom such cash is to be delivered shall, as a condition precedent to the delivery of such cash, give a bond satisfactory to the Company, the Purchaser, Brookfield Asset Management and the Depositary in such sum as the Purchaser may direct, or otherwise indemnify the Purchaser and the Company in a manner satisfactory to the Purchaser and the Company, acting reasonably, against any claim that may be made against the Purchaser or the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

Currency of Payment

All payments to Shareholders of the Consideration will be made in U.S. dollars. However, a Shareholder can elect to receive the consideration for its Common Shares in Canadian dollars by checking the appropriate box in the Letter of Transmittal. In such case, the Depositary will convert the U.S. dollar Consideration to which the Shareholder is entitled into Canadian dollars, as the case may be, and the Shareholder will have acknowledged and agreed that the exchange rate for one U.S. dollar expressed in Canadian dollars, as the case may be, will be based on the prevailing market rates available from the Depositary on the date the funds are converted by the Depositary, which rates will be at the sole risk of the Shareholder. A Shareholder electing to receive the Consideration in Canadian dollars will have further acknowledged and agreed that any change to the currency exchange rates for the exchange of U.S. dollars into Canadian dollars, as the case may be, will be at the sole risk of the Shareholder.

If an election or instruction to receive payment in Canadian dollars is not made or given, Shareholders will receive payment in U.S. dollars.

Cancellation of Rights of Shareholders

Until surrendered, after the Effective Time, each certificate that previously represented Common Shares shall represent only the right to receive upon surrender a cash payment in accordance with the Plan of Arrangement. Any

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amounts deposited with the Depositary for the payment of Consideration or Holdco Share Consideration to Shareholders or Qualifying Holdco Shareholders which remain unclaimed on the date which is three years less a day from the Effective Date shall be forfeited to the Applicable Purchaser and paid over to or as directed by the Purchaser and the former Shareholders or Qualifying Holdco Shareholders shall thereafter have no right to receive their respective entitlement to the Consideration or Holdco Share Consideration.

Court Approval of the Arrangement

An arrangement under the OBCA involving the Company requires approval by the Court.

Interim Order

On January 9, 2015, Brookfield Residential obtained the Interim Order providing for the calling and holding of the Meeting, the Dissent Rights and certain other procedural matters. The text of the Interim Order is set out in Appendix “E” to this Circular.

Final Order

Subject to the terms of the Arrangement Agreement, and if the Arrangement Resolution is approved by Shareholders at the Meeting in the manner required by the Interim Order, Brookfield Residential intends to make an application to the Court for the Final Order.

The application for the Final Order approving the Arrangement is currently scheduled for March 12, 2015 at 10:00 a.m. (Toronto time), or as soon thereafter as counsel may be heard, at the Court, 330 University Avenue, Toronto, Ontario, or at any other date and time as the Court may direct. Any Shareholder or any other interested party who wishes to appear or be represented and to present evidence or arguments at that hearing of the application for the Final Order must file and serve a notice of appearance no later than 5:00 p.m. (Toronto time) on March 9, 2015, along with any other documents required, all as set out in the Interim Order and the Notice of Application, the text of which are set out in Appendix “E” to this Circular, and satisfy any other requirements of the Court. Such persons should consult with their legal advisors as to the necessary requirements. In the event that the hearing is adjourned, then, subject to further order of the Court, only those persons having previously filed and served a notice of appearance will be given notice of the adjournment.

The Court has broad discretion under the OBCA when making orders with respect to the Arrangement and will consider, among other things, the fairness and reasonableness of the Arrangement, both from a substantive and a procedural point of view. The Court may approve the Arrangement, either as proposed or as amended, on the terms presented or substantially on those terms. Depending upon the nature of any required amendments, Brookfield Residential and/or the Purchaser may determine not to proceed with the Arrangement.

For further information regarding the Court hearing and your rights in connection with the Court hearing, see the form of Notice of Application attached at Appendix “E” to this Circular. The Notice of Application constitutes notice of the Court hearing of the application for the Final Order and is your only notice of the Court hearing.

Multilateral Instrument 61-101

As a reporting issuer (or its equivalent) in the Provinces of Ontario and Quebec, Brookfield Residential is subject to MI 61-101.

MI 61-101 is intended to regulate certain transactions to ensure the protection and fair treatment of Minority Shareholders. The Arrangement constitutes a “business combination” under MI 61-101 as it may involve the termination of certain Shareholders’ interests in Brookfield Residential without such Shareholders’ consent.

MI 61-101 provides that, unless an exemption is available, a reporting issuer proposing to carry out a business combination is required to obtain a formal valuation of the affected securities from a qualified and independent

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valuator and to provide the holders of the affected securities with a summary of that formal valuation. For the purposes of the Arrangement, the Common Shares are considered “affected securities” within the meaning of MI 61-101. A summary of the Valuation and Fairness Opinion prepared by Morgan Stanley can be found under the heading “Special Factors – Summary of Valuation and Fairness Opinion”, and a copy of the Valuation and Fairness Opinion is attached as Appendix “D” to this Circular.

MI 61-101 also requires that, in addition to any other required securityholder approval, a business combination is subject to “minority approval” (as defined in MI 61-101) of every class of affected securities of the issuer, in each case voting separately as a class. As a result, under MI 61-101, the Arrangement Resolution must be approved by the affirmative vote of a simple majority of the votes cast by Shareholders other than any “interested party” (as defined in MI 61-101), any “related party” of an “interested party”, unless the related party meets that description solely in its capacity as a director or senior officer of one or more persons that are neither ‘‘interested parties’’ nor ‘‘issuer insiders’’ (in each case within the meaning of MI 61-101), and any “joint actor” (as defined in MI 61-101) with any of the foregoing persons. To the knowledge of the Company after reasonable inquiry, as at the date hereof, the Shareholders whose votes are required to be excluded for purposes of “minority approval” in accordance with MI 61-101, as described above, beneficially owned, or exercised control or direction over, an aggregate 83,703,738 Common Shares representing approximately an aggregate 71.28% of the outstanding Common Shares. Details of such holdings are as follows:

Name	Common Shares	Percentage of Outstanding Common Shares
Brookfield Asset Management Inc. and its Subsidiaries	81,493,112	69.40%
Directors and senior officers of Brookfield Asset Management and its Subsidiaries (including the Purchaser)	154,868	0.13%
Directors and senior officers of Brookfield Residential	2,055,758	1.75%
Total	83,703,738	71.28%

See “Information Concerning Brookfield Asset Management Filing Persons – Interest in Securities of Brookfield Residential” for the individual holdings of each director and officer of Brookfield Asset Management, the Purchaser and Brookfield Residential.

Fees and Expenses

Brookfield Residential estimates that it will incur expenses in the aggregate amount of approximately $5,847,340 in connection with the Arrangement, including legal, financial advisory, accounting, filing and printing costs, the cost of preparing and mailing this Circular and fees in respect of the Valuation and Fairness Opinion. The estimated fees, costs and expenses in connection with the Arrangement are set forth in the table below:

Legal, Accounting, Financial and Advisory	$5,250,000
Printing and Mailing	$200,000
SEC Filing Fee	$112,340
Proxy Solicitation	$35,000
Miscellaneous	$250,000

Estimated Total	$5,847,340

Brookfield Residential shall be responsible for the above expenses, except that the Purchaser will reimburse Brookfield Residential for (a) the fees, costs and expenses incurred by Brookfield Residential in connection with obtaining the Valuation and Fairness Opinion; (b) the fees, costs and expenses incurred by Brookfield Residential in connection with the solicitation of proxies; and (c) all fees, costs and expenses (including legal, accounting and other professional advisors) incurred by Brookfield Residential if (x) Brookfield Residential terminates the Arrangement Agreement because of a breach or non-compliance, as applicable, by Brookfield Asset Management or the Purchaser of a representation, warranty, covenant or obligation under the Arrangement Agreement which would give rise to the failure by the Purchaser or Brookfield Asset Management to satisfy certain closing conditions, or (y) a party to the Arrangement Agreement terminates the Arrangement Agreement because the required vote is not obtained at the Meeting.

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The Arrangement Agreement

The description of the Arrangement Agreement, both below and elsewhere in this Circular, is a summary only, is not exhaustive and is qualified in its entirety by reference to the terms of the Arrangement Agreement, which is incorporated by reference herein and may be found at Appendix “C” to this Circular.

The Arrangement Agreement contains customary representations and warranties made by each of the Company and the Brookfield Asset Management Filing Persons. The assertions embodied in those representations and warranties were made as of specified dates and solely for purposes of the Arrangement Agreement (notwithstanding that the Arrangement Agreement has been included in filings made with the SEC and the SEC has taken the position that the representations and warranties therefore constitute public disclosures) and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures and a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosure to investors, or are used for the purpose of allocating risk between the Company and the Brookfield Asset Management Filing Persons. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Arrangement Agreement, and subsequent information may have been included in this Circular or reflected in the Company’s other public disclosures. For the foregoing reasons, you should not rely on the representations and warranties contained in the Arrangement Agreement as statements of factual information at the time they were made or otherwise.

Terms of Arrangement Agreement

On December 23, 2014, Brookfield Asset Management, the Purchaser and the Company entered into the Arrangement Agreement, pursuant to which it was agreed that, subject to the terms and conditions set forth in the Arrangement Agreement and the Plan of Arrangement, among other things the Purchaser will acquire all of the outstanding Common Shares (other than those Common Shares held by Dissenting Shareholders and Brookfield Asset Management and its Subsidiaries) for a price equal to the Consideration without interest and subject to applicable withholding taxes. If the Arrangement Resolution is approved, the Arrangement will be implemented by way of a Court approved plan of arrangement under the OBCA and the Company will file the Articles of Arrangement as soon as practicable after the conditions set out in the Arrangement Agreement have been satisfied or waived by the parties and upon obtaining the Final Order, at which time the Arrangement will become effective.

Holdco Alternative

The Purchaser will permit persons that (a) are residents in Canada for purposes of the Tax Act, (b) are not exempt from tax under Part I of the Tax Act, (c) are registered owners of the Common Shares as of the date that is 10 Business Days after the date of mailing of the Circular, and (d) elect in respect of such Common Shares, by notice in writing provided to the Purchaser not later than 5:00 p.m. (Toronto time) on the date that is 15 Business Days after the date of mailing of the Circular, to sell all of the issued shares of a Qualifying Holdco, which shall not be comprised of more than one class of common shares, the terms and conditions of which shall be determined in consultation with the Purchaser provided that the requirements under the Arrangement Agreement in respect of the use of such Holdco Alternative are complied with. Shareholders should refer to the Arrangement Agreement for details regarding the requirements and obligations related to the sale of the shares of the Qualifying Holdco.

Fiduciary Duties

Nothing contained in the Arrangement Agreement requires the Board to take or refrain from taking any action that would be inconsistent with its obligation to properly discharge its fiduciary duties under applicable Laws. Without limiting the generality of the foregoing and notwithstanding any other provision of the Arrangement Agreement, the Board may delay the holding of the Meeting in order to communicate to the Minority Shareholders any decision to change its recommendation or to seek an amendment to the Arrangement, the Interim Order or the Arrangement Agreement consistent, in each case, with the proper discharge of its fiduciary duties, provided that the Company shall have notified the Purchaser regarding its intention to do any of the foregoing prior to taking any steps in connection therewith.

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Representations and Warranties

The Arrangement Agreement contains representations and warranties on the part of the Company relating to the following matters, among others: receipt by the Special Committee of the Valuation and Fairness Opinion from Morgan Stanley; unanimous board and special committee approval of the Arrangement; corporate power, organization and qualification; capitalization; authority relative to the Arrangement Agreement; ownership of subsidiaries; no violations; reporting status and securities laws matters; the Company’s public disclosure record; compliance with Laws; brokers; and prior valuations.

The Arrangement Agreement also contains representations and warranties of the Purchaser and Brookfield Asset Management relating to matters that include: corporate power, organization and qualification, authority relative to the Arrangement Agreement; no violations; and sufficiency of financing.

Covenants Regarding the Arrangement

Covenants of the Purchaser

In the Arrangement Agreement, the Purchaser agreed to:

(a)	do all such acts and things as are necessary or desirable in order to give effect to the Arrangement, apply for and use its reasonable efforts to obtain such consents, orders or approvals as are necessary or desirable for the implementation of the Arrangement and cooperate with the Company in seeking the Interim Order and Final Order;

(b)	if requested by the Company within three Business Days of the Meeting, fund the Company by way of regular common equity on or immediately prior to the Effective Date an amount equal to the Excess Redemption Amount;

(c)	vote (or cause its affiliates to vote) all of the Common Shares it (or its affiliates) holds in favour of the Arrangement Resolution at the Meeting;

(d)	pay for each Common Share and Qualifying Holdco Share to be purchased by the Purchaser pursuant to the Plan of Arrangement; and

(e)	carry out the terms of the Interim Order and the Final Order, to the extent within its power.

Covenants of the Company

In the Arrangement Agreement, the Company agreed to:

(a)	do all such acts and things as are necessary or desirable in order to give effect to the Arrangement and apply for and use its reasonably efforts to obtain such consents, orders or approvals as are necessary or desirable for the implementation of the Arrangement;

(b)	in a timely and expeditious manner, convene the Meeting on a date agreed to by the parties to the Arrangement Agreement and conduct the Meeting in accordance with the Interim Order;

(c)	pay for each Common Share to be purchased for cancellation by the Company pursuant to the Plan of Arrangement; and

(d)	to the extent within its power, carry out the terms of the Interim Order and the Final Order.

Conduct of the Company’s Business

In the Arrangement Agreement, the Company agreed to certain negative and affirmative covenants relating to the operation of its business between the date of execution of the Arrangement Agreement and the earlier of the Effective Time and the time the Arrangement Agreement is terminated in accordance with its terms, including that the business of the Company shall be conducted only, and the Company shall not take any action except, in the ordinary course of business, and the Company shall use commercially reasonable efforts to maintain and preserve its and its Subsidiaries’

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business organization, liquidity, assets, properties, employees, goodwill and business relationships. Shareholders should refer to the Arrangement Agreement for details regarding the additional negative and affirmative covenants given by the Company in relation to the operation of its business prior to the Effective Time.

Conditions Precedent to the Arrangement

Mutual Conditions Precedent

The Arrangement Agreement provides that the obligations of the Purchaser and the Company to complete the Arrangement are subject to the fulfillment, on or before the Effective Date, of each of the following conditions, each of which may only be waived by the mutual consent of the Purchaser and the Company:

(a)	the approval of the Arrangement Resolution by the required vote at the Meeting in accordance with the Interim Order;

(b)	no order or decree of a court or other tribunal of competent jurisdiction restraining or enjoining the consummation of the Arrangement shall be in effect;

(c)	all consents, orders, regulations and approvals, including regulatory and judicial approvals and orders, required or necessary for the completion of the Arrangement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances; and

(d)	the Interim Order and the Final Order shall have been obtained in form and substance satisfactory to the Purchaser and the Company, each acting reasonably.

Conditions Precedent to the Obligations of the Purchaser

The Arrangement Agreement provides that the obligations of the Purchaser to complete the Arrangement are also subject to the fulfillment of each of the following conditions precedent, each of which may be waived by the Purchaser:

(a)	all covenants of the Company under the Arrangement Agreement to be performed by the Company on or before the Effective Date shall have been performed in all material respects and the Purchaser shall have received a certificate signed on behalf of the Company by two of its officers or directors certifying such performance as of the Effective Date;

(b)	disregarding any Material Adverse Effect or materiality qualifiers contained therein:

(i)	certain non-core representations shall be true and correct in all respects as of the Effective Time with the same force and effect as if made on and as of the Effective Date (except (A) to the extent such representations and warranties speak as of an earlier date, the accuracy of which shall be determined as of such earlier date, or (B) as affected by the Arrangement Agreement), except to the extent that any inaccuracy in any of such non-core representations individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect; and

(ii)	certain core representations shall be true and correct in all respects (subject to de minimis exceptions) as of the Effective Time with the same force and effect as if made on the Effective Date (except (A) to the extent such representations and warranties speak as of an earlier date, the accuracy of which shall be determined as of such earlier date, or (B) as affected by the Arrangement Agreement), and the Purchaser shall have received a certificate signed on behalf of the Company by two of its officers or directors certifying such accuracy as of the Effective Date;

(c)	between the date of the Arrangement Agreement and the Effective Date, there shall not have occurred a Material Adverse Effect; and

(d)	the aggregate number of Common Shares held by the Shareholders who have properly exercised Dissent Rights in connection with the Arrangement shall not exceed 10% of the outstanding Common Shares.

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Conditions Precedent to the Obligations of the Company

The obligations of the Company to complete the Arrangement are subject to the following conditions, each of which may be waived by the Company:

(a)	all covenants of each of the Purchaser and Brookfield Asset Management under the Arrangement Agreement to be performed on or before the Effective Date shall have been duly performed by each of the Purchaser and Brookfield Asset Management in all material respects and the Company shall have received a certificate signed on behalf of each of the Purchaser and Brookfield Asset Management by two of its officers or directors certifying such performance as of the Effective Date; and

(b)	the representations and warranties of each of the Purchaser and Brookfield Asset Management under the Arrangement Agreement that are qualified as to materiality shall be true and correct in all respects and all other representations and warranties of each of the Purchaser and Brookfield Asset Management under the Arrangement Agreement shall be true and correct in all material respects, in each case as of the Effective Time, with the same force and effect as if made on and as of the Effective Date (except (i) to the extent such representations and warranties speak as of an earlier date, the accuracy of which shall be determined as of such earlier date, or (ii) as affected by the Arrangement Agreement), and the Company shall have received a certificate signed on behalf of each of the Purchaser and Brookfield Asset Management by two of its officers or directors certifying such accuracy as of the Effective Date.

Termination Rights

By Mutual Consent

The Arrangement Agreement may be terminated at any time prior to the Effective Time by mutual written consent of the parties.

By Either the Company, the Purchaser or Brookfield Asset Management

The Arrangement Agreement may be terminated by either the Company, the Purchaser or Brookfield Asset Management at any time prior to the Effective Time if:

(a)	the Effective Time has not occurred on or prior to the Outside Date, except that the right to terminate the Arrangement Agreement under this clause is not available to any party if the failure of the Effective Time to occur by such date is the result of the material breach of, or failure to fulfill, any of such party’s obligations under the Arrangement Agreement;

(b)	the required vote is not obtained at the Meeting (or any adjournment or postponement thereof); or

(c)	after the date of the Arrangement Agreement, any applicable Law is enacted or made (or any applicable Law is amended) that makes the consummation of the Arrangement illegal or that prohibits or otherwise restrains the Company and the Purchaser from consummating the Arrangement.

By the Purchaser and Brookfield Asset Management

The Arrangement Agreement may be terminated by the Purchaser or Brookfield Asset Management at any time prior to the Effective Time if:

(a)	the Board or the Special Committee shall have:

(i)	withdrawn or modified, or proposed publicly to withdraw or modify, in a manner adverse to either the Purchaser or Brookfield Asset Management, its approval of the Arrangement or its recommendation that the Minority Shareholders vote in favour of the Arrangement Resolution; or

(ii)	failed to reaffirm its approval of the Arrangement or its recommendation that the Minority Shareholders vote in favour of the Arrangement Resolution within five Business Days of being requested to do so by the Purchaser; or

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(b)	subject to the notice and cure provisions of the Arrangement Agreement and provided neither of the Purchaser or Brookfield Asset Management is in material breach of its obligations under the Arrangement Agreement, the Company breaches any of its representations, warranties, covenants or obligations contained in the Arrangement Agreement, which breach would give rise to the failure by the Company to satisfy certain closing conditions.

By the Company

Subject to the notice and cure provisions of the Arrangement Agreement and provided the Company is not in material breach of its obligations under the Arrangement Agreement, the Company may at any time prior to the Effective Time terminate the Arrangement Agreement if either of the Purchaser or Brookfield Asset Management breaches any of its representations, warranties, covenants or obligations contained in the Arrangement Agreement, which breach would give rise to the failure by the Purchaser or Brookfield Asset Management to satisfy certain closing conditions.

Risks Associated with the Arrangement

In evaluating the Arrangement, Shareholders should consider the following risk factors. Additional risks and uncertainties, including those that currently are not known to, or considered immaterial by, Brookfield Residential also may be relevant to the completion of the Arrangement and/or the future of Brookfield Residential and the value of the Common Shares. If any of the risk factors materialize, the expectations, and the predictions based on them, may need to be re-evaluated. The risks associated with the Arrangement include:

Requirement that a majority of votes be cast by Minority Shareholders and two-thirds of votes be cast by Shareholders in favour of the Arrangement Resolution.

Since the Arrangement constitutes a “business combination” under MI 61-101, to be effective, the Arrangement Resolution must be approved by a majority of the votes cast by Minority Shareholders in person or represented by proxy at the Meeting. This approval is in addition to the requirement that the Arrangement Resolution be approved by at least two-thirds of the votes cast by Shareholders present in person or represented by proxy at the Meeting. There can be no certainty, nor can Brookfield Residential provide any assurance, that the requisite Shareholder approval of the Arrangement Resolution will be obtained. If such approval is not obtained and the Arrangement is not completed, the market price of the Common Shares may decline.

The Arrangement Agreement may be terminated in certain circumstances, including in the event of a change having a Material Adverse Effect on Brookfield Residential.

Each of Brookfield Residential and the Purchaser has the right to terminate the Arrangement Agreement and Arrangement in certain circumstances. Accordingly, there is no certainty, nor can Brookfield Residential provide any assurance, that the Arrangement Agreement will not be terminated by either Brookfield Residential or the Purchaser before the completion of the Arrangement. For example, the Purchaser has the right, in certain circumstances, to terminate the Arrangement Agreement if changes occur that have a Material Adverse Effect on Brookfield Residential. Although a Material Adverse Effect excludes certain events that are beyond the control of Brookfield Residential (such as changes or developments in financial, economic or political conditions or securities, credit, financial, banking or currency markets in general, provided they do not have a materially disproportionate effect on the business, affairs, results of operations, assets, properties, capital, capitalization, condition (financial or otherwise), rights, liabilities or obligations of Brookfield Residential and its Subsidiaries, taken as a whole relative to other comparable companies operating in the residential property industry in which Brookfield Residential and its Subsidiaries operate), there is no assurance that a change having a Material Adverse Effect on Brookfield Residential will not occur before the Effective Date, in which case the Purchaser could elect to terminate the Arrangement Agreement and the Arrangement would not proceed.

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There can be no certainty that all conditions precedent to the Arrangement will be satisfied.

The completion of the Arrangement is subject to a number of conditions precedent, certain of which are outside the control of Brookfield Residential, including, without limitation, the approval of the Arrangement Resolution at the Meeting, the granting of the Interim Order and Final Order, no Material Adverse Effect having occurred, Dissent Rights not having been exercised in respect of more than 10% of the Common Shares and the satisfaction of the covenants and accuracy of the representations and warranties of the Company, the Purchaser and Brookfield Asset Management under the Arrangement Agreement.

There can be no certainty, nor can Brookfield Residential provide any assurance, that these conditions will be satisfied or, if satisfied, when they will be satisfied. If the Arrangement is not completed, the market price of the Common Shares may decline to the extent that the current market price reflects a market assumption that the Arrangement will be completed. If the Arrangement is not completed and the Board decides to seek another merger or arrangement, there can be no assurance that it will be able to find a party willing to pay an equivalent or more attractive price than the total consideration to be paid pursuant to the Arrangement.

Brookfield Residential’s compliance with certain interim operating covenants it has agreed to with Brookfield Asset Management.

Pursuant to the Arrangement Agreement, Brookfield Residential has agreed to certain interim operating covenants intended to ensure that Brookfield Residential and its Subsidiaries carry on business in the ordinary course of business consistent with past practice, except as required or expressly authorized by the Arrangement Agreement. These operating covenants cover a broad range of activities and business practices. Consequently, it is possible that a business opportunity will arise that is out of the ordinary course or is not consistent with past practices, and that Brookfield Residential will not be able to pursue or undertake the opportunity due to its covenants in the Arrangement Agreement.

Dissent Rights

Section 185 of the OBCA provides registered shareholders of a corporation with the right to dissent from certain resolutions that effect extraordinary corporate transactions or fundamental corporate changes. The Interim Order expressly provides Registered Shareholders with the right to dissent from the Arrangement Resolution pursuant to section 185 of the OBCA, with modifications to the provisions of section 185 as provided in the Plan of Arrangement and the Interim Order. Any Registered Shareholder who dissents from the Arrangement Resolution in compliance with section 185 of the OBCA, as modified by the Plan of Arrangement and the Interim Order, will be entitled, in the event the Arrangement becomes effective, to be paid the fair value of the Dissent Shares held by such Dissenting Shareholder determined as of the close of business on the day before the day the Arrangement Resolution is adopted. In addition to any other restrictions under section 185 of the OBCA, none of the following shall be entitled to exercise Dissent Rights: (i) Shareholders who have elected to sell their Common Shares to the Purchaser under the Holdco Alternative; and (ii) Shareholders who vote or have instructed a proxyholder to vote their Common Shares in favour of the Arrangement Resolution.

Section 185 of the OBCA provides that a Shareholder may only make a claim under that section with respect to all of the shares of a class held by the Shareholder on behalf of any one beneficial owner and registered in the Shareholder’s name. One consequence of this provision is that only a Registered Shareholder may exercise the dissent rights under section 185 of the OBCA (as modified by the Plan of Arrangement and the Interim Order) in respect of Common Shares that are registered in that Shareholder’s name.

In many cases, Common Shares beneficially owned by a Non-Registered Shareholder are registered either (a) in the name of an Intermediary or (b) in the name of a clearing agency (such as CDS) of which the Intermediary is a participant. Accordingly, a Non-Registered Shareholder will not be entitled to exercise his, her or its dissent rights directly (unless the Common Shares are re-registered in the Non-Registered Shareholder’s name). A Non-Registered Shareholder who wishes to exercise dissent rights should immediately contact the Intermediary with whom the Non-Registered Shareholder deals in respect of its Common Shares and either (i) instruct the Intermediary to exercise the Dissent Rights on the Non-Registered Shareholder’s behalf (which, if the Common Shares are registered in the name of

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CDS or other clearing agency, may require that such Common Shares first be re-registered in the name of the Intermediary) or (ii) instruct the Intermediary to re-register such Common Shares in the name of the Non-Registered Shareholder, in which case the Non-Registered Shareholder would be able to exercise the Dissent Rights directly.

A Registered Shareholder who wishes to dissent must provide a Dissent Notice to Brookfield Residential at its principal executive office located at 4906 Richard Road SW, Calgary, Alberta, Canada T3E 6L1 by mail, hand or courier to the attention of Corporate Secretary at or before 5:00 p.m. (Toronto time) on March 6, 2015 or, in the event that the Meeting is adjourned or postponed, no later than 5:00 p.m. (Toronto time) on the date that is two Business Days before the adjourned or postponed Meeting is reconvened or held, as the case may be.

The filing of a Dissent Notice does not deprive a Registered Shareholder of the right to vote at the Meeting. The OBCA does not provide, and the Company will not assume, that a proxy submitted instructing the proxyholder to vote against the Arrangement Resolution, a vote against the Arrangement Resolution, or an abstention constitutes a Dissent Notice, but a Registered Shareholder need not vote his, her or its Common Shares against the Arrangement Resolution in order to dissent. Similarly, the revocation of a proxy conferring authority on the proxyholder to vote for approval of the Arrangement Resolution does not constitute a Dissent Notice. However, any proxy granted by a Registered Shareholder who intends to dissent, other than a proxy that instructs the proxyholder to vote against the Arrangement Resolution, should be validly revoked in order to prevent the proxyholder from voting such Dissent Shares for approval of the Arrangement Resolution and thereby causing the Registered Shareholder to forfeit his, her or its Dissent Rights.

The Company is required, within 10 days after Shareholders adopt the Arrangement Resolution, to notify each Dissenting Shareholder that the Arrangement Resolution has been adopted. Such notice is not required to be sent to any Shareholder who voted for the Arrangement Resolution or who has withdrawn his, her or its Dissent Notice.

A Dissenting Shareholder who has not withdrawn his, her or its Dissent Notice prior to the Meeting must then, within 20 days after receipt of notice that the Arrangement Resolution has been adopted, or if the Dissenting Shareholder does not receive such notice, within 20 days after learning that the Arrangement Resolution has been adopted, send to the Company in the manner set forth above a written notice (a “Demand for Payment”) containing his, her or its name and address, the number of Dissent Shares in respect of which he, she or it dissented, and a demand for payment of the fair value of such Dissent Shares, as applicable. Within 30 days after sending the Demand for Payment, the Dissenting Shareholder must send to the Company, at its principal executive office at 4906 Richard Road, S.W., Calgary, Alberta, Canada, T3E 6L1, the certificate(s) representing the Dissent Shares in respect of which he, she or it dissented. A Dissenting Shareholder who fails to make a Demand for Payment in the time required or to send the certificate(s) representing the Dissent Shares, as the case may be, in respect of which he, she or it dissents has no right to make a claim under the Plan of Arrangement or the Interim Order.

On the filing of a Demand for Payment, a Dissenting Shareholder ceases to have any rights as a Shareholder in respect of his, her or its Dissent Shares other than the right to be paid the fair value of the Dissent Shares as determined pursuant to section 185 of the OBCA and the Interim Order, unless (i) the Dissenting Shareholder withdraws his, her or its Dissent Notice before the Company makes an Offer to Pay (as defined below), (ii) an Offer to Pay is not made in accordance with subsection 185(15) of the OBCA and the Dissenting Shareholder withdraws the Demand for Payment, or (iii) Brookfield Residential terminates the Arrangement Agreement, in which case the Dissenting Shareholder’s rights as a Shareholder will be reinstated. Pursuant to the Plan of Arrangement, in no case shall the Company or any other person be required to recognize any Dissenting Shareholder as a Shareholder after the Effective Date, as the names of such Shareholders shall be deleted from the register of Common Shares at the time provided for in the Plan of Arrangement.

Pursuant to the Plan of Arrangement, Dissenting Shareholders who are ultimately determined to be entitled to be paid fair value for their Dissent Shares shall be deemed to have transferred such Dissent Shares, as applicable, to the Company for cancellation as of the Effective Date.

Pursuant to the Plan of Arrangement, Dissenting Shareholders who are ultimately determined not to be entitled, for any reason, to be paid fair value for their Dissent Shares shall be deemed to have participated in the Arrangement on the same basis as any non-Dissenting Shareholder as at and from the Effective Date.

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No later than seven days after the later of the Effective Date and the date on which a Demand for Payment is received, each Dissenting Shareholder who has sent a Demand for Payment must be sent a written offer to pay for his, her or its Dissent Shares, in an amount considered by the Board to be the fair value of such Dissent Shares, as applicable, accompanied by a statement showing the manner in which the fair value was determined (an “Offer to Pay”). Every Offer to Pay for a class of shares must be on the same terms. The Company must pay for Dissent Shares of a Dissenting Shareholder within 10 days after an Offer to Pay has been accepted by a Dissenting Shareholder, but any such offer lapses if the Company does not receive an acceptance within 30 days after the Offer to Pay has been made.

Under section 185 of the OBCA and the Interim Order, if the Company fails to make an Offer to Pay for a Dissenting Shareholder’s Dissent Shares, or if a Dissenting Shareholder fails to accept an Offer to Pay that has been made, the Company may, within 50 days after the Effective Date or within such further period as a court may allow, apply to a court to fix a fair value for the Dissent Shares of Dissenting Shareholders. If the Company fails to apply to a court, a Dissenting Shareholder may apply to a court for the same purpose within a further period of 20 days or within such further period as a court may allow. A Dissenting Shareholder is not required to give security for costs in such an application.

Before making any such application to a court itself, or within seven days of receiving a notice that a Dissenting Shareholder has made an application to a court, the Company will be required to notify each affected Dissenting Shareholder of the date, place and consequences of the application and of his, her or its right to appear and be heard in person or by counsel. Upon an application to a court, all Dissenting Shareholders who have not accepted an Offer to Pay will be joined as parties and be bound by the decision of the court. Upon any such application to a court, the court may determine whether any person is a Dissenting Shareholder who should be joined as a party, and the court will then fix a fair value for the Dissent Shares of all Dissenting Shareholders. The final order of a court will be rendered against the Company in favour of each Dissenting Shareholder and for the amount of the fair value of his, her or its Dissent Shares as fixed by the court. The court may, in its discretion, allow a reasonable rate of interest on the amount payable to each Dissenting Shareholder from the Effective Date until the date of payment.

Registered Shareholders who are considering exercising Dissent Rights should be aware that there can be no assurance that the fair value of their Common Shares as determined under the applicable provisions of the OBCA (as modified by the Plan of Arrangement and the Interim Order) will be more than or equal to the Consideration payable under the Arrangement. In addition, any judicial determination of fair value may result in a delay of receipt by a Dissenting Shareholder of consideration for such Dissenting Shareholder’s Dissent Shares.

The above is only a summary of the provisions of the OBCA pertaining to Dissent Rights, as modified by the Interim Order and the Plan of Arrangement, which are technical and complex. A failure to strictly comply with the provisions of the OBCA, as modified by the Interim Order and the Plan of Arrangement, may result in the loss of your Dissent Rights. If you are a Registered Shareholder and wish to exercise your Dissent Rights, you should obtain your own legal advice and carefully read the Plan of Arrangement, the provisions of section 185 of the OBCA and the Interim Order which are attached to this Circular at Appendix “C”, Appendix “F” and Appendix “E”, respectively. For a general summary of certain income tax implications to a Dissenting Shareholder, see “Tax Considerations – Shareholders Resident in Canada – Disposition of Common Shares to Brookfield Residential”. Registered Shareholders considering exercising Dissent Rights should also seek the advice of their own tax and investment advisors.

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TAX CONSIDERATIONS

The following summaries describe the principal tax considerations generally applicable to Shareholders resident in Canada and the United States in connection with the Arrangement. These summaries are of a general nature only and are not intended to be, nor should they be considered to be, legal or tax advice to any particular Person. It is recommended that Shareholders consult their own tax advisors concerning the application and effect of the income and other taxes of any country, province, territory, state or local tax authority, having regard to their particular circumstances.

Certain Canadian Federal Income Tax Considerations

The following summary fairly describes the principal Canadian federal income tax considerations under the Tax Act relating to the Arrangement generally applicable to Shareholders who, at all relevant times, for purposes of the Tax Act (i) hold their Common Shares as capital property, (ii) deal at arm’s length with the Purchaser and Brookfield Residential and (iii) are not affiliated with the Purchaser or Brookfield Residential.

Common Shares generally will be considered to be capital property to a holder thereof unless the shares are held in the course of carrying on a business of buying and selling securities or were acquired in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Shareholder (i) that is a “financial institution” (as defined in the Tax Act) for the purposes of the mark-to-market rules, (ii) an interest in which is a “tax shelter investment” (as defined in the Tax Act), (iii) that is a “specified financial institution” (as defined in the Tax Act), (iv) that has, or will, enter into, with respect to the Common Shares, a “derivative forward agreement” (as defined in the Tax Act), (v) that is exempt from tax under Part I of the Tax Act or (vi) who has elected to report its “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian currency. This summary also does not address all issues relevant to Shareholders who acquired Common Shares on the exercise of an option or other convertible security. All such Shareholders should consult their own tax advisors having regard to their own particular circumstances.

This summary does not address the Canadian federal income tax considerations to Shareholders who are participating in the Holdco Alternative pursuant to the Arrangement. Such Shareholders should consult their own tax advisors in this regard.

This summary is based upon the current provisions of the Tax Act and counsel’s understanding of the current published administrative practices and assessing policies of the Canada Revenue Agency (the “CRA”) publicly available prior to the date hereof. This summary also takes into account all specific proposals to amend the Tax Act (the “Proposed Amendments”) announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and assumes that all Proposed Amendments will be enacted in their present form. However, there can be no assurance that the Proposed Amendments will be enacted in the form proposed, or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law, or the administrative practices and assessing policies of CRA, whether by legislative, governmental, or judicial action or decision, nor does it take into account provincial, territorial or foreign income tax considerations, which may differ from the Canadian federal income tax considerations discussed below. This summary assumes that the Common Shares will, at all relevant times, be listed on the TSX.

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Common Shares must be expressed in Canadian dollars (including adjusted cost base and proceeds of disposition). For purposes of the Tax Act, amounts denominated in a foreign currency generally must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada at noon on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA.

This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations. This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular Shareholder. Accordingly, Shareholders should consult their own tax advisors for advice as to the income tax consequences to them of the Arrangement in their particular circumstances.

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Shareholders Resident in Canada

The following portion of the summary is generally applicable to a Shareholder who, for purposes of the Tax Act and any applicable income tax treaty or convention and at all relevant times, is, or is deemed to be, resident in Canada (a “Resident Shareholder”).

A Resident Shareholder who might not otherwise be considered to hold such shares as capital property may be entitled, in certain circumstances, to make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have such shares and all other “Canadian securities” (as defined in the Tax Act) owned by such Shareholder in the taxation year in which the election is made, and in all subsequent taxation years, deemed to be capital property. Any person contemplating making such an election should consult their own tax advisor for advice as to whether the election is available or advisable in their own particular circumstances.

Disposition of Common Shares to the Purchaser

A Resident Shareholder that transfers Common Shares under the Arrangement to the Purchaser for the Consideration will be considered to have disposed of such Common Shares for proceeds of disposition equal to the amount of the Consideration. As a result, such Resident Shareholder generally will realize a capital gain (or a capital loss) to the extent that such Shareholder’s proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Shareholder of his or her Common Shares.

One-half of any capital gain (a “taxable capital gain”) realized by a Resident Shareholder in a taxation year will be included in the Resident Shareholder’s income for the year. One-half of any capital loss (an “allowable capital loss”) realized by a Resident Shareholder in a taxation year generally must be deducted against taxable capital gains realized in that taxation year, to the extent and in the circumstances specified in the Tax Act. Any excess of allowable capital losses over taxable capital gains realized in a particular taxation year may be carried back up to three taxation years and carried forward indefinitely and deducted against net taxable capital gains realized in those other years, to the extent and in the circumstances specified in the Tax Act.

If a Resident Shareholder is a corporation, the amount of any capital loss arising from a disposition or deemed disposition of a Common Share may be reduced by the amount of dividends received or deemed to be received by the corporation on the share, to the extent and under circumstances specified by the Tax Act. Similar rules may apply where Common Shares are owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Shareholders to whom these rules may be relevant should consult their own tax advisors.

Capital gains realized by individuals and certain trusts will be taken into account in determining liability for alternative minimum tax under the Tax Act.

Disposition of Common Shares to Brookfield Residential

A Resident Shareholder that transfers Common Shares under the Arrangement to Brookfield Residential or a Dissenting Shareholder will generally be deemed to have received a taxable dividend on each Common Share equal to the amount, if any, paid by Brookfield Residential for the Common Share (other than, in the case of a Dissenting Shareholder, any amount that is interest awarded by the Court) in excess of the paid-up capital of the Common Share at such time, as computed for purposes of the Tax Act. Brookfield Residential has advised counsel that it estimates that the paid-up capital of each Common Share is CAD$10.55.

Any such deemed dividend received by a Resident Shareholder that is an individual (other than certain trusts) will be included in the individual’s income and generally will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received by individuals from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit where the deemed dividend is designated by Brookfield Residential as an ‘‘eligible dividend’’ in accordance with the Tax Act. There may be limitations on Brookfield Residential’s ability to designate the deemed dividend as an ‘‘eligible dividend’’. Dividends received by individuals (other than certain trusts) may give rise to alternative minimum tax.

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Any such deemed dividend received by a Resident Shareholder that is a corporation will be included in computing the corporation’s income and will generally be deductible in computing the corporation’s taxable income. However, in certain circumstances, a dividend may be deemed to be proceeds of disposition and not a dividend to a Resident Shareholder that is a corporation. A Resident Shareholder that is a ‘‘private corporation’’ or a ‘‘subject corporation’’ (each as defined in the Tax Act) will generally be liable to pay a 33 1⁄3% refundable tax under Part IV of the Tax Act on any deemed dividend received by it on the acquisition by Brookfield Residential of a Common Share to the extent such dividend is deductible in computing its taxable income. This tax will generally be refunded to the corporation at a rate of CAD$1.00 for every CAD$3.00 of taxable dividends paid while it is a ‘‘private corporation’’ or a ‘‘subject corporation’’.

Interest awarded by the Court to a Resident Shareholder who is a Dissenting Shareholder will be included in such Shareholder’s income for purposes of the Tax Act.

A Resident Shareholder whose Common Shares are transferred to Brookfield Residential will also be considered to have disposed of each Common Share for proceeds of disposition equal to the amount paid by Brookfield Residential for the Common Share less the amount of any deemed dividend, and will realize a capital gain (or a capital loss) to the extent that such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) such Resident Shareholder’s adjusted cost base of such Common Share.

A taxable capital gain realized by a Resident Shareholder in a taxation year will be included in the Resident Shareholder’s income for the year. An allowable capital loss realized by a Resident Shareholder in a taxation year generally must be deducted against taxable capital gains realized in that taxation year, to the extent and in the circumstances specified in the Tax Act. Any excess of allowable capital losses over taxable capital gains realized in a particular taxation year may be carried back up to three taxation years and carried forward indefinitely and deducted against net taxable capital gains realized in those other years, to the extent and in the circumstances specified in the Tax Act. Capital gains realized by individuals and certain trusts will be taken into account in determining liability for alternative minimum tax under the Tax Act.

If a Resident Shareholder is a corporation, the amount of any capital loss arising from a disposition or deemed disposition of a Common Share may be reduced by the amount of dividends received or deemed to be received by the corporation on the share, to the extent and under circumstances specified by the Tax Act. Similar rules may apply where Common Shares are owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Shareholders to whom these rules may be relevant should consult their own tax advisors.

Canadian-Controlled Private Corporations

A Resident Shareholder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional refundable tax of 6 2⁄3% on certain investment income, including amounts in respect of net taxable capital gains and interest.

Shareholders Not Resident in Canada

The following portion of the summary is generally applicable to a Shareholder who (i) at all relevant times and for purposes of the Tax Act and any applicable income tax treaty or convention, is not, and is not deemed to be, resident in Canada and (ii) does not and will not use or hold, and is not and will not be deemed to use or hold, Common Shares in connection with carrying on a business in Canada (a “Non-Resident Shareholder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Shareholder that is an insurer carrying on business in Canada and elsewhere.

Disposition of Common Shares for the Consideration

A Non-Resident Shareholder who participates in the Arrangement will not be subject to tax under the Tax Act on any capital gain realized on the disposition of Common Shares for the Consideration, unless (i) the Common Shares disposed of are “taxable Canadian property” of the Non-Resident Shareholder at the time of the disposition, and (ii) the Non-Resident Shareholder is not exempt from taxation in Canada on the disposition of such shares under the terms of an applicable income tax convention or treaty.

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Generally, a Common Share will not be taxable Canadian property of a Non-Resident Shareholder at a particular time provided that either: (i) such share is listed on a designated stock exchange (which currently includes the TSX) at that time and at no time during the 60-month period immediately preceding that time the Non-Resident Shareholder, persons with whom the Non-Resident Shareholder did not deal at arm’s length, a partnership in which the Non-Resident Shareholder or a non-arm’s length person holds a membership interest directly or indirectly through one or more partnerships, or together with such persons or partnerships, own 25% or more of the issued shares of any class or series of Brookfield Residential or (ii) at no time during such 60-month period did such share derive more than 50% of its value from one or any combination of: (a) real property situated in Canada, (b) “timber resource property” (within the meaning of the Tax Act), (c) “Canadian resource property” (within the meaning of the Tax Act) or (d) options in respect of, or interests in, or for civil law rights in, any of the foregoing, whether or not the property exists. However, a Common Share may be deemed to be taxable Canadian property of the Non-Resident Shareholder if such share was acquired in certain types of tax deferred exchanges in consideration for property that was itself taxable Canadian property.

In the case of a Non-Resident Shareholder that is a resident of the United States and that is a “qualifying person” for purposes of the U.S. Treaty, any gain realized by the Non-Resident Shareholder on a disposition of Common Shares that would otherwise be subject to tax under the Tax Act will be exempt from tax pursuant to the U.S. Treaty provided that the value of such shares is not derived principally from real property situated in Canada (as defined in the U.S. Treaty).

In the event that a Common Share constitutes taxable Canadian property of a Non-Resident Shareholder and any capital gain that would be realized on the exchange or disposition of the share is not exempt from tax under the Tax Act pursuant to an applicable income tax convention or treaty, the tax consequences discussed above for Shareholders who are resident in Canada, under the heading “Tax Considerations – Shareholders Resident in Canada – Disposition of Common Shares to the Purchaser” generally will apply.

Dissenting Shareholders

A Non-Resident Shareholder who, as a result of the exercise of Dissent Rights, disposes of Common Shares to Brookfield Residential in consideration for a cash payment, will generally be deemed to realize a dividend as discussed above under the heading “Tax Considerations – Shareholders Resident in Canada – Disposition of Common Shares to Brookfield Residential”. Such dividend will be subject to withholding tax under the Tax Act. A Non-Resident Shareholder whose Common Shares are transferred to Brookfield Residential will also be considered to have disposed of each Common Share for proceeds of disposition equal to the amount paid by Brookfield Residential for the Common Share less the amount of any deemed dividend, and will realize a capital gain (or a capital loss) to the extent that such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) such Non-Resident Shareholder’s adjusted cost base of such Common Share. The same general considerations also apply as discussed above under the heading “Tax Considerations – Shareholders Not Resident in Canada – Disposition of Common Shares for the Consideration” in determining whether a capital gain will be subject to tax under the Tax Act. Any interest awarded to the Non-Resident Shareholder by the Court will not be subject to withholding tax under the Tax Act, unless such interest constitutes “participating debt interest” (as defined in the Tax Act).

Certain United States Federal Income Tax Considerations

The following discussion summarizes certain material U.S. federal income tax considerations for U.S. Shareholders (as defined below) with respect to the disposition of Common Shares pursuant to the Arrangement. This summary does not address the U.S. federal income tax considerations with respect to Shareholders who are not U.S. Shareholders or who elect to receive the consideration for their Common Shares in Canadian dollars. This summary also does not address the U.S. federal income tax consequences to beneficial owners of any rights to acquire Common Shares, including Brookfield Residential’s Options, or any rights to share in the appreciation of Common Shares. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. In addition, it does not address state, local or non-U.S. tax consequences. This summary does not address the U.S. federal income tax considerations to Shareholders who are participating in the Holdco Alternative pursuant to the Arrangement or to Resident Shareholders who elect to have their Common Shares purchased for cancellation by Brookfield Residential. Such Shareholders should consult their own tax advisors in this regard.

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This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (“Code”), Treasury Regulations, administrative pronouncements, the U.S. Treaty and judicial decisions, in each case as in effect on the date hereof, all of which are subject to change or differing interpretations (possibly with retroactive effect). No legal opinion from U.S. legal counsel or ruling from the U.S. Internal Revenue Service (“IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the Arrangement. Accordingly, there can be no assurance that the IRS will not challenge one or more of the tax consequences described in this summary or that the U.S. courts will uphold such tax consequences in the event of an IRS challenge. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation.

This summary does not address aspects of U.S. federal taxation other than income taxation, nor does it address all aspects of U.S. federal income taxation, including aspects of U.S. federal income taxation that may be applicable to particular beneficial owners of Common Shares including but not limited to beneficial owners of Common Shares who are dealers in securities or currencies or traders in securities that elect to apply a mark-to-market accounting method, insurance companies, tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax deferred accounts, financial institutions, real estate investment trusts, regulated investment companies, persons that are not U.S. Shareholders, certain former citizens or residents of the United States, persons who hold Common Shares through partnerships or other pass-through entities, persons whose functional currency is not the U.S. dollar or who acquired their Common Shares in a compensatory transaction, persons subject to the alternative minimum tax and persons who hold Common Shares as part of a constructive sale, wash sale, conversion transaction or other integrated transaction for tax purposes or a straddle, hedge or synthetic security. This summary does not address the U.S. federal income tax considerations for any U.S. Shareholder who (i) is or is deemed to be resident in Canada for purposes of the Tax Act and any applicable income tax treaty or convention, (ii) uses or holds or is deemed to use or hold Common Shares in connection with carrying on a business in Canada, (iii) owns Common Shares that constitute “taxable Canadian property” under the Tax Act or (iv) has a permanent establishment in Canada for the purposes of the U.S. Treaty. This summary is limited to U.S. Shareholders who hold their Common Shares as a “capital asset” within the meaning of Section 1221 of the Code. The following discussion assumes that the Purchaser will not make an election under Section 338 of the Code to treat its acquisition of the Common Shares as if Brookfield Residential had sold all of its assets for U.S. federal income tax purposes.

As used herein, the term “U.S. Shareholder” means a beneficial owner of Common Shares that is, for U.S. federal income tax purposes (i) a citizen or individual resident of the United States; (ii) a corporation (or other entity taxable as a corporation for these purposes) created or organized in or under the laws of the U.S., any State thereof or the District of Columbia or treated as such for U.S. federal income tax purposes; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if either (a) a U.S. court is able to exercise primary jurisdiction over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for these purposes.

If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds Common Shares, the tax treatment of a partner will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. This summary does not address the tax consequences to any such partner or partnership. Such a partnership, and a partner in such a partnership, should consult its own tax advisor with regard to the U.S. federal income tax consequences of selling Common Shares pursuant to the Arrangement.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Shareholder. This summary is not exhaustive of all U.S. federal income tax considerations. Consequently, U.S. Shareholders are urged to consult their own tax advisors for advice regarding the income tax consequences to them of disposing of their Common Shares pursuant to the Arrangement, having regard to their own particular circumstances, and any other consequences to them of the Arrangement under U.S. federal, state or local tax laws and under non-U.S. tax laws.

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Disposition of Common Shares

Subject to the discussion below under “Special Consequences of the Arrangement to Certain U.S. Shareholders Holding Common Shares Constructively” and “Passive Foreign Investment Companies”, a U.S. Shareholder who sells Common Shares pursuant to the Arrangement and receives the Consideration generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (i) the amount received and (ii) the U.S. Shareholder’s adjusted tax basis in the Common Shares that are sold pursuant to the Arrangement. Such gain or loss will be long-term capital gain or loss if the U.S. Shareholder’s holding period for the Common Shares sold is greater than one year at the time of the sale. Long-term capital gains of non-corporate U.S. Shareholders are currently eligible for reduced rates of U.S. federal income taxation. A U.S. Shareholder’s ability to deduct capital losses is subject to certain limitations.

U.S. Shareholders Exercising Dissent Rights

If a U.S. Shareholder exercises Dissent Rights pursuant to the Arrangement and is paid the fair value of its Common Shares in cash by Brookfield Residential, such U.S. Shareholder generally will recognize gain or loss in a similar manner as a non-dissenting U.S. Shareholder, as discussed above under “Disposition of Common Shares”.

Special Consequences of the Arrangement to Certain U.S. Shareholders Holding Common Shares Constructively

Although there is no statutory, judicial or administrative authority directly addressing the treatment of the Arrangement for U.S. federal income tax purposes and therefore the issue is not free from doubt, the receipt of Consideration for Common Shares pursuant to the Arrangement by a non-dissenting U.S. Shareholder will likely be subject to Section 304 of the Code, and the remainder of this discussion assumes that Section 304 applies. As a result, the preceding sections of this summary may not describe the U.S. federal income tax consequences to a non-dissenting U.S. Shareholder who directly or indirectly owns stock in Brookfield Asset Management and disposes of Common Shares pursuant to the Arrangement. Specifically, if the U.S. Shareholder’s percentage ownership interest in Brookfield Residential immediately after the Arrangement is not lower than its percentage ownership interest prior to the Arrangement, then instead of recognizing taxable gain or loss in respect of the consideration received as described above, a U.S. Shareholder will generally recognize dividend income in an amount up to the amount received, regardless of the amount of gain realized (if any). For this purpose, the U.S. Shareholder’s interest in Brookfield Residential includes not only the Common Shares owned by the U.S. Shareholder but also the proportionate interest in the stock of Brookfield Residential owned by the U.S. Shareholder directly or indirectly through Brookfield Asset Management or any other entity.

An individual U.S. Shareholder who recognizes dividend income on a disposition of Common Shares pursuant to the Arrangement and satisfies applicable requirements, including a minimum holding period, will generally be eligible for the preferential tax rate applicable to “qualified dividend income.” However, if Brookfield Residential was or becomes a PFIC, as described below under “Passive Foreign Investment Companies,” the preferential tax rate for “qualified dividend income” generally will not be available.

Section 304 and the related regulations and guidance are complex. A U.S. Shareholder should consult its own tax advisor regarding the proper treatment of a disposition of Common Shares pursuant to the Arrangement in light of the U.S. Shareholder’s particular circumstances.

Passive Foreign Investment Companies

If Brookfield Residential was or becomes a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”) for any tax year in which a U.S. Shareholder held Common Shares, the preceding sections of this summary may not describe the U.S. federal income tax consequences to such U.S. Shareholder of the disposition of Common Shares pursuant to the Arrangement.

A non-U.S. entity treated as a corporation for U.S. federal income tax purposes will be a PFIC in any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to the

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applicable “look through” rules, either (a) at least 75% of its gross income is “passive” income or (b) at least 50% of the quarterly average of the fair market value of its assets is attributable to assets that produce passive income or are held for the production of passive income. In determining whether or not a corporation is classified as a PFIC, a non-U.S. corporation is required to take into account its pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest. “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

Special, and generally unfavourable, rules are applicable to a U.S. shareholder owning shares in a non-U.S. corporation which is or was a PFIC during any tax year in which such shareholder held shares in such corporation, including taxation at maximum ordinary income rates plus an interest charge on both gains on sale or other disposition, whether or not the corporation is a PFIC in the year of the sale or other disposition, and certain dividends, unless the U.S. shareholder makes a timely and effective election to be taxed under an alternative regime.

Brookfield Residential believes that it was not a PFIC during its tax years ended December 31, 2011, 2012, 2013 and 2014, and based on its current business operations and financial expectations, Brookfield Residential expects that it should not become a PFIC during its current tax year. However, the determination of whether or not Brookfield Residential is a PFIC for any tax year is made on an annual basis and is based on the types of income Brookfield Residential earns and the types and value of Brookfield Residential’s assets from time to time, all of which are subject to change. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Furthermore, whether Brookfield Residential will be a PFIC for the current taxable year and each subsequent taxable year depends on its assets and income over the course of each such taxable year and, as a result, cannot be predicted with certainty as of the date of this Circular. Accordingly, there can be no assurance that the IRS will not challenge the determination made by Brookfield Residential concerning its PFIC status or that Brookfield Residential will not be a PFIC for any taxable year.

If Brookfield Residential was or becomes a PFIC during any tax year in which a U.S. Shareholder held Common Shares, the U.S. Shareholder will be required to file IRS Form 8621 for the taxable year in which the U.S. Shareholder recognizes gain from the sale of Common Shares pursuant to the Arrangement, and may be required to file IRS Form 8621 on account of the U.S. Shareholder’s ownership of the Common Shares. In the event a U.S. Shareholder does not file IRS Form 8621, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Shareholder for the related tax year may not close until after the date such information is filed.

The PFIC rules are complex, and each U.S. Shareholder should consult its own tax advisors regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the disposition of Common Shares pursuant to the Arrangement.

Additional Tax on Passive Income

Certain individuals, estates and trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends and net gain from dispositions of property (other than property held in certain trades or businesses). U.S. Shareholders should consult with their own tax advisors regarding the effect, if any, of this tax on their disposition of Common Shares pursuant to the Arrangement.

Information Reporting and Backup Withholding

Cash payments received by a U.S. Shareholder with respect to the sale of Common Shares pursuant to the Arrangement may be subjected to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Shareholder that furnishes a correct taxpayer identification number and makes any other required certifications or otherwise establishes an exemption from backup withholding. U.S. Shareholders that are required to establish their exempt status generally must provide such certification on IRS Form

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W-9. Backup withholding is not an additional tax. Rather, any amount withheld under the backup withholding rules may be credited against a U.S. Shareholder’s U.S. federal income tax liability, and a U.S. Shareholder may generally obtain a refund of any excess amounts withheld under the backup withholding rules, by timely furnishing any required information to the IRS.

Tax Considerations for Shareholders Resident in Countries other than Canada and the United States

This Circular does not address tax consequences applicable to Shareholders resident in countries other than Canada and the United States. Accordingly, it is recommended that such Shareholders consult their own tax advisors with respect to their particular circumstances.

INFORMATION CONCERNING BROOKFIELD ASSET MANAGEMENT FILING PERSONS

Set forth below is information about each of the Brookfield Asset Management Filing Persons, Partners Value Fund Inc. and Partners Limited.

Brookfield Asset Management Inc.

Brookfield Asset Management is a global alternative asset manager with approximately $200 billion in assets under management. For more than 100 years Brookfield Asset Management has owned and operated assets on behalf of shareholders and clients with a focus on property, renewable energy, infrastructure and private equity. Its Class A Limited Voting Shares are co-listed on the NYSE under the symbol “BAM”, the TSX under the symbol “BAM.A” and the NYSE Euronext under the symbol “BAMA”. Brookfield Asset Management was formed by articles of amalgamation dated August 1, 1997 and is organized pursuant to articles of amalgamation under the OBCA dated January 1, 2005. Brookfield Asset Management’s registered office and principal executive office is located at Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada M5J 2T3, and the telephone number is 1 (416) 363-9491. The directors of Brookfield Asset Management are Jeffrey M. Blidner, Jack L. Cockwell, Marcel R. Coutu, J. Bruce Flatt, Robert J. Harding, Maureen Kempston Darkes, David W. Kerr, Lance Liebman, Philip B. Lind, Frank J. McKenna, Youssef A. Nasr, Lord O’Donnell, James A. Pattison, Seek Ngee Huat, Diana L. Taylor and George S. Taylor. The executive and corporate officers of Brookfield Asset Management are Jeffrey M. Blidner, J. Bruce Flatt, Brian D. Lawson, George E. Myhal and Samuel J.B. Pollock.

1927726 Ontario Inc.

The Purchaser is a private corporation organized under the OBCA pursuant to articles of incorporation dated December 12, 2014 and is a wholly owned Subsidiary of Brookfield Asset Management. The Purchaser was incorporated for the purpose of acquiring the Common Shares pursuant to the Arrangement. The Purchaser’s registered and principal executive office is located at Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada M5J 2T3, and the telephone number is 1 (416) 363-9491. The directors of the Purchaser are Derek Gorgi, Aleks Novakovic and A.J. Silber. The corporate officers of the Purchaser are Derek Gorgi, Aleks Novakovic, David Grosman, Aaron Kline and Allen Yi.

Partners Value Fund Inc.

Partners Value Fund Inc. is a publicly listed investment holding company whose principal business mandate is to provide its holders of common shares with an appropriately leveraged investment in the Class A Limited Voting Shares of Brookfield Asset Management. Partners Value Fund Inc. is an Ontario corporation. The registered and principal executive office of Partners Value Fund Inc. is located at Brookfield Place, 181 Bay Street, Suite 300, P.O. Box 762, Toronto, Ontario, Canada M5J 2T3, and the telephone number is 1 (416) 363-9491. The directors of Partners Value Fund Inc. are John P. Barratt, Edward C. Kress, Brian D. Lawson, Frank N.C. Lochan, George E. Myhal and Ralph J. Zarboni. The executive officers of Partners Value Fund Inc. are George E. Myhal and Frank N.C. Lochan.

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Partners Limited

Partners Limited is a corporation whose principal business mandate is to own shares of Brookfield Asset Management, directly or indirectly, for the long term. Partners Limited is an Ontario corporation. The registered and principal executive office of Partners Limited is located at Brookfield Place, 181 Bay Street, Suite 300, P.O. Box 762, Toronto, Ontario, Canada M5J 2T3, and the telephone number is 1 (416) 363-9491. The directors of Partners Limited are Jack. L. Cockwell, J. Bruce Flatt, David W. Kerr, Brian D. Lawson, George E. Myhal, Samuel J.B. Pollock and Timothy R. Price. The executive officers of Partners Limited are Jack. L. Cockwell and Brian D. Lawson.

Directors and Officers

The following information as to principal occupation, business, employment or convictions is not within the knowledge of the management of the Company and has been furnished by the respective directors and officers of the Brookfield Asset Management Filing Persons, Partners Limited and Partners Value Fund Inc.

The address of Brookfield Asset Management’s principal executive office and each person listed below is: c/o Brookfield Asset Management, Brookfield Place, Suite 300, 181 Bay Street, Toronto, Ontario M5J 2T3. The telephone number of Brookfield Asset Management’s principal executive office is 1 (416) 363-9491.

During the last five years, none of the Brookfield Asset Management Filing Persons, Partners Limited or Partners Value Fund Inc. or the individuals listed below has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors), or has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgement, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state laws, or a finding of a violation of federal or state securities laws.

BROOKFIELD ASSET MANAGEMENT INC.

JEFFREY M. BLIDNER – Director, Senior Managing Partner

Toronto, Ontario, Canada

Mr. Blidner, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Senior Managing Partner	2000	Present
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	2013	Present
Brookfield Infrastructure Partners L.P.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	2008	Present
Brookfield Property Partners L.P.	73 Front Street, 5th Floor Hamilton, HM 12 Bermuda	Director	2013	Present
Brookfield Renewable Energy Partners L.P.	73 Front Street, 5th Floor Hamilton, HM 12 Bermuda	Director	2011	Present

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JACK L. COCKWELL – Director

Toronto, Ontario, Canada

Mr. Cockwell, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	1979	Present
Norbord Inc.	1 Toronto Street Suite 600 Toronto, Ontario, Canada M5C 2W4	Director	1987	Present
Teck Resources Limited	11 King Street West Toronto, Ontario, Canada M5H 4C7	Director	2009	Present
Partners Limited	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Director	1995	Present
Brookfield Office Properties Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	1999	2014
Astral Media Inc.	Suite 100, Brookfield Place, 181 Bay Street P.O. Box 787 Toronto , Ontario, Canada M5J 2T3	Director	1997	2013

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MARCEL R. COUTU – Director

Calgary, Alberta, Canada

Mr. Coutu, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	2006	Present
Power Corporation of Canada	751 Victoria Square Montréal, Québec, Canada H2Y 2J3	Director	2011	Present
The Great-West Lifeco Inc.	100 Osborne Street North Winnipeg, Manitoba, Canada R3C 3A5	Director	2007	Present
Enbridge Inc.	500 Consumers Road North York, Ontario, Canada M2J 1P8	Director	2014	Present
Canadian Oil Sands Ltd.	2000 First Canadian Centre 350-7th Avenue SW Calgary, Alberta, Canada T2P 3N8	Director, Chief Executive Officer	2001	2013
The Canada Life Assurance Company	330 University Avenue Toronto, Ontario, Canada M5G 1R8	Director	2007	2011

J. BRUCE FLATT – Director, Chief Executive Officer

Toronto, Ontario, Canada

Mr. Flatt, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Chief Executive Officer	2002	Present
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	2001	Present
Partners Limited	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Director	2013	Present
General Growth Properties, Inc.	110 North Wacker Drive Chicago, Illinois, U.S.A. 60606	Chairman of the Board of Directors	2010	Present

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ROBERT J. HARDING – Director

Toronto, Ontario, Canada

Mr. Harding, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	1992	Present
First Quantum Minerals Ltd.	8th Floor, 543 Granville Street Vancouver, BC, Canada V6C 1X8	Director	2013	Present
NexJ Systems Inc.	4101 Yonge Street Suite 501 Toronto, Ontario, Canada M2P 1N6	Director	2006	Present
Norbord Inc.	1 Toronto Street Suite 600 Toronto, Ontario, Canada M5C 2W4	Director	1998	Present
Manulife Financial Corporation	200 Bloor Street East Toronto, Ontario, Canada M4W 1E5	Director	2008	2014

V. MAUREEN KEMPSTON DARKES – Director

Lauderdale-by-the-Sea, Florida, U.S.A.

Ms. Darkes, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	2008	Present
Schlumberger Limited	5599 San Felipe, 17th Floor Houston, Texas, U.S.A. 77056	Director	2014	Present
Balfour Beatty plc	Balfour Beatty plc 130 Wilton Road London, SW1V 1LQ United Kingdom	Director	2012	Present
Enbridge Inc.	500 Consumers Road North York, Ontario, Canada M2J 1P8	Director	2010	Present
Canadian National Railway Company	935 de La Gauchetière Street West Montreal, Quebec, Canada H3B 2M9	Director	1995	Present

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DAVID W. KERR – Director

Toronto, Ontario, Canada

Mr. Kerr, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	1987	Present
Partners Limited	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Director	1995	Present
Halmont Properties Corporation	51 Yonge Street Suite 400 Toronto, Ontario, Canada M5E 1J1	Chairman and Director	2009	Present
Blackberry Ltd.	2200 University Avenue East Waterloo, Ontario, Canada N2K 0A7	Director	2007	2013
Canwest Global Communications Corp.	Canwest Place, 31st Floor, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7	Director	2007	2010
Sun Life Financial Inc.	150 King Street West Toronto, Ontario, Canada M5H 1J9	Director	2004	2013

LANCE LIEBMAN – Director

New York, New York, U.S.A.

Mr. Liebman, a citizen of the United States, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	2005	Present
Columbia University	116th Street and Broadway New York, New York, U.S.A. 10027	Professor of Law	1976	Present
Greater New York Insurance Companies	200 Madison Avenue New York, New York, U.S.A. 10016	Director	1991	Present

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PHILIP B. LIND – Director

Toronto, Ontario, Canada

Mr. Lind, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	1994	Present
Rogers Communications Inc.	333 Bloor Street East 10th Floor Toronto, Ontario, Canada M4W 1G9	Director	1979	Present
Rogers Communications Inc.	333 Bloor Street East 10th Floor Toronto, Ontario, Canada M4W 1G9	Executive (Vice-Chair)	1974	2014

FRANK J. MCKENNA – Director

Toronto, Ontario, Canada

Mr. McKenna, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Chairman of the Board of Directors Director	2010 2006	Present 2010
TD Bank Group	P.O. Box 1 Toronto-Dominion Centre Toronto, Ontario, Canada M5K 1A2	Deputy Chair	2006	Present
Canadian Natural Resources Limited	#2500, 855 - 2nd Street S.W. Calgary, Alberta, Canada T2P 4J8	Director	2006	Present

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YOUSSEF A. NASR – Director

Ain Saade, Beit Mery, Lebanon

Mr. Nasr, a citizen of the United States and Lebanon, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	2010	Present
Bank Audi SAL	Bank Audi Plaza, Bab Idriss 11-2560 Beirut, Lebanon	Director	2012	2012
HSBC Middle East	HSBC Building, St Georges Bay PO Box 11-1380 Beirut, Lebanon	Chairman & Chief Executive Officer	2007	2010

LORD O’DONNELL – Director

London, England

Lord O’Donnell, a citizen of the United Kingdom, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	2013	Present
House of Lords	House of Lords London SW1A 0PW United Kingdom	Member of House of Lords	2012	Present
U.K. Civil Service, Cabinet Office	70 Whitehall London SW1A 2AS United Kingdom	Cabinet Secretary and Head of the Civil Service	2005	2011

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JAMES A. PATTISON – Director

Vancouver, British Columbia, Canada

Mr. Pattison, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
The Jim Pattison Group	Suite 1800 – 1067 West Cordova Street Vancouver, BC, Canada V6C 1C7	Managing Director, Chairman & Chief Executive Officer	1961	Present
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	2006	Present
Canfor Corporation	100-1700 West 75th Avenue Vancouver, BC, Canada V6P 6G2	Director	2003	Present
Sun Rype Products Ltd.	1165 Ethel Street Kelowna, BC, Canada V1Y 2W4	Director	2008	2013

SEEK NGEE HUAT – Director

Singapore

Seek Ngee Huat, a citizen of Singapore, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	2012	Present
Global Logistics Properties Ltd.	501 Orchard Road #08-01 Wheelock Place Singapore 23888	Director	2010	Present
Global Logistics Properties Ltd.	501 Orchard Road #08-01 Wheelock Place Singapore 23888	Chairman of the Board	2014	Present
Institute of Real Estate Studies, National University of Singapore Education	21 Heng Mui Keng Terrace Singapore 119613	Chairman	2009	Present
GIC Pte Ltd. Investments	168 Robinson Road #37-01 Capital Tower Singapore 068912	Advisor to GIC Group Executive Committee	2011	2013
GIC Real Estate Pte Ltd. Investments	168 Robinson Road #37-01 Capital Tower Singapore 068912	President	1999	2011

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DIANA L. TAYLOR – Director

New York, New York, U.S.A.

Ms. Taylor, a citizen of the United States, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	2012	Present
Solera Capital LLC	625 Madison Ave New York, New York, U.S.A. 10022	Vice-Chair	2014	Present
Citigroup Inc.	399 Park Avenue New York, New York, U.S.A. 10022	Director	2009	Present
Sotheby’s	1334 York Avenue New York, New York, U.S.A. 10021	Director	2007	Present
Brookfield Office Properties Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	2007	2012

GEORGE S. TAYLOR – Director

St. Marys, Ontario, Canada

Mr. Taylor, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	1994	Present

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BRIAN D. LAWSON – Chief Financial Officer

Toronto, Ontario, Canada

Mr. Lawson, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Chief Financial Officer	2002	Present
Partners Limited	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Director	2013	Present
Partners Value Fund Inc.	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Director	1991	Present

GEORGE E. MYHAL – Senior Managing Partner

Toronto, Ontario, Canada

Mr. Myhal, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Senior Managing Partner	2001	Present
Partners Limited	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Director	2013	Present
Partners Value Fund Inc.	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Director, President and Chief Executive Officer	2015	Present

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SAMUEL J.B. POLLOCK – Senior Managing Partner

Toronto, Ontario, Canada

Mr. Pollock, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Senior Managing Partner	2001	Present
Partners Limited	Suite 300, Brookfield Place, 181 Bay Street, P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Director	2013	Present
Acadian Timber Corp.	Suite 1800 – 1055 West Georgia Street, P.O. Box 11179, Royal Centre Vancouver, BC, Canada V6E 3R5	Director	2007	Present

1927726 ONTARIO INC.

DEREK GORGI – Director, President

Etobicoke, Ontario, Canada

Mr. Gorgi, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Manager, Finance to Senior Vice President, Finance	2008	Present

ALEKSANDAR NOVAKOVIC – Director, Vice President Oakville, Ontario, Canada

Mr. Novakovic, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Senior Vice President, Tax to Managing Partner, Tax	2004	Present

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Laurel Hill Advisory Group at 1 (877) 452-7184 (1 (416) 304-0211 collect) or email assistance@laurelhill.com

A. J. SILBER – Director, Vice President Toronto, Ontario, Canada

Mr. Silber, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Vice President, Legal Affairs	2012	Present
Torys LLP	79 Wellington St. W, 30th Floor, Box 270, TD SouthTower Toronto, Ontario, Canada M5K 2N2	Associate	2009	2012

DAVID GROSMAN – Vice President

Toronto, Ontario, Canada

Mr. Grosman, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Vice President, Taxation	2008	Present

AARON KLINE – Vice President

Maple, Ontario, Canada

Mr. Kline, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Vice President, Taxation	2009	Present

ALLEN YI – Vice President and Secretary

Toronto, Ontario, Canada

Mr. Yi, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Corporate Operations	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Corporate Secretary and Corporate Counsel	2012	Present
Torys LLP	79 Wellington St. W, 30th Floor, Box 270, TD South Tower Toronto, Ontario, Canada M5K 2N2	Associate	2005	2012

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PARTNERS VALUE FUND INC.

JOHN PHILIP BARRATT – Director

Mississauga, Ontario, Canada

Mr. Barratt, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Partners Value Fund Inc.	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Director	2013	Present
Partners Value Split Corp.	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Director	2001	Present

EDWARD C. KRESS – Director

Toronto, Ontario, Canada

Mr. Kress, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Partners Value Fund Inc.	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Director	2009	Present
Partners Value Fund Inc.	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	President	2009	2014
Partners Value Split Corp.	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Director & President	2009	Present

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BRIAN D. LAWSON – Director

Toronto, Ontario, Canada

Mr. Lawson, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Chief Financial Officer	2002	Present
Partners Limited	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Director	2013	Present
Partners Value Fund Inc.	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Director	1991	Present

FRANK N.C. LOCHAN – Director, Chairman

Oakville, Ontario, Canada

Mr. Lochan, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Partners Value Fund Inc.	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Chairman & Director	1998	Present
Partners Value Split Corp.	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Chairman & Director	2009	Present
Global Champions Split Corp.	Suite 300, Brookfield Place 181 Bay Street, Box 771 Toronto, Ontario, Canada M5J 2T3	Chairman & Director	2013	Present
CIGL Holdings Ltd.	200 King St W Toronto, Ontario, Canada M5H 3T4	Director	2008	2014
Royal Oak Ventures Limited	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	2010	2013
West Street Capital Corporation	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Chairman & Director	1998	2013

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GEORGE E. MYHAL – Director, President and Chief Executive Officer

Toronto, Ontario, Canada

Mr. Myhal, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Senior Managing Partner	2001	Present
Partners Limited	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Director	2013	Present
Partners Value Fund Inc.	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Director, President and Chief Executive Officer	2015	Present

RALPH J. ZARBONI – Director

North York, Ontario, Canada

Mr. Zarboni, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Partners Value Fund Inc.	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Director	1999	Present
Rossiter Ventures Corporation	7357 Woodbine Avenue, Suite 412 Markham, Ontario, Canada L3R 6L3	President	1984	Present
EM Plastic and Electric Products Ltd.	14 Brewster Road Brampton, Ontario, Canada L6T 5B7	Chairman and CEO Controlling Shareholder	2002	2014

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Laurel Hill Advisory Group at 1 (877) 452-7184 (1 (416) 304-0211 collect) or email assistance@laurelhill.com

PARTNERS LIMITED

JACK L. COCKWELL – Director

Toronto, Ontario, Canada

Mr. Cockwell, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	1979	Present
Norbord Inc.	1 Toronto Street Suite 600 Toronto, Ontario, Canada M5C 2W4	Director	1987	Present
Teck Resources Limited	11 King Street West Toronto, Ontario, Canada M5H 4C7	Director	2009	Present
Partners Limited	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Director	1995	Present
Brookfield Office Properties Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	1999	2014
Astral Media Inc.	Suite 100, Brookfield Place, 181 Bay Street P.O. Box 787 Toronto , Ontario, Canada M5J 2T3	Director	1997	2013

J. BRUCE FLATT – Director

Toronto, Ontario, Canada

Mr. Flatt, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Chief Executive Officer	2002	Present
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	2001	Present
Partners Limited	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Director	2013	Present
General Growth Properties, Inc.	110 North Wacker Drive Chicago, Illinois, U.S.A. 60606	Chairman of the Board of Directors	2010	Present

If you have any questions or need assistance completing your proxy or voting instruction form, please call

Laurel Hill Advisory Group at 1 (877) 452-7184 (1 (416) 304-0211 collect) or email assistance@laurelhill.com

DAVID W. KERR – Director

Toronto, Ontario, Canada

Mr. Kerr, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	1987	Present
Partners Limited	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Director	1995	Present
Halmont Properties Corporation	51 Yonge Street Suite 400 Toronto, Ontario, Canada M5E 1J1	Chairman and Director	2009	Present
Blackberry Ltd.	2200 University Avenue East Waterloo, Ontario, Canada N2K 0A7	Director	2007	2013
Canwest Global Communications Corp.	Canwest Place, 31st Floor, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7	Director	2007	2010
Sun Life Financial Inc.	150 King Street West Toronto, Ontario, Canada M5H 1J9	Director	2004	2013

BRIAN D. LAWSON – Director

Toronto, Ontario, Canada

Mr. Lawson, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Chief Financial Officer	2002	Present
Partners Limited	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Director	2013	Present
Partners Value Fund Inc.	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 76 Toronto, Ontario, Canada M5J 2T3	Director	1991	Present

If you have any questions or need assistance completing your proxy or voting instruction form, please call

Laurel Hill Advisory Group at 1 (877) 452-7184 (1 (416) 304-0211 collect) or email assistance@laurelhill.com

GEORGE E. MYHAL – Director

Toronto, Ontario, Canada

Mr. Myhal, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Senior Managing Partner	2001	Present
Partners Limited	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Director	2013	Present
Partners Value Fund Inc.	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 76 Toronto, Ontario, Canada M5J 2T3	Director, President and Chief Executive Officer	2015	Present

SAMUEL J.B. POLLOCK – Director

Toronto, Ontario, Canada

Mr. Pollock, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Senior Managing Partner	2001	Present
Partners Limited	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Director	2013	Present

If you have any questions or need assistance completing your proxy or voting instruction form, please call

Laurel Hill Advisory Group at 1 (877) 452-7184 (1 (416) 304-0211 collect) or email assistance@laurelhill.com

TIMOTHY R. PRICE – Director

Toronto, Ontario, Canada

Mr. Price, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Residential Properties Inc.	4906 Richard Road S.W. Calgary, Alberta, Canada T3E 6L1	Director	2011	Present
Fairfax Financial Holdings Limited	95 Wellington Street West Suite 800 Toronto, Ontario, Canada M5J 2N7	Director	2010	Present
Canadian Tire Corporation, Limited	2180 Yonge Street Toronto, Ontario, Canada M4P 2V8	Director	2007	Present
HSBC Bank Canada	3rd Floor 885 West Georgia Street Vancouver, BC, Canada V6C 3E9	Director	2007	Present
Brookfield Funds	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Chairman	1996	Present
Brookfield Homes Corporation	8500 Executive Park Avenue Suite 300 Fairfax, VA, U.S.A. 22031	Director	2004 2009	2006 2011
Astral Media	Suite 100, Brookfield Place, 181 Bay Street P.O. Box 787 Toronto, Ontario, Canada M5J 2T3	Director	1978	2013

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Interest in Securities of Brookfield Residential

The following table sets out the number of Common Shares of Brookfield Residential beneficially owned by, or for which control or direction is exercised by, the directors or officers of the Brookfield Asset Management Filing Persons, Partners Value Fund Inc. and Partners Limited and their general partners and managers and that are known after reasonable enquiry to be owned, or over which control or direction is exercised, by their associates or affiliates:

Brookfield Asset Management

Name	Common Shares	Percentage of the Outstanding Common Shares
Jack L. Cockwell	82,828	0.071%
J. Bruce Flatt	35,060	0.030%
David W. Kerr	3,140	0.003%
Lance Liebman	46	0.000%
George E. Myhal	148	0.000%
Samuel J.B. Pollock	32,090	0.027%

1927726 Ontario Inc.

Name	Common Shares	Percentage of the Outstanding Common Shares
Aleks Novakovic	500	0.000%

Partners Value Fund Inc.

Name	Common Shares	Percentage of the Outstanding Common Shares
Frank N.C. Lochan	1,505	0.001%

Partners Limited

Name	Common Shares	Percentage of the Outstanding Common Shares
Jack L. Cockwell	82,828	0.071%
J. Bruce Flatt	35,060	0.030%
David W. Kerr	3,140	0.003%
George E. Myhal	148	0.000%
Samuel J.B. Pollock	32,090	0.027%
Timothy R. Price	15,116	0.013%

Brookfield Asset Management and its Subsidiaries hold 81,493,112 Common Shares, representing 69.4% of the outstanding Common Shares. To the knowledge of the Brookfield Asset Management Filing Persons after reasonable inquiry, none of the Purchaser, Partners Value Fund Inc., Partners Limited or their respective associates or majority-owned Subsidiaries hold any Common Shares.

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INFORMATION CONCERNING BROOKFIELD RESIDENTIAL

Brookfield Residential is a North American land developer and homebuilder with operations in eleven major markets. The Company entitles and develops land to create master-planned communities and build and sell lots to third-party builders, as well as to its own homebuilding division. The Company also participates in selected, strategic real estate opportunities, including infill projects, mixed-use developments, infrastructure projects, and joint ventures. Brookfield Residential currently focuses on the following markets: Canada, California and Central and Eastern United States. In each market, the Company operates through local business units which are involved in all phases of the planning and building of its master-planned communities, infill projects and mixed-use developments. These operations include sourcing and evaluating land acquisitions, site planning, obtaining entitlements, developing the land, product design, constructing, marketing and selling homes and homebuyer customer service. These business units may also develop or sell land for the construction of commercial shopping centres in these communities.

Market Price and Trading Volume Data

The principal market on which the Common Shares are traded is the NYSE.

The Common Shares are listed for trading on the NYSE under the symbol “BRP”. The following table shows the market prices and volumes of trading of the Common Shares on the NYSE since the third quarter of 2012:

Period	High (USD)	Low (USD)	Avg. Volume
	$	$
Q3 2012	15.36	10.60	2,139,060
Q4 2012	18.88	14.02	4,346,258
Q1 2013	24.46	18.08	940,006
Q2 2013	26.05	20.01	1,103,292
Q3 2013	24.27	19.01	578,268
Q4 2013	24.49	19.32	369,073
Q1 2014	24.29	20.02	356,072
Q2 2014	21.61	19.26	509,353
Q3 2014	21.04	18.26	564,091
September 2014	20.86	18.80	783,052
October 2014	23.41	17.38	2,664,936
November 2014	23.99	23.19	1,084,322
December 2014	24.17	22.81	1,856,586
January 2015(1)	24.12	24.00	1,165,417

Notes:

(1)	Until January 9, 2015.

The closing price of the Common Shares on the NYSE on October 22, 2014, the last trading day preceding the announcement of Brookfield Asset Management’s proposal in respect of the Arrangement, was $19.01.

If you have any questions or need assistance completing your proxy or voting instruction form, please call

Laurel Hill Advisory Group at 1 (877) 452-7184 (1 (416) 304-0211 collect) or email assistance@laurelhill.com

The Common Shares are also listed for trading on the TSX under the symbol “BRP”. The following table shows the market prices and volumes of trading of the Common Shares on the TSX since the third quarter of 2012:

Period	High (CAD)	Low (CAD)	Avg. Volume
	$	$
Q3 2012	14.84	10.85	985,651
Q4 2012	19.04	13.86	1,363.138
Q1 2013	24.93	17.75	468,820
Q2 2013	26.23	21.16	567,848
Q3 2013	24.74	19.63	317,923
Q4 2013	26.06	20.22	257,988
Q1 2014	26.00	22.17	185,017
Q2 2014	23.64	20.74	123,875
Q3 2014	22.91	19.99	237,757
September 2014	22.91	21.00	318,168
October 2014	26.32	19.62	401,262
November 2014	27.25	26.17	241,184
December 2014	28.05	26.53	116,743
January 2015(1)	28.61	28.15	261,356

Notes:

(1)	Until January 9, 2015.

The closing price of the Common Shares on the TSX on October 22, 2014, the last trading day preceding the announcement of Brookfield Asset Management’s proposal in respect of the Arrangement, was CAD$21.39.

Directors and Officers

During the last five years, none of the Company or, to the knowledge of the Company after reasonable inquiry, any of the individuals listed below has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors), or has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgement, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state laws, or a finding of a violation of federal or state securities laws.

The address of the Company’s principal executive office and each person listed below is: c/o Brookfield Residential Properties Inc., 4906 Richard Road S.W., Calgary, Alberta T3E 6L1. The telephone number of the Company’s principal executive office is 1 (403) 231-8900.

If you have any questions or need assistance completing your proxy or voting instruction form, please call

Laurel Hill Advisory Group at 1 (877) 452-7184 (1 (416) 304-0211 collect) or email assistance@laurelhill.com

BRUCE T. LEHMAN – Director

Newport Beach, California, U.S.A.

Mr. Lehman, a citizen of the United States, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Residential Properties Inc.	4906 Richard Road S.W. Calgary, Alberta, Canada T3E 6L1	Director	2011	Present
Armada Real Estate Group, LLC	350 E 17th St. Suite 212 Costa Mesa, CA, U.S.A. 92627	Principal	2009	Present
Brookfield Homes Corporation	8500 Executive Park Avenue, Suite 300 Fairfax, VA, U.S.A. 22031	Director	2002	2011
Armada LLC	350 E 17th St Ste 212 Costa Mesa, CA, U.S.A. 92627	Principal	2002	2011
Summit Land Partners, LLC	430 Thirty Second St. Suite 200 Newport Beach, CA, U.S.A. 92663	Principal	2002	2011

If you have any questions or need assistance completing your proxy or voting instruction form, please call

Laurel Hill Advisory Group at 1 (877) 452-7184 (1 (416) 304-0211 collect) or email assistance@laurelhill.com

PATRICIA M. NEWSON – Director

Calgary, Alberta, Canada

Ms. Newson, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Pattern Energy Group Inc.	Pier 1, Bay 3 San Francisco, CA, U.S.A. 94111	Director	2012	Present
Long Run Exploration Ltd.	Livingston Place, West Tower Suite 400, 250 – 2 Street SW Calgary, Alberta, Canada T2P 0C1	Director	2012	Present
Alberta Electric System Operator	Calgary Place 2500, 330 – 5th Ave SW Calgary, Alberta, Canada T2P 0L4	Director	2012	Present
Quality Urban Energy Systems of Tomorrow (QUEST)	350 Sparks Street, Suite 809 Ottawa, Ontario, Canada K1R 7S8	Director	2012	Present
Brookfield Residential Properties Inc.	4906 Richard Road S.W. Calgary, Alberta, Canada T3E 6L1	Director	2011	Present
Heritage Gas Limited	Park Place 1 Suite 200 – 238 Brownlow Avenue Dartmouth, NS, Canada B3B 1Y2	Director	2003	Present
Guide Exploration Ltd.	Livingston Place, West Tower Suite 400, 250 – 2nd Street SW Calgary, Alberta, Canada T2P 0C1	Director	2011	2012
AltaGas Utility Group Inc.	500, 355 – 4th Avenue, S.W. Calgary, Alberta, Canada T2P 0J1	President and CEO	2005	2009
AltaGas Ltd.	1700, 355 – 4th Avenue, S.W. Calgary, Alberta, Canada T2P 0J1	President, AltaGas Utility Group Inc.	2009	2011
Brookfield Asset Management Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	2008	2010

If you have any questions or need assistance completing your proxy or voting instruction form, please call

Laurel Hill Advisory Group at 1 (877) 452-7184 (1 (416) 304-0211 collect) or email assistance@laurelhill.com

ALAN NORRIS – Director, President and Chief Executive Officer

Calgary, Alberta, Canada

Mr. Norris, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Residential Properties Inc.	4906 Richard Road S.W. Calgary, Alberta, Canada T3E 6L1	Director President and CEO	2011	Present
Brookfield Homes Corporation	8500 Executive Park Avenue, Suite 300 Fairfax, VA, U.S.A. 22031	Director	2003	2011
BPO Office Properties (formerly Brookfield Properties Corporation)	4906 Richard Road S.W. Calgary, Alberta, Canada T3E 6L1	President and CEO of BPO Residential	1994	2011

ALLAN S. OLSON – Director

Spruce Grove, Alberta, Canada

Mr. Olson, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Residential Properties Inc.	4906 Richard Road S.W. Calgary, Alberta, Canada T3E 6L1	Director	2012	Present
ZCL Composites Inc.	1420 Parson Road SW Edmonton, Alberta, Canada T6X 1M5	Director	2007	Present
Brookfield Office Properties Inc.	Suite 300, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3	Director	2005	2012
First Industries Corporation	11313 170 St NW Edmonton, Alberta, Canada T5M 3P5	Chairman	1991	Present

If you have any questions or need assistance completing your proxy or voting instruction form, please call

Laurel Hill Advisory Group at 1 (877) 452-7184 (1 (416) 304-0211 collect) or email assistance@laurelhill.com

TIMOTHY R. PRICE – Director

Toronto, Ontario, Canada

Mr. Price, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Residential Properties Inc.	4906 Richard Road S.W. Calgary, Alberta, Canada T3E 6L1	Director	2011	Present
Fairfax Financial Holdings Limited	95 Wellington Street West, Suite 800 Toronto, Ontario, Canada M5J 2N7	Director	2010	Present
Canadian Tire Corporation, Limited	2180 Yonge Street P.O. Box 770, Station K Toronto, Ontario, Canada M4P 2V8	Director	2007	Present
HSBC Bank Canada	885 West Georgia Street Vancouver, BC, Canada V6C 3E9	Director	2007	Present
Brookfield Funds	Suite 300, Brookfield Place, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada M5J 2T3	Chairman	1996	Present
Brookfield Homes Corporation	8500 Executive Park Avenue, Suite 300 Fairfax, VA, U.S.A. 22031	Director	2004 2009	2006 2011
Astral Media	1800 McGill College Suite 1600 Montréal, Quebec, Canada H3A 3J6	Director	1978	2013

DAVID M. SHERMAN – Director

New York, New York, U.S.A.

Mr. Sherman, a citizen of the United States, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Residential Properties Inc.	4906 Richard Road S.W. Calgary, Alberta, Canada T3E 6L1	Director	2011	Present
Metropolitan Real Estate Equity Management, a wholly-owned subsidiary of the Carlyle Group	650 Fifth Avenue, 29th Floor New York, New York, U.S.A. 10019	President	2002	Present
Brookfield Homes Corporation	8500 Executive Park Avenue, Suite 300 Fairfax, VA, U.S.A. 22031	Director	2003	2011

If you have any questions or need assistance completing your proxy or voting instruction form, please call

Laurel Hill Advisory Group at 1 (877) 452-7184 (1 (416) 304-0211 collect) or email assistance@laurelhill.com

ROBERT L. STELZL – Director

Hamilton, Montana, U.S.A.

Mr. Stelzl, a citizen of the United States, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Residential Properties Inc.	4906 Richard Road S.W. Calgary, Alberta, Canada T3E 6L1	Chairman of the Board of Directors	2011	Present
Brookfield Office Properties Inc.	Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada M5J 2T3	Chairman of the Board of Directors Director	2014 2005	Present 2014
Brookfield DTLA Fund Office Trust Investor Inc.	250 Vesey Street, 15th Floor New York, New York, U.S.A. 10281	Director	2013	Present
Rivas Capital, Inc.	11661 San Vicente Blvd Ste 912, Los Angeles, CA, U.S.A. 90049	President	2004	Present
Van Eck Family of Mutual Funds	335 Madison Avenue 19th Floor New York, New York, U.S.A. 10017	Director	2007	Present
Brookfield Homes Corporation	8500 Executive Park Avenue, Suite 300 Fairfax, VA, U.S.A. 22031	Director Chairman of the Board of Directors	2002 2007	2007 2011

MICHAEL D. YOUNG – Director

Dallas, Texas, U.S.A.

Mr. Young, a citizen of the United States, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Milestone Apartments REIT	5429 LBJ Freeway Suite 800 Dallas, TX, U.S.A. 75240	Chairman, Trustee	2013	Present
Brookfield Residential Properties Inc.	4906 Richard Road S.W. Calgary, Alberta, Canada T3E 6L1	Director	2011	Present
Calloway Real Estate Investment Trust	700 Applewood Crescent, Suite 200 Vaughan, Ontario, Canada L4K 5X3	Chairman, Trustee	2003	Present
Quadrant Capital Partners, Inc.	8333 Douglas Avenue Dallas, TX, U.S.A. 75225	Principal	2003	Present
Brookfield Homes Corporation	8500 Executive Park Avenue, Suite 300 Fairfax, VA, U.S.A. 22031	Director	2007	2011

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CRAIG J. LAURIE – Executive Vice President and Chief Financial Officer

New Jersey, United States

Mr. Laurie, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Residential Properties Inc.	4906 Richard Road S.W. Calgary, Alberta, Canada T3E 6L1	Executive Vice President and Chief Financial Officer	2011	Present
Brookfield Homes Corporation	8500 Executive Park Avenue, Suite 300 Fairfax, VA, U.S.A. 22031	Executive Vice President and Chief Financial Officer	2008	2011
Crystal River Capital Inc.	Three World Financial Center 200 Vesey Street, 10th Floor New York, New York, U.S.A. 10281	Chief Financial Officer	2007	2010

SHANE D. PEARSON – Executive Vice President and Corporate Counsel

Alberta, Canada

Mr. Pearson, a citizen of Canada, currently is, or was within the past five years, principally an employee, officer and/or director of the following companies:

Company	Address	Positions Held	From	To
Brookfield Residential Properties Inc.	4906 Richard Road S.W. Calgary, Alberta, Canada T3E 6L1	Executive Vice President and Corporate Counsel Senior Vice President & Corporate Counsel	2012 2011	Present 2012
Brookfield Homes Corporation	8500 Executive Park Avenue, Suite 300 Fairfax, VA, U.S.A. 22031	Vice President & Corporate Counsel	2003	2011

Indebtedness of Directors and Officers

No Director or officer of the Company is indebted to the Company.

Indebtedness of Brookfield Residential

As of December 31, 2014, there was $1.1 billion in aggregate principal amount of the Brookfield Residential Senior Notes outstanding. The Brookfield Residential Senior Notes are direct senior unsecured obligations of Brookfield Residential and rank pari passu in the right of payment with all other unsecured and unsubordinated indebtedness of Brookfield Residential. The Brookfield Residential Senior Notes are each rated B2 by Moody’s Investors Service, Inc. and BB- by Standard & Poor Rating Service. The Brookfield Residential Senior Notes will remain outstanding following consummation of the Arrangement and will not be affected.

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Select Historical Consolidated Financial Data

Set forth below is certain selected historical financial data relating to the Company, which has been derived from the Company’s audited consolidated financial statements contained in the Company’s Annual Report for the fiscal year ended December 31, 2013 filed on SEDAR on February 12, 2014 and filed with the SEC on Form 40-F on March 27, 2014 and the unaudited condensed consolidated financial statements contained in the Company’s Interim Report for the fiscal quarter ended September 30, 2014 filed on SEDAR on November 4, 2014 and submitted to the SEC on Form 6-K on November 4, 2014.

The information is only a summary and should be read in conjunction with the audited financial statements and other financial information of the Company contained in: (a) the annual information form of the Company for the year ended December 31, 2013 filed on SEDAR on March 27, 2014 and filed with the SEC as Exhibit 99.1 to Form 40-F on March 27, 2014; (b) the audited consolidated annual financial statements of the Company as at and for the year ended December 31, 2013, together with the notes thereto and the auditors’ report thereon, which was filed on SEDAR on March 27, 2014 and filed with the SEC as Exhibit 99.3 to Form 40-F on March 27, 2014; (c) the management’s discussion and analysis of the operating results and financial condition for the Company for the years ended December 31, 2013 and December 31, 2012, which was filed on SEDAR on March 27, 2014 and filed with the SEC as Exhibit 99.2 to Form 40-F on March 27, 2014; and (d) the unaudited condensed consolidated financial statements of the Company for the quarter ended September 30, 2014, together with the notes thereto, which was filed on SEDAR on November 4, 2014 and submitted to the SEC as Exhibit 99.1 to the Company’s Report on Form 6-K on November 4, 2014.

More comprehensive financial information is included in such reports and other documents, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained in those documents. See “Other Information – Additional Information”.

The Company’s annual consolidated financial statements have been audited by Deloitte LLP, chartered accountants, Calgary, Alberta. The consolidated financial statements have been prepared in accordance with U.S. GAAP and presented in U.S. dollars.

Pro forma information is not presented given that this is a cash transaction.

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Consolidated Balance Sheets

(all dollar amounts are in thousands of U.S. dollars)

	As at September 30, 2014	As at December 31, 2013	As at December 31, 2012
Assets
Land and housing inventory	$2,587,486	$2,399,242	$2,250,256
Investments in unconsolidated entities	$237,794	$206,198	$155,352
Commercial properties	—	—	$15,363
Commercial assets held for sale	—	$47,733	—
Receivables and other assets	$307,789	$341,090	$331,244
Restricted cash	$3,741	$8,169	$13,596
Cash and cash equivalents	$159,775	$319,735	$49,826
Deferred income tax assets	$50,079	$21,594	$10,552

Total assets	$3,346,664	$3,343,761	$2,826,189

Liabilities and Equity
Notes payable	$1,100,000	$1,100,000	$600,000
Bank indebtedness and other financings	$257,964	$348,853	$459,329
Accounts payable and other liabilities	$443,265	$418,410	$427,020

Total liabilities	$1,801,229	$1,867,263	$1,486,349

Other interests in consolidated subsidiaries	$17,309	$36,641	$32,445
Preferred Shares: nil shares outstanding (December 31, 2013 – 64,061 shares outstanding; December 31, 2012 – 65,286 shares outstanding)	—	$1,600	$1,630
Common Shares: 115,714,204 shares outstanding (December 31, 2013 – 117,026,076 shares outstanding December 31, 2012 – 116,279,534 shares outstanding)	$330,155	$332,511	$324,704
Additional paid-in-capital	$421,370	$415,377	$411,010
Retained earnings	$752,818	$625,482	$483,450
Non-controlling interest	$34,659	$35,047	$5,539
Accumulated other comprehensive income	$(10,876)	$29,840	$81,062

Total equity	$1,528,126	$1,439,857	$1,307,395

Total liabilities and equity	$3,346,664	$3,343,761	$2,826,189

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Consolidated Statement of Operations

(all dollar amounts are in thousands of U.S. dollars, except per share amounts)

	Nine months ended September 30, 2014	Year ended December 31, 2013	Year ended December 31, 2012
Revenue
Land	$190,154	$373,323	$621,905
Housing	$694,582	$982,822	$718,465

Total revenue	$884,736	$1,356,145	$1,340,370

Direct Cost of Sales
Land	$(90,438)	$(199,976)	$(449,313)
Housing	$(530,638)	$(781,234)	$(598,340)

Total direct cost of sales	$(621,076)	$(981,210)	$(1,047,653)
Gain on commercial assets held for sale	$32,927	—	—
Selling, general and administrative expense	$(134,616)	$(170,062)	$(128,377)
Interest expense	$(47,147)	$(51,127)	$(41,406)
Equity in earnings from unconsolidated entities	$11,038	$8,820	$9,882
Other income / (expense)	$8,903	$13,893	$(800)
Depreciation	$(3,416)	$(4,621)	$(3,386)

Income Before Income Taxes	$131,349	$171,838	$128,630
Current income tax expense	$(3,239)	$(1,953)	$(45,879)
Deferred income tax recovery / (expense)	$27,683	$(21,272)	$9,788

Net Income	$155,793	$148,613	$92,539

Other Comprehensive Income
Unrealized foreign exchange gain / (loss) on:
Translation of the net investment in Canadian subsidiaries	$(40,716)	$(51,222)	$20,369
Translation of the Canadian dollar denominated debt designated as a hedge of the net investment in Canadian subsidiaries	—	—	$(18,240)

Comprehensive Income	$115,077	$97,391	$94,668

Net Income / (Loss) Attributable To:
Consolidated	$155,793	$148,613	$92,539
Non-controlling interests and other interests in consolidated subsidiaries	$2,505	$6,453	$(622)

Brookfield Residential	$153,288	$142,160	$93,161

Comprehensive Income / (Loss) Attributable To:
Consolidated	$115,077	$97,391	$94,668
Non-controlling interests and other interests in consolidated subsidiaries	$2,505	$6,453	$(622)

Brookfield Residential	$112,572	$90,938	$95,290

Common Shareholders Earnings per Share
Basic	$1.31	$1.22	$0.92
Diluted	$1.30	$1.21	$0.91

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Consolidated Statements of Cash Flows

(all dollar amounts are in thousands of U.S. dollars)

	Nine months ended September 30, 2014	Year ended December 31, 2013	Year ended December 31, 2012
Cash Flows Provided by / (Used In) Operating Activities
Net income	$155,793	$148,613	$92,539
Adjustments to reconcile net income to net cash from operating activities:
Undistributed income from unconsolidated entities	$(6,377)	$(1,667)	$(4,581)
Deferred income tax (recovery) / expense	$(27,683)	$21,272	$(9,788)
Share-based compensation costs	$7,325	$6,340	$7,294
Depreciation	$3,416	$4,621	$3,386
Amortization of non-cash vendor take back (“VTB”) interest	$253	$576	—
Changes in operating assets and liabilities:
Decrease / (increase) in receivables and other assets	$22,491	$(44,687)	$(38,346)
(Increase) / decrease in land and housing inventory	$(237,782)	$(189,815)	$(160,865)
Decrease in commercial assets held for sale	$45,956	—	—
Increase / (decrease) in accounts payable and other liabilities	$30,998	$(33,351)	$140,312

Net cash (used in) / provided by operating activities	$(5,610)	$(88,098)	$29,951

Cash Flows Provided by / (Used in) Investing Activities
Investments in unconsolidated entities	$(33,337)	$(76,039)	$(14,823)
Distributions from unconsolidated entities	$5,730	$24,747	$35,016
Change in restricted cash	$4,416	$5,414	$(4,468)

Net cash (used in) / provided by investing activities	$(23,191)	$(45,878)	$15,725

Cash Flows Provided by / (Used in) Financing Activities
Drawings under project-specific and other financings	$11,633	$211,411	$327,270
Repayments under project-specific and other financings	$(55,952)	$(344,480)	$(273,641)
Drawings on bank indebtedness	$6,227	$64,333	$9,000
Repayments on bank indebtedness	$(37,051)	$(34,866)	$(178,292)
Drawings from affiliate	—	—	$109,000
Repayments to affiliate	—	—	$(335,000)
Drawings under unsecured senior notes payable	—	$500,000	$600,000
Repayments of notes payable	—	—	$(485,673)
Net distributions to non-controlling interest and other interests in consolidated subsidiaries	$(2,000)	$(1,048)	$(1,076)
Repurchase from non-controlling interest and other interests in consolidated subsidiaries	$(20,240)	—	—
Purchase of Common Shares for restricted stock and share unit plan	$(1,251)	—	—
Common shares issued net of issue costs	—	—	$228,181
Exercise of stock options	$174	$4,810	$1,709
Repurchase of Common Shares for cancellation	$(30,102)	—	—
Dividends paid to preferred shareholders	$(61)	$(128)	$(135)

Net cash (used in) / provided by financing activities	$(128,623)	$400,032	$1,343

Effect of foreign exchange rates on cash and cash equivalents	$(2,536)	$3,853	$645

Change in cash and cash equivalents	$(159,960)	$269,909	$47,664
Cash and cash equivalents at beginning of period	$319,735	$49,826	$2,162

Cash and cash equivalents at end of period	$159,775	$319,735	$49,826

Supplemental Cash Flow Information
Interest paid	$57,873	$64,934	$71,921
Income taxes paid	$28,636	$45,522	$41,867

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Ratio of Earnings to Fixed Charges (unaudited)

(all dollar amounts are in thousands of U.S. dollars)

	Nine months ended September 30, 2014	Year ended December 31, 2013	Year ended December 31, 2012
Earnings:
Income / (loss) from continuing operations (including income from equity investees)	131,349	171,838	128,630
Undistributed earnings from unconsolidated entities	(6,377)	(1,677)	(4,581)
Fixed Charges	65,248	77,546	74,951
Amortization of capitalized interest	22,363	41,352	46,079

Income (loss) before income taxes and fixed charges	212,583	289,059	245,079
Interest capitalized	(18,040)	(26,291)	(33,410)
Preferred share dividends	(61)	(128)	(135)
Non-controlling interests and other interests in consolidated subsidiaries	(2,505)	(6,453)	622

Total earnings	191,977	256,187	212,156

Fixed charges:
Preferred share dividends	61	128	135
Interest expensed	47,147	51,127	41,406
Interest capitalized	18,040	26,291	33,410

Total fixed charges	65,248	77,546	74,951

Ratio of earnings to fixed charges	2.94	3.30	2.83

Book Value Per Share

Our net book value per Common Share as of September 30, 2014 was approximately $12.98 (calculated based on 117,714,204 common shares outstanding as of such date).

Previous Distributions

Except as set out below and except for issuance of Common Shares in connection with exercises of Options and conversions of Brookfield Residential’s preferred shares, the Company has not distributed Common Shares during the five years preceding the Arrangement Agreement:

On June 15, 2011, the Company announced the completion of the Rights Offering, which enabled shareholders of Brookfield Office Properties to purchase Common Shares of the Company that Brookfield Office Properties held at a price of $10 per Common Share. Of the 51,500,000 Common Shares offered by Brookfield Office Properties, 18,174,728 Common Shares of the Company were purchased by shareholders other than Brookfield Asset Management for a total consideration of approximately $182 million. Brookfield Asset Management purchased a total of 33,325,272 Common Shares of the Company from Brookfield Office Properties in connection with the June 15, 2011 offering. Upon completion of the offering, Brookfield Asset Management owned 74.5 million Common Shares, representing approximately 73.5% of the Common Shares.

On November 20, 2012, Brookfield Residential issued 8,000,000 Common Shares at a price of $14.49 per Common Share for total gross proceeds of approximately $116.0 million through a public offering, and, concurrently, a total of 8,000,000 Common Shares for gross proceeds of approximately $111.0 million through a private placement to Brookfield Asset Management. In addition, on November 26, 2012, Brookfield Residential issued 424,696 Common Shares at a price of $14.49 per Common Share under the provision of an over-allotment option available to the underwriters of the Common Share offering, for gross proceeds of approximately $6.2 million. Transaction costs of $5.2 million were incurred in relation to the Common Share offering. The offered securities mentioned in this paragraph were registered under the Securities Act of 1933 on November 6, 2012.

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Dividend Policy

The Company has never declared or paid dividends on the Common Shares. The declaration and payment of dividends on the Common Shares are at the discretion of the Board. Brookfield Residential cannot predict at this time whether it will pay dividends on its Common Shares. Whether Brookfield Residential will pay dividends on its Common Shares and the timing and amount of those dividends will be subject to the approval and declaration of the Board and will depend on a variety of factors, including the earnings, cash requirements and financial condition of Brookfield Residential and other factors deemed relevant by the Board.

Transactions in the Company’s Common Shares

On May 1, 2014, the Company announced a TSX-approved normal course issuer bid (“NCIB”) for a portion of the Company’s Common Shares. The NCIB is made in accordance with the requirements of the TSX and NYSE and Rules 10b-18 and 10b5-1 of the U.S. Exchange Act. The Company is authorized to repurchase for cancellation up to 2,000,000 Common Shares. As of October 22, 2014 the Company purchased 1,811,303 Common Shares for total consideration of $35.8 million at a daily average price range between $17.92 and $21.04 and at a weighted average purchase price over the course of the NCIB of $19.75, based on market prices at the time of the acquisition thereof. The Company suspended purchases under the NCIB on October 23, 2014.

Other than as set forth above, during the two years prior to the date hereof, the Company has not purchased any of its outstanding Common Shares. During the two years prior to the date hereof, no Brookfield Asset Management Filing Person and neither Partners Value Fund Inc. nor Partners Limited has purchased any of the Company’s outstanding Common Shares.

There were no transactions in the Company’s Common Shares in the 60 days prior to the date hereof by the Company, the Brookfield Asset Management Filing Persons, Partners Value Fund Inc., Partners Limited or, to the knowledge of such Persons after reasonable inquiry, any of their respective directors or executive officers, or any of their respective affiliates, associates or majority-owned Subsidiaries, or any pension, profit-sharing or similar plans of the Company or the Brookfield Asset Management Filing Persons.

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INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Interests of Certain Persons in the Arrangement

In considering the recommendation of the Board with respect to the Arrangement, Shareholders should be aware that certain Directors and senior officers of Brookfield Residential have certain interests in connection with the Arrangement that may present them with actual or potential conflicts of interest in connection with the Arrangement.

All benefits received, or to be received, by Directors, executive officers or employees of the Company as a result of the Arrangement are, and will be, solely in connection with their services as Directors, executive officers or employees of the Company. No benefit has been, or will be, conferred for the purpose of increasing the value of consideration payable to any such person for the Common Shares held by such person and no consideration is, or will be, conditional on the person supporting the Arrangement.

Directors

The Directors hold, in the aggregate, 2,044,191 Common Shares, representing approximately 1.74% of the Common Shares outstanding on the Record Date. All of the Common Shares held by the Directors will be treated in the same fashion under the Arrangement as Common Shares held by every other Shareholder. For a discussion of the Consideration to be received for Common Shares under the Arrangement, see “The Arrangement – Principal Steps of the Arrangement”.

Consistent with standard practice in similar transactions, in order to ensure that the Directors do not lose or forfeit their protection under liability insurance policies maintained by Brookfield Residential, the Arrangement Agreement provides for the maintenance of such protection for six years. See “Indemnification and Insurance” below.

Brookfield Asset Management may make changes to the Company’s current board of directors or management following the completion of the Plan of Arrangement as the needs of the Company as a wholly-owned Subsidiary are determined.

The following table sets out the number of Common Shares beneficially owned by, or for which control or direction is exercised by, the Directors and that are known after reasonable enquiry to be owned, or over which control or direction is exercised, by their associates or affiliates and the Consideration to be received by each Director under the Arrangement:

Name	Director Since	Common Shares		Percentage of the Outstanding Common Shares	Consideration to be Received under the Arrangement		DSUs(c)
Bruce T. Lehman	March 31, 2011	1,529		0.001%	$37,078		16,765
Patricia M. Newson	March 31, 2011	—		—	—		22,647
Alan Norris	March 31, 2011	2,002,294	(a)	1.705%	$22,693,630	(b)	1,250,000
Allan S. Olson	February 13, 2012	10,000		0.009%	$242,500		6,356
Timothy R. Price	March 31, 2011	15,116		0.013%	$366,563		13,635
David M. Sherman	March 31, 2011	6,501		0.006%	$157,649		76,002
Robert L. Stelzl	March 31, 2011	2,250		0.002%	$54,563		62,951
Michael D. Young	March 31, 2011	6,501		0.006%	$157,649		22,647
				Total:	$23,709,632

Notes:

(a)	The number of Common Shares reflects Mr. Norris’ deemed beneficial ownership of 2,000,000 Common Shares held by BRP Holdings Corp. pursuant to the Escrowed Share Agreement. Mr. Norris’ pro rata interest in the Common Shares, based on his percentage ownership in the capital of BRP Holdings Corp., is 1,500,000 Common Shares.

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(b)	The value of the Escrowed Shares on redemption will be equal to the value of the Common Shares held by BRP Holdings Corp. less the net liabilities and preferred share obligations of BRP Holdings Corp.

(c)	In accordance with the DSU Plan, participants are entitled to redeem their DSUs only after cessation of employment from the Company for a cash payment based upon the value of the Common Shares at the time of cessation of employment. There is no ability under the DSU Plan for DSUs to be settled in Common Shares.

Executive Officers

The current responsibility for the general management of Brookfield Residential is held and discharged by a group of three executive officers. The following table sets out the executive officers of the Company, along with the number of Common Shares beneficially owned, or for which control or direction is exercised, by such executive officers and that are known after reasonable enquiry to be owned, or over which control or direction is exercised, by their associates or affiliates:

Name	Executive Officer Since	Common Shares		Percentage of the Outstanding Common Shares	Consideration to be Received under the Arrangement		DSUs(f)
Craig J. Laurie	March 31, 2011	2,389		0.002%	$57,933	(c)	61,622
Alan Norris	March 31, 2011	2,002,294	(a)	1.705%	$22,693,630	(b)(d)	1,250,000
Shane D. Pearson	March 31, 2011	9,178	(e)	0.008%	$222,566	(e)	23,231
Total:					$22,974,129

Notes:

(a)	The number of Common Shares reflects Mr. Norris’ deemed beneficial ownership of 2,000,000 Common Shares held by BRP Holdings Corp. pursuant to the Escrowed Share Agreement. Mr. Norris’ pro rata interest in the Common Shares, based on his percentage ownership in the capital of BRP Holdings Corp., is 1,500,000 Common Shares.

(b)	The value of the Escrowed Shares on redemption will be equal to the value of the Common Shares held by BRP Holdings Corp. less the net liabilities and preferred share obligations of BRP Holdings Corp.

(c)	In addition, Mr. Laurie holds 17,500 Restricted Shares and 643,311 in-the-money Options, which, if fully vested and exercised and the resulting Common Shares sold under the Arrangement, would result in additional Consideration of $6,634,523.

(d)	In addition, Mr. Norris holds 30,000 RSUs and 2,300,000 in-the-money Options, which, if fully vested and exercised and the resulting Common Shares sold under the Arrangement, would result in additional Consideration of $22,286,500.

(e)	In addition, Mr. Pearson holds 10,000 RSUs and 478,076 in-the-money Options, which, if fully vested and exercised and the resulting Common Shares sold under the Arrangement, would result in additional Consideration of $4,492,393.

(f)	In accordance with the DSU Plan, participants are entitled to redeem their DSUs only after cessation of employment from the Company for a cash payment based upon the value of the Common Shares at the time of cessation of employment. There is no ability under the DSU Plan for DSUs to be settled in Common Shares.

The executive officers of Brookfield Residential, in the aggregate, hold 2,013,861 Common Shares representing approximately 1.72% of the Common Shares outstanding on the Record Date. All of the Common Shares held by the executive officers of Brookfield Residential will be treated in the same fashion under the Arrangement as Common Shares held by every other Shareholder.

Indemnification and Insurance

From and after the Effective Time, the Purchaser shall cause the Company and its Subsidiaries to indemnify and hold harmless, to the fullest extent permitted under applicable Law (and to also advance expenses as incurred to the fullest extent permitted under applicable Law), each present and former Director and officer of the Company and its Subsidiaries against any costs or expenses (including reasonable legal fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, inquiry, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to such indemnified person’s service as a Director, officer or employee of the Company and/or any of its Subsidiaries or services performed by such persons at the request of the Company and/or any of its subsidiaries at or prior to or following the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including the approval or completion of the Arrangement.

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Any directors’ and officers’ insurance in effect on the date of the Arrangement Agreement for the Company’s present Directors and officers and those of its Subsidiaries shall survive the completion of the Arrangement (or be replaced with substantially equivalent coverage from another provider of at least equivalent standing) and shall continue in full force and effect for a period of not less than six years from the Effective Date, provided that such insurance is available at an annual premium not in excess of 300% of the current annual premium payable in respect of the current insurance policy in favor of the current Directors and officers of the Company and each of its Subsidiaries.

Compensation Awards

Subject to the approval of the Arrangement Resolution by the required vote at the Meeting, the compensation committee of the Board and the Board, as applicable, have determined, in accordance with the terms of the RSU Plan, Restricted Stock Plan and Escrowed Share Agreement, as applicable, to accelerate the vesting of all unvested RSUs, Restricted Shares and Escrowed Shares so that the holders thereof, who are officers and employees of Brookfield Residential, can participate in the Transaction and receive the Consideration for each of the Common Shares into which such RSUs, Restricted Shares and Escrowed Shares are convertible or exchangeable.

The Board has also determined, in accordance with the terms of the Stock Option Plan, to accelerate the vesting of all unvested Options, subject to the approval of the Arrangement Resolution by the required vote at the Meeting. Following the Effective Date, Options may be redeemed for a cash payment equal to the in-the-money value thereof (i.e., the value of the Consideration less the applicable exercise price of the Option). In addition, holders of Options may receive an additional award of options of the Purchaser in an amount equal to the number of Options held by such holder prior to the Arrangement, with any such new options having an exercise price equal to the Consideration and being subject to vesting terms, in order to enable them to participate in the future appreciation of the business of the Company.

Interlocking Directors

There are no interlocking directorships among Brookfield Residential’s independent Directors.

Loss of Office

There are no agreements, commitments or understandings made or proposed to be made between Brookfield Residential and any of its Directors or officers pursuant to which a payment or other benefit is to be made or given by way of compensation for loss of office or for their remaining in, or retiring from, office if the Arrangement is completed.

Interests of Certain Persons in Matters other than the Arrangement

Other than as set forth below, in the past two years, there have been no negotiations, transactions or material contacts between any Brookfield Asset Management Filing Person, its Subsidiaries or, to the knowledge of the Brookfield Asset Management Filing Persons, after reasonable inquiry, any person who is an executive officer, director, controls a Brookfield Asset Management Filing Person and an executive officer or director of any corporation or other person ultimately in control of a Brookfield Asset Management Filing Person on the one hand, and Brookfield Residential or any of its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of Brookfield Residential’s securities, an election of the Directors of Brookfield Residential or a sale or other transfer of a material amount of assets of Brookfield Residential other than the Arrangement Agreement.

Other than as set forth below, in the past two years, there have been no negotiations, transactions or material contacts between (i) affiliates of Brookfield Residential, or (ii) Brookfield Residential or any of its affiliates on the one hand, and any person not affiliated with Brookfield Residential who would have a direct interest in such matters, on the other hand, in each case concerning a merger, consolidation or acquisition, a tender offer or other acquisition of Brookfield Residential’s securities, an election of the Directors of Brookfield Residential or a sale or other transfer of a material amount of assets of Brookfield Residential.

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There has not been any transaction, that occurred during the past two years, between the Brookfield Asset Management Filing Persons (including any person who is an executive officer, director, controls a Brookfield Asset Management Filing Person and an executive officer or director of any corporation or other person ultimately in control of a Brookfield Asset Management Filing Person) and (1) Brookfield Residential or any of its affiliates that are not natural persons where the aggregate value of the transactions is more than one percent of Brookfield Residential’s consolidated revenues for: (a) the fiscal year when the transaction occurred; or (b) the past portion of the current fiscal year, if the transaction occurred in the current year; or (2) any executive officer, director or affiliate of Brookfield Residential that is a natural person where the aggregate value of the transaction or series of similar transactions with that person exceeds $60,000.

No Brookfield Asset Management Filing Person or, to the knowledge of the Brookfield Asset Management Filing Persons after reasonable inquiry, any person who is an executive officer, director, controls a Brookfield Asset Management Filing Person or any executive officer or director of any corporation or other person ultimately in control of a Brookfield Asset Management Filing Person, has any agreement, arrangement, or understanding, whether or not legally enforceable, with any other person with respect to any securities of Brookfield Residential (including, but not limited to, any agreement, arrangement, or understanding concerning the transfer or the voting of any securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations).

Brookfield Residential has a $300 million unsecured revolving credit facility with a Subsidiary of Brookfield Asset Management at an interest rate of LIBOR plus 4.5%. The facility had no outstanding balance as of December 31, 2013 and September 30, 2014.

On November 20, 2012, Brookfield Residential issued 8,000,000 Common Shares for gross proceeds of approximately $111.0 million through a private placement to Brookfield Asset Management.

On December 3, 2012, the Company borrowed $225.0 million under a promissory note from a Subsidiary of Brookfield Asset Management in connection with the acquisition of Playa Vista Capital Company LLC. The promissory note was repaid in full prior to the end of 2012.

During 2012, the Company purchased certain Canadian tax attributes of a Subsidiary of Brookfield Asset Management in consideration for a $25.6 million non-interest bearing promissory note. During the year ended December 31, 2013, the note was repaid in full.

During the year ended December 31, 2013, Brookfield Residential paid $29 million to a Subsidiary of Brookfield Asset Management to acquire 451 development lots located in Riverside County, California. As part of this transaction, the Company also entered into profit sharing arrangements with the seller regarding lot sale transactions and net profit from development.

During the year ended December 31, 2013, the Company paid $18 million to Brookfield Asset Management for certain Canadian tax attributes.

In 2013, Brookfield Residential purchased certain Canadian tax attributes of a Subsidiary of Brookfield Asset Management in consideration for a $33.3 million non-interest bearing promissory note. During the three and nine months ended September 30, 2014, $5.5 million and $16.5 million, respectively, of this note was repaid.

In 2014, Brookfield Residential purchased certain Canadian tax attributes of a Subsidiary of Brookfield Asset Management in consideration for a $29.5 million non-interest bearing promissory note.

During the nine months ended September 30, 2014, the Company paid $10.3 million to Brookfield Asset Management for certain Canadian tax attributes.

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Additionally, Brookfield Residential has the right to use the names “Brookfield” and “Brookfield Residential” pursuant to a license agreement between Brookfield Office Properties and Brookfield Global Asset Management Limited, a Subsidiary of Brookfield Asset Management.

Brookfield Asset Management beneficially owns, or controls or directs, directly or indirectly, approximately 69.4% of the outstanding Common Shares of the Company. The address of Brookfield Asset Management is Brookfield Place, Suite 300, 181 Bay Street, Toronto, Ontario M5J 2T3.

Except as disclosed herein, since the commencement of the Company’s most recently completed financial year, no informed person of the Company, nominee for director or any associate or affiliate of an informed person or nominee had any material interest, direct or indirect, in any transaction or any proposed transaction which has materially affected or would materially affect the Company or any of its Subsidiaries. An “informed person” means (i) a director or executive officer of the Company, (ii) a director or executive officer of a person or company that is itself an informed person or Subsidiary of the Company, (iii) any person or company which beneficially owns, directly or indirectly, voting securities of the Company or who exercises control or direction over voting securities of the Company or a combination of both carrying more than 10% of the voting rights other than voting securities held by the person or company as underwriter in the course of a distribution and (iv) the Company itself, if and for so long as it has purchased, redeemed or otherwise acquired any of its Common Shares.

OTHER INFORMATION

Other Matters

Management of Brookfield Residential is not aware of any matters to come before the Meeting other than as set forth in the Notice of Meeting that accompanies this Circular. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the Common Shares represented thereby in accordance with their best judgment on such matter.

Auditor

The Auditor of the Company is Deloitte LLP, chartered accountants, Calgary, Alberta.

Additional Information

Additional information relating to the Company can be found on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

Financial information is provided in the Company’s audited consolidated financial statements and management’s discussion and analysis for the financial year ended December 31, 2013 and December 31, 2012, as well as in the Company’s unaudited consolidated financial statements and management’s discussion and analysis for the three and nine months ended September 30, 2014, both of which can be found on SEDAR at www.sedar.com and on EDGAR at www.sec.gov, together with the Company’s other public disclosure, as well as on the Company’s website at www.brookfieldrp.com. Shareholders may also contact Nicole French, by phone at 1 (403) 231-8952 or by email at Nicole.French@brookfieldrp.com to request copies of these documents.

The information listed below and filed with the SEC is hereby incorporated by reference:

•	the press release of the Company dated November 24, 2014 with respect to the appointment of the Special Committee in connection with Brookfield Asset Management’s proposal to acquire approximately 30% of the Common Shares of the Company that it does not already own, filed on SEDAR on November 24, 2014 and submitted to the SEC as Exhibit 99.1 to the Company’s report on Form 6-K on November 24, 2014;

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Laurel Hill Advisory Group at 1 (877) 452-7184 (1 (416) 304-0211 collect) or email assistance@laurelhill.com

•	the press release of the Company dated October 23, 2014 with respect to Brookfield Asset Management’s proposal to acquire approximately 30% of the Common Shares of the Company that it does not already own, filed on SEDAR on October 23, 2014 and submitted to the SEC as Exhibit 99.1 to the Company’s report on Form 6-K on October 23, 2014;

•	the audited consolidated annual financial statements of the Company as at and for the year ended December 31, 2013, together with the notes thereto and the auditors’ report thereon, which was filed on SEDAR on February 12, 2014 and with the SEC as Exhibit 99.3 to Form 40-F on March 27, 2014;

•	the unaudited condensed consolidated financial statements of the Company for the quarter ended September 30, 2014, together with the notes thereto, which was filed on SEDAR on November 4, 2014 and submitted to the SEC as Exhibit 99.1 to the Company’s Report on Form 6-K on November 4, 2014;

•	the Arrangement Agreement, dated December 23, 2014, and the Company’s Material Change Report, both filed on SEDAR on December 24, 2014 and submitted to the SEC as exhibits 1.1 and 99.1, respectively, to the Company’s report on Form 6-K on December 24, 2014; and

•	the press release of the Company and Brookfield Asset Management dated December 23, 2014 with respect to the signing of the Arrangement Agreement, filed on SEDAR on December 23, 2014 and submitted to the SEC as Exhibit 99.1 to the Company’s report on Form 6-K on December 24, 2014.

Any statement contained in this Circular or in any other document incorporated by reference in this Circular shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference in this Circular modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Circular except as so modified or superseded.

The transactions contemplated by the Arrangement Agreement constitute a “going private” transaction under Rule 13e-3 under the U.S. Exchange Act. In connection with this transaction, the Company, Brookfield Asset Management and the Purchaser have filed with the SEC Schedule 13E-3 which incorporates this Circular. Copies of the Schedule 13E-3 are, and any other documents filed by the Company in connection with the Arrangement will be, available on EDGAR at www.sec.gov. Shareholders are advised to read this Circular and the Schedule 13E-3 in their entirety because they contain important information.

STATUTORY RIGHTS

Canadian Securities Laws provide Shareholders with, in addition to any other rights that they may have at Law, one or more rights of rescission or price revision or to damages if there is a misrepresentation in a circular or notice that is required to be delivered to those Shareholders. However, such rights must be exercised within prescribed time limits. Shareholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult a lawyer.

LEGAL MATTERS

Certain Canadian legal matters in connection with the Arrangement will be passed upon by Goodmans LLP on behalf of Brookfield Residential. As of the date hereof, the partners and associates of Goodmans LLP as a group beneficially owned, directly or indirectly, less than one percent of the Common Shares.

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APPROVAL OF DIRECTORS

The contents and sending of this Circular, including the Notice of Meeting, have been approved and authorized by the Board.

BY ORDER OF THE BOARD OF DIRECTORS (signed) Robert L. Stelzl Robert L. Stelzl Chairman of the Board January 12, 2015

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CONSENT OF MORGAN STANLEY CANADA LIMITED

To: The Board of Directors of Brookfield Residential Properties Inc. (the “Company”)

We refer to our valuation and opinion dated December 23, 2014 (the “Valuation and Opinion”), which we prepared for the Special Committee of the board of directors of the Company in connection with an arrangement under the Business Corporations Act (Ontario) involving the Company, Brookfield Asset Management Inc. and 1927726 Ontario Inc. We consent to the references to our firm name and to the Valuation and Opinion contained in the Management Information Circular of the Company dated January 12, 2015 (the “Circular”) and to the inclusion of the text of the Valuation and Opinion as Appendix “D” to the Circular.

DATED at Toronto, Ontario this 12th day of January, 2015.

(Signed) MORGAN STANLEY CANADA LIMITED

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APPENDIX “A”

GLOSSARY OF TERMS

In this Circular and accompanying Notice of Meeting, unless there is something in the subject matter inconsistent therewith, the following terms shall have the respective meanings set out below, words importing the singular number shall include the plural and vice versa and words importing any gender shall include all genders.

“affiliate”	has the meaning specified in National Instrument 45-106 – Prospectus and Registration Exemptions.

“allowable capital loss”	has the meaning ascribed thereto under the heading “Tax Considerations – Shareholders Resident in Canada”.

“Applicable Purchaser”	means (a) Brookfield Residential for any Resident Shareholder who has elected to have its Common Shares purchased for cancellation by Brookfield Residential and (b) the Purchaser for all other Shareholders.

“Arrangement”	means an arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms of the Arrangement Agreement or made at the direction of the Court in the Final Order.

“Arrangement Agreement”	means the Arrangement Agreement dated as of December 23, 2014, among Brookfield Asset Management, the Purchaser and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Arrangement Resolution”	means the special resolution approving the Plan of Arrangement to be considered at the Meeting substantially in the form set out in Appendix “B”.

“Articles of Arrangement”	means the articles of arrangement of the Company in respect of the Arrangement, which shall include the Plan of Arrangement.

“associate”	has the meaning ascribed thereto in the Securities Act (Ontario).

“BAM Credit Facilities”	has the meaning ascribed thereto under the heading “The Arrangement – Source of Consideration”

“Board”	means the board of directors of the Company as constituted from time to time.

“BPO Residential”	has the meaning ascribed thereto under the heading “The Arrangement – History of Brookfield Asset Management’s and the Purchaser’s Relationship with Brookfield Residential”.

“Brookfield Asset Management”	means Brookfield Asset Management Inc.

“Brookfield Asset Management Filing Persons”	means Brookfield Asset Management and the Purchaser.

“Brookfield Homes”	has the meaning ascribed thereto under the heading “The Arrangement – History of Brookfield Asset Management’s and the Purchaser’s Relationship with Brookfield Residential”.

“Brookfield Office Properties”	has the meaning ascribed thereto under the heading “The Arrangement – History of Brookfield Asset Management’s and the Purchaser’s Relationship with Brookfield Residential”.

“Brookfield Residential Senior Notes”	means, together (i) the 6.5% unsecured senior notes maturing December 15, 2020 issued by Brookfield Residential in the principal amount of $600 million; and (ii) the 6.125% unsecured senior notes maturing July 1, 2022 co-issued by Brookfield Residential and Brookfield Residential US Corporation issued in the principal amount of $500 million.

“Business Day”	means any day of the year, other than a Saturday, Sunday, a public holiday or a day when banks in Toronto, Ontario, Calgary, Alberta or New York, New York are not generally open for business.

“Canadian Securities Laws”	means the Securities Act and all other applicable securities laws, rules and regulations and published policies thereunder in Canada.

“Certificated Shares”	means, as applicable, Common Shares which have not been dematerialised, title to which is evidenced by physical Documents of Title.

“Circular”	means, collectively, the Notice of Meeting and this Management Information Circular of the Company, including all appendices hereto, sent to Shareholders in connection with the Meeting.

“Code”	has the meaning ascribed thereto under the heading “Tax Considerations – Certain United States Federal Income Tax Considerations”.

“Common Shares”	means the common shares in the capital of the Company.

“Company” or “Brookfield Residential”	means Brookfield Residential Properties Inc.

“Consideration”	means the consideration to be received by the Shareholders pursuant to the Plan of Arrangement consisting of, for each Common Share, $24.25 in cash.

“Court”	means the Ontario Superior Court of Justice.

“CRA”	means the Canada Revenue Agency.

“DCF”	has the meaning ascribed thereto under the heading “Special Factors – Summary of Valuation and Fairness Opinion”.

“December 23, 2014 Presentation”	has the meaning ascribed thereto under the heading “Special Factors – Summary of Valuation and Fairness Opinion”.

“Demand for Payment”	means a written notice containing the Dissenting Shareholder’s name and address, the number of Dissent Shares held by the Dissenting Shareholder, and a demand for payment of the fair value of such Dissent Shares.

“Depositary”	means CST Trust Company, which has been appointed by the Company as depositary for the purpose of, among other things, receiving Letters of Transmittal and cheques in respect of the Consideration payable to Shareholders under the Arrangement.

“Director under the OBCA”	means the Director appointed pursuant to section 278 of the OBCA.

“Directors”	means the directors of the Company, as the context requires, and “Director” means any one of them.

“Dissenting Shareholder”	means a registered holder of Common Shares who has validly exercised his, her or its Dissent Rights and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights, but only in respect of the Common Shares in respect of which Dissent Rights are validly exercised by such registered holder of Common Shares.

“Dissent Notice”	means a written objection to the Arrangement Resolution by a Registered Shareholder in accordance with the Dissent Procedures.

“Dissent Procedures”	means the dissent procedures and requirements set forth in section 185 of the OBCA as modified by the Plan of Arrangement and the Interim Order and described in this Circular under the heading “The Arrangement – Dissent Rights”.

“Dissent Right”	means the right of a Registered Shareholder to dissent in respect of the Arrangement in strict compliance with the Dissent Procedures.

“Dissent Shares”	means Common Shares held by a Dissenting Shareholder.

“Documents of Title”	means Common Share certificates, certified transfer deeds, balance receipts or any other documents of title to Certificated Shares, acceptable to the Purchaser in its reasonable discretion.

“DSU Plan”	means the deferred share unit plan of Brookfield Residential.

“DSUs”	means the deferred share units issued under the DSU Plan.

“EBITDA”	has the meaning ascribed thereto under the heading “Special Factors – Summary of Valuation and Fairness Opinion”.

“EDGAR”	means the Electronic Data Gathering, Analysis, and Retrieval system.

“Effective Date”	means the date upon which the Arrangement becomes effective, as set out in the Plan of Arrangement.

“Effective Time”	means the first moment in time in Toronto, Ontario on the Effective Date, or such other time as may be agreed to in writing by Brookfield Residential and the Purchaser prior to the Effective Date.

“Eligible Institution”	means a Canadian Schedule I Chartered Bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP).

“EPS”	has the meaning ascribed thereto under the heading “Special Factors – Summary of Valuation and Fairness Opinion”.

“Escrowed Share Agreement”	means the BRP Holdings Corp. Shareholders’ Agreement, dated June 23, 2011 between BRP Holding Corp. and Brookfield Residential.

“Escrowed Shares”	means the common shares of BRP Holdings Corp. held by Alan Norris pursuant to the Escrowed Share Agreement.

“Excess Redemption Amount”	means the portion of the aggregate Consideration for the Common Shares purchased for cancellation by Brookfield Residential in excess of $25 million.

“Final Order”	means the final order of the Court in a form acceptable to the Company and the Purchaser, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of both the Company and the Purchaser, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both the Company and the Purchaser, each acting reasonably) on appeal.

“Governmental Entity”	means (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau or agency, domestic or foreign; (b) any subdivision, agent, commission, commissioner, board, or authority of any of the foregoing; (c) any self-regulatory authority, including the TSX and the NYSE; or (d) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

“Holdco Agreements”	has the meaning ascribed thereto under the heading “The Arrangement – Holdco Alternative”.

“Holdco Alternative”	has the meaning ascribed thereto under the heading “The Arrangement – Holdco Alternative”.

“Holdco Election Date”	has the meaning ascribed thereto under the heading “The Arrangement – Holdco Alternative”.

“Holdco Share Consideration”	means, in respect of each Qualifying Holdco Share, (i) the Consideration multiplied by the number of Common Shares held by such Qualifying Holdco; divided by (ii) the aggregate number of Qualifying Holdco Shares that are issued and outstanding;.

“Information”	has the meaning ascribed thereto under the heading “Special Factors – Summary of Valuation and Fairness Opinion”.

“Interim Order”	means the interim order of the Court dated January 9, 2015, providing for, among other things, the calling and holding of the Meeting, as such order may be amended by the Court with the consent of the Company and the Purchaser, each acting reasonably.

“Intermediary”	means an intermediary with which a Non-Registered Holder may deal, including banks, trust companies, securities dealers or brokers and trustees or administrators of self-directed trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans (collectively, as defined in the Tax Act) and similar plans, and their nominees.

“IPO Transactions”	has the meaning ascribed thereto under the heading “The Arrangement – History of Brookfield Asset Management’s and the Purchaser’s Relationship with Brookfield Residential”.

“IRS”	means the Internal Revenue Service of the United States.

“Law” or “Laws”	means all laws (including common law), by laws, statutes, rules, regulations, principles of law, orders, ordinances, judgments, decrees, guidelines, policies or other requirements, whether domestic or foreign, and the terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity and the term “applicable” with respect to such Laws and in a context that refers to one or more parties, means such Laws as are applicable to such party or its business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over the party or parties or its or their business, undertaking, property or securities.

“Letter of Transmittal”	means the letter of transmittal and election form (printed on blue paper) delivered by the Company to Shareholders together with this Circular, providing for the delivery of the Common Shares held by Shareholders to the Depositary.

“Lien”	means any hypothecations, mortgages, liens, charges, security interests, pledges, claims, encumbrances and adverse rights or claims.

“Material Adverse Effect”	means any fact, circumstance, change, effect, event or occurrence that, individually or in the aggregate with all other facts, circumstances, changes, effects, matters, actions, conditions, events or occurrences:

(a) would or would reasonably be expected to be material and adverse to the business, affairs, results of operations, assets, properties, capital, capitalization, condition (financial or otherwise), rights, liabilities, obligations (whether absolute, accrued, conditional or otherwise) of Brookfield Residential and its Subsidiaries, taken as a whole; or

(b) would or would reasonably be expected to materially impair or delay the consummation of the Arrangement by Brookfield Residential beyond the outside date set forth in the Arrangement Agreement or materially impair or delay the ability of Brookfield Residential to perform its obligations under the Arrangement Agreement, provided that the pendency of any litigation seeking to restrain, enjoin or otherwise prohibit the consummation of the Arrangement shall be disregarded for the purpose of this clause (b), other than, in the case of either clause (a) or (b) above, any fact, circumstance, change, effect, event or occurrence resulting from: (i) the execution or announcement of the execution of the Arrangement Agreement or the transactions contemplated thereby or the performance of any obligation thereunder, (ii) changes or developments in financial, economic or political conditions or securities, credit, financial, banking or currency markets in general, (iii) changes affecting the industry and markets in which Brookfield Residential and its Subsidiaries operate, (iv) any natural disaster or any climatic or other natural events or conditions, (v) any change or proposed change in applicable Law, regulations or U.S. GAAP or the interpretation or application thereof, (vi) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, or (vii) any action taken by Brookfield Residential that is permitted under the Arrangement Agreement or that was undertaken with the consent or approval of Brookfield Asset Management, provided however that such fact, circumstance, change, effect, event or occurrence referred to in clauses (ii), (iii), (iv), (v) or (vi) do not primarily relate to (or have the effect of primarily relating to) Brookfield Residential and its Subsidiaries, taken as a whole, or disproportionately adversely affect Brookfield Residential and its Subsidiaries, taken as a whole, compared to other persons operating in the same industry as Brookfield Residential and its Subsidiaries, provided that (x) a failure to meet any internal or publicly disclosed projections, forecasts or estimates of, or guidance relating to, revenue, earnings or other financial metrics of Brookfield Residential, whether made by or attributed to Brookfield Residential or any financial analyst or other person, or (y) any decrease in the market price or any decline in the trading volume of the common shares of Brookfield Residential on either the TSX or NYSE shall not, in and of itself, constitute a Material Adverse Effect; provided, however, that any fact, circumstance, change, effect, event or occurrence underlying any such decrease in market price or decline in trading volume that is not excluded pursuant to clause (i) through (vi) may be considered in determining whether there has been a Material Adverse Effect.

“Meeting”	means the special meeting of Shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of the Arrangement Agreement, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution.

“MI 61-101”	means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions.

“Minority Approval Threshold”	has the meaning ascribed thereto under the heading “General Proxy Information – How a Vote is Passed”.

“Minority Shareholders”	means Shareholders other than Shareholders whose votes are required to be excluded for the purposes of ‘‘minority approval’’ under MI 61-101 in the context of a “business combination”.

“Morgan Stanley”	means Morgan Stanley Canada Limited.

“Morgan Stanley Engagement Letter”	has the meaning ascribed thereto under the heading “Special Factors – Summary of Valuation and Fairness Opinion”.

“NAV”	means net asset value.

“NCIB”	has the meaning ascribed thereto under the heading “Information Concerning Brookfield Residential – Transactions in the Company’s Common Shares”.

“Non-Registered Shareholder”	means a Shareholder who is not a Registered Shareholder.

“Non-Resident Shareholder”	has the meaning ascribed thereto under the heading “Tax Considerations – Shareholders Not Resident in Canada”.

“Notice of Application”	means the notice of application for the Final Order.

“Notice of Meeting”	means the notice to the Shareholders of the Meeting that accompanies this Circular.

“NYSE”	means the New York Stock Exchange.

“OBCA”	means the Business Corporations Act (Ontario), as now in effect and as it may be amended from time to time prior to the Effective Date.

“Offer to Pay”	has the meaning ascribed thereto under the heading “The Arrangement – Dissent Rights”.

“officer”	has the meaning ascribed thereto in the Securities Act (Ontario).

“Options”	means the outstanding options to purchase Common Shares issued pursuant to the Stock Option Plan.

“Outside Date”	means April 30, 2015, or such later date as may be agreed to in writing by the Parties.

“Parties”	means the Company, the Purchaser and Brookfield Asset Management, and “Party” means any one of them.

“Person”	includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status.

“PFIC”	has the meaning ascribed thereto under the heading “Tax Considerations – Certain United States Federal Income Tax Considerations”.

“Plan of Arrangement”	means the plan of arrangement under the OBCA setting out the terms and conditions of the Arrangement, substantially in the form set out in Appendix “C”, subject to any amendments or variations to such plan made in accordance with section 7.1 of the Arrangement Agreement or made at the direction of the Court in the Final Order with the prior written consent of the Company and the Purchaser, each acting reasonably.

“Preferred Shares”	has the meaning ascribed thereto under the heading “General Proxy Information – Voting Securities and Principal Holders”.

“Preliminary Presentation”	has the meaning ascribed thereto under the heading “Special Factors – Summary of Valuation and Fairness Opinion”.

“Preliminary Presentations”	has the meaning ascribed thereto under the heading “Special Factors – Summary of Valuation and Fairness Opinion”.

“Proposed Amendments”	has the meaning ascribed thereto under the heading “Tax Considerations – Certain Canadian Federal Income Tax Considerations”.

“Purchaser”	means 1927726 Ontario Inc.

“Qualifying Holdco”	has the meaning ascribed thereto under the heading “The Arrangement – Holdco Alternative”.

“Qualifying Holdco Shareholders”	has the meaning ascribed thereto under the heading “The Arrangement – Holdco Alternative”.

“Qualifying Holdco Shares”	has the meaning ascribed thereto under the heading “The Arrangement – Holdco Alternative”.

“Record Date”	means January 12, 2015.

“Registered Shareholder”	means a registered holder of Common Shares.

“Representatives”	means any officer, director, employee, representative (including any financial or other adviser) or agent of the Company or of any of its Subsidiaries.

“Resident Shareholder”	has the meaning ascribed thereto under the heading “Tax Considerations – Shareholders Resident in Canada”.

“Restricted Share”	means a restricted share granted under the Restricted Stock Plan.

“Restricted Stock Plan”	means the restricted stock plan of Brookfield Residential.

“Rights Offering”	has the meaning ascribed thereto under the heading “The Arrangement – History of Brookfield Asset Management’s and the Purchaser’s Relationship with Brookfield Residential”.

“RSU”	means a restricted share unit granted under the RSU Plan.

“RSU Plan”	means the restricted share unit plan of Brookfield Residential.

“Schedule 13E-3”	has the meaning ascribed thereto under the heading “Notice to Shareholders in the United States”.

“SEC”	has the meaning ascribed thereto under the heading “Notice to Shareholders in the United States”.

“Securities Act”	means the Securities Act (Ontario) and the rules, regulations, and published policies made thereunder, as now in effect and as they may be promulgated or amended from time to time.

“SEDAR”	means the System for Electronic Document Analysis and Retrieval as outlined in National Instrument 13-101 – System for Electronic Document Analysis and Retrieval, which can be accessed online at www.sedar.com.

“Shareholders”	means the holders of the Common Shares.

“Special Committee”	means the special committee of independent Directors consisting of Michael D. Young (Chair), David M. Sherman and Bruce T. Lehman.

“Standard Approval Threshold”	has the meaning ascribed thereto under the heading “General Proxy Information – How a Vote is Passed”.

“Stikeman Elliott”	Stikeman Elliott LLP.

“Stock Option Plan”	means the Company stock option plan adopted on March 31, 2011.

“Subsidiary”	has the meaning given in National Instrument 45-106 – Prospectus and Registration Exemptions.

“taxable capital gain”	has the meaning ascribed thereto under the heading “Tax Considerations – Shareholders Resident in Canada”.

“Tax Act”	means the Income Tax Act (Canada), including all regulations made thereunder, as amended from time to time.

“Torys”	Torys LLP.

“Transaction”	means the transactions contemplated by the Arrangement.

“Transfer Agent”	means CST Trust Company.

“Treasury Regulations”	means the regulations promulgated under the Code.

“TSX”	means the Toronto Stock Exchange.

“Unaffiliated Shareholders”	means Shareholders other than Brookfield Asset Management and its affiliates.

“United States” or “U.S.” or “USA”	means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

“Updated Preliminary Presentation”	has the meaning ascribed thereto under the heading “Special Factors – Summary of Valuation and Fairness Opinion”.

“U.S. Exchange Act”	has the meaning ascribed thereto under the heading “Notice to Shareholders in the United States”.

“U.S. GAAP”	means accounting principles generally accepted in the United States of America, at the relevant time, applied on a consistent basis.

“U.S. Securities Act”	has the meaning ascribed thereto under the heading “The Arrangement – History of Brookfield Asset Management’s and the Purchaser’s Relationship with Brookfield Residential”.

“U.S. Shareholder”	has the meaning ascribed thereto under the heading “Tax Considerations – Certain United States Federal Income Tax Considerations”.

“U.S. Treaty”	means the Canada-United States Income Tax Convention (1980), as amended.

“Valuation and Fairness Opinion”	means the valuation and opinion of Morgan Stanley dated December 23, 2014, a copy of which is attached as Appendix “D” to this Circular.

“VWAP”	has the meaning ascribed thereto under the heading “Special Factors – Fairness of the Transaction – Brookfield Residential’s Perspective”.

“WACC”	has the meaning ascribed thereto under the heading “Special Factors – Summary of Valuation and Fairness Opinion”.

APPENDIX “B”

ARRANGEMENT RESOLUTION

BE IT RESOLVED THAT:

1.	The arrangement (the “Arrangement”) under section 182 of the Business Corporations Act (Ontario) (the “OBCA”) of Brookfield Residential Properties Inc. (the “Company”), as more particularly described and set forth in the management information circular (the “Circular”) dated January 12, 2015 of the Company accompanying the notice of this meeting (as the Arrangement may be amended, modified or supplemented in accordance with the arrangement agreement (the “Arrangement Agreement”) made as of December 23, 2014 between the Company, Brookfield Asset Management Inc. and 1927726 Ontario Inc., is hereby authorized, approved and adopted.

2.	The plan of arrangement of the Company (as it has been or may be amended, modified or supplemented in accordance with the Arrangement Agreement (the “Plan of Arrangement”)), the full text of which is set out in Schedule B of the Arrangement Agreement included as Appendix “C” to the Circular, is hereby authorized, approved and adopted.

3.	The (i) Arrangement Agreement and related transactions, (ii) actions of the directors of the Company in approving the Arrangement Agreement, and (iii) actions of the directors and officers of the Company in executing and delivering the Arrangement Agreement, and any amendments, modifications or supplements thereto, are hereby ratified and approved.

4.	The Company be and is hereby authorized to apply for a final order from the Ontario Superior Court of Justice (Commercial List) to approve the Arrangement on the terms set forth in the Arrangement Agreement and the Plan of Arrangement (as they may be amended, modified or supplemented in accordance with the Arrangement Agreement).

5.	Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of the Company or that the Arrangement has been approved by the Ontario Superior Court of Justice (Commercial List), the directors of the Company are hereby authorized and empowered to, without notice to or approval of the shareholders of the Company, (i) amend, modify or supplement the Arrangement Agreement or the Plan of Arrangement, to the extent permitted by the Arrangement Agreement and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and related transactions.

6.	Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute, under the corporate seal of the Company or otherwise, and deliver or cause to be delivered, for filing with the Director under the OBCA, articles of arrangement and such other documents as are necessary or desirable to give effect to the Arrangement and the Plan of Arrangement in accordance with the Arrangement Agreement, such determination to be conclusively evidenced by the execution and delivery of such articles of arrangement and any such other documents.

7.	Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed, under the corporate seal of the Company or otherwise, and to deliver or cause to be delivered all such other documents and instruments and to perform or cause to be performed all such other acts and things as such person determines may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or instrument or the doing of any such act or thing.

B-1

APPENDIX “C”

ARRANGEMENT AGREEMENT

EXECUTION VERSION

ARRANGEMENT AGREEMENT

BETWEEN

BROOKFIELD ASSET MANAGEMENT INC.

-AND-

1927726 ONTARIO INC.

-AND-

BROOKFIELD RESIDENTIAL PROPERTIES INC.

December 23, 2014

TABLE OF CONTENTS

(continued)

ARRANGEMENT AGREEMENT

THIS AGREEMENT made as of the 23rd day of December, 2014.

BETWEEN:

BROOKFIELD ASSET MANAGEMENT INC.,

a corporation existing under the laws of Ontario,

(hereinafter referred to as “Brookfield”)

— and —

1927726 ONTARIO INC.,

a corporation incorporated under the laws of Ontario,

(hereinafter referred to as the “Purchaser”, and together with Brookfield, the

“Purchaser Parties”)

— and —

BROOKFIELD RESIDENTIAL PROPERTIES INC.,

a corporation existing under the laws of Ontario,

(hereinafter referred to as the “Corporation”)

WHEREAS the Purchaser wishes to acquire all of the issued and outstanding common shares of the Corporation not already owned by the Purchaser and its affiliates by way of an Arrangement under the provisions of the Business Corporations Act (Ontario) (the “OBCA”);

AND WHEREAS the Unconflicted Board of Directors (as hereinafter defined) has unanimously determined, after consultation with its financial and legal advisors, that the Arrangement (as hereinafter defined) is fair to the Public Shareholders (as hereinafter defined) and that the transactions contemplated in the Arrangement are in the best interests of the Corporation; and the Unconflicted Board of Directors unanimously has resolved to recommend approval of the Arrangement to the shareholders of the Corporation, all on the terms and subject to the conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby covenant and agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires:

“affiliate” has the meaning given thereto in National Instrument 45-106 — Prospectus and Registration Exemptions;

“Agreement”, “hereof”, “herein”, “hereto” and like references mean and refer to this agreement, as same may be amended, supplemented or restated in accordance with its terms;

“Arrangement” means the arrangement pursuant to section 182 of the OBCA, on the terms and conditions set forth in the Plan of Arrangement, and any amendment or variation thereto in accordance with the terms of this Agreement and the Plan of Arrangement or made at the discretion of the Court in the Final Order (with the consent of the Purchaser and the Corporation, each acting reasonably);

“Arrangement Resolution” means a special resolution of the Corporation in substantially the form of Schedule A hereto;

“Articles of Arrangement” means the articles of arrangement of the Corporation in respect of the Arrangement required to be filed with the Director pursuant to Section 183(1) of the OBCA after the Final Order is made;

“Board of Directors” means the board of directors of the Corporation;

“Brookfield” has the meaning ascribed thereto in the Recitals;

“Business Day” means any day of the week, other than a Saturday or Sunday or a statutory or civic holiday observed in Toronto, Ontario, Calgary, Alberta and New York, New York;

“Certificate of Arrangement” means the certificate of arrangement giving effect to the Arrangement, issued pursuant to Section 183(2) of the OBCA after the Articles of Arrangement have been filed;

“Circular” means the notice of Shareholders’ Meeting and accompanying management information circular of the Corporation to be mailed to the Corporation Shareholders in connection with the Shareholders’ Meeting;

“Consideration” means $24.25 in cash per Corporation Share, subject to adjustment pursuant to Section 2.6;

“Core Representations” means the representations and warranties of the Corporation contained in Sections 3.1(a), 3.1(b), 3.1(c) and 3.1(d);

“Corporation” has the meaning ascribed thereto in the Recitals;

“Corporation Redemption Amount” means the aggregate amount of Consideration for all of the Corporation Shares that the Corporation Shareholders whose Corporation Shares are being purchased for cancellation by the Corporation are entitled to receive under the Arrangement;

“Corporation Securityholders” means holders of Corporation Shares and Options;

“Corporation Shareholders” means holders of Corporation Shares;

“Corporation Shares” means the common shares in the capital of the Corporation, including Restricted Shares but excluding common shares in the capital of the Corporation owned by BRP Holdings Corp.;

“Corporation’s Disclosure Letter” means the disclosure letter delivered by the Corporation to Brookfield on the date hereof;

“Corporation’s Public Disclosure Record” means all documents filed by or on behalf of the Corporation on SEDAR after December 31, 2013 and before the date hereof;

“Court” means the Ontario Superior Court of Justice (Commercial List);

“Depositary” means CST Trust Company;

“Director” means the Director appointed under Section 278 of the OBCA;

“Dissent Rights” means the rights of dissent in respect of the Arrangement described in the Plan of Arrangement;

“Dissenting Shareholder” means a registered holder of Corporation Shares (other than Brookfield, the Purchaser or one of their subsidiaries) who dissents in respect of the Arrangement Resolution in strict compliance with the Dissent Rights and who is ultimately entitled to be paid fair value for its Corporation Shares;

“DSU” means a deferred share unit granted under the DSU Plan;

“DSU Plan” means the deferred share unit plan of the Corporation;

“Effective Date” means the date upon which the Arrangement becomes effective as established by the date shown on the Certificate of Arrangement;

“Effective Time” means the first moment in time in Toronto, Ontario on the Effective Date, or such other time as may be agreed to in writing by the Corporation and the Purchaser prior to the Effective Date;

“Escrowed Share Agreement” means the BRP Holdings Corp. Shareholders’ Agreement, dated June 23, 2011 between BRP Holdings Corp. and the Corporation;

“Escrowed Shares” means the common shares of BRP Holdings Corp. under the Escrowed Share Agreement;

“Excess Redemption Amount” means the portion of the Corporation Redemption Amount in excess of $25 million;

“Exchange Act” means the United States Securities Exchange Act of 1934;

“Fairness Opinion” means the written opinion of the Financial Advisor dated December 23, 2014, addressed to the Special Committee to the effect that the consideration to be received under the Arrangement is fair, from a financial point of view, to the Public Shareholders;

“Final Order” means the order of the Court, in form and substance satisfactory to the Purchaser and the Corporation, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of the Purchaser and the Corporation, each acting reasonably) at any time prior to the Effective Date or, if appealed, then unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is satisfactory to the Purchaser and the Corporation, each acting reasonably) on appeal;

“Financial Advisor” means Morgan Stanley Canada Limited;

“GAAP” means accounting principles generally accepted in the United States of America;

“Governmental Entity” means (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau or agency, domestic or foreign; (b) any subdivision, agent, commission, commissioner, board, or authority of any of the foregoing; (c) any self-regulatory authority, including the TSX and the NYSE; or (d) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

“Holdco Agreements” has the meaning ascribed thereto in Section 2.10(c);

“Holdco Alternative” has the meaning ascribed thereto in Section 2.10(a);

“Holdco Election Date” has the meaning ascribed thereto in Section 2.10(a);

“Holdco Share Consideration” means, in respect of each Qualifying Holdco Share, (i) the Consideration multiplied by the number of Corporation Shares held by such Qualifying Holdco divided by (ii) the aggregate number of Qualifying Holdco Shares that are issued and outstanding;

“Interim Order” means an order of the Court, in form and substance satisfactory to the Purchaser and the Corporation, each acting reasonably, containing declarations and directions in respect of the notice to be given and the conduct of the Shareholders’ Meeting with respect to the Arrangement, as such order may be amended by the Court with the consent of the Purchaser and the Corporation, each acting reasonably;

“Knowledge of Corporation” means the actual knowledge (after reasonable inquiry) of Alan Norris, Craig Laurie and Shane Pearson;

“Laws” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law, orders, ordinances, judgments, decrees, guidelines, policies or other requirements, whether domestic or foreign, and the terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity and the term “applicable” with respect to such Laws and in a context that refers to one or more parties, means such Laws as are applicable to such party or its business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over the party or parties or its or their business, undertaking, property or securities;

“Legal Action” means any material claims, actions, suits, demands, arbitrations, charges, indictments, hearings or other civil, criminal, administrative or investigative proceedings, or other investigations or examinations;

“Liens” means any hypothecations, mortgages, liens, charges, security interests, pledges, claims, encumbrances and adverse rights or claims;

“Material Adverse Effect” means any fact, circumstance, change, effect, event or occurrence that, individually or in the aggregate with all other facts, circumstances, changes, effects, matters, actions, conditions, events or occurrences:

(a)	would or would reasonably be expected to be material and adverse to the business, affairs, results of operations, assets, properties, capital, capitalization, condition (financial or otherwise), rights, liabilities, obligations (whether absolute, accrued, conditional or otherwise) of the Corporation and its subsidiaries, taken as a whole; or

(b)	would or would reasonably be expected to materially impair or delay the consummation of the Arrangement by the Corporation beyond the Outside Date or materially impair or delay the ability of the Corporation to perform its obligations hereunder, provided that the pendency of any litigation seeking to restrain, enjoin or otherwise prohibit the consummation of the Arrangement shall be disregarded for the purpose of this clause (b), other than, in the case of either clause (a) or (b) above, any fact, circumstance, change, effect, event or occurrence resulting from: (i) the execution or announcement of the execution of this Agreement or the transactions contemplated hereby or the performance of any obligation hereunder, (ii) changes or developments in financial, economic or political conditions or securities, credit, financial, banking or currency markets in general, (iii) changes affecting the industry and markets in which the Corporation and its subsidiaries operate, (iv) any natural disaster or any climatic or other natural events or conditions, (v) any change or proposed change in applicable Law, regulations or GAAP or the interpretation or application thereof, (vi) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, or (vii) any action taken by the Corporation that is permitted under this Agreement or that was undertaken with the consent or approval of Brookfield, provided however that such fact, circumstance, change, effect, event or occurrence referred to in clauses (ii), (iii), (iv), (v) or (vi) do not primarily relate to (or have the effect of primarily relating to) the Corporation and its subsidiaries, taken as a whole, or disproportionately adversely affect the Corporation and its subsidiaries, taken as a whole, compared to other persons operating in the same industry as the Corporation and its subsidiaries, provided that (x) a failure to meet any internal or publicly disclosed projections, forecasts or estimates of, or guidance relating to, revenue, earnings or other financial metrics of the Corporation, whether made by or attributed to the Corporation or any financial analyst or other person, or (y) any decrease in the market price or any decline in the trading volume of the common shares of the Corporation on either the TSX or NYSE shall not, in and of itself, constitute a Material Adverse Effect; provided, however, that any fact, circumstance, change, effect, event or occurrence underlying any such decrease in market price or decline in trading volume that is not excluded pursuant to clause (i) through (vi) may be considered in determining whether there has been a Material Adverse Effect;

“material fact” has the meaning ascribed thereto in the Securities Act;

“MI 61-101” means Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions;

“Misrepresentation” has the meaning ascribed thereto under any applicable Securities Laws;

“Non-Core Representations” means all of the representations and warranties of the Corporation set forth in this Agreement other than the Core Representations;

“NYSE” means the New York Stock Exchange;

“OBCA” has the meaning ascribed thereto in the Recitals;

“Option” means an option to purchase Corporation Shares granted under the Option Plan;

“Option Plan” means the share option plan of the Corporation;

“Ordinary Course of Business” means the ordinary course of business of the Corporation and its subsidiaries (as the case may be), consistent with past practice, and which shall include, without limitation, matters contained in the Corporation’s business plan approved by the Board of Directors on December 3, 2014 and any amendments thereto;

“Outside Date” means April 30, 2015 or such later date as may be agreed to in writing by the parties;

“Plan of Arrangement” means the plan of arrangement in substantially the form of Schedule B hereto, and any amendment or variation thereto in accordance with the terms hereof, Section 6.1 of the Plan of Arrangement or made at the direction of the Court in the Final Order with the consent of the Purchaser and the Corporation, each acting reasonably;

“Public Shareholders” means the holders of Corporation Shares other than Brookfield and its subsidiaries (including the Purchaser and the Corporation) and any other person who holds Corporation Shares in respect of which votes are required to be excluded under Section 8.1(2) of MI 61-101 for the purposes of determining minority approval for the Arrangement;

“Purchaser” has the meaning ascribed thereto in the Recitals;

“Purchaser Parties” has the meaning ascribed thereto in the Recitals;

“Qualifying Holdco” has the meaning ascribed thereto in Section 2.10(a);

“Qualifying Holdco Shareholders” has the meaning ascribed thereto in Section 2.10(a);

“Qualifying Holdco Shares” has the meaning ascribed thereto in Section 2.10(a)(v);

“Representatives” of a person means the directors, officers, employees, advisors or other representatives of such person (including lawyers, accountants and financial and other professional advisors);

“Required Vote” has the meaning ascribed thereto in Section 2.3(c)(ii);

“Restricted Shares” means common shares that were granted under the Restricted Stock Plan and which are unvested at the Effective Date;

“Restricted Stock Plan” means the restricted stock plan of the Corporation;

“RSU” means a restricted share unit granted under the RSU Plan;

“RSU Plan” means the restricted share unit plan of the Corporation;

“Schedule 13E-3” means the Rule 13e-3 transaction statement on Schedule 13E-3 under the Exchange Act to be filed in connection with this Agreement and the Plan of Arrangement;

“Securities Act” means the Securities Act (Ontario);

“Securities Authorities” means the applicable securities commissions and other securities regulatory authorities in Canada and the United States;

“Securities Laws” means the Securities Act, the Exchange Act, and all other applicable Canadian provincial and territorial and United States federal and state securities laws, rules, regulations and published policies thereunder;

“SEDAR” means the System for Electronic Document Analysis and Retrieval;

“Shareholders’ Meeting” means the special meeting of the Corporation Shareholders, including any adjournment or postponement thereof, to be called in accordance with the Interim Order to consider, among other things, the Arrangement Resolution;

“Special Committee” means the special committee of independent directors of the Corporation constituted to consider the transactions contemplated by this Agreement;

“subsidiary” has the meaning given in National Instrument 45-106 — Prospectus and Registration Exemptions;

“Tax Act” means the Income Tax Act, R.S.C. 1985, c. 1 (5th Supp.);

“Taxes” includes any taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Entity, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity in respect thereof, and including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, Quebec sales, use, value-added, excise, stamp, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping duties, all license, franchise and registration fees and all employment insurance, health insurance, workers’ compensation and Canada and other government pension plan premiums or contributions;

“Tax Returns” includes all returns, reports, declarations, elections, notices, filings, forms, statements and other documents (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto, made, prepared, filed or required to be made, prepared or filed by Law in respect of Taxes;

“TSX” means the Toronto Stock Exchange;

“Unconflicted Board of Directors” means the board of directors of the Corporation, excluding Alan Norris and Timothy Price as directors who have interests that present actual or potential conflicts of interest in connection with the Arrangement; and

“Valuation” means the formal valuation of the Corporation Shares dated December 23, 2014 that was prepared by the Financial Advisor in accordance with MI 61-101.

1.2	Certain Rules of Interpretation

In this Agreement:

(a)	Calculation of Time. Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends.

(b)	Business Days. Whenever any action to be taken or payment to be made pursuant to this Agreement would otherwise be required to be made on a day that is not a Business Day, such action shall be taken or such payment shall be made on the first Business Day following such day.

(c)	Headings. The descriptive headings preceding Articles and Sections of this Agreement are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections. The division of this Agreement into Articles, Sections and subsections and the insertion of a table of contents shall not affect the interpretation of this Agreement.

(d)	Including. Where the word “including” or “includes” is used in this Agreement, it means “including without limitation” or “includes without limitation”.

(e)	Statutory References. Any reference to a statute shall mean the statute in force as at the date of this Agreement (together with all rules, regulations and published policies, as applicable, made thereunder), as the same may be amended, re-enacted, consolidated or replaced from time to time, and any successor statute thereto, unless otherwise expressly provided.

(f)	Currency. All references to “$” mean U.S. dollars.

(g)	Number and Gender. In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa; words importing gender shall include all genders; and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or Governmental Entity (including any governmental agency, political subdivision or instrumentality thereof).

1.3	Schedules

Schedule A and Schedule B, annexed to this Agreement, are incorporated by reference into and form part of this Agreement.

ARTICLE 2

THE TRANSACTION

2.1	Arrangement

(a)	The Corporation shall prepare, file, proceed with and diligently prosecute an application pursuant to section 182(5) of the OBCA for the Interim Order as contemplated in Section 2.3.

(b)	As soon as reasonably practicable after obtaining the Interim Order, the Corporation shall convene and hold the Shareholders’ Meeting for the purpose of considering the Arrangement Resolution.

(c)	If the Interim Order and the approval of the Corporation Shareholders as set out in the Interim Order are obtained, the Corporation shall promptly thereafter take all steps necessary or desirable to submit the Arrangement to the Court and apply for the Final Order.

(d)	Subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, the Corporation shall file, pursuant to section 183(1) of the OBCA, articles of arrangement to give effect to the Arrangement and implement the Plan of Arrangement.

2.2	Effective Date of Arrangement

The Arrangement shall become effective on the Effective Date and the steps to be carried out pursuant to the Arrangement shall become effective in the order set out in the Plan of Arrangement. The closing of the Arrangement will take place at the offices of Goodmans LLP, 333 Bay Street, Suite 3400, Toronto, Ontario M5H 2S7 at 10:00 a.m. (Toronto time) on the Effective Date, or such other place as agreed upon by the parties.

2.3	Interim Order

The notice of motion for the application referred to in Section 2.1(a) shall request that the Interim Order provide, among other things:

(a)	for the calling and holding of the Shareholders’ Meeting for the purpose of considering the Arrangement Resolution;

(b)	for the Shareholders’ Meeting to be called, held and conducted in accordance with the provisions of the OBCA, the articles and by-laws of the Corporation and the Interim Order;

(c)	that the requisite shareholder approval for the Arrangement Resolution shall be:

(i)	at least two-thirds of the votes cast by Corporation Shareholders present in person or represented by proxy at the Shareholders’ Meeting; and

(ii)	a simple majority of the votes cast by Public Shareholders present in person or represented by proxy at the Shareholders’ Meeting (together with clause (i), the “Required Vote”);

(d)	for the grant of rights of dissent as provided in Article 4 of the Plan of Arrangement;

(e)	that the Shareholders’ Meeting may be adjourned or postponed from time to time by the Corporation without the need for additional approval of the Court; and

(f)	confirmation of the record date for the purposes of determining the Corporation Shareholders entitled to receive notice and vote at the Shareholders’ Meeting in accordance with the Interim Order and that the record date will not change as a result of any adjournments or postponements of the Shareholders’ Meeting.

2.4	Circular

(a)	The Corporation will prepare and file, in consultation with the Purchaser and its advisors, the Circular and Schedule 13E-3 in all jurisdictions where the same is required and mail the Circular to the Corporation Securityholders as required under applicable Laws and the Interim Order.

(b)	The Corporation shall ensure that each of the Circular and the Schedule 13E-3 complies in all material respects with all applicable Laws, and, without limiting the generality of the foregoing, that the Circular and the Schedule 13E-3 will not contain any Misrepresentation (other than in each case with respect to any information relating to the Purchaser Parties), and shall provide Corporation Shareholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the Shareholders’ Meeting.

(c)	The Circular will include the unanimous recommendation of the Unconflicted Board of Directors that Corporation Shareholders vote in favour of the Arrangement Resolution.

(d)	The Purchaser will furnish to the Corporation all such information regarding the Purchaser Parties as may be required by the Interim Order or applicable Laws or as may be reasonably required by the Corporation in the preparation of the Circular and the Schedule 13E-3 for inclusion in the Circular and the Schedule 13E-3 and in any amendments or supplements to such documents or other documents related thereto; in particular, in order to assist the Corporation in calculating the paid-up capital of the common shares in the capital of the Corporation for purposes of the Tax Act, the Purchaser will furnish to the Corporation promptly following the date hereof the paid-up capital for purposes of the Tax Act of the common shares in the capital of the Corporation immediately prior to the merger completed on March 31, 2011 in accordance with the Agreement and Plan of Merger and Contribution, dated as of October 4, 2010, among Brookfield Homes Corporation, the Corporation, Brookfield Residential Acquisition Corp. and Brookfield Properties Corporation. The Purchaser shall ensure that no such information will contain any Misrepresentation. The Purchaser shall indemnify and save harmless the Corporation, its subsidiaries and their respective Representatives from and against any and all liabilities, claims, demands, losses, costs, damages and expenses to which the Corporation, any subsidiary of the Corporation or any of their respective Representatives may be subject or may suffer, in any way caused by, or arising directly or indirectly, from or in consequence of (a) any Misrepresentation or alleged Misrepresentation in any information related to the Purchaser, Brookfield or its affiliates (other than information related to the Corporation) included in the Circular or Schedule 13E-3 that is provided by the Purchaser or its Representatives for the purpose of inclusion in the Circular or Schedule 13E-3 and (b) any order made, or any inquiry, investigation or proceeding by any Securities Authority or other Governmental Entity, to the extent based on any Misrepresentation or any alleged Misrepresentation in any information related to the Purchaser, Brookfield or its affiliates (other than information related to the Corporation) and provided by the Purchaser or its Representatives for the purpose of inclusion in the Circular or Schedule 13E-3. The Corporation hereby confirms that it is acting as agent on behalf of the individuals specified in this Section 2.4(d).

(e)	The Purchaser and its advisors shall be given a reasonable opportunity to review and comment on the Circular and Schedule 13E-3, prior to the Circular being printed and mailed to the Corporation Securityholders and the Circular and Schedule 13E-3 being filed, and reasonable consideration shall be given to any comments made by the Purchaser and its advisors, provided that all information relating solely to the Purchaser Parties included in the Circular and Schedule 13E-3 shall be in form and substance satisfactory to Brookfield, acting reasonably. The Corporation shall provide the Purchaser with a final copy of the Circular prior to the mailing to the Corporation Securityholders.

2.5	Payment of Consideration

(a)	The Purchaser shall, on or immediately prior to the Effective Date, deliver or cause to be delivered sufficient cash to the Depositary to pay in full:

(i)	the aggregate amount of Consideration and Holdco Share Consideration for all of the Corporation Shares and Qualifying Holdco Shares that the Corporation Shareholders, except those Corporation Shareholders whose Corporation Shares are being purchased for cancellation by the Corporation, are entitled to receive under the Arrangement, all in accordance with Section 3.3 of the Plan of Arrangement; and

(ii)	to the extent the Corporation requests funding in accordance with Section 4.1(b), the Excess Redemption Amount.

(b)	The Corporation shall, on or immediately prior to the Effective Date, deliver or cause to be delivered sufficient cash to the Depositary to pay in full the Corporation Redemption Amount less, if funding is requested by the Corporation in accordance with Section 4.1(b), the Excess Redemption Amount.

2.6	Adjustment to Consideration

If, on or after the date of this Agreement, the Corporation sets a record date for any dividend or other distribution on the Corporation Shares that is prior to the Effective Time or the Corporation pays any dividend or other distribution on the Corporation Shares prior to the Effective Time: (a) to the extent that the amount of such dividends or distributions per Corporation Share does not exceed the Consideration or Holdco Share Consideration, as applicable, the Consideration or Holdco Share Consideration, as applicable, shall be reduced by the amount of such dividends or distributions; and (b) to the extent that the amount of such dividends or distributions per Corporation Share exceeds the Consideration or Holdco Share Consideration, as applicable, such excess amount shall be placed in escrow for the account of the Purchaser or another person designated by the Purchaser.

2.7	Performance of the Purchaser

Brookfield unconditionally and irrevocably guarantees and covenants and agrees to be jointly and severally liable with the Purchaser for the due and punctual performance of each and every obligation of the Purchaser arising under this Agreement and the Plan of Arrangement, including payment for any Corporation Shares and Qualifying Holdco Shares to be acquired pursuant to the Plan of Arrangement and payment to Dissenting Shareholders in accordance with the Plan of Arrangement. Brookfield shall cause the Purchaser to comply with all of the Purchaser’s obligations under or relating to the Arrangement and the transactions contemplated by this Agreement.

2.8	Compensation Arrangements

Purchaser covenants and agrees that:

(a)	following the Shareholders’ Meeting but prior to the Effective Date (so long as the Arrangement Resolution is approved), the Board of Directors or appropriate committee thereof shall accelerate the vesting of all unvested Restricted Shares, RSUs and Options; and

(b)	following the Shareholders’ Meeting but prior to the Effective Date (so long as the Arrangement Resolution is approved), the Board of Directors shall accelerate the vesting of the Escrowed Shares and shall take all steps, and cause BRP Holdings Corp. to take all steps, including making any necessary changes to the Escrowed Share Agreement as are necessary to permit the Escrowed Shares to be exchanged for newly issued common shares of the Corporation that can be acquired by the Purchaser pursuant to the Plan of Arrangement.

2.9	Lists of the Corporation Securityholders

At the reasonable request of the Purchaser from time to time, and in compliance with applicable Laws, the Corporation shall, or shall direct its registrar and transfer agent to, provide the Purchaser with lists of (i) the registered Corporation Shareholders and (ii) the holders of the Options, RSUs and Restricted Shares, together with their addresses and respective holdings of such securities, and a list of non-objecting beneficial owners of Corporation Shares, together with their addresses and respective holdings of Corporation Shares. The Corporation shall from time to time require that its registrar and transfer agent furnish the Purchaser with such additional information, including updated or additional lists of the Corporation Securityholders and lists of holdings and other assistance as the Purchaser may reasonably request.

2.10	Holdco Alternative

(a)	The Purchaser will permit persons (“Qualifying Holdco Shareholders”) that, (A) are resident in Canada for purposes of the Tax Act (including a partnership if all of the members of the partnership are resident in Canada); (B) are not exempt from tax under Part I of the Tax Act; (C) are registered owners of Corporation Shares as of the date that is 10 Business Days after the date of mailing of the Circular; and (D) elect in respect of such Corporation Shares, by notice in writing provided to the Purchaser (or the Depositary) not later than 5:00 p.m. (Toronto time) on the date that is 15 Business Days after the date of mailing of the Circular (the “Holdco Election Date”), to sell all of the issued shares of a corporation (“Qualifying Holdco”), which shall not be comprised of more than one class of common shares, the terms and conditions of which shall be determined in consultation with the Purchaser (the “Holdco Alternative”), provided that:

(i)	such Qualifying Holdco was incorporated under the OBCA not earlier than the date of this Agreement, unless written consent is obtained from the Purchaser;

(ii)	such Qualifying Holdco is a single purpose corporation that has not carried on any business, has no employees, has not held or does not hold any assets other than Corporation Shares and a nominal amount of cash, has never entered into any transaction other than those relating to and necessary for the ownership of the Corporation Shares or, with the Purchaser’s consent, such other transactions as are necessary to facilitate those transactions described in the Plan of Arrangement;

(iii)	at the time of the acquisition of Qualifying Holdco Shares by the Purchaser, such Qualifying Holdco has no liabilities or obligations of any kind whatsoever (except to the Purchaser under the terms of the Holdco Alternative);

(iv)	except as provided by the Plan of Arrangement, at the Effective Time, such Qualifying Holdco will not have unpaid declared dividends and, prior to the Effective Time, such Qualifying Holdco shall not have paid any dividends or other distributions, other than one or more increases in stated capital, one or more stock dividends, a cash dividend financed with a daylight loan, which shall not be outstanding as of the Effective Time, or a dividend paid through the issuance of a promissory note with a determined principal amount and any such promissory note issued in relation to the payment of any such dividend shall no longer be outstanding as of the Effective Time;

(v)	such Qualifying Holdco shall have no shares outstanding other than the shares (the “Qualifying Holdco Shares”) being disposed to the Purchaser by the Qualifying Holdco Shareholder, who shall be the sole registered and beneficial owner of such shares free and clear of all Liens, and no other person shall have any option, warrant or other right to acquire any securities of such Qualifying Holdco;

(vi)	at all times such Qualifying Holdco shall be a resident of Canada for the purposes of the Tax Act and shall not be a resident of, and shall have no taxable presence in, any other country;

(vii)	such Qualifying Holdco shall have not more than three directors and three officers;

(viii)	the Qualifying Holdco Shareholder shall at its cost and in a timely manner prepare and file all income Tax Returns of such Qualifying Holdco in respect of all taxation years of such Qualifying Holdco ending prior to the acquisition of such Qualifying Holdco Shares by the Purchaser, subject to the Purchaser’s right to approve all such Tax Returns as to form and substance;

(ix)	the Qualifying Holdco Shareholder shall indemnify the Purchaser and the Corporation, and any successor thereof, for any and all liabilities of the Qualifying Holdco in respect of any matter occurring prior to the acquisition of such Qualifying Holdco Shares by the Purchaser in a form satisfactory to the Purchaser, acting reasonably;

(x)	the Qualifying Holdco Shareholder will provide the Purchaser with copies of all documents necessary to effect the transactions contemplated herein on or before the date that is 20 Business Days after the date of the mailing of the Circular, the completion of which will comply with applicable Laws (including Securities Laws) at or prior to the Effective Time;

(xi)	the entering into or implementation of the Holdco Alternative will not result in any delay in completing any other transaction contemplated by this Agreement;

(xii)	access to the books and records of such Qualifying Holdco shall have been provided on or before the date that is 20 Business Days after the date of the mailing of the Circular and the Purchaser and its counsel shall have completed their due diligence regarding the business and affairs of such Qualifying Holdco;

(xiii)	the terms and conditions of such Holdco Alternative and the Holdco Agreements (as defined below) must be satisfactory to the Purchaser and the Corporation, acting reasonably, and must include representations and warranties which are satisfactory to the Purchaser and the Corporation, each acting reasonably;

(xiv)	the Qualifying Holdco Shareholder shall waive its dissent rights;

(xv)	the Qualifying Holdco Shareholder will be required to pay all reasonable out-of-pocket expenses incurred by the Purchaser or the Corporation in connection with the Holdco Alternative, including any reasonable costs associated with any due diligence conducted by the Purchaser or the Corporation; and

(xvi)	the Qualifying Holdco Shareholder and the Purchaser shall agree that the Purchaser or the Qualifying Holdco Shareholder may require that the Qualifying Holdco make the election provided in Section 256(9) of the Tax Act in respect of the acquisition of control of the Qualifying Holdco by the Purchaser.

(b)	Any Qualifying Holdco Shareholder who elects the Holdco Alternative will be required to make full disclosure to the Purchaser and the Corporation of all transactions involved in such Holdco Alternative. In the event that the terms and conditions of or the transactions involved in such Holdco Alternative are not satisfactory to the Purchaser, acting reasonably, no Holdco Alternative shall be offered and the other transactions contemplated by this Agreement shall be completed subject to the other terms and conditions hereof.

(c)	Each Qualifying Holdco Shareholder that has elected the Holdco Alternative will be required to enter into a share purchase agreement and other ancillary documentation (collectively, the “Holdco Agreements”) providing for the acquisition of all issued and outstanding shares of the Qualifying Holdco by the Purchaser and for such other matters involving the Qualifying Holdco as contemplated by the Plan of Arrangement in a form consistent with the foregoing. Failure of any Qualifying Holdco Shareholder to properly elect the Holdco Alternative on or prior to the Holdco Election Date or failure of any Qualifying Holdco Shareholder to properly enter into a Holdco Agreement will disentitle such Qualifying Holdco Shareholder from the Holdco Alternative.

(d)	Upon request by a Qualifying Holdco Shareholder, the Purchaser may in its sole discretion agree to waive any of the requirements described in this Section 2.10.

2.11	Fiduciary Duties

Nothing contained herein shall be construed to require the Board of Directors to take or refrain from taking any action that would be inconsistent with its obligation to properly discharge its fiduciary duties under applicable Laws as advised by its counsel. Without limiting the generality of the foregoing and notwithstanding any other provision of this Agreement, the Board of Directors may delay the holding of the Shareholders’ Meeting in order to communicate to Public Shareholders any decision to change the recommendation of the Unconflicted Board of Directors or to seek an amendment to the Arrangement, the Interim Order or the terms of this Agreement, consistent, in each case, with the proper discharge of its fiduciary duties, provided that the Corporation shall have notified the Purchaser regarding its intention to do any of the foregoing prior to taking any steps in connection therewith.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Corporation

Except as disclosed in the Corporation’s Public Disclosure Record and the Corporation’s Disclosure Letter, the Corporation represents and warrants to the Purchaser Parties as follows and acknowledges that the Purchaser Parties are relying on such representations and warranties in connection with the Arrangement:

(a)	the Special Committee has received the Valuation and Fairness Opinion from the Financial Advisor and, as of the date hereof:

(i)	the Special Committee, after consultation with its financial and legal advisors, has determined unanimously that the Arrangement is in the best interests of the Corporation and is fair to the Public Shareholders and has unanimously recommended that the Unconflicted Board of Directors approve the Arrangement and recommend to the Public Shareholders that they vote their Corporation Shares in favour of the Arrangement;

(ii)	the Unconflicted Board of Directors, having received the recommendation of the Special Committee and after consultation with its legal advisors has determined unanimously that the Arrangement is in the best interests of the Corporation and is fair to the Public Shareholders, has unanimously approved the Arrangement and the execution and performance of this Agreement and resolved unanimously to recommend to the Public Shareholders that they vote their Corporation Shares in favour of the Arrangement; and

(iii)	to the Knowledge of the Corporation, each member of the Board of Directors and each of the named executive officers of the Corporation has indicated that he or she intends to vote the Corporation Shares that he or she directly or indirectly owns in favour of the Arrangement Resolution;

(b)	the Corporation is validly existing under the provincial laws of Ontario, has the corporate power to enter into this Agreement and to perform its obligations hereunder. The Corporation is duly qualified as a corporation to do business in each jurisdiction in which the nature of its business makes such qualification necessary, except where such failure to qualify would not have or would not reasonably be expected to have a Material Adverse Effect;

(c)	the authorized and issued capital of the Corporation consists of (i) an unlimited number of common shares, of which 117,421,243 common shares have been validly issued and are outstanding as of the close of business on December 22, 2014 as fully paid and non-assessable shares and have not been issued in violation of any pre-emptive rights or other contractual rights to purchase securities granted by the Corporation or arising under any applicable Law and (ii) an unlimited number of preference shares, issuable in series, of which none are issued and outstanding. As of the close of business on December 22, 2014, an aggregate of 5,005,639 Corporation Shares were issuable upon the exercise of Options and such Corporation Shares have been duly authorized and, upon issuance, will be validly issued and outstanding as fully paid and non-assessable shares, and will not have been issued in violation of any preemptive rights or other contractual rights to purchase securities granted by the Corporation or arising under any applicable Law. As of the date hereof, except for Options, RSUs, DSUs and Escrowed Shares, there are no options, warrants, conversion privileges, commitments (contingent or otherwise) or other agreements or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, for the purchase, allotment or issuance of, or subscription for, any securities of the Corporation, or any securities convertible or exchangeable into, or exercisable for, or otherwise evidencing a right to acquire, any securities of the Corporation. All securities of the Corporation (including the common shares, Options, RSUs, DSUs and Escrowed Shares) have been issued in compliance with all applicable Securities Laws. Other than the common shares and Options, there are no securities of the Corporation or of any of its subsidiaries outstanding which have the right to vote generally (or are convertible into or exchangeable for securities having the right to vote generally) with the Corporation Shareholders on any matter. There are no outstanding contracts of the Corporation to repurchase, redeem or otherwise acquire any of its securities;

(d)	this Agreement has been duly authorized, executed and delivered by the Corporation and is a legal, valid and binding obligation of the Corporation, enforceable against the Corporation by the Purchaser Parties in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity;

(e)	each of the Corporation and its subsidiaries:

(i)	has conducted its business in compliance with, and is conducting its business in compliance with, all applicable Laws in each jurisdiction in which it conducts business, other than any non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect; and

(ii)	is duly licensed, registered or qualified in all jurisdictions to enable its business to be conducted and its property and assets to be owned, leased and operated, in all material respects, as now conducted, owned, leased or operated, and all such licences, registrations and qualifications are valid and subsisting and no such licence, registration or qualification contains any term, provision, condition or limitation which, individually or in the aggregate, would have a Material Adverse Effect;

(f)	except as disclosed to the Purchaser, the execution and delivery of this Agreement by the Corporation and the consummation of the Arrangement will not:

(i)	result in the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Corporation under:

(A)	any provision of its constating documents or by-laws or resolutions of the Board of Directors (or any committee thereof) or the Corporation Shareholders;

(B)	any material judgment, decree, order or award outstanding as of the date hereof of any court, governmental body or arbitrator having jurisdiction over the Corporation;

(C)	any licence, permit, approval, consent or authorization held by the Corporation that is necessary to the operation of the business carried on by the Corporation and its subsidiaries;

(D)	any applicable Law, statute, ordinance, regulation or rule the breach of which would have a Material Adverse Effect; or

(E)	any other contract or agreement that is material to the Corporation and its subsidiaries; or

(ii)	give rise to any right of termination or acceleration of indebtedness of the Corporation and its subsidiaries, or cause any third party indebtedness of the Corporation and its subsidiaries to come due before its stated maturity;

(g)	the Corporation is a “reporting issuer” in Canada and is not on the list of reporting issuers in default under applicable Canadian provincial and territorial Securities Laws, and is in compliance with all applicable Securities Laws in all material respects, and no delisting of, suspension of trading in or cease trading order with respect to any securities of the Corporation and, except as set forth in the Corporation’s Disclosure Letter, to the Knowledge of the Corporation, no inquiry or investigation (formal or informal) of any Securities Authorities, is in effect or ongoing or, to the Knowledge of the Corporation, expected to be implemented or undertaken; and

(h)	the documents comprising the Corporation’s Public Disclosure Record:

(i)	did not, at the time filed with the Securities Authorities or at the time of becoming effective, as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and

(ii)	include all documents required to be filed in accordance with applicable Securities Laws with the Securities Authorities, and such documents complied in all material respects with applicable Securities Laws at the time they were filed, and the Corporation:

(A)	has in all material respects, timely filed or caused to be filed with the Securities Authorities all forms, reports, schedules, statements and other documents required to be filed by the Corporation or any of its subsidiaries with the Securities Authorities since December 31, 2013, and all such forms, reports, schedules, statements and other documents complied in all material respects with all applicable Securities Laws at the time they were filed; and

(B)	has not filed any confidential material change report which, at the date hereof, remains confidential.

(i)	except for the Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from, or to the reimbursement of any of its expenses by, the Corporation or any of its subsidiaries in connection with this Agreement or the Arrangement. The Corporation has provided to the Purchaser a correct and complete copy of all agreements relating to the arrangements between it and the Financial Advisor that are in effect at the date hereof and agrees not to amend the terms of the agreement between it and the Financial Advisor relating to the payment of fees and expenses without the prior written approval of the Purchaser, which consent may not be unreasonably withheld or delayed; and

(j)	to the knowledge of the Corporation, no prior valuations (within the meaning of MI 61-101) of the Corporation have been made in the 24 months prior to the date hereof.

3.2	Representations and Warranties of the Purchaser Parties

Each of the Purchaser Parties represents and warrants to the Corporation as follows and acknowledges that the Corporation is relying on such representations and warranties in connection with the Arrangement:

(a)	the Purchaser Party is validly existing under the laws of its jurisdiction of formation, has the power to enter into this Agreement and to perform its obligations hereunder and is duly qualified as a corporation to do business in each jurisdiction in which the nature of its business makes such qualification necessary;

(b)	this Agreement has been duly authorized, executed and delivered by the Purchaser Party and is a legal, valid and binding obligation of the Purchaser Party, enforceable against the Purchaser Party by the Corporation in accordance with its terms;

(c)	the execution and delivery of this Agreement by the Purchaser Party and the consummation of the Arrangement will not:

(i)	result in the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of, any obligation of the Purchaser Party under:

(A)	any provision of the constating documents or by-laws or resolutions of the board of directors or similar governing board (or any committee thereof) or shareholders of the Purchaser Party;

(B)	any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Purchaser Party;

(C)	any licence, permit, approval, consent or authorization held by the Purchaser Party that is necessary to the operation of the respective businesses carried on by the Purchaser Party and its subsidiaries;

(D)	any applicable Law, statute, ordinance, regulation or rule the breach of which would have a material adverse effect on the business carried on by the Purchaser Party and its subsidiaries; or

(E)	any other contract or agreement that is material to the Purchaser Party and its subsidiaries; or

(ii)	give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity; and

(d)	the Purchaser has or will have at the Effective Date sufficient cash available to enable it to satisfy the aggregate cash consideration payable by it in accordance with the terms of the Plan of Arrangement and any cash payable to Dissenting Shareholders in accordance with the terms of the Plan of Arrangement.

3.3	Survival of Representation and Warranties.

The representations and warranties of the parties contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated and extinguished on the earlier of the Effective Date and the termination of this Agreement in accordance with its terms.

ARTICLE 4

COVENANTS OF THE PARTIES

4.1	Covenants of the Purchaser Regarding the Arrangement

The Purchaser covenants and agrees that:

(a)	it will do all such acts and things as are necessary or desirable, and will reasonably cooperate with the Corporation, in order to give effect to the Arrangement and, without limiting the foregoing, it will apply for and use its reasonable efforts to obtain such consents, orders or approvals as are necessary or desirable for the implementation of the Arrangement and will cooperate with and assist the Corporation in seeking the Interim Order and the Final Order, including by providing to the Corporation, on a timely basis, any information reasonably required to be supplied by the Purchaser in connection therewith;

(b)	if requested by the Corporation within three Business Days of the Shareholders’ Meeting, it will fund the Corporation by way of regular common equity on or immediately prior to the Effective Date an amount equal to the Excess Redemption Amount;

(c)	it will vote (or cause its affiliates to vote) all of the Corporation Shares it (or its affiliates) holds in favour of the Arrangement Resolution, either in person or by proxy, at the Shareholders’ Meeting;

(d)	it will pay for each Corporation Share and Qualifying Holdco Share to be purchased by the Purchaser pursuant to the Plan of Arrangement; and

(e)	to the extent within its power, it will forthwith carry out the terms of the Interim Order and the Final Order.

4.2	Covenants of the Corporation Regarding the Arrangement

The Corporation covenants and agrees that:

(a)	it will do all such acts and things as are necessary or desirable, and will reasonably cooperate with the Purchaser Parties, in order to give effect to the Arrangement and, without limiting the foregoing, it will apply for and use its reasonable efforts to obtain such consents, orders or approvals as are necessary or desirable for the implementation of the Arrangement;

(b)	it will, in a timely and expeditious manner, convene the Shareholders’ Meeting on a date agreed to by the parties to this Agreement, and conduct the Shareholders’ Meeting in accordance with the Interim Order;

(c)	it will pay for each Corporation Share to be purchased for cancellation by the Corporation pursuant to the Plan of Arrangement; and

(d)	to the extent within its power, it will forthwith carry out the terms of the Interim Order and the Final Order.

4.3	Covenants of the Corporation Regarding the Conduct of Business

The Corporation covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, unless the Purchaser shall otherwise agree in writing which consent shall not be unreasonably withheld, conditioned or delayed (to the extent that such consent is permitted by applicable Law), or except as is otherwise expressly permitted or contemplated by this Agreement, or the Plan of Arrangement or as is otherwise required by applicable Law or Governmental Entity, or as required by the terms of any existing contract that is in effect as of the date of this Agreement:

(a)	the business of the Corporation and its subsidiaries shall be conducted only, and the Corporation and its subsidiaries shall not take any action except, in the Ordinary Course of Business, and the Corporation shall, and shall cause its subsidiaries and its and their representatives to, use commercially reasonable efforts to maintain and preserve its and its subsidiaries’ business organization, liquidity, assets, properties, employees, goodwill and business relationships;

(b)

the Corporation shall not, and shall not permit any of its subsidiaries to, directly or indirectly, other than in the Ordinary Course of Business: (i) amend its articles of incorporation, memorandum of association, articles of association or other comparable formation or organizational documents; (ii) adjust, split, combine or reclassify its shares; (iii) issue, grant, sell or cause or, permit a Lien to be created on, or agree to issue, grant, sell or cause or permit a Lien to be created on any shares of the Corporation or its subsidiaries or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, shares of the Corporation or any of its subsidiaries, other than (A) the issuance of Corporation Shares issuable pursuant to the terms of the outstanding Options or the Escrowed Share Agreement, and (B) transactions between two or more of the Corporation’s wholly-owned subsidiaries or between the Corporation and its wholly-owned subsidiary; (iv) redeem, purchase or otherwise acquire or subject to a Lien any of its outstanding securities or securities convertible into or exchangeable or exercisable for any such securities, unless otherwise required by the terms of such securities and other than in transactions between two or more of the Corporation’s wholly-owned subsidiaries or between the Corporation and its wholly-owned subsidiary; (v) amend or modify the terms of any of its securities; (vi) adopt a plan of liquidation or resolution providing for the winding-up, liquidation or dissolution of the Corporation or any of its subsidiaries; or (vii) authorize or propose any of the foregoing, or enter into, modify or terminate any contract with respect to any of the foregoing;

(c)	the Corporation shall not, and shall not permit any of its subsidiaries to, directly or indirectly, other than in the Ordinary Course of Business: (i) sell, pledge, lease, license, dispose of or cause or permit any material Liens to be created on any material assets (including the shares of any subsidiary) of the Corporation or of any of its subsidiaries; (ii) acquire (by merger, amalgamation, consolidation or acquisition of shares or assets or otherwise) any corporation, partnership or other business organization or division thereof or any property or asset, or make any investment either by the purchase of securities, contributions of capital (other than to wholly-owned subsidiaries), property transfer, or purchase of any property or enter into or extend any option to acquire, or exercise an option to acquire, any property or assets of any other person; (iii) incur any material indebtedness or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person; (iv) voluntarily repay any material indebtedness other than debts owing to trade creditors that are repaid in the ordinary course of business; (v) make or commit to make any material capital expenditures; (vi) take any action that would cause any of the representations or warranties set forth in Article 3 to be untrue as of the date of this Agreement or would reasonably be expected to result in the condition set out in Section 5.2(b) not being satisfied; (vii) pay, discharge or satisfy any claims, liabilities or obligations other than the payment, discharge or satisfaction of liabilities that were incurred in the ordinary course of business and are reflected or reserved against in the Corporation’s most recent financial statements; (viii) waive, release, grant or transfer any rights of material value; (ix) enter into a new line of business; or (x) authorize or propose any of the foregoing, or enter into or modify any contract to do any of the foregoing;

(d)	the Corporation shall not, and shall not permit any of its subsidiaries to, directly or indirectly, other than in the Ordinary Course of Business: (i) enter into any contract with respect to the purchase, sale, disposition or development of any asset or property outside the ordinary course of business or that would impose payment or other obligations on the Corporation or any of its subsidiaries; (ii) enter into any contract or series of contracts resulting in a new contract or series of related new contracts that would result in any contract having a term in excess of 12 months and that would not be terminable by the Corporation or its subsidiaries upon notice of 60 days or less from the date of the relevant contract; (iii) enter into any contract that would limit or otherwise restrict the Corporation or any of its subsidiaries or any of their successors, or that would, after the Effective Time, limit or otherwise restrict the Purchaser or any of its respective affiliates or any of its successors, from engaging or competing in any line of business or in any geographic area; or (iv) waive, release or amend, in any material respect any contract of the type described in clause (ii) above;

(e)

other than in the Ordinary Course of Business and other than as is necessary to comply with applicable Laws, or existing employee benefit plans or contracts, or, in the case of employees, off-cycle adjustments granted in the Ordinary Course of Business or pursuant to arrangements that, prior to the date of this Agreement, have been disclosed to the Purchaser and approved by the compensation committee of the Board of Directors, neither the Corporation nor any of its subsidiaries, in respect of any of their respective employees, shall (i) grant to any senior employee, officer or director of the Corporation or of any of its subsidiaries an increase in compensation in any form; (ii) grant any general salary increase or increase to benefits; (iii) take any action with respect to the grant of any severance or termination pay; (iv) enter into any employment, bonus, change of control, severance, deferred compensation or other similar agreement or amend any such existing agreement, with any employee, officer or director of the Corporation or any of its subsidiaries; (v) increase any benefits payable under its current severance or termination pay policies; or (vi) adopt or materially amend or make any contribution to any employee benefit plan or other similar plan, agreement, trust, fund or arrangement or take any action to accelerate any rights or benefits or fund or secure the payment of compensation or benefits under any employee benefit plan, or make any person a beneficiary of any retention or severance plan which would entitle such person to payments, vesting, acceleration or any other right as a consequence of consummation of the transactions contemplated by this Agreement and/or termination of employment;

(f)	other than in the Ordinary Course of Business, it shall not, and shall not permit any of its subsidiaries to, make any loans, advances or capital contributions to, or investments in, or guarantees (other than performance guarantees on behalf of wholly-owned subsidiaries) to, any other person other than to wholly-owned subsidiaries, or make any loans to any officer, director or employee of the Corporation or any of its subsidiaries; and

(g)	it shall not, and shall not permit any of its subsidiaries to, waive, release, assign, settle or compromise:

(i)	any material Legal Action or any material claim or material liability; or

(ii)	any Legal Action that is brought by any current, former or purported holder of any securities of the Corporation in its capacity as such and that:

(A)	requires any payment to such security holder by the Corporation or any subsidiary; or

(B)	adversely affects in any material respect the ability of the Corporation and the subsidiaries to conduct their business in a manner consistent with past practice.

4.4	Directors

Subject to confirmation that insurance coverage is maintained as contemplated by Section 4.5 and delivery by the Purchaser and Brookfield of releases from all claims and potential claims in respect of the period prior to the Effective Time in favour of the directors, the Corporation shall obtain and deliver to the Purchaser at the Effective Time evidence reasonably satisfactory to the Purchaser of the resignations effective immediately prior to the Effective Time of all of the directors of the Corporation designated by the Purchaser to the Corporation in writing at least five business days prior to the Effective Date.

4.5	D&O Insurance and Indemnification

(a)	From and after the Effective Time, the Purchaser shall cause the Corporation and its subsidiaries to indemnify and hold harmless, to the fullest extent permitted under applicable Law (and to also advance expenses as incurred to the fullest extent permitted under applicable Law), each present and former director and officer of the Corporation and its subsidiaries (each, an “Indemnified Person”) against any costs or expenses (including reasonable legal fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, inquiry, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to such Indemnified Person’s service as a director, officer or employee of the Corporation and/or any of its subsidiaries or services performed by such persons at the request of the Corporation and/or any of its subsidiaries at or prior to or following the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including the approval or completion of this Agreement, the Arrangement or any of the other transactions contemplated by this Agreement or arising out of or related to this Agreement and the transactions contemplated hereby. Neither the Purchaser nor the Corporation shall settle, compromise or consent to the entry of any judgment in any claim, action, suit, proceeding or investigation or threatened claim, inquiry, action, suit, proceeding or investigation involving or naming an Indemnified Person or arising out of or related to an Indemnified Person’s service as a director, officer or employee of the Corporation and/or any of its subsidiaries or services performed by such persons at the request of the Corporation and/or any of its subsidiaries at or prior to or following the Effective Time without the prior written consent (not to be unreasonably withheld or delayed) of that Indemnified Person, except in respect of a settlement where there is no admission of liability in respect of an Indemnified Person.

(b)

Brookfield and the Purchaser hereby covenant and agree that any directors’ and officers’ insurance now existing in favour of the directors and officers of the Corporation and each of its subsidiaries shall survive the completion of the Arrangement (or be replaced with substantially equivalent coverage from another provider of at least equivalent standing to the current provider) and shall continue in full force and effect (either directly or via run-off insurance or insurance provided by an alternative provider of at least equivalent standing to the current provider) for a period of not less than six years from the Effective Date and Brookfield and the Purchaser hereby undertake to ensure that this covenant shall remain binding upon their successor and assigns, provided that Brookfield and the Purchaser hereby will not be required to pay an annual premium in excess of 300% of the current annual premium payable in respect of the current directors’ and officers’ insurance in favour of the directors and officers of the Corporation and each of its subsidiaries.

(c)	The rights of the Indemnified Persons under this Section 4.5 shall be in addition to any rights such Indemnified Persons may have under the articles or by-laws or other constating documents of the Corporation or any of its subsidiaries or any resolutions of the Board of Directors, or under any applicable Law or under any agreement of any Indemnified Person with the Corporation or any of its subsidiaries. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto in favour of any Indemnified Person as provided in the articles or by-laws or other constating documents of the Corporation or any subsidiary of the Corporation or any resolutions of the Board of Directors or any agreement between such Indemnified Person and the Corporation or any of its subsidiaries shall survive the Effective Time and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Person.

(d)	The Purchaser agrees that it shall directly honour all rights to indemnification or exculpation now existing in favour of present and former officers and directors of the Corporation and its subsidiaries, which shall survive the completion of the Arrangement and shall continue in full force and effect.

(e)	This Section 4.5 shall survive the consummation of the Arrangement and is intended to be for the benefit of, and shall be enforceable by, each Indemnified Person and his or her heirs, executors, administrators and personal representatives and shall be binding on the Corporation and its successors and assigns, and, for such purpose, the Corporation hereby confirms that it is acting as agent and trustee on behalf of the Indemnified Persons.

4.6	Public Notices

All public notices to third parties and all other publicity concerning the Arrangement shall be jointly planned and coordinated by the parties and no party shall act unilaterally in this regard without the prior written approval of the other parties, such approval not to be unreasonably withheld or delayed, except to the extent that the party making such notice is required to do so by applicable Laws in circumstances where prior consultation with the other parties is not practicable, provided concurrent notice to the other parties is provided.

ARTICLE 5

CONDITIONS

5.1	Mutual Conditions of the Purchaser and the Corporation

The obligations of the Purchaser and the Corporation to complete the Arrangement are subject to satisfaction or waiver by the Purchaser and the Corporation on or before the Effective Date of each of the following conditions, which are for the mutual benefit of each of the Purchaser and the Corporation and which may only be waived, in whole or in part, by the mutual consent of each of the Purchaser and the Corporation:

(a)	the Arrangement Resolution shall have received the Required Vote at the Shareholders’ Meeting in accordance with the Interim Order;

(b)	there shall not be in force any order or decree of a court or other tribunal of competent jurisdiction restraining or enjoining the consummation of the Arrangement;

(c)	all consents, orders, regulations and approvals, including regulatory and judicial approvals and orders, required or necessary for the completion of the Arrangement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances, and none of such consents, orders, regulations or approvals shall contain terms or conditions that are unsatisfactory or unacceptable to the Purchaser or the Corporation, each acting reasonably;

(d)	the Interim Order shall have been granted in form and substance satisfactory to the Purchaser and the Corporation, each acting reasonably; and

(e)	the Final Order shall have been granted in form and substance satisfactory to the Purchaser and the Corporation, each acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise.

5.2	Additional Conditions Precedent to the Obligations of the Purchaser

The obligation of the Purchaser to complete the Arrangement shall be subject to the satisfaction or waiver by the Purchaser, on or before the Effective Date, of each of the following conditions, which are for the exclusive benefit of the Purchaser and which may only be waived, in whole or in part, by the Purchaser:

(a)	all covenants of the Corporation under this Agreement to be performed on or before the Effective Date shall have been duly performed by the Corporation in all material respects and the Corporation shall have provided the Purchaser with a certificate, addressed to the Purchaser and dated as of the Effective Date, signed on behalf of the Corporation by two of its officers or directors certifying such performance as of the Effective Date;

(b)	disregarding any Material Adverse Effect or materiality qualifiers contained therein:

(i)	the Non-Core Representations shall be true and correct in all respects as of the Effective Time with the same force and effect as if made on and as of the Effective Date (except (A) to the extent such representations and warranties speak as of an earlier date, the accuracy of which shall be determined as of such earlier date, or (B) as affected by this Agreement), except to the extent that any inaccuracy in any of the Non-Core Representations individually or in the aggregate would not have a Material Adverse Effect; and

(ii)	the Core Representations shall be true and correct in all respects (subject to de minimis exceptions) as of the Effective Time with the same force and effect as if made on the Effective Date (except (A) to the extent such representations and warranties speak as of an earlier date, the accuracy of which shall be determined as of such earlier date, or (B) as affected by this Agreement), and the Corporation shall have provided the Purchaser with a certificate, addressed to the Purchaser and dated as of the Effective Date, signed on behalf of the Corporation by two of its officers or directors certifying such accuracy as of the Effective Date;

(c)	between the date hereof up to and including the Effective Date, there shall not have occurred any Material Adverse Effect; and

(d)	the aggregate number of Corporation Shares held, directly or indirectly, by the Corporation Shareholders who have properly exercised Dissent Rights in connection with the Arrangement shall not exceed 10% of the outstanding Corporation Shares.

5.3	Additional Conditions Precedent to the Obligations of the Corporation

The obligation of the Corporation to complete the Arrangement shall be subject to the satisfaction or waiver by the Corporation on or before the Effective Date of each of the following conditions, which are for the exclusive benefit of the Corporation and which may only be waived, in whole or in part, by the Corporation:

(a)	all covenants of each Purchaser Party under this Agreement to be performed on or before the Effective Date shall have been duly performed by each applicable Purchaser Party in all material respects, and each Purchaser Party shall have provided the Corporation with a certificate, addressed to the Corporation and dated as of the Effective Date, signed on behalf of each Purchaser Party by two of its officers or directors certifying such performance as of the Effective Date; and

(b)

the representations and warranties of each Purchaser Party set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects and all other representations and warranties of each Purchaser Party set forth in this Agreement shall be true and correct in all material respects, in each case as of the Effective Time, with the same force and effect as if made on and as of the Effective Date (except (A) to the extent such representations and warranties speak as of an earlier date, the accuracy of which shall be determined as of such earlier date, or (B) as affected by this Agreement), and each Purchaser Party shall have provided the Corporation with a certificate, addressed to the Corporation and dated as of the Effective Date, signed on behalf of each Purchaser by two of its officers or directors certifying such accuracy as of the Effective Date.

5.4	Merger of Conditions

The conditions set out in this Article shall be conclusively deemed to have been satisfied, waived or released upon the completion of the Arrangement.

ARTICLE 6

TERMINATION

6.1	Term

This Agreement shall be effective from and after the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.

6.2	Termination

This Agreement may be terminated by:

(a)	mutual written agreement of the parties hereto or in the circumstances contemplated in Section 5.1 without further action on the part of their respective shareholders;

(b)	any party at any time prior to the Effective Time if:

(i)	the Effective Time has not occurred on or prior to the Outside Date, except that the right to terminate this Agreement under this Section 6.2(b)(i) shall not be available to any party if the failure of the Effective Time to occur by such date is the result of the material breach of, or failure to fulfill, any of such party’s obligations under this Agreement;

(ii)	the Required Vote is not obtained at the Shareholders’ Meeting (or any adjournment or postponement thereof); or

(iii)	after the date hereof, there shall be enacted or made any applicable Law (or any applicable Law shall have been amended) that makes consummation of the Arrangement illegal or that prohibits or otherwise restrains the Corporation and the Purchaser from consummating the Arrangement;

(c)	the Purchaser Parties at any time prior to the Effective Time if:

(i)	the Unconflicted Board of Directors or the Special Committee shall have:

(A)	withdrawn or modified or proposed publicly to withdraw or modify, in a manner adverse to the Purchaser or Brookfield, its approval of the Arrangement or its recommendation that the Public Shareholders vote in favour of the Arrangement Resolution; or

(B)	failed to reaffirm its approval of the Arrangement or its recommendation that the Public Shareholders vote in favour of the Arrangement Resolution within five Business Days of being requested to do so by the Purchaser;

(ii)	subject to Section 6.3, and provided that the Purchaser Parties are not then in material breach of their obligations under this Agreement:

(A)	any representation or warranty of the Corporation under this Agreement is untrue or incorrect, or shall have become untrue or incorrect, in either case such that the condition contained in Section 5.2(b) would be incapable of satisfaction;

(B)	the Corporation is in default of a covenant or obligation hereunder such that the condition contained in Section 5.2(a) would be incapable of satisfaction;

(d)	the Corporation at any time prior to the Effective Time if, subject to Section 6.3, and provided that the Corporation is not then in material breach of its obligations under this Agreement:

(i)	any representation or warranty of a Purchaser Party under this Agreement is untrue or incorrect, or shall have become untrue or incorrect, in either case such that the condition contained in Section 5.3(b) would be incapable of satisfaction; or

(ii)	a Purchaser Party is in default of a covenant or obligation hereunder such that the condition contained in Section 5.3(a) would be incapable of satisfaction.

6.3	Notice and Cure Provisions

(a)	The Purchaser Parties and the Corporation shall give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the earlier to occur of the termination of this Agreement and the Effective Time of any event or state of facts which occurrence or failure would, or would reasonably be expected to:

(i)	cause any of the representations or warranties of such party contained herein to be untrue or inaccurate in any material respect on the date hereof or at the Effective Time; or

(ii)	result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder prior to the Effective Time.

(b)	A Purchaser Party may not exercise its right to terminate this Agreement pursuant to Section 6.2(c)(ii) and the Corporation may not exercise its right to terminate this Agreement pursuant to Section 6.2(d) unless the party seeking to terminate the Agreement shall have delivered a written notice to the other party or parties specifying in reasonable detail all breaches of covenants, representations and warranties or other matters that the party delivering such notice is asserting as the basis for the termination right. If any such notice is delivered, provided that a party is proceeding diligently to cure such matter and such matter is capable of being cured, no party may exercise such termination right, until the earlier of:

(i)	the Outside Date, and

(ii)	the date that is 10 Business Days following receipt of such notice by the party to whom the notice was delivered, if such matter has not been cured by such date.

If such notice has been delivered prior to the date of the Shareholders’ Meeting, such meeting shall, unless the parties agree otherwise, be postponed or adjourned until the expiry of such period (without causing any breach of any other provision contained herein). If such notice has been delivered prior to the filing of the Articles of Arrangement with the Director, such filing shall be postponed until two Business Days after the expiry of such period. Notwithstanding the foregoing, failure to give notice pursuant to this Section 6.3 shall not in any event be considered in determining whether Section 6.2(c)(ii) or 6.2(d) has been satisfied.

6.4	Effect of Termination

If this Agreement is terminated in accordance with Section 6.2, this Agreement shall forthwith become void and of no further force or effect and no party shall have any further obligations or liability hereunder except the provisions of Sections 2.4(d), 2.7, 2.10(a)(xv), 4.5, 4.6, 7.2, 7.4, 7.5, 7.7, 7.8, 7.9, 7.10 and this Section 6.4 shall remain in full force and effect and shall survive any such termination and as otherwise expressly contemplated hereby. Nothing in this Section 6.4 shall relieve any party of liability for any breach of this Agreement prior to its termination.

ARTICLE 7

GENERAL

7.1	Amendment

This Agreement may, at any time and from time to time before or after the holding of the Shareholders’ Meeting, be amended by mutual written agreement of the parties hereto without further notice to or authorization on the part of their respective shareholders.

7.2	Notices

Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a party to the other party shall be in writing and may be given by delivering same or sending same by e-mail or by delivery addressed to the party to which the notice is to be given at its address for service herein. Any notice, consent, waiver, direction or other communication aforesaid shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a Business Day, and if not, the next succeeding Business Day) and if sent by e-mail be deemed to have been given and received at the time of receipt unless actually received after 4:00 p.m. (Toronto time) at the point of delivery in which case it shall be deemed to have been given and received on the next Business Day.

The address for notice of each of the parties hereto shall be as follows:

(a)	if to the Purchaser Parties:

Brookfield Asset Management Inc.

Brookfield Place, Suite 300

181 Bay Street

Toronto, ON M5J 2T3

Attention:         A.J. Silber

E-mail:             aj.silber@brookfield.com

with a copy to (which shall not constitute notice):

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, New York 10036

Attention:         Karrin Powys-Lybbe and Mile Kurta

E-mail:             kpowys-lybbe@torys.com/mkurta@torys.com

(b)	if to the Corporation:

Brookfield Residential Properties Inc.

4906 Richard Rd. SW

Calgary, Alberta T3E 6L1

Attention:         Shane Pearson

E-mail:             shane.pearson@brookfieldrp.com

with a copy to (which shall not constitute notice):

Goodmans LLP

Bay Adelaide Centre

333 Bay Street, Suite 3400

Toronto, Ontario M5H 2S7

Attention:         Allan Goodman

E-mail:             agoodman@goodmans.ca

- and -

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention:         Neil Whoriskey

E-mail:             nwhoriskey@cgsh.com

- and -

Stikeman Elliott LLP

5300 Commerce Court West

199 Bay Street

Toronto, Ontario M5L 1B9

Attention:         Edward J. Waitzer and Amanda Linett

E-mail:             ewaitzer@stikeman.com/alinett@stikeman.com

7.3	Time of the Essence

Time shall be of the essence in this Agreement.

7.4	No Third Party Beneficiaries

Except as provided in Sections 2.8, 4.4 and 4.5, and except for the rights of the Corporation Shareholders to receive the consideration for their Corporation Shares following the Effective Time pursuant to the Arrangement, which rights are hereby acknowledged and agreed by the Purchaser, this Agreement is not intended to confer any rights or remedies upon any person other than the parties to this Agreement. The Purchaser appoints the Corporation as the trustee for the directors and officers of the Corporation of the covenants of the Purchaser and Brookfield with respect to those individuals as specified in Sections 2.8, 4.4 and 4.5 of this Agreement and the Corporation accepts such appointment.

7.5	Expenses

All legal, accounting and other professional advisory fees, costs and expenses incurred in connection with the negotiation, preparation or execution of this Agreement, and all documents and instruments executed or delivered pursuant to this Agreement, as well as any other costs and expenses incurred shall be paid by the party incurring such costs and expenses, except the Purchaser shall reimburse the Corporation for: (a) the fees, costs and expenses incurred by the Corporation in connection with obtaining the Valuation provided by the Financial Advisor; (b) the fees, costs and expenses incurred by the Corporation in connection with the solicitation of proxies; and (c) all fees, costs and expenses (including legal, accounting and other professional advisors) incurred by the Corporation if the Corporation shall have terminated this Agreement pursuant to Section 6.2(d)(i) or Section 6.2(d)(ii) or either party shall have terminated this Agreement pursuant to Section 6.2(b)(ii). The parties agree that this Section 7.5 shall survive the termination of this Agreement.

7.6	Injunctive Relief

The parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms of this Agreement, any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief hereby being waived. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the parties.

7.7	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

7.8	Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

7.9	Governing Law

This Agreement shall be governed by, and be construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein. Each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario in respect of all matters arising under or in relation to this Agreement.

7.10	Waiver

No waiver by any party shall be effective unless in writing and any waiver shall affect only the matter, and the occurrence thereof, specifically identified and shall not extend to any other matter or occurrence.

7.11	Enurement and Assignment

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto.

7.12	Counterparts and Telecopies

This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Transmission by e-mail or facsimile of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart, provided that the party so delivering such counterpart shall, promptly after such delivery, deliver the original of such counterpart of the Agreement to the other parties hereto.

[Signature Page to Follow]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ Derek Gorgi
Name: Derek Gorgi
Title: Senior Vice President

1927726 ONTARIO INC.

By:	/s/ A. J. Silber
Name: A. J. Silber
Title: Vice President

BROOKFIELD RESIDENTIAL PROPERTIES INC.

By:	/s/ Craig Laurie
Name: Craig Laurie
Title: Executive Vice President and Chief
Financial Officer

Schedule A – Arrangement Resolution

BE IT RESOLVED THAT:

1.         The arrangement (the “Arrangement”) under section 182 of the Business Corporations Act (Ontario) (the “OBCA”) of Brookfield Residential Properties Inc. (the “Corporation”), as more particularly described and set forth in the management information circular (the “Circular”) dated —, 2014 of the Corporation accompanying the notice of this meeting (as the Arrangement may be amended, modified or supplemented in accordance with the arrangement agreement (the “Arrangement Agreement”) made as of December 23, 2014 between the Corporation, Brookfield Asset Management Inc. and 1927726 Ontario Inc., is hereby authorized, approved and adopted.

2.         The plan of arrangement of the Corporation (as it has been or may be amended, modified or supplemented in accordance with the Arrangement Agreement (the “Plan of Arrangement”)), the full text of which is set out in Appendix “—” to the Circular, is hereby authorized, approved and adopted.

3.         The (i) Arrangement Agreement and related transactions, (ii) actions of the directors of the Corporation in approving the Arrangement Agreement, and (iii) actions of the directors and officers of the Corporation in executing and delivering the Arrangement Agreement, and any amendments, modifications or supplements thereto, are hereby ratified and approved.

4.         The Corporation be and is hereby authorized to apply for a final order from the Ontario Superior Court of Justice (Commercial List) to approve the Arrangement on the terms set forth in the Arrangement Agreement and the Plan of Arrangement (as they may be amended, modified or supplemented in accordance with the Arrangement Agreement).

5.         Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of the Corporation or that the Arrangement has been approved by the Ontario Superior Court of Justice (Commercial List), the directors of the Corporation are hereby authorized and empowered to, without notice to or approval of the shareholders of the Corporation, (i) amend, modify or supplement the Arrangement Agreement or the Plan of Arrangement, to the extent permitted by the Arrangement Agreement and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and related transactions.

6.         Any officer or director of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute, under the corporate seal of the Corporation or otherwise, and deliver or cause to be delivered, for filing with the Director under the OBCA, articles of arrangement and such other documents as are necessary or desirable to give effect to the Arrangement and the Plan of Arrangement in accordance with the Arrangement Agreement, such determination to be conclusively evidenced by the execution and delivery of such articles of arrangement and any such other documents.

7.         Any officer or director of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute or cause to be executed, under the corporate seal of the Corporation or otherwise, and to deliver or cause to be delivered all such other documents and instruments and to perform or cause to be performed all such other acts and things as such person determines may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or instrument or the doing of any such act or thing.

Schedule B – Plan of Arrangement

PLAN OF ARRANGEMENT

FORM OF PLAN OF ARRANGEMENT UNDER SECTION 182 OF THE

BUSINESS CORPORATIONS ACT (ONTARIO)

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions.

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, and unless indicated otherwise, where used in this Plan of Arrangement, capitalized terms used but not defined shall have the meanings ascribed thereto in the Agreement and the following terms shall have the following meanings (and grammatical variations of such terms shall have corresponding meanings):

“Agreement” means the arrangement agreement made as of December 23, 2014 between the Corporation, the Purchaser and Brookfield, including all schedules, as same may be amended, supplemented or restated in accordance with its terms providing for, among other things, the Arrangement;

“Applicable Purchaser” means

(a)	the Corporation for any Canadian Shareholder who has elected to have its Corporation Shares purchased for cancellation by the Corporation; and

(b)	the Purchaser for any other Corporation Shareholder;

“Arrangement Resolution” means a special resolution of the Corporation in substantially the form of Schedule A to the Agreement;

“Canadian Shareholder” means a Corporation Shareholder who, for purposes of the Tax Act, and at all relevant times, is or is deemed to be resident in Canada or, in the case of a Corporation Shareholder that is a partnership, a Corporation Shareholder that is a “Canadian partnership” as defined in the Tax Act;

“Corporation Shares” means common shares in the capital of the Corporation, including Restricted Shares but excluding common shares in the capital of the Corporation owned by BRP Holdings Corp.;

“Depositary” means CST Trust Company, as depositary at its offices as set out in the Letter of Transmittal and Election Form;

“Dissent Rights” has the meaning ascribed thereto in Section 4.1;

“Dissenting Shareholder” means a registered holder of Corporation Shares (other than Brookfield, the Purchaser or one of their subsidiaries) who dissents in respect of the Arrangement Resolution in strict compliance with the Dissent Rights and who is ultimately entitled to be paid fair value for its Corporation Shares;

“Effective Date” means the date upon which the Arrangement becomes effective as established by the date shown on the Certificate of Arrangement;

“Effective Time” means the first moment in time in Toronto, Ontario on the Effective Date, or such other time as may be agreed to in writing by the Corporation and the Purchaser prior to the Effective Date;

“Election Deadline” means 5:00 p.m. (Toronto time) on the business day which is two business days preceding the Shareholders’ Meeting;

“Holdco Agreements” means the share purchase agreement and other ancillary documentation containing representations and warranties and covenants acceptable to the Purchaser and the Corporation, each acting reasonably, to be entered into by each Qualifying Holdco Shareholder, in a form consistent with Section 2.10 of the Agreement;

“Holdco Share Consideration” means, in respect of each Qualifying Holdco Share, (i) the Consideration multiplied by the number of Corporation Shares held by such Qualifying Holdco divided by (ii) the aggregate number of Qualifying Holdco Shares that are issued and outstanding;

“Letter of Transmittal and Election Form” means the letter of transmittal and election form for use by the Corporation Shareholders with respect to the Arrangement;

“Plan of Arrangement”, “hereof”, “herein”, “hereto” and like references mean and refer to this plan of arrangement;

“Qualifying Holdco” means a corporation that meets the conditions described in Section 2.10(a) of the Agreement and which beneficially and of record holds Corporation Shares;

“Qualifying Holdco Shareholder” means a person that meets the conditions described in Section 2.10(a) of the Agreement;

“Restricted Shares” means common shares that were granted under the Restricted Stock Plan and which are unvested at the Effective Date;

“Restricted Stock Plan” means the restricted stock plan of the Corporation;

“Securities” means, as the context requires, the Corporation Shares or the Qualifying Holdco Shares, or any combination thereof; and

“Subject Securityholders” means, as the context requires, the Corporation Shareholders or the Qualifying Holdco Shareholders, or any combination thereof.

1.2	Time

Time is of the essence in and of this Plan of Arrangement.

1.3	Interpretation Not Affected By Headings, etc.

The division of this Plan of Arrangement into Articles, Sections and subsections and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Plan of Arrangement.

1.4	Article References

Unless the contrary intention appears, references in this Plan of Arrangement to an Article, Section or subsection by number or letter or both refer to the Article, Section or subsection, respectively, bearing that designation in this Plan of Arrangement.

1.5	Number and Gender

In this Plan of Arrangement, unless the contrary intention appears, words importing the singular include the plural and vice versa; words importing gender shall include all genders; and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any governmental agency, political subdivision or instrumentality thereof).

1.6	Calculation of Time

Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends. If the date on which any action is required to be taken hereunder by any of the parties is not a business day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a business day in such place.

1.7	Statutory References

Unless otherwise indicated, references in this Plan of Arrangement to any statute include all regulations made pursuant to such statute and the provisions of any statute or regulation which amends, supplements or supersedes any such statute or regulation.

1.8	Currency

All references to “$” mean U.S. dollars and “C$” mean Canadian dollars.

ARTICLE 2

ARRANGEMENT AGREEMENT

2.1	Arrangement Agreement

This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Agreement. This Plan of Arrangement shall become effective at, and be binding at and after, the Effective Time on: (i) the Corporation; (ii) the Purchaser; (iii) all registered holders and all beneficial owners of Corporation Shares; (iv) all registered holders and all beneficial owners of Qualifying Holdco Shares; (v) the registrar and transfer agent in respect of the Corporation Shares; and (vi) the Depositary.

ARTICLE 3

ARRANGEMENT

3.1	Arrangement

Commencing at the Effective Time, the following events or transactions shall occur and shall be deemed to occur in the following sequence without any further act or formality:

(a)	each outstanding Corporation Share held by a Dissenting Shareholder shall be deemed to be transferred by the holder thereof to the Corporation free and clear of all liens, claims and encumbrances, and each Dissenting Shareholder shall cease to have any rights as a Corporation Shareholder other than the right to be paid the fair value of their Corporation Shares by the Corporation in accordance with Article 4 hereof, and the name of such holder shall be removed from the register of holders of Corporation Shares, and such Corporation Shares shall be cancelled;

(b)	each Qualifying Holdco Share outstanding held by a Qualifying Holdco Shareholder shall be transferred and deemed to be transferred by the Qualifying Holdco Shareholder, without any further act or formality on its part, free and clear of all liens, claims and encumbrances, to the Purchaser, in accordance with the applicable Holdco Agreement, in exchange for a payment in cash equal to the Holdco Share Consideration, and the name of such holder shall be removed from the register of holders of Qualifying Holdco Shares maintained in respect of the applicable Qualifying Holdco, and the Purchaser shall be recorded as the registered holder of the Qualifying Holdco Shares so transferred and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances; and

(c)

each Corporation Share outstanding (other than (i) Corporation Shares held by Brookfield, the Purchaser or any of their affiliates (which shall not be acquired under the Arrangement and shall remain outstanding as a Corporation Share held by Brookfield, the Purchaser or such affiliate, as the case may be); (ii) Corporation Shares held by Qualifying Holdcos, the Qualifying Holdco Shares of which are acquired by the Purchaser pursuant to Section 3.1(b) (which shall not be acquired under the Arrangement and shall remain outstanding as Corporation Shares held by such Qualifying Holdco); and (iii) Corporation Shares acquired by the Purchaser pursuant to Section 3.1(a)), shall be transferred and deemed to be transferred by the holder thereof, without any further act or formality on its part, free and clear of all liens, claims and encumbrances, to the Applicable Purchaser, in exchange for a payment in cash equal to the Consideration, and the name of such holder shall be removed from the register of holders of Corporation Shares, and, with respect to Corporation Shares elected to be transferred to the Purchaser, the Purchaser shall be recorded as the registered holder of the Corporation Shares so transferred and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances.

3.2	Adjustment to Consideration

If, on or after the date of the Agreement, the Corporation sets a record date for any dividend or other distribution on the Corporation Shares that is prior to the Effective Time or the Corporation pays any dividend or other distribution on the Corporation Shares prior to the Effective Time: (i) to the extent that the amount of such dividends or distributions per Corporation Share does not exceed the Consideration or Holdco Share Consideration, as applicable, the Consideration or Holdco Share Consideration, as applicable, shall be reduced by the amount of such dividends or distributions; and (ii) to the extent that the amount of such dividends or distributions per Corporation Share exceeds the Consideration or Holdco Share Consideration, as applicable, such excess amount shall be placed in escrow for the account of the Purchaser or another person designated by the Purchaser.

3.3	Elections

(a)	With respect to the acquisition of Corporation Shares effected pursuant to Section 3.1(c), each Canadian Shareholder (other than Dissenting Shareholders and Brookfield, the Purchaser or their affiliates) may elect, in respect of each Corporation Share held:

(i)	to receive the Consideration from the Purchaser; or

(ii)	to have its Corporation Shares purchased for cancellation by the Corporation in exchange for the Consideration.

(b)	The election provided for in Section 3.3(a) shall be made by each applicable Corporation Shareholder by depositing with the Depositary, prior to the Election Deadline, a duly completed Letter of Transmittal and Election Form indicating such holder’s election, together with any certificates representing the holder’s Corporation Shares.

(c)	Any Letter of Transmittal and Election Form, once deposited with the Depositary, shall be irrevocable and may not be withdrawn by a Corporation Shareholder.

(d)	Any Corporation Shareholder who (i) does not deposit with the Depositary a duly completed Letter of Transmittal and Election Form prior to the Election Deadline, (ii) properly exercises Dissent Rights in accordance with Section 4.1(a) but is not ultimately entitled, for any reason, to be paid the fair value for its Corporation Shares by the Purchaser as referenced in Section 4.1(b), or (iii) otherwise fails to comply with the requirements of Sections 3.3(a) and the Letter of Transmittal and Election Form, shall be deemed to have elected to receive the Consideration from the Purchaser.

(e)	With respect to the election in Section 3.3(a)(ii), it is a term of the Arrangement that for the purposes of subsection 191(4) of the Tax Act, the “specified amount” in respect of each Corporation Share shall be an amount equal to the Consideration.

3.4	Deposit Rules and Procedures

(a)	On or immediately prior to the Effective Date and prior to the filing of the Articles of Arrangement, the Purchaser shall deliver or cause to be delivered sufficient cash to the Depositary to pay in full:

(i)	for the benefit of the Corporation Shareholders and Qualifying Holdco Shareholders, except those Corporation Shareholders whose Corporation Shares are being purchased for cancellation by the Corporation, the aggregate amount of cash that such holders are entitled to receive under the Arrangement; and

(ii)	to the extent the Corporation requests funding in accordance with Section 4.1(b) of the Agreement, the Excess Redemption Amount.

(b)	On or immediately prior to the Effective Date and prior to the filing of the Articles of Arrangement, the Corporation shall deliver or cause to be delivered sufficient cash to the Depositary to pay in full the Corporation Redemption Amount less, if funding is requested by the Corporation in accordance with Section 4.1(b) of the Agreement, the Excess Redemption Amount.

(c)	Corporation Shareholders who have so elected in their Letter of Transmittal and Election Form will receive the C$ equivalent of any cash received pursuant to Section 3.1, based on the exchange rate available to the Depository at its typical banking institution on the date such funds are converted.

For greater certainty, for the purposes of Article 3, if a Corporation Shareholder submits more than one valid Letter of Transmittal and Election Form, such holder shall be treated as a separate Corporation Shareholder in respect of each valid Letter of Transmittal and Election Form submitted.

ARTICLE 4

DISSENT PROCEDURES

4.1	Rights of Dissent

(a)	Registered Corporation Shareholders may exercise rights of dissent with respect to their Corporation Shares pursuant to and in the manner set forth in section 185 of the OBCA as modified by the Interim Order and this Article 4 in connection with the Arrangement (the “Dissent Rights”), provided that, notwithstanding subsection 185(6) of the OBCA, written notice setting forth such a registered Corporation Shareholder’s objection to the Arrangement and exercise of Dissent Rights must be received by the Purchaser not later than 5:00 p.m. (Toronto time) on the business day which is two business days preceding the date of the Shareholders’ Meeting;

(b)	Corporation Shareholders who properly exercise their Dissent Rights shall be deemed to have transferred their Corporation Shares to the Corporation as of the Effective Time as set out in Section 3.1(a) hereof. If such Corporation Shareholders are ultimately entitled to be paid the fair value for their Corporation Shares by the Corporation pursuant to the Dissent Rights, the Corporation Shareholders will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holders not exercised their Dissent Rights; provided however that if any such Corporation Shareholder is not ultimately entitled, for any reason, to be paid the fair value for their Corporation Shares, such Corporation Shareholder shall be deemed to have participated in the Arrangement, as at the Effective Time, on the same basis as a non-dissenting holder of Corporation Shares electing to have their Corporation Shares acquired by the Purchaser in accordance with Section 3.3(a)(i).

(c)	In addition to any other restrictions under section 185 of the OBCA, Corporation Shareholders who vote or have instructed a proxyholder to vote such Corporation Shares in favour of the Arrangement Resolution shall not be entitled to exercise Dissent Rights.

(d)	In no circumstances shall the Corporation, the Purchaser, the Depositary, the registrar and transfer agent in respect of the Corporation Shares or any other person be required to recognize a person exercising Dissent Rights unless such person is the registered holder of those Corporation Shares in respect of which such rights are sought to be exercised.

(e)	In no case shall the Corporation, the Purchaser, the Depositary, the registrar and transfer agent in respect of the Corporation Shares or any other person be required to recognize a Dissenting Shareholder as a holder of Corporation Shares after the Effective Time and the name of each Dissenting Shareholder shall be deleted from the register of holders of Corporation Shares as at the Effective Time as provided in Section 3.1(a).

ARTICLE 5

DELIVERY OF CONSIDERATION

5.1	Delivery of Consideration

(a)

Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented one or more outstanding Corporation Shares, together with a duly completed and executed Letter of Transmittal and Election Form, and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder following Effective Time (in each case, less any amounts withheld pursuant to Section 5.3 hereof), a cheque for the aggregate Consideration or Holdco Share Consideration, as applicable, to which such holder is entitled to under the Arrangement.

(b)	After the Effective Time and until surrendered for cancellation as contemplated by Section 5.1(a) hereof, each certificate which immediately prior to the Effective Time represented one or more Corporation Shares shall be deemed at all times to represent only the right to receive in exchange therefor the entitlements which the holder of such certificate is entitled to receive in accordance with Section 5.1(a) hereof.

5.2	Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Corporation Shares that were exchanged pursuant to Section 3.1 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, the consideration that such person is entitled to receive pursuant to Section 3.1, deliverable in accordance with such holder’s Letter of Transmittal and Election Form. When authorizing the delivery of such consideration in exchange for any lost, stolen or destroyed certificate, the person to whom the consideration is being delivered shall, as a condition precedent to the delivery of such consideration, give a bond satisfactory to the Corporation, the Purchaser and the Depositary in such sum as the Corporation, the Purchaser or the Depositary may direct or otherwise indemnify the Corporation, the Purchaser and the Depositary in a manner satisfactory to the Corporation, the Purchaser and the Depositary against any claim that may be made against the Corporation, the Purchaser or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed.

5.3	Withholding Rights

Notwithstanding anything in the Agreement or this Plan of Arrangement to the contrary, the Corporation, the Depositary, the Purchaser or one or more affiliates or subsidiaries of the Purchaser, as the case may be, shall be entitled to deduct and withhold from any amount otherwise payable pursuant to this Plan of Arrangement to any Subject Securityholder such amounts as are required to be deducted and withheld with respect to the making of such payment under the Tax Act or any provision of applicable local, state, provincial or foreign tax law, in each case, as amended, or the administrative practice of the relevant Governmental Entity administering such law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Plan of Arrangement as having been paid to the former Subject Securityholder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate Governmental Entity within the time required by and in accordance with applicable laws.

5.4	Extinction of Rights

Any amounts deposited with the Depositary for the payment of Consideration or Holdco Share Consideration to Subject Securityholders pursuant to Section 3.1 which remain unclaimed on the date which is three years less a day from the Effective Date shall be forfeited to the Applicable Purchaser and paid over to or as directed by the Purchaser and the former Subject Securityholder shall thereafter have no right to receive their respective entitlement to the Consideration or Holdco Share Consideration pursuant to Section 3.1, as applicable.

5.5	Dividends and Distributions

No dividend or other distribution declared or made after the Effective Time with respect to the Corporation Shares with a record date after the Effective Time shall be delivered to the holder of any unsurrendered certificate which, immediately prior to the Effective Time, represented outstanding Corporation Shares.

5.6	No Liens

Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any liens, charges, security interests, encumbrances, mortgages, hypothecs, restrictions, adverse claims or other claims of third parties of any kind.

5.7	Paramountcy

From and after the Effective Time (i) this Plan of Arrangement shall take precedence and priority over any and all Securities issued prior to the Effective Time, (ii) the rights and obligations of the registered holders of Securities of the Corporation, the Purchaser, the Depositary and any trustee or transfer agent therefor in relation thereto, shall be solely as provided for in this Plan of Arrangement, and (iii) except in respect of Dissent Rights, all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Securities shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.

ARTICLE 6

AMENDMENTS

6.1	Amendments to Plan of Arrangement

(a)	The Purchaser and the Corporation may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification and/or supplement must be: (i) set out in writing; (ii) approved by each of the Purchaser and the Corporation; (iii) filed with the Court and, if made following the Shareholders’ Meeting, approved by the Court; and (iv) communicated to the Corporation Shareholders if and as required by the Interim Order or the Court.

(b)	Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Corporation at any time prior to the Shareholders’ Meeting (provided that the Purchaser shall have consented thereto in writing) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Shareholders’ Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c)	Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Shareholders’ Meeting shall be effective only if: (i) it is consented to in writing by the Purchaser and the Corporation, each acting reasonably; and (ii) if required by the Court, it is approved by holders of the Corporation Shares, voting in the manner directed by the Court.

(d)	Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by the Purchaser, provided that it concerns a matter which, in the reasonable opinion of the Purchaser, is of an administrative or ministerial nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the economic interest of any former holder of Corporation Shares and such amendments, modifications or supplements to the Plan of Arrangement need not be filed with Court or communicated to the Corporation Shareholders.

ARTICLE 7

FURTHER ASSURANCES

7.1	Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the Parties to the Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by either of them in order to further document or evidence any of the transactions or events set out herein.

APPENDIX “D”

VALUATION AND FAIRNESS OPINION OF MORGAN STANLEY CANADA LIMITED

December 23, 2014

The Special Committee of the Board of Directors

Brookfield Residential Properties Inc.

4906 Richard Road SW

Calgary, AB

T3E 6L1

Attention:          Michael Young

Dear Sirs:

Morgan Stanley Canada Limited (“Morgan Stanley”, “we” or “our”) understands that Brookfield Residential Properties Inc. (“BRP”) proposes to enter into an agreement (the “Arrangement Agreement”) with Brookfield Asset Management Inc. (“BAM”) and 1927726 Ontario Inc., a subsidiary of BAM, providing for BAM to indirectly acquire all of the issued and outstanding common shares (the “BRP Common Shares”) of BRP not already owned by BAM and its affiliates, pursuant to an arrangement (the “Arrangement”) under the provisions of the Business Corporations Act (Ontario) for consideration per BRP Common Share (the “Consideration”) of $24.25 in cash. We understand that BAM owns an aggregate voting interest of approximately 69.4% of BRP and that the Arrangement would constitute a “business combination” for the purposes of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). The above description is summary in nature. The terms and conditions of the Arrangement are more fully set forth in the Arrangement Agreement and described in a management information circular of BRP (the “Circular”) to be distributed to the holders of BRP Common Shares in connection with a special meeting (“Special Meeting”) of holders of BRP Common Shares to be called to consider approval of the Arrangement.

Morgan Stanley further understands that the board of directors of BRP (the “Board”) has appointed a committee (the “Special Committee”) comprised of members of the Board who are independent for the purposes of MI 61-101, to consider the Arrangement and to make recommendations to the Board with respect to the Arrangement. The Special Committee has retained Morgan Stanley to provide financial advice and assistance to the Special Committee in evaluating the Arrangement, including the preparation and delivery to the Special Committee of a formal valuation of the BRP Common Shares (the “Valuation”) in accordance with the requirements of MI 61-101 and under the supervision of the Special Committee and our opinion (the “Opinion” and, together with the Valuation, the “Valuation and Opinion”) as to whether the Consideration to be received pursuant to the Arrangement by the holders of BRP Common Shares other than BAM and its affiliates is fair from a financial point of view to such holders.

All dollar amounts herein are expressed in United States dollars, unless stated otherwise.

ENGAGEMENT OF MORGAN STANLEY

On November 5, 2014, the Special Committee requested Morgan Stanley to submit a proposal with respect to providing a formal valuation of the BRP Common Shares. Following Morgan Stanley’s submission of such a proposal on November 10, 2014, Morgan Stanley was invited to meet with the Special Committee on November 20, 2014. The Special Committee agreed to hire Morgan Stanley as announced in a press release on November 24, 2014, which was formalized in a letter agreement dated November 26, 2014 (the “Engagement Agreement”). On December 15, 2014, at the request of the Special Committee, Morgan Stanley delivered its preliminary valuation analysis of the BRP Common Shares. On December 19, 2014, at the request of the Special Committee, Morgan Stanley delivered an updated preliminary valuation analysis of the BRP Common Shares. On December 23, 2014, at the request of the Special Committee, Morgan Stanley orally delivered the substance of the Valuation and Opinion.

The Engagement Agreement provides for a payment to Morgan Stanley of a fee upon our delivery of our preliminary valuation analysis ($1.0 million), which was delivered on December 15, 2014, a fee upon our delivery of the Valuation and Opinion ($3.0 million) and a fee upon our delivery of each subsequent opinion ($750,000), if requested by the Special Committee. None of the fees payable to us under the Engagement Agreement are contingent upon the conclusions reached by us in the Valuation and Opinion or in any subsequent opinion, or the completion of the Arrangement. In addition, BRP has agreed to reimburse Morgan Stanley for our reasonable out-of-pocket expenses and to indemnify Morgan Stanley in respect of certain liabilities that might arise out of our engagement.

Subject to the terms of the Engagement Agreement, Morgan Stanley consents to the inclusion of the Valuation and Opinion in the Circular, with a summary thereof, in a form acceptable to Morgan Stanley, and to the filing thereof with the applicable Canadian and United States securities regulatory authorities.

CREDENTIALS OF MORGAN STANLEY

Morgan Stanley and its affiliated entities are a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services.

The Valuation and Opinion is the opinion of Morgan Stanley and its form and content has been approved by a committee of senior investment banking professionals of Morgan Stanley, each of whom is experienced in merger, acquisition, divestiture, valuation and fairness opinion matters. The Valuation and Opinion has been prepared in accordance with the Disclosure Standards for Formal Valuations and Fairness Opinions of the Investment Industry Regulatory Organization of Canada (the “Organization”) but the Organization has not been involved in the preparation or review of the Valuation and Opinion.

INDEPENDENCE OF MORGAN STANLEY

Morgan Stanley confirms that: (i) we and our affiliated entities are not an issuer insider, associated entity nor an affiliated entity of any interested party (as each such term is used in MI 61-101) in respect of the Arrangement; (ii) we and our affiliated entities are not acting as a financial advisor to any interested party in respect of the Arrangement; (iii) our compensation under the Engagement Agreement does not depend in whole or in part on the conclusions reached in the Valuation and Opinion or the outcome of the Arrangement; (iv) we and our affiliated entities will not act as manager or co-manager of any soliciting dealer group formed by any interested party in connection with the Arrangement nor will we, as a member of any such group, perform services beyond customary soliciting dealer’s functions nor will we receive more than the per security or per securityholder fee payable to other members of the group; and (v) we and our affiliated entities do not have any material financial interest in the completion of the Arrangement.

Prior to entering into the Engagement Agreement, Morgan Stanley or its affiliated entities have provided various financial advisory services to BAM and certain of its respective affiliated entities in connection with transactions unrelated to the Arrangement. The fees paid to Morgan Stanley or its affiliated entities, as applicable, in connection with the foregoing activities, together with the fees payable to Morgan Stanley pursuant to the Engagement Agreement, are not, in the aggregate, financially material to Morgan Stanley and its affiliated entities. Morgan Stanley and its affiliates act as traders and dealers, both as principals and agents, in major financial markets and, as such, may have had, and may in the future have, positions in the securities of BRP or BAM or their affiliates and, from time to time, may have executed, or may execute, transactions on behalf of such entities. As investment dealers, Morgan Stanley and its affiliates conduct research on securities and may, in the ordinary course of business, provide research reports and investment advice to their clients on investment matters, including matters with respect to the Arrangement, BRP, BAM and their respective affiliates. There are no understandings or agreements between Morgan Stanley and its affiliated entities, BRP and its associated or affiliated entities or BAM and its associated or affiliated entities with respect to future financial advisory or investment banking business. Morgan Stanley and its affiliated entities may in the future, in the ordinary course of business, perform financial advisory or investment banking services for such entities.

SCOPE OF REVIEW

In connection with the Valuation and Opinion, Morgan Stanley reviewed and relied upon (subject to the exercise of professional judgment and, except as expressly described herein, without attempting to verify independently the completeness or accuracy of) or carried out, among other things, the following:

1)	the most recent draft, dated December 23, 2014, of the Arrangement Agreement;

2)	the most recent draft, dated December 12, 2014, of the Circular;

3)	the most recent draft, dated December 23, 2014, of the plan of arrangement;

4)	interim reports, including the comparative unaudited financial statements and management’s discussion and analysis, of BRP for the three months ended March 31, 2014, three and six months ended June 30, 2014 and the three and nine months ended September 30, 2014;

5)	annual reports, comparative audited annual financial statements, management’s discussion and analysis, annual information forms and management information circulars of BRP for the fiscal years ended December 31, 2013, 2012 and 2011;

6)	quarterly earnings call transcripts for the three months ended March 31, 2014, June 30, 2014 and September 30, 2014;

7)	press releases, material change reports and other regulatory filings made by BRP during the past three years;

8)	management-prepared operating and financial projections for BRP;

9)	due diligence files contained in a data room prepared by BRP, including such items as key project level details and cash flows, key operating assumptions, and equity details, including shares, share equivalents, and options outstanding;

10)	discussions with management of BRP regarding the primary assets, operations, and businesses of BRP, and other issues deemed relevant by Morgan Stanley;

11)	due diligence sessions and calls with senior management of BRP;

12)	meetings and discussions with the Special Committee;

13)	discussions with legal counsel to the Special Committee;

14)	various research publications prepared by equity research analysts, industry sources, and credit rating agencies regarding BRP, the residential housing industry, and other public companies, as Morgan Stanley deemed relevant;

15)	public information relating to the business, operations, financial performance and stock trading history of BRP, and other selected public companies, as Morgan Stanley considered relevant;

16)	public information with respect to certain other transactions of a comparable nature, as Morgan Stanley considered relevant;

17)	in person tours of key markets and assets;

18)	a certificate addressed to Morgan Stanley, dated as of the date hereof, from two senior officers of BRP as to the completeness and accuracy of the information provided to Morgan Stanley; and

19)	such other corporate, industry and financial market information, investigations and analyses as Morgan Stanley considered necessary or appropriate in the circumstances.

Morgan Stanley has not, to the best of its knowledge, been denied access by BRP to any information requested by Morgan Stanley.

PRIOR VALUATIONS

BRP has represented to Morgan Stanley that there are no prior valuations (as defined in MI 61-101) of BRP or of its securities or material assets, which have been prepared as of a date within two years preceding the date hereof.

ASSUMPTIONS AND LIMITATIONS

The Valuation and Opinion is subject to the assumptions and limitations set out below.

With the Special Committee’s acknowledgement and agreement as provided for in the Engagement Agreement, Morgan Stanley has relied upon the accuracy, completeness and fair presentation of all data and other information obtained by it from public sources or provided to it by or on behalf of BRP, or otherwise obtained by Morgan Stanley, including the certificate identified below (collectively, the “Information”). The Valuation and Opinion is conditional upon such accuracy, completeness and fair presentation. Subject to the exercise of professional judgment and except as expressly described herein, Morgan Stanley has not attempted to verify independently the accuracy, completeness or fair presentation of any of the Information. Without limiting the generality of the foregoing, our description of BRP, and of its respective assets, businesses and operations are derived from information that we have obtained from BRP, or its respective affiliates or advisors or from publicly available sources. We have not met separately with the independent auditors of BRP in connection with preparing the Valuation and Opinion and, with the Special Committee’s permission, we have assumed the accuracy and fair presentation of, and relied upon, BRP’s audited financial statements and the reports of the auditors thereon and BRP’s interim unaudited financial statements.

With respect to the budgets, forecasts, projections and/or estimates provided to Morgan Stanley and used in its analyses, Morgan Stanley notes that projecting future results is inherently subject to uncertainty. Morgan Stanley has assumed, however, that such budgets, forecasts, projections and/or estimates were prepared using the assumptions identified therein which Morgan Stanley has been advised are (or were at the time of preparation and continue to be), in the opinion of BRP, reasonable in the circumstances and were prepared on a basis reflecting the best currently available estimates and judgments of management of BRP.

Senior officers of BRP, in their capacities as officers of BRP on behalf of BRP and not in their individual capacities, have represented to Morgan Stanley in a certificate dated the date hereof that:

(a)	BRP has no information or knowledge of any facts not specifically provided to Morgan Stanley relating to BRP, its subsidiaries (as such term is defined in the Securities Act (Ontario) (the “OSA”)), or its or their assets, liabilities, affairs, business, operations, prospects or condition (financial or otherwise) which would reasonably be expected to affect the Valuation and Opinion in any material respect;

(b)	Subject to subparagraph (d) below regarding budgets, forecasts, projections and estimates, the Information provided orally by, or in the presence of, an officer of BRP or in writing by BRP or by any of its subsidiaries to Morgan Stanley for the purpose of preparing the Valuation and Opinion is, or in the case of historical Information, was at the date of preparation, complete, true and accurate in all material respects, and does not and did not contain any untrue statement of a material fact in respect of BRP, its subsidiaries or the Arrangement and does not and did not omit to state a material fact in respect of BRP, its subsidiaries or the Arrangement necessary to make the Information or any statement therein not misleading in light of the circumstances under which the Information was provided or any such statement was made;

(c)	Since the date on which the Information was provided to Morgan Stanley, except as disclosed in writing to Morgan Stanley, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of BRP and its subsidiaries, taken as a whole, and no material change has occurred in the Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Valuation or the Opinion and there is no plan or proposal by BRP for any material change in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of BRP or any of its subsidiaries which has not been disclosed to Morgan Stanley;

(d)	With respect to any portion of the Information that constitute budgets, forecasts, projections, and/or estimates, such budgets, forecasts, projections and/or estimates: (i) were prepared using the assumptions identified therein, which in the reasonable belief of management of BRP are (or were at the time of preparation and continue to be) reasonable in the circumstances; (ii) were prepared on a basis reflecting the best currently available estimates and judgements of management of BRP as to matters covered thereby at the time thereof; (iii) reasonably present the views of management of BRP of the financial prospects and forecasted performance of BRP and its subsidiaries and are consistent, in all material respects, with the historical operating experience of BRP and its subsidiaries; and (iv) are not, in the reasonable belief of management of BRP, misleading in any material respect in light of the assumptions used or in light of any developments since the time of their preparation;

(e)	The contents of BRP’s public disclosure documents, as of their respective dates, were true and correct in all material respects and did not contain any misrepresentation (as such term is defined in the OSA), and such disclosure documents complied in all material respects with all requirements under applicable laws as of their respective dates;

(f)	To the best of such officers’ knowledge after reasonable inquiry, there are no prior valuations (as defined in MI 61-101) of BRP, or of its securities or material assets, which have been prepared as of a date within two years preceding the date of the certificate;

(g)	There have been no written, or to the best of such officers’ knowledge, verbal, offers for or proposed transactions involving all or a material part of the properties and assets owned by, or the securities of, BRP or of any of its subsidiaries and no negotiations have occurred relating to any such offers or transactions within two years preceding the date on which the proposed acquisition of the BRP Common Shares was first publicly announced by BAM which have not been disclosed to Morgan Stanley;

(h)	Other than as disclosed in the Information, neither BRP nor any of its subsidiaries has any material contingent liabilities and there are no actions, suits, claims, proceedings, investigations, or inquiries pending or, to the best of such officers’ knowledge, threatened against or affecting the Arrangement, BRP or any of its subsidiaries at law or in equity or before or by any federal, national, provincial, state, municipal or other governmental department, commission, bureau, board, agency or instrumentality which would reasonably be expected to, in any way, materially adversely affect the Arrangement or BRP and its subsidiaries, taken as a whole; and

(i)	To BRP’s knowledge, there are no agreements, undertakings, commitments or understandings (whether written or oral, formal or informal) relating to the Arrangement, except as have been disclosed to Morgan Stanley.

In preparing the Valuation and Opinion, Morgan Stanley has made several assumptions, including that the final version of the Arrangement Agreement (including the plan of arrangement attached as an appendix to the Arrangement Agreement) will conform in all material respects to the drafts provided to Morgan Stanley, and that the Arrangement will be consummated in accordance with the terms set forth in the Arrangement Agreement (including the plan of arrangement attached as an appendix to the Arrangement Agreement) without any waiver, amendment or delay of any terms or conditions. In addition, Morgan Stanley has assumed that the conditions precedent to the completion of the Arrangement can be satisfied in due course, all consents, permissions, exemptions or orders of relevant third parties or regulatory authorities will be obtained, without adverse condition or qualification, and the procedures being followed to implement the Arrangement are valid and effective. In its analysis in connection with the preparation of the Valuation and Opinion, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Morgan Stanley, BRP or BAM.

The Valuation and Opinion is conditional upon all of Morgan Stanley’s assumptions being correct and there being no “misrepresentation” (as defined in the Securities Act (Ontario)) in any Information.

Morgan Stanley is not a legal, tax or accounting expert, and Morgan Stanley expresses no opinion concerning any legal, tax or accounting matters concerning the Arrangement or the sufficiency of this Valuation and Opinion for the purposes of the Special Committee or the Board. We have relied upon, without independent verification, the assessment of the Special Committee and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of BRP’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received in the Arrangement by the holders of BRP Common Shares, taken in the aggregate.

The Valuation and Opinion has been provided for the use of the Special Committee. The Valuation and Opinion is not intended to be, and does not constitute, a recommendation to any holder of BRP Common Shares as to whether or how such holder should vote in respect of the resolution of holders of BRP Common Shares to be considered at the Special Meeting or whether to take any other action with respect to the Arrangement. The Valuation and Opinion does not address the relative merits of the Arrangement as compared to other transactions or business strategies that might be available to BRP. Morgan Stanley expresses no opinion with respect to the future trading prices of securities of BRP.

The Valuation and Opinion is rendered as of December 23, 2014 on the basis of securities markets, economic and general business and financial conditions prevailing on that date and the condition and prospects, financial and otherwise, of BRP and its subsidiaries and affiliates as they were reflected in the Information provided to Morgan Stanley. Any changes therein may affect the Valuation and Opinion and, although Morgan Stanley reserves the right to change or withdraw the Valuation and Opinion in such event, it disclaims any undertaking or obligation to advise any person of any such change that may come to its attention, or update the Valuation and Opinion after such date. In preparing the Valuation and Opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any other party with respect to the acquisition of BRP Common Shares or other securities of BRP, or any business combination or other extraordinary transaction involving BRP, nor did Morgan Stanley negotiate with any party in connection with any such transaction involving BRP.

The preparation of a valuation and fairness opinion is a complex process and is not necessarily amenable to partial analysis or summary description. Morgan Stanley believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create an incomplete view of the process underlying the Valuation and Opinion. Accordingly, the Valuation and Opinion should be read in its entirety.

OVERVIEW OF BRP

BRP is a publicly traded land development and homebuilding company. It became public on March 31, 2011 through the combination of Brookfield Homes Corporation and Brookfield Office Properties’ residential and housing division. Through these companies, BRP has been developing and building homes for over 50 years in order to become a leading North American land developer and homebuilder with operations concentrated in Canada and the United States.

BRP entitles and develops land to create master-planned communities and build and sell lots for third-party builders and its own homebuilding division. It may also design, construct and market single family and multi-family homes as well as commercial shopping centres in its own and others’ communities. BRP also participates in strategic real estate projects such as infill projects, mixed-use developments, infrastructure projects and joint ventures. It primarily focuses on the operating segments in Canada, California and Central and Eastern United States.

In each of its markets, BRP operates through local business units which are involved in all phases of the planning and building of its master-planned communities, infill projects and mixed-used developments. These operations include sourcing and evaluating land acquisitions, site planning, obtaining entitlements, developing the land, product design, construction, marketing and selling homes and homebuyer service.

The BRP Common Shares are listed on the NYSE and the TSX under the symbol “BRP”.

DEFINITION AND APPROACH TO FAIR MARKET VALUE

The Valuation is based upon techniques and assumptions that Morgan Stanley considers appropriate in the circumstances for the purposes of arriving at an opinion as to the range of fair market values of the BRP Common Shares. Morgan Stanley approached the Valuation in accordance with MI 61-101 which, in the case of a business combination such as the Arrangement, requires the valuator to make a determination as to the “fair market value” of the affected securities (i.e. the BRP Common Shares).

MI 61-101 defines “fair market value” as the monetary consideration that, in an open and unrestricted market, a prudent and informed buyer would pay a prudent and informed seller, each acting at arm’s length with the other and under no compulsion to act. In accordance with MI 61-101, Morgan Stanley has made no downward adjustment to the fair market value of the BRP Common Shares to reflect the liquidity of the BRP Common Shares, the effect of the Arrangement on the BRP Common Shares, or the fact that the BRP Common Shares held by minority shareholders do not form part of a controlling interest. Consequently, the Valuation provides a conclusion on a per BRP Common Share basis with respect to BRP’s “en bloc” value, being the price at which all of the BRP Common Shares could be sold to one or more buyers at the same time.

VALUATION APPROACH AND METHODOLOGIES

In determining the fair market value of the BRP Common Shares, Morgan Stanley relied on the comparable trading approach, the precedent transactions approach, the discounted cash flow (“DCF”) approach, and the augmented net asset value (“NAV”) approach. Finally, Morgan Stanley reviewed and considered valuation reference points such as the 52-week trading range of the BRP Common Shares, equity research analyst’s price targets of the BRP Common Shares, and equity research analyst’s NAV per share estimates.

APPLICATION OF VALUATION METHODOLOGIES TO THE BRP COMMON SHARES

Comparable Companies Analysis

Using publicly available information including equity research analyst estimates, Morgan Stanley reviewed and analyzed certain trading multiples of the following select homebuilding companies:

•	D.R. Horton
•	Lennar
•	M.D.C. Holdings
•	Meritage Homes
•	PulteGroup
•	Ryland Group
•	Standard Pacific
•	Taylor Morrison Home
•	Toll Brothers
•	TRI Pointe Homes

While Morgan Stanley did not consider any of the companies reviewed to be directly comparable to BRP, Morgan Stanley believed that they shared certain business, financial, and/or operational characteristics to those of BRP and used its professional judgment in selecting the most appropriate trading multiples. Morgan Stanley considered earnings per share (“EPS”) multiples for 2015E and 2016E, price to book value, and earnings before taxes, interest expense, depreciation, and amortization (“EBITDA”) multiples for 2015E and 2016E for select homebuilding companies to be the most appropriate trading metrics for BRP. As summarized below, Morgan Stanley selected the following multiple ranges for BRP. These ranges reflect the ranges of select homebuilding companies adjusted for the unique nature of BRP’s operations.

Range of Comparable Companies
	P / EPS		Aggregate Value / EBITDA
	2015E	2016E	2015E	2016E	Price / Book Value
Low	9.1x	8.0x	7.6x	6.7x	1.0x
High	16.4x	12.9x	12.7x	10.0x	2.2x

Implied Valuation – Comparable Companies Approach
	Selected Range of Multiples		Implied Share Price
	Low	High	Low	High
P / 2015 EPS	10.5x	14.5x	$18.21	$25.14
P / 2016 EPS	8.5x	12.5x	$19.08	$28.05
P / BV	1.4x	2.1x	$17.72	$26.57
Aggregate Value / 2015 EBITDA	8.5x	10.5x	$17.54	$24.32
Aggregate Value / 2016 EBITDA	7.3x	9.3x	$20.06	$28.70
Overall Range -Median Low to Median High			$18.21	$26.57

Precedent Transactions Analysis

Morgan Stanley reviewed the purchase prices paid in select precedent transactions involving residential homebuilding and land heavy companies over the last fourteen years. Based on publicly available information, Morgan Stanley identified and reviewed 7 publicly announced transactions since 2000 involving the acquisitions or merger of public companies in the homebuilding sector with a value of greater than $250 million.

Morgan Stanley reviewed the premiums paid to the target companies’ unaffected stock prices (defined as the average ten day stock price five days prior to the earliest date of the deal announcement, announcement of a competing bid or market rumors in certain transactions, as appropriate) for the selected precedent transactions. The overall observed minimum, median, and maximum unaffected stock price premiums paid in such selected transactions were 24.8% 36.6% and 43.1%, respectively.

Precedent Transactions Analysis
		Selected Range			BRP Unaffected Share Price*	Implied Share Price
	# of Transactions	Minimum	Median	Maximum		Minimum	Median	Maximum
Premium / (Discount) to Unaffected Price	7	24.8%	36.6%	43.1%	$18.46	$23.04	$25.21	$26.42

*	Defined as the average ten day stock price five days prior to October 23, 2014, which was the last trading day immediately prior to BAM’s announcement of its proposal to acquire all of the BRP Common Shares not already owned by it.

Based on Morgan Stanley’s professional judgment, no company or transaction utilized in the precedent transaction analysis may be considered directly comparable to BRP or the Arrangement.

Discounted Cash Flow (“DCF”) Analysis

Morgan Stanley performed a DCF analysis using four year and one quarter unlevered free cash flow projections as provided by BRP management. In this approach, unlevered free cash flow projections are discounted at a specific rate to determine the present value. The present value of a terminal value, representing the value of unlevered free cash flow beyond the end of the forecast period, is added to arrive at a total aggregate value. Outstanding debt and non-controlling interest is subtracted and outstanding cash is added to arrive at an equity value. The equity value is then divided by the fully diluted share count, in order to arrive at an implied price per share.

Morgan Stanley calculated a range of terminal values by applying a range of EBITDA multiples to the terminal year’s estimated EBITDA as provided by BRP management. An EBITDA multiple range of 6.0x to 8.0x was selected based on Morgan Stanley’s professional judgment, which included an analysis of the EBITDA multiples of other comparable companies, both at present and historically. Morgan Stanley then discounted the resulting terminal value, along with the unlevered free cash flows over the four year and one quarter forecast period, to present value using a weighted average cost of capital (“WACC”) rate ranging from 7.0% to 8.4%.

The above analysis yielded an implied equity value of $22.34 per BRP Common Share to $31.41 per BRP Common Share.

Augmented Net Asset Value Analysis

The augmented NAV methodology ascribes a separate value for each category of asset and liability, utilizing the methodology appropriate in each case based on the unique characteristics of each asset. The sum of total assets less total liabilities yields the augmented NAV. In preparing BRP’s augmented NAV analysis, Morgan Stanley relied on financial projections as prepared by BRP management.

The key components of BRP’s augmented NAV are as follows:

•	Land and housing assets
•	Incremental homebuilder value
•	Cash and net other assets
•	Unsecured notes, other financing, other interests in consolidated subsidiaries and mark-to-market on unsecured notes

Land and Housing Assets

Land and housing assets include land under development, land held for future development, housing assets, and investments in unconsolidated entities located in the U.S. and Canada. Based on each asset’s profile, Morgan Stanley employed a discounted cash flow (“DCF”) approach with different discount rates. In this approach, unlevered free cash flows over a specific forecast period are discounted at a specific rate to determine the present value of the unlevered free cash flows.

For those assets with respect to which Morgan Stanley employed a DCF approach, Morgan Stanley relied upon BRP’s proportionate share of cash flow projections prepared by BRP management. Morgan Stanley applied a project-by-project discount rate utilizing a bucketing approach whereby a discount rate was assigned to a project based upon the time needed to complete the project, the current status of entitlement, and market housing and economic fundamentals. As a result, the range of market discount rates ranged from 6% to 23% with a weighted average of 10%. Morgan Stanley then selected a range of weighted average discount rates from 8% to 12%.

As a result of these approaches, Morgan Stanley determined the fair market value of the land and housing assets to be in the range of $3,489 million to $4,093 million.

Incremental Homebuilder Value

In order to fully capture the value of BRP’s homebuilding operations and platform, which is not reflected in the present value of future cash flows of existing assets, an incremental homebuilder valuation analysis was conducted. Since the homebuilder operations are an on-going business that continue to produce revenue beyond the forecast period, a trading multiple approach was taken for this portion of BRP’s business. The excess of the value of the homebuilder assets determined by applying a net income multiple to the net income produced by the homebuilder assets over the value ascribed to the homebuilder assets in our DCF was then added to our total assets resulting in a range between $649 million and $721 million.

Cash and Net Other Assets

Morgan Stanley included cash and cash equivalents as stated in BRP’s third-quarter 2014 financial statements. Morgan Stanley also included accounts receivable, deferred tax assets, and other assets, deposits, accounts payable, and accrued liabilities as stated in BRP’s third-quarter 2014 financial statements. As a result, Morgan Stanley determined cash and net other assets to be $211 million.

Unsecured Bonds, Other Financings, Other Interest in Consolidated Subsidiaries and Mark-to-Market

Total outstanding unsecured notes as stated in BRP’s third-quarter 2014 financial statements was $1,100 million, other financings was $258 million, and other interests in consolidated subsidiaries was $17 million. Based upon Morgan Stanley’s analysis of the current trading levels of the outstanding unsecured notes, the mark-to-market on BRP’s unsecured notes was estimated to be $35 million.

As a result, Morgan Stanley determined the fair market value of the unsecured notes, other financings, other interest in consolidated subsidiaries, and mark-to-market of select securities to be $1,410 million.

Income Taxes

The value of the land and housing assets above the book value of these assets was assumed to be a taxable gain. This gain was taxed at a blend of the U.S. and Canadian tax rates and resulted in a value of $255 million to $458 million which we subtracted from our augmented net asset value.

Total Shares Outstanding

As of November 4, 2014, 115 million BRP Common Shares were issued and outstanding. As of December 22, 2014, total shares outstanding on a fully diluted gross basis including in-the-money options and escrowed shares not owned by BRP totaled 118 million.

Augmented Net Asset Value – Conclusion

Based on the foregoing, by subtracting the sum of BRP’s total liabilities from the sum of its total assets, Morgan Stanley has determined a range of $22.74 per BRP Common Share to $26.75 per BRP Common Share under the augmented NAV analysis.

Valuation Reference Points

Morgan Stanley also reviewed and took into consideration other valuation reference points in determining the fair market value of the BRP Common Shares.

Historical Trading Analysis

Morgan Stanley reviewed historical trading prices and volumes for the BRP Common Shares on both the NYSE and the TSX for the last twelve months ended October 22, 2014, or the last trading day immediately prior to BAM’s announcement of its proposal to acquire all of the BRP Common Shares not already owned by it. Morgan Stanley aggregated the trading volumes on both the NYSE and the TSX. Cumulative trading volume over the last twelve months on both the NYSE and the TSX was 34.5 million shares, representing 105.4% of the public float. Morgan Stanley also examined the volume weighted average price (“VWAP”) over this time period. Over the last twelve months ended October 22, 2014, the VWAP on the NYSE was $20.76, and over the last 30-trading days ended October 22, 2014, the VWAP was $19.28. As of December 22, 2014, the trading price of the BRP Common Shares was $23.00 on the NYSE.

Research Analysts Price Target and NAV Estimate

Morgan Stanley reviewed public market trading price targets and estimated NAV per share for the BRP Common Shares. Equity research analyst price targets reflect each analyst’s estimate of the future public market trading price of the BRP Common Shares at the time the price target is published. The NAV per share estimate represents an equity research analyst’s estimate of the intrinsic value of BRP’s net assets on a per share basis.

Morgan Stanley specifically reviewed the one available research analyst price target and the one available research analyst NAV per share estimate immediately prior to and following BAM’s announcement on October 23, 2014 of its proposal to acquire all of the BRP Common Shares not already owned by it. For the date immediately prior to BAM’s announcement of its proposal to acquire all of the BRP Common Shares not already owned by it, Morgan Stanley used October 22, 2014, and for the date following BAM’s announcement of its proposal to acquire all of the BRP Common Shares not already owned by it, Morgan Stanley used October 23, 2014.

BRP Research Views $
	Before Proposal 23-Oct	After Proposal 23-Oct
Price Target	$22.00	$24.00
NAV per Share Estimate	$24.75	$24.90

Distinctive Material Benefits to BAM and its Affiliates

Morgan Stanley considered whether any distinctive material benefits would accrue to BAM and its affiliates as a consequence of the completion of the Arrangement, but had insufficient information to quantify any benefits to BAM and did not include such benefits in its determination of the fair market value of the Common Shares.

Fair Market Value of the BRP Common Shares

Based upon and subject to the foregoing, in addition to other factors that it considered relevant, Morgan Stanley is of the opinion that, as of December 23, 2014, the fair market value of the BRP Common Shares is in the range of $22.00 per BRP Common Share to $27.00 per BRP Common Share.

Fairness Opinion

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received pursuant to the Arrangement by the holders of BRP Common Shares other than BAM and its affiliates is fair from a financial point of view to such holders.

Yours very truly,

(signed) Morgan Stanley Canada Limited

APPENDIX “E”

COURT MATERIALS

Court File No.: CV-15-10822-00CL

ONTARIO SUPERIOR COURT OF JUSTICE (COMMERCIAL LIST)

THE HONOURABLE MR.	) FRIDAY, THE 9TH
)
JUSTICE NEWBOULD	) DAY OF JANUARY, 2015

IN THE MATTER OF AN APPLICATION UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT, R.S.O. 1990, c. B.16, AS AMENDED, AND RULES 14.05(2) AND 14.05(3) OF THE RULES OF CIVIL PROCEDURE

AND IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING BROOKFIELD RESIDENTIAL PROPERTIES INC., ITS SECURITYHOLDERS, 1927726 ONTARIO INC. AND BROOKFIELD ASSET MANAGEMENT INC.

BROOKFIELD RESIDENTIAL PROPERTIES INC.

Applicant

INTERIM ORDER

(January 9, 2015)

THIS MOTION made by the Applicant, Brookfield Residential Properties Inc. (“Brookfield Residential”), for an interim order for advice and directions pursuant to section 182 of the Business Corporations Act, R.S.O. 1990, c. B.16, as amended (the “OBCA”), was heard this day at 330 University Avenue, Toronto, Ontario.

ON READING the Notice of Motion, the Notice of Application issued on January 5, 2015 and the affidavit of Shane D. Pearson sworn January 6, 2015 (the “Pearson Affidavit”), including the Plan of Arrangement, which is attached as Schedule B to the Arrangement

Agreement made as of December 23, 2014 (the “Arrangement Agreement”), which is attached as Appendix “C” to the draft management information circular (the “Circular”) of Brookfield Residential, which is itself attached as Exhibit “A” to the Pearson Affidavit, and on hearing the submissions of counsel for Brookfield Residential and counsel for 1927726 Ontario Inc. (the “Purchaser”) and Brookfield Asset Management Inc. (“Brookfield Asset Management”).

Definitions

1.	THIS COURT ORDERS that all definitions used in this Interim Order shall have the meaning ascribed thereto in the Circular or otherwise as specifically defined herein.

The Meeting

2.	THIS COURT ORDERS that Brookfield Residential is permitted to call, hold and conduct a special meeting (the “Meeting”) of holders (the “Shareholders”) of common shares in the capital of Brookfield Residential (the “Common Shares”), to be held at the Hockey Hall of Fame, 30 Yonge Street, Toronto, Ontario, on March 10, 2015 at 10:00 a.m. (Toronto time) in order for the Shareholders to, among other things, consider and, if determined advisable, pass a special resolution authorizing, adopting and approving, with or without variation, the Arrangement and the Plan of Arrangement (collectively, the “Arrangement Resolution”).

3.	THIS COURT ORDERS that the Meeting shall be called, held and conducted in accordance with the OBCA, the notice of special meeting of Shareholders, which accompanies the Circular (the “Notice of Meeting”), and the articles and by-laws of Brookfield Residential, subject to what may be provided hereafter and subject to further order of this Honourable Court.

4.	THIS COURT ORDERS that the record date (the “Record Date”) for determination of the Shareholders entitled to notice of, and to vote at, the Meeting shall be January 12, 2015 at 5:00 p.m. (Toronto Time).

5.	THIS COURT ORDERS that the only persons entitled to attend or speak at the Meeting shall be:

(a)	the Shareholders or their respective proxyholders;

(b)	the officers, directors, auditors and advisors of Brookfield Residential;

(c)	the representatives and advisors of the Purchaser and Brookfield Asset Management; and

(d)	other persons who may receive the permission of the Chair of the Meeting.

6.	THIS COURT ORDERS that Brookfield Residential may transact such other business at the Meeting as is contemplated in the Circular, or as may otherwise be properly before the Meeting.

Quorum

7.	THIS COURT ORDERS that the Chair of the Meeting shall be determined by Brookfield Residential and that the quorum at the Meeting shall be at least two persons who are, or who represent by proxy, Shareholders that together hold in the aggregate not less than 10% of the outstanding Common Shares.

Amendments to the Arrangement and Plan of Arrangement

8.	THIS COURT ORDERS that Brookfield Residential is authorized to make, subject to the terms of the Arrangement Agreement, and paragraph 9, below, such amendments, modifications or supplements to the Arrangement and the Plan of Arrangement as it may determine without any additional notice to the Shareholders, or others entitled to receive notice under paragraphs 12 and 13 hereof and the Arrangement and Plan of Arrangement, as so amended, modified or supplemented shall be the Arrangement and Plan of Arrangement to be submitted to the Shareholders at the Meeting and shall be the subject of the Arrangement Resolution. Amendments, modifications or supplements may be made following the Meeting, but shall be subject to review and, if appropriate, further direction by this Honourable Court at the hearing for the final approval of the Arrangement.

9.	THIS COURT ORDERS that, if any amendments, modifications or supplements to the Arrangement or Plan of Arrangement as referred to in paragraph 8, above, would, if disclosed, reasonably be expected to affect a Shareholder’s decision to vote for or against the Arrangement Resolution, notice of such amendment, modification or supplement shall be distributed, subject to further order of this Honourable Court, by press release, newspaper advertisement, prepaid ordinary mail, or by the method most reasonably practicable in the circumstances, as Brookfield Residential may determine.

Amendments to the Circular

10.	THIS COURT ORDERS that Brookfield Residential is authorized to make such amendments, revisions and/or supplements to the draft Circular as it may determine and the Circular, as so amended, revised and/or supplemented, shall be the Circular to be distributed in accordance with paragraphs 12 and 13.

Adjournments and Postponements

11.	THIS COURT ORDERS that Brookfield Residential, if it deems advisable and subject to the terms of the Arrangement Agreement, is specifically authorized to adjourn or postpone the Meeting on one or more occasions, without the necessity of first convening the Meeting or first obtaining any vote of the Shareholders respecting the adjournment or postponement, and notice of any such adjournment or postponement shall be given by such method as Brookfield Residential may determine is appropriate in the circumstances. The Record Date will not change as a result of any adjournments or postponements of the Meeting. This provision shall not limit the authority of the Chair of the Meeting in respect of adjournments and postponements.

Notice of Meeting

12.	THIS COURT ORDERS that, in order to effect notice of the Meeting, Brookfield Residential shall send the Circular (including the Notice of Application and this Interim Order), the Notice of Meeting, the form of proxy and the letter of transmittal, along with such amendments or additional documents as Brookfield Residential may determine are necessary or desirable and are not inconsistent with the terms of this Interim Order (collectively, the “Meeting Materials”), to the following:

(a)	the registered Shareholders as at 5:00 p.m. (Toronto time) on the Record Date, at least twenty-one (21) days prior to the date of the Meeting, excluding the date of sending and the date of the Meeting, by one or more of the following methods:

(i)	by pre-paid ordinary or first class mail at the addresses of the registered Shareholders as they appear on the books and records of Brookfield Residential, or its registrar and transfer agent, at 5:00 p.m. (Toronto time) on the Record Date and if no address is shown therein, then the last address of the person known to the Secretary of Brookfield Residential;

(ii)	by delivery, in person or by recognized courier service or inter-office mail, to the address specified in (i) above; or

(iii)	by facsimile or electronic transmission to any registered Shareholder, who is identified to the satisfaction of Brookfield Residential, who requests such transmission in writing and, if required by Brookfield Residential, who is prepared to pay the charges for such transmission;

(b)	the non-registered Shareholders by providing sufficient copies of the Meeting Materials to intermediaries and registered nominees in a timely manner, in accordance with National Instrument 54-101 of the Canadian Securities Administrators; and

(c)	the directors and auditor of Brookfield Residential by delivery in person, by recognized courier service, by pre-paid ordinary or first class mail or, with the consent of the person, by facsimile or electronic transmission, at least twenty-one (21) days prior to the date of the Meeting, excluding the date of sending and the date of the Meeting;

and that compliance with this paragraph shall constitute sufficient notice of the Meeting.

13.	THIS COURT ORDERS that, in the event that Brookfield Residential elects to distribute the Meeting Materials, Brookfield Residential is hereby directed to distribute the Circular (including the Notice of Application and this Interim Order), and any other communications or documents determined by Brookfield Residential to be necessary or desirable (collectively, the “Court Materials”) to:

(i)	the holders of restricted shares (the “Restricted Shares”) granted under Brookfield Residential’s restricted stock plan;

(ii)	the holders of deferred share units (the “DSUs”) issued under Brookfield Residential’s deferred share unit plan;

(iii)	the holders of restricted share units (the “RSUs”) issued under Brookfield Residential’s restricted share unit plan;

(iv)	the holders of outstanding options to purchase Common Shares (the “Options”) issued pursuant to Brookfield Residential’s stock option plan; and

(v)	Alan Norris as the holder of common shares of BRP Holdings Corp. held pursuant to the BRP Holdings Corp. Shareholders’ Agreement, dated June 23, 2011 between BRP Holding Corp. and Brookfield Residential (the “Escrowed Shares”),

by any method permitted for notice to Shareholders as set forth in paragraphs 12(a) or 12(b), above, concurrently with the distribution described in paragraph 12 of this Interim Order. Distribution to such persons receiving the Court Materials shall be to their addresses as they appear on the books and records of Brookfield Residential or its registrar and transfer agent as at 5:00 p.m. (Toronto time) on the Record Date.

14.	THIS COURT ORDERS that accidental failure or omission by Brookfield Residential to give notice of the Meeting or to distribute the Meeting Materials or Court Materials to any person entitled by this Interim Order to receive notice, or any failure or omission to give such notice as a result of events beyond the reasonable control of Brookfield Residential, or the non-receipt of such notice shall, subject to further order of this Honourable Court, not constitute a breach of this Interim Order nor shall it invalidate any resolution passed or proceedings taken at the Meeting. If any such failure or omission is brought to the attention of Brookfield Residential, it shall use its best efforts to rectify it by the method and in the time most reasonably practicable in the circumstances.

15.	THIS COURT ORDERS that Brookfield Residential is hereby authorized to make such amendments, revisions or supplements to the Meeting Materials and Court Materials (including, for greater certainty, the Circular) as Brookfield Residential may determine in accordance with the terms of the Arrangement Agreement (“Additional Information”), and that notice of such Additional Information may, subject to paragraph 9, above, be distributed by press release, newspaper advertisement, pre-paid ordinary mail, or by the method most reasonably practicable in the circumstances, as Brookfield Residential may determine.

16.

THIS COURT ORDERS that distribution of the Meeting Materials and Court Materials pursuant to paragraphs 12 and 13 of this Interim Order shall constitute notice of the Meeting and good and sufficient service of the within Application upon the persons described in paragraphs 12 and 13 and that those persons are bound by any orders made on the within Application. Further, no other form of service of the Meeting Materials or the Court Materials, or any portion thereof need be made, or notice given or other material served in respect of these proceedings and/or the Meeting to such persons or to any other persons, except to the extent required by paragraph 9, above.

Solicitation and Revocation of Proxies

17.	THIS COURT ORDERS that Brookfield Residential is authorized to use the letter of transmittal and the form of proxy substantially in the form of the drafts accompanying the Circular, with such amendments and additional information as Brookfield Residential may determine are necessary or desirable, subject to the terms of the Arrangement Agreement. Brookfield Residential is authorized, at its expense or the expense of Brookfield Asset Management, to solicit proxies, directly or through its officers, directors or employees, and through such agents or representatives as it may retain for that purpose, and by mail or such other forms of personal or electronic communication as it may determine. Brookfield Residential may waive generally, in its discretion, the time limits set out in the Circular for the deposit or revocation of proxies by Shareholders, if Brookfield Residential deems it advisable to do so.

18.	THIS COURT ORDERS that Shareholders shall be entitled to revoke their proxies in accordance with section 110(4) of the OBCA (except as the procedures of that section are varied by this paragraph) provided that any instruments in writing delivered pursuant to section 110(4)(a) of the OBCA: (a) may be deposited at the registered office of Brookfield Residential or with the transfer agent of Brookfield Residential as set out in the Circular; and (b) any such instruments must be received by Brookfield Residential or its transfer agent not later than 5:00 p.m. (Toronto time) on the business day immediately preceding the Meeting (or any adjournment or postponement thereof).

Voting

19.	THIS COURT ORDERS that the only persons entitled to vote in person or by proxy on the Arrangement Resolution, or such other business as may be properly brought before the Meeting, shall be those Shareholders of record at 5:00 p.m. (Toronto time) on the Record Date. Illegible votes, spoiled votes, defective votes and abstentions shall be deemed to be votes not cast. Proxies that are properly signed and dated but which do not contain voting instructions shall be voted in favour of the Arrangement Resolution.

20.	THIS COURT ORDERS that votes shall be taken at the Meeting on the basis of one vote per Common Share and that in order for the Plan of Arrangement to be implemented, subject to further Order of this Honourable Court, the Arrangement Resolution must be passed, with or without variation, at the Meeting by:

(a)	an affirmative vote of at least two-thirds (66 2/3%) of the votes cast in respect of the Arrangement Resolution by Shareholders present in person or represented by proxy at the Meeting; and

(b)	a simple majority of the votes cast in respect of the Arrangement Resolution by Shareholders, other than Shareholders whose votes are required to be excluded for the purposes of “minority approval” under Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions in the context of a “business combination”.

Such votes shall be sufficient to authorize Brookfield Residential to do all such acts and things as may be necessary or desirable to give effect to the Arrangement and the Plan of Arrangement on a basis consistent with what is provided for in the Circular without the necessity of any further approval by the Shareholders, subject only to final approval of the Arrangement by this Honourable Court.

21.	THIS COURT ORDERS that in respect of matters properly brought before the Meeting pertaining to items of business affecting Brookfield Residential (other than in respect of the Arrangement Resolution), each Shareholder is entitled to one vote for each Common Share held.

Dissent Rights

22.	THIS COURT ORDERS that each registered Shareholder shall be entitled to exercise Dissent Rights in connection with the Arrangement Resolution in accordance with section 185 of the OBCA (except as the procedures of that section are varied by this Interim Order and the Plan of Arrangement) provided that, notwithstanding subsection 185(6) of the OBCA, any Shareholder who wishes to dissent must, as a condition precedent thereto, provide written objection to the Arrangement Resolution to Brookfield Residential in the form required by section 185 of the OBCA and the Arrangement Agreement, which written objection must be received by Brookfield Residential not later than 5:00 p.m. (Toronto time) on the business day that is two (2) business days immediately preceding the Meeting (or any adjournment or postponement thereof), and must otherwise strictly comply with the requirements of the OBCA. For purposes of these proceedings, the “court” referred to in section 185 of the OBCA means this Honourable Court.

23.	THIS COURT ORDERS that any registered Shareholder who duly exercises such Dissent Rights set out in paragraph 22 above and who:

(a)	is ultimately determined by this Honourable Court to be entitled to be paid fair value for his, her or its Common Shares, shall be deemed to have transferred those Common Shares as of the Effective Time, without any further act or formality and free and clear of all liens, claims, encumbrances, charges, adverse interests or security interests to Brookfield Residential for cancellation in consideration for a payment of cash from Brookfield Residential equal to such fair value; or

(b)	is for any reason ultimately determined by this Honourable Court not to be entitled to be paid fair value for his, her or its Common Shares pursuant to the exercise of the Dissent Right, shall be deemed to have participated in the Arrangement on the same basis and at the same time as any non-dissenting Shareholder;

but in no case shall Brookfield Residential or any other person be required to recognize such Shareholders as holders of Common Shares at or after the Effective Date and the names of such Shareholders shall be deleted from Brookfield Residential’s register of holders of Common Shares at that time.

Hearing of Application for Approval of the Arrangement

24.	THIS COURT ORDERS that upon approval by the Shareholders of the Plan of Arrangement in the manner set forth in this Interim Order, Brookfield Residential may apply to this Honourable Court for final approval of the Arrangement.

25.	THIS COURT ORDERS that distribution of the Notice of Application and the Interim Order, when sent in accordance with paragraphs 12 and 13, shall constitute good and sufficient service of the Notice of Application and this Interim Order and no other form of service need be effected and no other material need be served unless a Notice of Appearance is served in accordance with paragraph 26.

26.	THIS COURT ORDERS that any Notice of Appearance served in response to the Notice of Application shall be served on the solicitors for Brookfield Residential and the Purchaser and Brookfield Asset Management as soon as reasonably practicable, and, in any event, no less than three (3) business days before the hearing of this Application at the following addresses:

GOODMANS LLP

Barristers & Solicitors

333 Bay Street, Suite 3400

Toronto, Ontario M5H 2S7

Tom Friedland / Peter Kolla

Tel: (416) 979-2211

Fax: (416) 979-1234

Email: tfriedland@goodmans.ca / pkolla@goodmans.ca

Lawyers for the Applicant

TORYS LLP

Barristers & Solicitors

79 Wellington St. W., 30th Floor

Box 270, TD South Tower

Toronto, Ontario M5K 1N2

Andrew Gray

Tel: (416) 865-7630

Fax: (416) 865-7380

Email: agray@torys.com

Lawyers for the Purchaser and Brookfield Asset Management

27.	THIS COURT ORDERS that, subject to further order of this Honourable Court, the only persons entitled to appear and be heard at the hearing of the within application shall be:

(i)	Brookfield Residential;

(ii)	the Purchaser and Brookfield Asset Management; and

(iii)	any person who has filed a Notice of Appearance herein in accordance with the Notice of Application, this Interim Order and the Rules of Civil Procedure.

28.	THIS COURT ORDERS that any materials to be filed by Brookfield Residential in support of the within Application for final approval of the Arrangement may be filed up to one day prior to the hearing of the Application without further order of this Honourable Court.

29.	THIS COURT ORDERS that in the event the within Application for final approval does not proceed on the date set forth in the Notice of Application, and is adjourned, only those persons who served and filed a Notice of Appearance in accordance with paragraph 26 shall be entitled to be given notice of the adjourned date.

Precedence

30.	THIS COURT ORDERS that, to the extent of any inconsistency or discrepancy between this Interim Order and the terms of any instrument creating, governing or collateral to the Common Shares, DSUs, RSUs, Restricted Shares, Options, or Escrowed Shares or the articles or by-laws of Brookfield Residential, this Interim Order shall govern.

Extra-Territorial Assistance

31.	THIS COURT seeks and requests the aid and recognition of any court or any judicial, regulatory or administrative body in any province of Canada and any judicial, regulatory or administrative tribunal or other court constituted pursuant to the Parliament of Canada or the legislature of any province and any court or any judicial, regulatory or administrative body of the United States or other country to act in aid of and to assist this Honourable Court in carrying out the terms of this Interim Order.

Variance

32.	THIS COURT ORDERS that Brookfield Properties shall be entitled to seek leave to vary this Interim Order upon such terms and upon the giving of such notice as this Honourable Court may direct.

IN THE MATTER OF AN APPLICATION UNDER SECTION 182, BUSINESS CORPORATIONS ACT, R.S.O. 1990, c. B.16, AS AMENDED	Court File No.: CV-15-10822-00CL

BROOKFIELD RESIDENTIAL PROPERTIES INC.
Applicant

ONTARIO

SUPERIOR COURT OF JUSTICE

(COMMERCIAL LIST)

Proceeding commenced at Toronto

INTERIM ORDER

(January 9, 2015)

GOODMANS LLP

Barristers & Solicitors

333 Bay Street, Suite 3400

Toronto, Ontario M5H 2S7

Tom Friedland LSUC#: 31848L

Peter Kolla LSUC#: 54608K

Tel: (416) 979-2211

Fax: (416) 979-1234

Lawyers for the Applicant,

Brookfield Residential Properties Inc.

6407287

Court File No.: CV-15-10822-00CL

ONTARIO

SUPERIOR COURT OF JUSTICE

(COMMERCIAL LIST)

IN THE MATTER OF AN APPLICATION UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT, R.S.O. 1990, c. B.16, AS AMENDED, AND RULES 14.05(2) AND 14.05(3) OF THE RULES OF CIVIL PROCEDURE

AND IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING BROOKFIELD RESIDENTIAL PROPERTIES INC., ITS SECURITYHOLDERS, 1927726 ONTARIO INC. AND BROOKFIELD ASSET MANAGEMENT INC.

BROOKFIELD RESIDENTIAL PROPERTIES INC. Applicant NOTICE OF APPLICATION

TO THE RESPONDENTS:

A LEGAL PROCEEDING HAS BEEN COMMENCED by the Applicant. The claim made by the Applicant appears on the following page.

THIS APPLICATION will come on for a hearing before a Judge presiding over the Commercial List on March 12, 2015 at 10:00 a.m., or as soon after that time as the application may be heard, at 330 University Avenue, Toronto, Ontario.

IF YOU WISH TO OPPOSE THIS APPLICATION, to receive notice of any step in the application or to be served with any documents in the application, you or an Ontario lawyer acting for you must forthwith prepare a notice of appearance in Form 38A prescribed by the Rules of Civil Procedure, serve it on the Applicant’s lawyer or, where the Applicant does not have a lawyer, serve it on the Applicant, and file it, with proof of service, in this court office, and you or your lawyer must appear at the hearing.

IF YOU WISH TO PRESENT AFFIDAVIT OR OTHER DOCUMENTARY EVIDENCE TO THE COURT OR TO EXAMINE OR CROSS-EXAMINE WITNESSES ON THE APPLICATION, you or your lawyer must, in addition to serving your notice of appearance, serve a copy of the evidence on the Applicant’s lawyer or, where the Applicant does not have a lawyer, serve it on the Applicant, and file it, with proof of service, in the court office where the application is to be heard as soon as possible, but at least four days before the hearing.

IF YOU FAIL TO APPEAR AT THE HEARING, JUDGMENT MAY BE GIVEN IN YOUR ABSENCE AND WITHOUT FURTHER NOTICE TO YOU. IF YOU WISH TO OPPOSE THIS APPLICATION BUT ARE UNABLE TO PAY LEGAL FEES, LEGAL AID MAY BE AVAILABLE TO YOU BY CONTACTING A LOCAL LEGAL AID OFFICE.

Date January 5, 2015	Issued by	/s/ Giuseppe Dipietro
Local registrar
Giuseppe Dipietro

	Address of court office	330 University Avenue, 7th floor Toronto, Ontario M5G 1E6

TO:	ALL HOLDERS OF COMMON SHARES OF BROOKFIELD RESIDENTIAL PROPERTIES INC., AS AT JANUARY 12, 2015

AND TO:	ALL HOLDERS OF DEFERRED SHARE UNITS OF BROOKFIELD RESIDENTIAL PROPERTIES INC., AS AT JANUARY 12, 2015

AND TO:	ALL HOLDERS OF RESTRICTED SHARE UNITS OF BROOKFIELD RESIDENTIAL PROPERTIES INC., AS AT JANUARY 12, 2015

AND TO:	ALL HOLDERS OF OPTIONS OF BROOKFIELD RESIDENTIAL PROPERTIES INC., AS AT JANUARY 12, 2015

AND TO:	ALAN NORRIS AS THE HOLDER OF COMMON SHARES OF BRP HOLDINGS CORP. HELD PURSUANT TO THE BRP HOLDINGS CORP. SHAREHOLDERS’ AGREEMENT, DATED JUNE 23, 2011, AS AT JANUARY 12, 2015

AND TO:	DELOITTE LLP
700 – 850 2nd Street SW
Calgary, Alberta T2P 0R8

Attn: Don Newell

Auditor to Brookfield Residential Properties Inc.

AND TO:	TORYS LLP

79 Wellington St. W., 30th Floor
Box 270, TD South Tower
Toronto, Ontario M5K 1N2

Attn: Andrew Gray

Lawyers for Brookfield Asset Management Inc. and 1927726 Ontario Inc.

APPLICATION

1. THE APPLICANT MAKES APPLICATION FOR:

a)	an interim Order for advice and directions pursuant to section 182(5) of the Business Corporations Act, R.S.O. 1990, c. B.16, as amended (the “OBCA”) with respect to a proposed arrangement (the “Arrangement”) involving Brookfield Residential Properties Inc. (“Brookfield Residential”), its securityholders, 1927726 Ontario Inc. (the “Purchaser”) and Brookfield Asset Management Inc. (“Brookfield Asset Management”);

b)	a final Order approving the Arrangement pursuant to section 182(3) of the OBCA; and

c)	such further and other relief as this Honourable Court may deem just.

2. THE GROUNDS FOR THE APPLICATION ARE:

a)	Brookfield Residential is a corporation incorporated under the laws of the Province of Ontario. Brookfield Residential is a North American land developer and homebuilder with operations in eleven major markets. The common shares of Brookfield Residential (the “Common Shares”), are co-listed on the NYSE and TSX under the symbol “BRP”;

b)	Brookfield Asset Management is a corporation amalgamated under the laws of the Province of Ontario. Brookfield Asset Management is a global alternative asset manager with approximately US$200 billion in assets under management. For more than 100 years Brookfield Asset Management has owned and operated assets on behalf of shareholders and clients with a focus on property, renewable energy, infrastructure and private equity. Its Class A Limited Voting Shares are co-listed on the NYSE under the symbol “BAM”, the TSX under the symbol “BAM.A” and the NYSE Euronext under the symbol “BAMA”. Brookfield Asset Management is considered to be an affiliate of Brookfield Residential as it directly or indirectly controls 69.4% of the issued and outstanding Common Shares;

c)	the Purchaser is a private corporation incorporated under the laws of the Province of Ontario. It is a wholly owned subsidiary of Brookfield Asset Management. The Purchaser was incorporated for the sole purpose of acquiring the Common Shares pursuant to the Arrangement;

d)	pursuant to the Arrangement, among other things, the Purchaser will acquire all of the issued and outstanding Common Shares of Brookfield Residential not already owned by Brookfield Asset Management and its affiliates. Under the Arrangement, holders (the “Shareholders”) of Common Shares (other than Shareholders who have properly dissented in respect of the Arrangement Resolution (the “Dissenting Shareholders”)) will receive US$24.25 in cash (the “Consideration”) for each Common Share of Brookfield Residential held;

e)	the Arrangement is an “arrangement” within the meaning of subsection 182(1) of the OBCA;

f)	subject to the approval of the Arrangement Resolution by the required vote at the special meeting (the “Meeting”) of Shareholders, the vesting of all unvested restricted share units (“RSUs”), restricted shares (the “Restricted Shares”), and the common shares of BRP Holdings Corp. held by Alan Norris pursuant to the BRP Holdings Corp. Shareholders’ Agreement, dated June 23, 2011 (the “Escrowed Shares”) will be accelerated so that the holders thereof, who are officers and employees of Brookfield Residential, can participate in the transactions contemplated by the Arrangement and receive the Consideration. Upon vesting, the RSUs are convertible into Common Shares, the Restricted Shares have the restrictions upon them removed and are treated as all other Common Shares, and the Escrowed Shares are exchangeable into Common Shares;

g)	subject to the approval of the Arrangement Resolution by the required vote at the Meeting, the vesting of all unvested outstanding options to purchase Common Shares (the “Options”) will be accelerated;

h)	all statutory requirements under the OBCA and any interim Order have been or will be satisfied by the return date of this Application;

i)	the Arrangement is procedurally and substantively fair and reasonable overall;

j)	section 182 of the OBCA;

k)	certain securityholders are resident outside of Ontario and will be served at their addresses as they appear on the books and records of Brookfield Residential as at January 12, 2015, pursuant to rule 17.02(n) of the Rules of Civil Procedure and the terms of any interim Order for advice and directions granted by this Honourable Court;

1)	rules 14.05(2), 14.05(3) and 38 of the Rules of Civil Procedure; and

m)	such further and other grounds as counsel may advise and this Honourable Court may permit.

3. THE FOLLOWING DOCUMENTARY EVIDENCE WILL BE USED AT THE HEARING OF THE APPLICATION:

a)	such interim Order as may be granted by this Honourable Court;

b)	an Affidavit to be sworn on behalf of Brookfield Residential, describing the Arrangement and outlining the basis for an interim Order for advice and directions, with exhibits thereto;

c)	a further Affidavit(s) to be sworn on behalf of Brookfield Residential, reporting as to compliance with any interim Order and the results of any meeting conducted pursuant to such interim Order, with exhibits thereto; and

d)	such further and other material as counsel may advise and this Honourable Court may permit.

January 5, 2015	GOODMANS LLP
Barristers & Solicitors
333 Bay Street, Suite 3400
Toronto, Ontario M5H 2S7

Tom Friedland LSUC#: 31848L
Peter Kolla LSUC#: 54608K

Tel: (416)979-2211
Fax: (416)979-1234

Lawyers for the Applicant,
Brookfield Residential Properties Inc.

IN THE MATTER OF AN APPLICATION UNDER SECTION 182, BUSINESS CORPORATIONS ACT, R.S.O. 1990, c. B.16, AS AMENDED	Court File No: CV-15-10822-00CL

BROOKFIELD RESIDENTIAL PROPERTIES INC.
Applicant

ONTARIO

SUPERIOR COURT OF JUSTICE

(COMMERCIAL LIST)

Proceeding commenced at Toronto

NOTICE OF APPLICATION

(returnable March 12, 2015)

GOODMANS LLP

Barristers & Solicitors

333 Bay Street, Suite 3400

Toronto, Ontario M5H 2S7

Tom Friedland LSUC#: 31848L

Peter Kolla LSUC#: 54608K

Tel: (416) 979-2211

Fax: (416) 979-1234

Lawyers for the Applicant,

Brookfield Residential Properties Inc.

6396520

APPENDIX “F”

SECTION 185 OF THE OBCA

Rights of dissenting shareholders

185. (1) Subject to subsection (3) and to sections 186 and 248, if a corporation resolves to,

(a)	amend its articles under section 168 to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;

(b)	amend its articles under section 168 to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;

(c)	amalgamate with another corporation under sections 175 and 176;

(d)	be continued under the laws of another jurisdiction under section 181; or

(e)	sell, lease or exchange all or substantially all its property under subsection 184 (3),

a holder of shares of any class or series entitled to vote on the resolution may dissent. R.S.O. 1990, c. B.16, s. 185 (1).

Idem

(2) If a corporation resolves to amend its articles in a manner referred to in subsection 170 (1), a holder of shares of any class or series entitled to vote on the amendment under section 168 or 170 may dissent, except in respect of an amendment referred to in,

(a)	clause 170 (1) (a), (b) or (e) where the articles provide that the holders of shares of such class or series are not entitled to dissent; or

(b)	subsection 170 (5) or (6). R.S.O. 1990, c. B.16, s. 185 (2).

One class of shares

(2.1) The right to dissent described in subsection (2) applies even if there is only one class of shares. 2006, c. 34, Sched. B, s. 35.

Exception

(3) A shareholder of a corporation incorporated before the 29th day of July, 1983 is not entitled to dissent under this section in respect of an amendment of the articles of the corporation to the extent that the amendment,

(a)	amends the express terms of any provision of the articles of the corporation to conform to the terms of the provision as deemed to be amended by section 277; or

(b)	deletes from the articles of the corporation all of the objects of the corporation set out in its articles, provided that the deletion is made by the 29th day of July, 1986. R.S.O. 1990, c. B.16, s. 185 (3).

Shareholder’s right to be paid fair value

(4) In addition to any other right the shareholder may have, but subject to subsection (30), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted. R.S.O. 1990, c. B.16, s. 185 (4).

No partial dissent

(5) A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the dissenting shareholder on behalf of any one beneficial owner and registered in the name of the dissenting shareholder. R.S.O. 1990, c. B.16, s. 185 (5).

Objection

(6) A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of the shareholder’s right to dissent. R.S.O. 1990, c. B.16, s. 185 (6).

Idem

(7) The execution or exercise of a proxy does not constitute a written objection for purposes of subsection (6). R.S.O. 1990, c. B.16, s. 185 (7).

Notice of adoption of resolution

(8) The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (6) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn the objection. R.S.O. 1990, c. B.16, s. 185 (8).

Idem

(9) A notice sent under subsection (8) shall set out the rights of the dissenting shareholder and the procedures to be followed to exercise those rights. R.S.O. 1990, c. B.16, s. 185 (9).

Demand for payment of fair value

(10) A dissenting shareholder entitled to receive notice under subsection (8) shall, within twenty days after receiving such notice, or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing,

(a)	the shareholder’s name and address;

(b)	the number and class of shares in respect of which the shareholder dissents; and

(c)	a demand for payment of the fair value of such shares. R.S.O. 1990, c. B.16, s. 185 (10).

Certificates to be sent in

(11) Not later than the thirtieth day after the sending of a notice under subsection (10), a dissenting shareholder shall send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent. R.S.O. 1990, c. B.16, s. 185 (11).

Idem

(12) A dissenting shareholder who fails to comply with subsections (6), (10) and (11) has no right to make a claim under this section. R.S.O. 1990, c. B.16, s. 185 (12).

Endorsement on certificate

(13) A corporation or its transfer agent shall endorse on any share certificate received under subsection (11) a notice that the holder is a dissenting shareholder under this section and shall return forthwith the share certificates to the dissenting shareholder. R.S.O. 1990, c. B.16, s. 185 (13).

Rights of dissenting shareholder

(14) On sending a notice under subsection (10), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares as determined under this section except where,

(a)	the dissenting shareholder withdraws notice before the corporation makes an offer under subsection (15);

(b)	the corporation fails to make an offer in accordance with subsection (15) and the dissenting shareholder withdraws notice; or

(c)	the directors revoke a resolution to amend the articles under subsection 168 (3), terminate an amalgamation agreement under subsection 176 (5) or an application for continuance under subsection 181 (5), or abandon a sale, lease or exchange under subsection 184 (8), in which case the dissenting shareholder’s rights are reinstated as of the date the dissenting shareholder sent the notice referred to in subsection (10), and the dissenting shareholder is entitled, upon presentation and surrender to the corporation or its transfer agent of any certificate representing the shares that has been endorsed in accordance with subsection (13), to be issued a new certificate representing the same number of shares as the certificate so presented, without payment of any fee. R.S.O. 1990, c. B.16, s. 185 (14).

Offer to pay

(15) A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (10), send to each dissenting shareholder who has sent such notice,

(a)	a written offer to pay for the dissenting shareholder’s shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

(b)	if subsection (30) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares. R.S.O. 1990, c. B.16, s. 185 (15).

Idem

(16) Every offer made under subsection (15) for shares of the same class or series shall be on the same terms. R.S.O. 1990, c. B.16, s. 185 (16).

Idem

(17) Subject to subsection (30), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (15) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made. R.S.O. 1990, c. B.16, s. 185 (17).

Application to court to fix fair value

(18) Where a corporation fails to make an offer under subsection (15) or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the court may allow, apply to the court to fix a fair value for the shares of any dissenting shareholder. R.S.O. 1990, c. B.16, s. 185 (18).

Idem

(19) If a corporation fails to apply to the court under subsection (18), a dissenting shareholder may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow. R.S.O. 1990, c. B.16, s. 185 (19).

Idem

(20) A dissenting shareholder is not required to give security for costs in an application made under subsection (18) or (19). R.S.O. 1990, c. B.16, s. 185 (20).

Costs

(21) If a corporation fails to comply with subsection (15), then the costs of a shareholder application under subsection (19) are to be borne by the corporation unless the court otherwise orders. R.S.O. 1990, c. B.16, s. 185 (21).

Notice to shareholders

(22) Before making application to the court under subsection (18) or not later than seven days after receiving notice of an application to the court under subsection (19), as the case may be, a corporation shall give notice to each dissenting shareholder who, at the date upon which the notice is given,

(a)	has sent to the corporation the notice referred to in subsection (10); and

(b)	has not accepted an offer made by the corporation under subsection (15), if such an offer was made,

of the date, place and consequences of the application and of the dissenting shareholder’s right to appear and be heard in person or by counsel, and a similar notice shall be given to each dissenting shareholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfies the conditions set out in clauses (a) and (b) within three days after the dissenting shareholder satisfies such conditions. R.S.O. 1990, c. B.16, s. 185 (22).

Parties joined

(23) All dissenting shareholders who satisfy the conditions set out in clauses (22)(a) and (b) shall be deemed to be joined as parties to an application under subsection (18) or (19) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the court in the proceedings commenced by the application. R.S.O. 1990, c. B.16, s. 185 (23).

Idem

(24) Upon an application to the court under subsection (18) or (19), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall fix a fair value for the shares of all dissenting shareholders. R.S.O. 1990, c. B.16, s. 185 (24).

Appraisers

(25) The court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders. R.S.O. 1990, c. B.16, s. 185 (25).

Final order

(26) The final order of the court in the proceedings commenced by an application under subsection (18) or (19) shall be rendered against the corporation and in favour of each dissenting shareholder who, whether before or after the date of the order, complies with the conditions set out in clauses (22) (a) and (b). R.S.O. 1990, c. B.16, s. 185 (26).

Interest

(27) The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment. R.S.O. 1990, c. B.16, s. 185 (27).

Where corporation unable to pay

(28) Where subsection (30) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (26), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares. R.S.O. 1990, c. B.16, s. 185 (28).

Idem

(29) Where subsection (30) applies, a dissenting shareholder, by written notice sent to the corporation within thirty days after receiving a notice under subsection (28), may,

(a)	withdraw a notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder’s full rights are reinstated; or

(b)	retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders. R.S.O. 1990, c. B.16, s. 185 (29).

Idem

(30) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that,

(a)	the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or

(b)	the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities. R.S.O. 1990, c. B.16, s. 185 (30).

Court order

(31) Upon application by a corporation that proposes to take any of the actions referred to in subsection (1) or (2), the court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to the rights arising under subsection (4), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance upon such terms and conditions as the court thinks fit and, if the corporation is an offering corporation, notice of any such application and a copy of any order made by the court upon such application shall be served upon the Commission. 1994, c. 27, s. 71 (24).

Commission may appear

(32) The Commission may appoint counsel to assist the court upon the hearing of an application under subsection (31), if the corporation is an offering corporation. 1994, c. 27, s. 71 (24).

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